Filed pursuant to Rule 424(b)(3)
File No. 333-284097

OAKTREE STRATEGIC CREDIT FUND

SUPPLEMENT NO. 7 DATED DECEMBER 19, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Oaktree Strategic Credit Fund (“we,” “our” or the “Company”), dated January 14, 2025 (as supplemented to date, the “Prospectus”). The Prospectus has been filed with the U.S. Securities and Exchange Commission and is available free of charge at www.sec.gov. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to amend, supplement or modify certain information contained in the Prospectus by including our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2025

On November 18, 2025, we filed our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended September 30, 2025

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NUMBER: 814-01471

Oaktree Strategic Credit Fund

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	87-6827742
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071 (Zip Code)
(Address of principal executive office)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (213) 830-6300

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act) Yes ☐ No ☒

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
N/A	N/A	N/A

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class	Outstanding at December 17, 2025*
Class I shares of beneficial interest, $0.01 par value	148,708,880
Class S shares of beneficial interest, $0.01 par value	58,689,088
Class D shares of beneficial interest, $0.01 par value	407,124
Class T shares of beneficial interest, $0.01 par value	138,636

*	Common shares outstanding exclude December 1, 2025 subscriptions because the issuance price is not yet finalized as of the date hereof.

As of September 30, 2025, there was no established public market for the registrant’s common shares of beneficial interest.

OAKTREE STRATEGIC CREDIT FUND

FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2025

PART I

Item 1.	Business.

General

Oaktree Strategic Credit Fund (together with its subsidiaries, where applicable, the “Company”, which may also be referred to as “we,” “us” or “our”) is structured as a non-diversified, closed-end management investment company. On February 3, 2022, we elected to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “Investment Company Act”). We have elected to be treated, and intend to qualify annually to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

We are a Delaware statutory trust formed on November 24, 2021 and are externally managed by Oaktree Fund Advisors, LLC (the “Adviser” and including its affiliates, individually, or collectively, as the context requires, “Oaktree”) pursuant to an investment advisory agreement (as amended and restated, the “Investment Advisory Agreement”), between us and the Adviser.

Our investment objective is to generate stable current income and long-term capital appreciation. We seek to meet our investment objective by primarily investing in private debt opportunities.

We have the authority to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share (“Common Shares”). We are offering on a best efforts, continuous basis up to $5.0 billion aggregate offering price of Common Shares (the “Maximum Offering Amount”) pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). We are authorized to offer to sell any combination of four classes of Common Shares: Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the Maximum Offering Amount. The share classes have different ongoing distribution and/or shareholder servicing fees.

We accepted purchase orders and held investors’ funds in an interest-bearing escrow account until we received purchase orders for Common Shares of at least $100.0 million, excluding subscriptions by Oaktree Fund GP I, L.P. in respect of the Class I shares purchased by Oaktree Fund GP I, L.P. prior to March 31, 2022. As of June 1, 2022, we had satisfied the minimum offering requirement and our Board of trustees (the “Board of Trustees” or the “Board”) authorized the release of proceeds from escrow. As of September 30, 2025, the Company has issued and sold 147,143,217 Class I shares for an aggregate purchase price of $3,460.1 million of which $100.0 million was purchased by an affiliate of the Adviser, 55,729,694 Class S shares for an aggregate purchase price of $1,309.9 million, 170,612 Class D shares for an aggregate purchase price of $4.0 million, and 52,731 Class T shares for an aggregate purchase price of $1.2 million.

As of September 30, 2025, the fair value of our investment portfolio was $6,899.0 million and was comprised of investments in 158 portfolio companies. At fair value, 93.3% of our portfolio consisted of senior secured debt investments as of September 30, 2025. The weighted average annual yield of our debt investments at fair value as of September 30, 2025 was approximately 9.5%. The weighted average annual yield of our total portfolio at fair value as of September 30, 2025 was approximately 9.5%

We are permitted to, and expect to continue to, finance our investments through borrowings. However, as a BDC, subject to certain limited exceptions, we are currently only allowed to borrow amounts in accordance with the asset coverage requirements in the Investment Company Act. We are subject to an asset coverage requirement of 150%. The amount of leverage that we employ will depend on our assessment of market conditions and other factors at the time of any proposed borrowing, such as the maturity, covenant package and rate structure of the proposed borrowings, our ability to raise funds through the issuance of Common Shares and the risks of such borrowings within the context of our investment outlook. Ultimately, we only intend to use leverage if the expected returns from borrowing to make investments will exceed the cost of such borrowing. As of September 30, 2025, we had senior securities outstanding of $2,499.4 million and an asset coverage ratio of 281.92%.

Our Adviser

Our investment activities are managed by our Adviser. Subject to the overall supervision of our Board of Trustees, our Adviser manages our day-to-day operations and provides investment advisory services to us pursuant to the Investment Advisory Agreement.

Our Adviser is a Delaware limited liability company registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”). Our Adviser is an affiliate of Oaktree Capital Management, L.P. (“OCM”), a leader among global investment managers specializing in alternative investments. Formed in April 1995 and headquartered in Los Angeles, California, Oaktree’s senior executives and investment professionals have focused on less efficient markets and alternative investments for the past 39 years. Oaktree’s origins in private credit began in the mezzanine financing space providing junior capital primarily to private equity-owned companies beginning in 2001. Oaktree has developed over 200 sponsor relationships since then, and over 81% of sponsor backed deals have been done with sponsors with whom Oaktree has previously transacted. Oaktree emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in real estate, opportunistic credit, corporate debt (including mezzanine finance, high yield debt and senior loans), control investing, convertible securities, listed equities and multi-strategy solutions.

The primary firm-wide goal of our Adviser and its affiliates is to achieve attractive returns while bearing less than commensurate risk. Our Adviser and its affiliates believe that they can achieve this goal by taking advantage of market inefficiencies in which financial markets and their participants fail to accurately value assets or fail to make available to companies the capital that they reasonably require.

Oaktree believes that its defining characteristic is adherence to the highest professional standards, which has yielded several important benefits. First and foremost, this characteristic has allowed our Adviser and its affiliates to attract and retain an extremely talented group of investment professionals (the “Investment Professionals”), as well as accounting, valuation, legal, compliance and other administrative professionals. As of September 30, 2025, our Adviser and its affiliates had more than 1,400 professionals in 26 cities and 18 countries, including a deep and broad credit platform drawing from more than 375 highly experienced investment professionals with significant origination, structuring and underwriting expertise. Specifically, the Strategic Credit group that is primarily responsible for implementing our investment strategy consists of approximately 40 Investment Professionals led by Armen Panossian, our Chief Executive Officer and Co-Chief Investment Officer, who focus on the investment strategy employed by our Adviser and certain of its affiliates.

Second, it has permitted the investment team to build strong relationships with brokers, banks and other market participants. These institutional relationships have been instrumental in strengthening access to trading opportunities, to understanding the current market, and to executing the investment team’s investment strategies.

OCM aims to attract, motivate and retain talented employees (both Investment Professionals and accounting, valuation, legal, compliance and other administrative professionals) by making them active participants in, and beneficiaries of, the platform’s success. In addition to competitive base salaries, all of OCM employees share in the discretionary bonus pool. An employee’s participation in the bonus pool is based on the overall success of our Adviser and its affiliates and the individual employee’s performance and level of responsibility.

Our Adviser and its affiliates provide discretionary investment management services to other managed accounts and investment funds (the “Other Oaktree Funds”), which may have investment objectives and strategies that overlap with ours and, accordingly, may invest in asset classes similar to those targeted by us. The activities of such managed accounts and investment funds may raise actual or potential conflicts of interest. See “Allocation of Investment Opportunities” below and “Item 1A. Risk Factors — Risks Related to the Adviser and its Affiliates; Conflicts of Interest — There may be conflicts of interest related to obligations that the Adviser’s senior management and investment team have to Other Oaktree Funds.”

Oaktree’s Ownership

Oaktree’s asset management business is indirectly controlled by Oaktree Capital Holdings, LLC (“OCH”) (which changed its name on March 15, 2024 from Atlas OCM Holdings, LLC). As of September 30, 2025, approximately 74% of the Oaktree business is indirectly owned by Brookfield Corporation and Brookfield Asset Management Ltd. (collectively “Brookfield”) and the remaining approximately 26% is owned by current and former Oaktree executives and employees (including certain related persons and trusts/investment entities). Brookfield’s ownership interest in our business is held through Brookfield Oaktree Holdings, LLC (“BOH”), OCH and related entities. The current and former Oaktree executives and employees (including certain related persons and trusts/investment entities) hold their interests through Oaktree Capital Group Holdings, L.P. (“OCGH”), Oaktree Equity Plan, L.P. and Oaktree Equity Plan II, L.P.

Brookfield Transactions

On March 13, 2019, Brookfield Asset Management Inc. (“Brookfield Inc.”) and OCGH announced that they had entered into an agreement pursuant to which Brookfield Inc. would acquire a majority interest in Oaktree’s business. The transaction closed on September 30, 2019. Upon the closing of the transaction, Brookfield Inc. acquired approximately 61.2% of the Oaktree business and OCG’s Class A common units ceased to be publicly traded. In addition to acquiring all outstanding Class A common units held by the public, Brookfield Inc. purchased all remaining equity interests held by the outside institutional investors who had acquired equity in 2004 and 2007 and a portion of the non-public equity interests held by current and former Oaktree executives and employees. Both Brookfield Inc. and Oaktree continue to operate their respective businesses independently, partnering to leverage their strengths, with each remaining under its prior brand and led by its prior management and investment teams. In connection with the 2019 transaction, Brookfield Inc. agreed to purchase the remainder of Oaktree’s business over a number of years from the current and former Oaktree executives and employees who own those equity interests. Such sales have occurred annually since 2020, with Brookfield Inc. acquiring an incremental 13.0% interest in Oaktree’s business.

As part of the 2019 transaction, after an initial period of up to seven years from the date of the transaction closing, Brookfield would have had the right to appoint a majority of Oaktree’s board of directors and assume control of Oaktree’s business if it chose to do so. On October 13, 2025, Oaktree and Brookfield announced that they have agreed on a proposed transaction whereby Brookfield will acquire the approximately 26% interest in Oaktree that it does not already own such that, upon completion of the proposed transaction, Brookfield will own 100% of Oaktree. The transaction is expected to close in the first quarter of 2026. Following the closing of such transaction, Brookfield will have the right to appoint a majority of Oaktree’s board of directors and assume control of Oaktree’s business if it chooses to do so.

Our Administrator

We entered into an administration agreement (as amended and restated, the “Administration Agreement”) with the Administrator, a Delaware limited liability company and a wholly owned subsidiary of OCM. The principal executive offices of our Administrator are located at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Pursuant to the Administration Agreement, our Administrator provides services to us, and we reimburse our Administrator for costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement and providing personnel and facilities thereunder.

Business Strategy

Our investment objective is to generate stable current income and long-term capital appreciation. We seek to meet our investment objective by primarily investing in private debt opportunities and by:

•

utilizing the experience and expertise of the management team of the Adviser in areas ranging from performing credit to opportunistic credit, over multiple market cycles, along with the broader resources of Oaktree, in sourcing, evaluating and structuring transactions, and Oaktree’s long-standing relationships with sponsors, management teams, capital raising advisors and issuers, subject to Oaktree’s policies and procedures regarding the management of conflicts of interest;

•

employing a disciplined credit underwriting process centered on risk control and focused on principal protection and loss avoidance primarily investing in private debt of medium-sized companies, in loans with asset coverage ratios that the Adviser believes provide credit protection, and also seeking financial protections, including linking additional funding to achievement of credit de-risking milestones where the Adviser believes necessary, one or more financial maintenance covenants;

•

curating a diversified portfolio of private debt across industries and transaction types such as leveraged buyout (“LBO”)-related financings and bespoke, highly negotiated loans, with opportunistic investments in discounted, high-quality public investments to enhance total return in times of significant market dislocation; and

•	maintaining rigorous portfolio monitoring in an attempt to anticipate and pre-empt negative credit events within our portfolio.

Investment Philosophy and Approach

Consistent with Oaktree’s firm-wide investment philosophy, we seek to achieve our investment objective without subjecting principal to undue risk of loss by thoroughly evaluating credit fundamentals, monitoring appropriate credit metrics such as loan-to-value and pursuing structural protections. This emphasis on downside protection generally means (1) we focus on the senior-most tranches within the capital structure, (2) we seek collateral value well in excess of the principal value of its investment and (3) we link additional funding to the achievement of credit de-risking milestones.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in credit investments with varying maturities. “Credit investments” for this purpose includes the investments listed below other than investments in preferred stock, publicly traded or privately placed equity securities, warrants and options with respect to equity securities, money market mutual funds, cash and cash equivalents and equity of special purpose entities, which investments will not, in the aggregate, exceed 20% of our total assets under normal circumstances. For purposes of our 80% policy, we value any credit investments that are derivative instruments based on their market value. We expect that the majority of our portfolio will be made up of private credit investments in medium-sized companies, including bespoke, highly negotiated loans and private equity-related financings such as those backing LBOs. For purposes of the foregoing, we consider a company to be “medium-sized” when it has earnings before interest, taxes, depreciation and amortization (“EBITDA”) of between approximately $25 million and $150 million or it has an enterprise value of between approximately $250 million and $2 billion. We may look to enterprise value when we or our Adviser do not believe EBITDA is an appropriate metric for our purposes. To a lesser extent, we also invest in opportunistic credit. We expect that the opportunistic credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Under normal circumstances we expect that our portfolio and investing activities will predominantly include:

•

loans made directly to non-U.S. and U.S. borrowers, which may be long-term or short-term, secured or unsecured, “covenant-lite” (that is, lacking financial maintenance covenants), and may or may not have an equity component attached;

•

all types of publicly traded or privately placed debt securities and other obligations such as bank loans and participations, equipment trust certificates, mortgages, mezzanine debt or deeds of trust on real property and trade credit;

•	preferred stock;

•	publicly traded or privately placed equity securities, including common stock and preferred stock (including convertible preferred stock), as well as warrants with respect to such equity securities;

•	bridge financings to portfolio companies to facilitate buy-outs or acquisitions;

•	investments in the “when-issued” trading market, a market for conditional trades in securities that have been authorized but not yet issued;

•	follow-on, mutually reinforcing investments intended to result in a more successful business entity;

•

collateralized loan obligation vehicles (“CLOs”), commercial mortgage-backed securities (“CMBS”), residential mortgage-backed securities (“RMBS”) and other structured products, including investments in junior and/or equity tranches of such products;

•	securities or obligations of non-U.S. entities;

•	debt and equity securities acquired through tender offers;

•	options and warrants;

•	short sale transactions for hedging purposes;

•

temporary investments in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities, repurchase contracts and other short-term instruments;

•	cash, cash equivalents and other liquid investments held in reserve;

•

all or a substantial portion of the equity of one or more special purpose entities formed for the purpose of purchasing the assets of a company directly, including in connection with sales under section 363 of the U.S. Bankruptcy Code; and

•	other investment techniques the Adviser believes will help us achieve our investment objective.

Most of our investments will be in private U.S. companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest to some extent in European and other non-U.S. companies. Subject to the limitations of the Investment Company Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by Other Oaktree Funds.

We expect most of our debt investments will be unrated; however, some of our debt investments may be rated by a nationally recognized statistical rating organization, and, in such case, generally will be rated below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than “BBB-” by Standard & Poor’s Ratings Services). We expect that our unrated debt investments will generally have credit quality consistent with below investment grade securities. In addition, we may invest in CLOs and will generally have the right to receive payments only from the CLOs, and will generally not have direct rights against the underlying borrowers or entities that sponsored the CLOs.

Our debt investments will have varying maturities, and the maturity of our newly originated debt investments, in particular, will be driven by market dynamics at the time of investment and will change over time. There is no limit on the maturity or duration of any security we may hold in our portfolio.

We have declared distributions each month beginning July 2022 and we expect to continue to pay regular monthly distributions. Any distributions we make will be at the discretion of our Board of Trustees, considering factors such as our earnings, cash flow, capital needs and general financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.

Identification of Investment Opportunities

Our primary focus is on identifying differentiated private lending opportunities, with a secondary emphasis on identifying opportunities in the public markets.

Private Lending Opportunities. We believe that the market for lending to private companies is underserved and presents a compelling investment opportunity. We intend to focus on private lending opportunities in the following key areas:

•

Stressed Sector/Rescue Lending. Individual businesses or sectors experiencing stress or reduced access to capital, which can create attractive private lending opportunities. Broad market weakness or sector-specific issues can constrain borrowers’ access to capital. Further, certain factors such as regulation may cause entire industries (e.g., energy) to be rebuffed by more traditional lenders (e.g., commercial banks) such that all borrowers in an industry lose access to capital, regardless of their individual financial condition. Often times, by sifting through an industry issuer-by-issuer, the Investment Professionals can identify attractive investment opportunities that are over-secured by valuable assets.

•

Situational Lending. Certain businesses may present challenges for traditional lenders to understand or value, thus presenting attractive lending opportunities for us. Prospective borrowers with little-to-no revenue or EBITDA may be unable to secure financing from traditional lenders. In these instances, a debt-to-EBITDA approach may not be appropriate, instead requiring a value-oriented approach that involves targeting low loan-to-value ratios and negotiating bespoke covenants, contingencies and terms that help mitigate business-specific risks. Examples of these opportunities may include life sciences companies that have revenue-generating drugs and hard assets, but reinvest that capital into research and development for promising new products.

•

Sponsor-Related Financings. Financing for portfolio companies backed by private equity firms is one the most active areas of opportunity, including those opportunities related to leveraged buyouts and refinancings. The Investment Professionals have many longstanding relationships with established, reputable sponsors, and generally favor sponsors that view their portfolio companies as long-term partners and those that specialize in certain industries where they have subject matter expertise. In addition, the Investment Professionals have historically favored borrowers backed by sponsors that have demonstrated a willingness to invest large amounts of equity, which provides enhanced downside credit protection. Examples of these opportunities may include financings for software- or healthcare-focused borrowers backed by private equity firms.

•

Secondary Private Loans and Loan Portfolios. With increasing frequency, some lenders and leverage providers are offering to sell individual loans or portfolios of loans. Several drivers may force these sellers to offload portfolios, such as performance concerns, near-term liquidity needs, leverage pressures or regulatory capital requirements. With our anticipated capital levels and the Adviser’s firsthand experience in workouts and restructurings, we may be able to purchase loans at attractive levels, often well below their assessed values. Examples of these opportunities may come from banks seeking to reduce geographic or sector concentration or BDCs seeking to resolve leverage issues driven by troubled performance.

Opportunities in Public Markets. Certain factors may also create opportunities for us in the public market and allow us to leverage Oaktree’s broader credit platform and decades of credit investing experience. These factors may include:

•

Macro Factors. Macro factors that drive market dislocations can ripple through the global economy and include sovereign debt crises, political elections, global pandemics, and other unexpected geopolitical events. These factors drive highly correlated “risk on” and “risk off” market swings and frequently result in the indiscriminate selling of securities and obligations at prices that the Investment Professionals believe are well below their intrinsic values.

•

Industry Headwinds. Select industries may face secular challenges or may fall out of favor due to a variety of factors such as evolving technology or regulation. These headwinds can cause the debt of financially sound and distressed companies alike to trade lower, potentially allowing the Investment Professionals to identify mispriced opportunities.

•

Company Characteristics. Company-specific factors that drive market dislocations include overleveraged balance sheets, near-term liquidity or maturity issues, secular pressures, acute shock to company operations, asset-light businesses and new or relatively small issuers. These factors may result in mispriced securities or require a highly structured direct loan.

The securities we may purchase in the public markets include broadly syndicated loans, high yield bonds and structured credit products. We generally expect to have smaller positions in these securities, and to hold such securities for a shorter period of time, relative to securities purchased in private lending opportunities.

The Board of Trustees

Overall responsibility for our oversight rests with the Board of Trustees. We have entered into the Investment Advisory Agreement with the Adviser, pursuant to which the Adviser manages us on a day-to-day basis. The Board of Trustees is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the Investment Company Act, our governing documents and applicable provisions of state and other laws. The Adviser will keep the Board of Trustees well informed as to the Adviser’s activities on our behalf and our investment operations and provide the Board of Trustees with additional information as the Board of Trustees may, from time to time, request. The Board of Trustees is currently composed of 5 members, 4 of whom are Trustees who are not “interested persons” of us or the Adviser as defined in the Investment Company Act.

Investment Criteria and Guidelines

Once the Investment Professionals have identified a potential investment opportunity, they will evaluate the opportunity against the following investment criteria and guidelines. However, not all of these criteria will be met by each prospective portfolio company in which we invest.

•

Covenant Protections. We generally expect to invest in loans that have covenants that may help to minimize our risk of capital loss and meaningful equity investments in the portfolio company. We intend to target investments that have strong credit protections, including default penalties, information rights and affirmative, negative and financial covenants, such as limitations on debt incurrence, lien protection and prohibitions on dividends.

•

Sustainable Cash Flow. Our investment philosophy places emphasis on fundamental analysis from an investor’s perspective and has a distinct value orientation. We intend to focus on companies with significant asset or enterprise value in which we can invest at relatively low multiples of normalized operating cash flow. Additionally, we anticipate investing in companies with a demonstrated ability or credible plan to de-lever. Typically, we will not invest in start-up companies or companies having speculative business plans or structures that could impair capital over the long-term although we may target certain earlier stage companies that have yet to reach profitability.

•

Experienced Management Team. We generally will look to invest in portfolio companies with an experienced management team and proper incentive arrangements, including equity compensation, to induce management to succeed and to act in concert with our interests as investors.

•

Strong Relative Position in Its Market. We intend to target companies with what we believe to be established and leading market positions within their respective markets and well-developed long-term business strategies.

•

Exit Strategy. We generally intend to invest in companies that we believe will provide us with the opportunity to exit our investments in three to eight years, including through (1) the repayment of the remaining principal outstanding at maturity, (2) the recapitalization of the company resulting in our debt investments being repaid or (3) the sale of the company resulting in the repayment of all of its outstanding debt.

•

Geography. As a BDC, we will invest at least 70% of our total assets in U.S. companies. To the extent we invest in non-U.S. companies, we intend to do so only in jurisdictions with established legal frameworks and a history of respecting creditor rights.

Investment Process

Our investment process consists of the following five distinct stages.

Source

The Adviser has several resources for originating new opportunities that grant the Investment Professionals a comprehensive view of the actionable investment universe. From this universe, the Adviser can then select the most attractive opportunities for the Company. In addition to its dedicated group of sourcing professionals, the Adviser also leverages its global market presence and relationships with affiliates, advisers, sponsors, banks, management teams, capital-raising advisers, trading desks and other sources to gain access to opportunities. The Adviser is a trusted partner to financial sponsors and management teams based on its market reputation, relationship-based approach, long-term investment orientation and focus on lending across economic cycles. The Adviser believes this gives the Company access to proprietary deal flow and “first looks” at investment opportunities and that the Company is well-positioned for difficult and complex transactions.

Screen

The Adviser is highly selective in making new investments. The initial screening process typically includes a review of the proposed capital structure of the target portfolio company (including level of assets or enterprise value coverage), the company’s management team and its equity ownership levels, the viability of its long-term business model, its forecasted financial statements and its liquidity profile. In addition, the Adviser may assess industry and macroeconomic trends, potential catalysts that may create enhanced value in the investment, and the potential ability to enforce creditor rights, particularly where collateral is located outside of the United States.

Research

Once the Investment Professionals have identified a potential investment opportunity and prior to making any new investment, the Adviser completes an extensive due diligence process led by investment analysts assigned to each transaction. The analysts examine various elements of the prospective investment to assess its risks and ensure that it meets the Company’s investment criteria and guidelines. Throughout the underwriting process, the analysts typically consider the following to evaluate the opportunity: the company’s management team, suite of products/services, competitive position in its markets, barriers to entry, valuation, operating and financial performance, organic and inorganic growth prospects, as well as the expansion potential of its markets. In performing this evaluation, the analysts may use financial, qualitative and other due diligence materials provided by the target company, commissioned third-party reports and internal sources, including the Adviser’s relationships derived from the Investment Professionals, industry participants and experts. As part of their research, the Adviser’s analysts typically perform a “what-if” analysis that explores a range of values for each proposed investment and a range of potential credit events to understand how the investment may perform under several different scenarios. Our Adviser conducts diligence on underlying collateral value, including cash flows, hard assets or intellectual property, and will typically model exit scenarios as part of the diligence process, including assessing potential “work-out” scenarios.

Decide

The Investment Professionals will propose investments along with all due diligence findings to an investment committee of the Adviser, or the Investment Committee. The Investment Committee is a collaborative and consensus-driven body that employs a rigorous process to weigh the merits and risks of each prospective investment, make investment decisions and appropriately size investments within the portfolio on our behalf. The Investment Committee generally strives for full consensus, but ultimately requires majority approval to move forward with an investment. No single committee member has veto rights for an investment. Investment Committee members are appointed and serve at the sole discretion of Armen Panossian.

Monitor

Risk management is the Adviser’s utmost priority. In managing our portfolio and mitigating its downside, the Adviser seeks to actively monitor each portfolio company and make hold and exit decisions when credit events occur, the Company’s collateral becomes overvalued or opportunities with more attractive risk-reward profiles are identified. Investment analysts are assigned to each investment to monitor industry developments, review company financial statements, attend company presentations and regularly meet with company management, and, if applicable, sponsors. Based on their monitoring, the Investment Professionals seek to determine the optimal exit timing and strategy while maximizing the Company’s return on investment, typically when prices or yields reach target valuations. In circumstances where a particular investment is underperforming, the Adviser seeks to employ a variety of strategies to maximize its recovery based on the specific facts and circumstances of the underperforming investment, including actively working with the management team to restructure all or a portion of the business, explore the possibility of a sale or merger of all or a portion of the assets, recapitalize or refinance the balance sheet, negotiate deferrals or other concessions from existing creditors and arrange new liquidity or new equity contributions. We believe that the Adviser’s experience with restructurings and our access to the Adviser’s knowledge, expertise and contacts in the opportunistic credit area help the Company preserve the value of its investments.

Valuation Procedures

We generally invest in debt securities issued by private middle-market companies. We are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined in good faith by our Adviser, as the valuation designee of our Board of Trustees pursuant to Rule 2a-5 under the Investment Company Act. See “– Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Investment Valuation” for a description of our investment valuation processes and procedures.

Investment Advisory Agreement

Our Adviser provides management services to us pursuant to the Investment Advisory Agreement. Under the terms of the Investment Advisory Agreement, our Adviser is responsible for managing the investment and reinvestment of our assets, subject to the supervision of the Board of Trustees.

Our Adviser will not assume any responsibility to us other than to render the services described in, and on the terms of, the Investment Advisory Agreement, and will not be responsible for any action of our Board of Trustees in declining to follow the advice or recommendations of our Adviser. Under the terms of the Investment Advisory Agreement, our Adviser (and its members (and their partners or members, including the owners of their partners or members), managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) will not be liable to us for any action taken or omitted to be taken by our Adviser in connection with the performance of any of its duties or obligations under the Investment Advisory Agreement or otherwise as our adviser (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services). Absent willful misfeasance, bad faith or gross negligence in the performance of our Adviser’s duties or by reason of the reckless disregard of our Adviser’s duties and obligations under the Investment Advisory Agreement, we will provide indemnification from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by those described above in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or our security holders) arising out of or otherwise based upon the performance of any of our Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as our adviser.

Pursuant to the Investment Advisory Agreement, we are obligated to pay our Adviser a fee for investment advisory and management services consisting of two components – the Management Fee and the Incentive Fee (each as defined below). All Investment Professionals of the Adviser and certain of its affiliates who provide investment advisory services to us will be compensated by the Adviser or such affiliates, as described below.

Management Fee

The management fee is payable monthly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, net assets means our total assets determined on a consolidated basis in accordance with GAAP. The Adviser waived its management fee through November 2022, the first six months following June 1, 2022, the date on which we broke escrow for its continuous offering of Common Shares. For the fiscal year ended September 30, 2025, base management fees were $49.4 million, none of which was waived.

Incentive Fee

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

Incentive Fee Based on Income

The portion based on our income is based on Pre-Incentive Fee Net Investment Income. “Pre-Incentive Fee Net Investment Income” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement entered into between us and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any distribution and/or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that we have not yet received in cash, and excludes the incentive fee and any distribution and/or shareholder servicing fees payable by the Class T Shares, Class S Shares and Class D Shares. As a result, for any calendar quarter, the incentive fee attributable to Pre-Incentive Fee Net Investment Income that is paid to the Adviser may be calculated on the basis of an amount that is greater than the amount of net investment income actually received by us for such calendar quarter. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of our net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

We also pay the Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•

100% of the dollar amount of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of our Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•

12.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser.

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. Investors should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to Pre-Incentive Fee Net Investment Income. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive Pre-Incentive Fee Net Investment Income in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.

The Adviser waived the incentive fee based on income through November 2022, the first six months following June 1, 2022, the date on which we broke escrow for our continuous public offering. For the fiscal year ended September 30, 2025, the Investment Income Incentive Fee was $48.2 million, none of which was waived.

Capital Gains Incentive Fee

In addition to the Investment Income Incentive Fee described above, our Adviser is entitled to receive a Capital Gains Incentive Fee (as defined below). The Capital Gains Incentive Fee is determined and payable at the end of each fiscal year in arrears. The amount payable equals:

•

12.5% of cumulative realized capital gains from inception through the end of such fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. The payment obligation with respect to incentive fees based on realized capital gains will be allocated in the same manner across the Class T shares, Class S shares, Class D shares and Class I shares. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof. For the fiscal year ended September 30, 2025, we did not incur any Capital Gains Incentive Fees.

The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.

Examples of Quarterly Incentive Fee Calculations

The figures provided in the following examples are hypothetical, are presented for illustrative purposes only and are not indicative of actual expenses or returns.

Example 1: Income Related Portion of Incentive Fee(1):

Alternative 1 - Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.25%.

Hurdle Rate(2) = 1.25%.

Management Fee(3) = 0.3125%.

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.25%.

Pre-Incentive Fee Net Investment Income =

(investment income - (Management Fee + other expenses)) = 0.6875%.

Pre-Incentive Net Investment Income does not exceed Hurdle Rate, therefore there is no Investment Income Incentive Fee.

Alternative 2 - Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.90%.

Hurdle Rate(2) = 1.25%.

Management Fee(3) = 0.3125%.

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.25%.

Pre-Incentive Fee Net Investment Income =

(investment income - (Management Fee + other expenses)) = 1.3375%

Catch-Up = 1.3375% - 1.25% = 0.0875%

Incentive Fee = 100% x (1.3375% - 1.25%) = 0.0875%.

Alternative 3 - Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.50%.

Hurdle Rate(2) = 1.25%.

Management Fee(3) = 0.3125%.

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.25%.

Pre-Incentive Fee Net Investment Income =

(investment income - (Management Fee + other expenses)) = 1.9375%.

Incentive Fee = 12.5% × Pre-Incentive Fee Net Investment Income, subject to “Catch-Up” (5).

Incentive Fee = (100% × “Catch-Up”) + (12.5% × (Pre-Incentive Fee Net Investment Income - 1.4286%)).

Catch-Up = 1.4286% - 1.25% = 0.1786%.

Incentive Fee = (100% × 0.1786%) + (12.5% × (1.9375% - 1.4286%))

= 0.1786% + (12.5% × 0.5089%)

= 0.1786% + 0.0636%

= 0.2422%.

Example 2: Capital Gains Portion of Incentive Fee:

Alternative 1 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million.

•	Year 3: FMV of Investment B determined to be $25 million.

•	Year 4: Investment B sold for $31 million.

The Capital Gains Incentive Fee, if any, would be:

•	Year 1: None.

•	Year 2: $3.75 million Capital Gains Incentive Fee, calculated as follows: $30 million realized capital gains on sale of Investment A multiplied by 12.5%.

•

Year 3: None; calculated as follows: $3.125 million cumulative fee (12.5% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative unrealized capital depreciation)) less $3.75 million (previous capital gains fee paid in Year 2).

•

Year 4: $125,000 Capital Gains Incentive Fee, calculated as follows: $3.875 million cumulative fee (12.5% multiplied by $31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B)) less $3.75 million (previous capital gains fee paid in Year 2).

Alternative 2 - Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.

•	Year 4: FMV of Investment B determined to be $35 million.

•	Year 5: Investment B sold for $20 million.

The Capital Gains Incentive Fee, if any, would be:

•	Year 1: None.

•

Year 2: $3.125 million Capital Gains Incentive Fee, calculated as follows: 12.5% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).

•

Year 3: $875,000 Capital Gains Incentive Fee, calculated as follows: $4 million cumulative fee (12.5% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million cumulative unrealized capital depreciation)) less $3.125 million (previous capital gains fee paid in Year 2).

•

Year 4: $375,000 capital gains incentive fee, calculated as follows: $4.375 million cumulative fee (12.5% multiplied by $35 million cumulative realized capital gains) less $4 million (previous cumulative capital gains fee paid in Year 2 and Year 3).

•

Year 5: None. $3.125 million cumulative fee (12.5% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $4.375 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).

Notes:

1.

The hypothetical amount of Pre-Incentive Fee Net Investment Income shown is expressed as a rate of return as of the beginning and the end of the immediately preceding calendar quarter. Solely for purposes of these illustrative examples, it has been assumed that we have not incurred any leverage. However, we expect to use leverage to partially finance our investments.

2.	Represents 5.0% annualized Hurdle Rate.
3.	Represents 1.25% annualized Management Fee.
4.	Hypothetical other expenses. Excludes organizational and offering expenses.
5.

The “Catch-Up” provision is intended to provide our Adviser with an Incentive Fee of approximately 12.5% on all of the Pre-Incentive Fee Net Investment Income, as if a Hurdle Rate did not apply, when the net investment income exceeds 1.43% in any calendar quarter.

Administration Agreement

Pursuant to the Administration Agreement, our Administrator furnishes us with office facilities (certain of which are located in buildings owned by a Brookfield affiliate), equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Administration Agreement, our Administrator also performs, or oversees the performance of, our required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, and being responsible for the financial records that we are required to maintain and preparing reports to shareholders and reports filed with the SEC. In addition, our Administrator assists us in determining and publishing our net asset value (“NAV”), overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our shareholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others.

Payments under the Administration Agreement are equal to an amount that reimburses our Administrator for its costs and expenses incurred in performing its obligations under the Administration Agreement and providing personnel and facilities. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party, by the vote of a majority of our outstanding voting securities, or by the vote of our trustees or by our Administrator. Additionally, we bear all of the costs and expenses of any sub-administration agreements that our Administrator enters into.

The Administration Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations under the

Administration Agreement, our Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with it, including without limitation its members, the Adviser and any person affiliated with its members or the Adviser, to the extent they are providing services for or otherwise acting on behalf of the Administrator, Adviser or us) will not be liable to us for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under the Administration Agreement or otherwise as administrator for us, and we will indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its members, the Adviser and any person affiliated with its members or the Adviser, to the extent they are providing services for or otherwise acting on behalf of the Administrator, Adviser or us) and hold them harmless from and against all damages, liabilities, fees, penalties, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or our security holders) arising out of or otherwise based upon the performance of any of our Administrator’s duties or obligations under the Administration Agreement or otherwise as our administrator.

Expenses

All Investment Professionals of the Adviser who provide investment advisory services to us will be compensated by the Adviser. Under the Administration Agreement, the Administrator provides us with certain administrative services. In full consideration of the provision of services of the Administrator, we will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement, as described above.

All personnel of the Adviser, when and to the extent engaged in providing investment advisory services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser and not by us. We bear all other costs and expenses of our organization, operations, administration and transactions, including (without limitation) fees and expenses relating to: (a) all costs, fees, expenses and liabilities incurred in connection with our formation and organization and the offering and sale of the Common Shares, including expenses of registering or qualifying securities held by us for sale and blue sky filing fees, costs associated with technology integration between our systems and those of participating intermediaries, reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating intermediaries and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding the shareholder servicing fee; (b) diligence and monitoring of our financial, regulatory and legal affairs, and, if necessary, enforcing rights in respect of investments (to the extent an investment opportunity is being considered for us and any other funds or accounts managed by the Adviser or its affiliates, the Adviser’s out-of-pocket expenses related to the due diligence for such investment will be shared with such other funds and accounts pro rata based on the anticipated allocation of such investment opportunity between us and the other funds and accounts); (c) the cost of calculating our NAV (including third-party valuation firms); (d) the cost of effecting sales and repurchases of our Common Shares and other securities; (e) Management and Incentive Fees payable pursuant to the Investment Advisory Agreement; (f) fees and expenses payable under any distribution manager and selected intermediary agreements, if any; (g) costs and expenses of any sub-administration agreements entered into by the Administrator; (h) fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms); (i) retainer, finder’s, placement, adviser, consultant, custodian, sub-custodian, depository (including a depositary appointed pursuant to directive 2011/61/EU of the European Parliament and of the Council dated June 8, 2011 on Alternative Investment Fund Managers, together with Commission Delegated Regulation (EU) No 231/2013 supplementing Directive 2011/61/EU, as well as any similar or supplementary law, rule or regulation including any equivalent or similar law, rule or regulation implemented in the United Kingdom as a result of its withdrawal from the European Union, or subordinate legislation thereto, as implemented in any relevant jurisdiction (together, the “AIFM Directive”) or pursuant to any national private placement regime in any jurisdiction, a Swiss representative and paying agent appointed pursuant to the Swiss representative and paying agent appointed pursuant to the Swiss Collective Investment Schemes Act (as defined below) and the implementation thereof), transfer agent, trustee, disbursal, brokerage, registration, legal and other similar fees, commissions and expenses attributable to making or holding investments; (j) the reporting, filing and other compliance requirements (including expenses associated with the initial registrations, filings and compliance) contemplated by the AIFM Directive or any national private placement regime in any jurisdiction (including any reporting required in connection with Annex IV of the AIFM Directive); (k) fees and expenses associated with marketing efforts (including travel and attendance at investment conferences and similar events); (l) allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it; (m) fees, interest and other costs payable on or in connection with any indebtedness; (n) federal and state registration fees and other governmental charges; (o) any exchange listing fees; (p) federal, state and local taxes; (q) independent Trustee’s fees and expenses; (r) brokerage commissions; (s) costs of proxy statements, shareholders’ reports and notices and any other regulatory reporting expenses; (t) costs of preparing government filings, including periodic and current reports with the SEC; (u) fidelity bond, liability insurance and other insurance premiums; (v) printing, mailing, independent accountants and outside legal costs; (w) costs of winding up and liquidation; (x) litigation, indemnification and other extraordinary or non-recurring expenses; (y) dues, fees and charges of any trade association of which we are a member; (z) research and software expenses, quotation equipment and services and other expenses incurred in connection with data services, including subscription costs, providing real-time price feeds, real-time news feeds, securities and company information, and company fundamental data attributable to such investments; (aa) costs and expenses relating to investor reporting and communications; (bb) costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority (“FINRA”), CFTC and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing; (cc) all other out-of-pocket expenses, fees and liabilities that are incurred by us or by the Adviser on our behalf or that arise out of our operation and activities, including expenses related to organizing and maintaining persons through or in which investments may be made and the allocable portion of any Adviser costs, including personnel, incurred in connection therewith; (dd) accounting expenses, including expenses associated with the preparation of our financial statements and tax information reporting returns and the filing of various tax withholding forms and treaty forms by us; (ee) the allocable portion of the compensation of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs; and (ff) all other expenses incurred by the Administrator, any affiliate of the Administrator or us in connection with administering our business, including payments under the Administration Agreement to the Administrator or any such affiliate in an amount equal to our allocable portion of overhead and other expenses incurred by the Administrator or such affiliate in performing its obligations and services under the Administration Agreement, such as rent and our allocable portion of the cost of personnel attributable to performing such obligations and services, including, but not limited to, marketing, legal and other services performed by the Administrator or such affiliate for us. We bear our allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of our officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to us (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to us. We reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to our business and affairs and to acting on our behalf).

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders, subject to the cap on organization and offering expenses described above.

Expense Support and Conditional Reimbursement Agreement

Effective as of February 3, 2022, we have entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain of our expenses on our behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of us. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to our shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we will pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to us within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by us will be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

Our obligation to make a Reimbursement Payment will automatically become a liability of us on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

For the fiscal year ended September 30, 2025, the Adviser did not make any Expense Payments. For the fiscal year ended September 30, 2025, we did not make any reimbursement payments to the Adviser.

Distributions

We have declared distributions each month beginning July 2022 and we expect to continue to pay regular monthly distributions. Any distributions we make will be at the discretion of our Board of Trustees, considering factors such as our earnings, cash flow, capital needs and general financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.

Our Board of Trustees’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our net investment income.

The per share amount of distributions on Class T, Class S, Class D and Class I shares generally differ because of different class-specific shareholder servicing and/or distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T shares and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class I shares because we are required to pay higher ongoing shareholder servicing and/or distribution fees with respect to the Class T shares and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing shareholder servicing fees with respect to Class D shares (compared to Class I shares). The per share amount of distributions on Class T shares and Class S shares will generally be the same.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from our continuous public offering and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of our public offering will result in us having less funds available to acquire investments. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute shareholders’ interest in us on a percentage basis and may impact the value of their investment especially if we sell these securities at prices less than the price shareholders paid for their shares.

Distribution and Servicing Plan

The Board of Trustees approved a distribution and servicing plan. Subject to FINRA and other limitations on underwriting compensation, we pay the Distribution Manager a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV for the Class T shares and Class S shares and a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly in arrears. Class I shares are not subject to a shareholder servicing and/or distribution fee.

The Distribution Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and waives shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class T, Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Distribution Manager will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board of Trustees on behalf of our shareholders who do not elect to receive their dividends in cash. As a result, if the Board of Trustees authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Share Repurchase Program

At the discretion of the Board of Trustees, we have implemented a share repurchase program in which we may repurchase, in each quarter, up to 5% of the NAV of our Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter; provided that we reserve the right in our sole discretion to purchase additional outstanding Common Shares representing up to 2.0% of the outstanding Common Shares each quarter without amending or extending the repurchase offer as permitted by Rule 13e-4(f)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Trustees may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter. We intend to conduct repurchase offers under the share repurchase program in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the Investment Company Act. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers at the expiration of the tender offer using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter (the “Valuation Date”), except that shares that have a prospective repurchase date that is within the one-year period following the original issue date of the shares will be repurchased at 98% of such NAV, reflecting an early repurchase deduction of 2% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be deemed satisfied if the shares to be repurchased would have been outstanding for one year or longer as of the subscription closing date immediately following the applicable Valuation Date, which subscription closing date we deem the prospective repurchase date for the applicable offer. The Early Repurchase Deduction will be retained by us for the benefit of remaining shareholders.

Allocation of Investment Opportunities

General

Oaktree, including the Adviser, provides investment management services to other BDCs, registered investment companies, investment funds, client accounts and proprietary accounts that Oaktree may establish.

Oaktree will share any investment and sale opportunities with Other Oaktree Funds and us in accordance with the Advisers Act and firm-wide allocation policies, which generally provide for sharing pro rata based on targeted acquisition size or targeted sale size and the amount of capital available for such investment in the respective funds. Subject to the Advisers Act and as further set forth in this Form 10-K, certain Other Oaktree Funds may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such Other Oaktree Funds’ respective governing agreements.

In addition, as a BDC regulated under the Investment Company Act, we are subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely in certain circumstances limit our ability to make investments or enter into other transactions alongside Other Oaktree Funds.

Exemptive Relief

On November 14, 2025, OCM received exemptive relief from the SEC to allow certain managed funds and accounts, each of whose investment adviser is OCM or an investment adviser controlling, controlled by or under common control with OCM and Oaktree proprietary accounts, to participate in negotiated co-investment transactions where doing so is consistent with regulatory requirements and other pertinent factors, and pursuant to the conditions thereof (the “Exemptive Relief”). Oaktree operates under a new form of Exemptive Relief that adopts a more flexible requirement that allocations be “fair and equitable” to us and that the Adviser consider the interests of us in allocations and which minimizes certain board approval requirements from the prior form of relief. Under the Exemptive Relief, the terms, conditions, price, class of securities to be purchased in respect of a particular investment, the date on which such investment is to be made and any registration rights applicable thereto, must be generally the same for us and each other participating Other Oaktree Fund. The requirements of the Exemptive Relief (including any requirements for board approval thereunder), as well as other regulatory requirements associated with us and other Business Development Companies and interval funds managed by Oaktree, potentially will impact the investment allocations among other participating accounts (including, for the avoidance of doubt, us) or otherwise impact allocation results. Any changes to the Exemptive Relief or the rules and other guidance promulgated by the SEC and its Staff under the Investment Company Act could impact allocations made available to us and thereby affect (and potentially decrease) the allocation made to us or otherwise impact the process for allocations in transactions in which we participate.

Investment Allocation Considerations

As a general matter, as between the Company and an Other Oaktree Fund with the same overall investment focus, investment opportunities will generally be allocated between them based on Oaktree’s reasonable assessment of the amount of capital available for investment by each such fund or account, and sales of an investment will generally be allocated pro rata between them on the basis of their respective investments held (disregarding for this purpose the age of the funds or accounts or which of them is in a liquidation period, if applicable). Each of the foregoing allocations for both investments and sales may be overridden if Oaktree in good faith deems a different allocation to be prudent or equitable in light of:

•	the size, nature and type of investment or sale opportunity;

•	principles of diversification of assets;

•

the investment guidelines and limitations governing any of such funds or accounts, including client instructions with respect to a specific investment and compressed ramp-up periods that are characteristic of certain investment vehicles;

•

liquidity considerations of the funds or accounts, including redemption/withdrawal requests received by a fund or account, proximity of a fund or account to the end of its specified term and cash availability (including cash that becomes available through leverage);

•	the magnitude of the investment;

•

the risk profile or the need to resize risk in a fund’s or account’s portfolio (including the potential for the proposed investment to create an industry, sector, issuer, geographic or currency imbalance in the relevant portfolio);

•	a determination by Oaktree that the investment or sale opportunity is inappropriate, in whole or in part, for one or more funds or accounts;

•	applicable transfer or assignment provisions;

•	the management of any actual or potential conflicts of interest;

•	the investment focus of the funds or accounts (including the target return profile or targeted hold period of the funds or accounts);

•	applicable contractual or legal obligations (including any priority rights granted to any Other Oaktree Fund under its governing documents);

•	tax considerations;

•	applicable regulatory obligations, including any requirements to offer investment opportunities to an Other Oaktree Fund pursuant to an SEC exemptive relief order;

•	Oaktree’s investment team responsible for sourcing of the transaction;

•	avoiding a de minimis allocation; and/or

•	such other factors as Oaktree may reasonably deem relevant, including the amount of leverage, if any, appropriate for such investment and any co-investments alongside an Other Oaktree Fund).

We refer to all of the foregoing factors collectively as the “Investment Allocation Considerations.”

Competition

We compete for investments with other BDCs, including BDCs advised by the Adviser, and investment funds (including private equity funds, mezzanine funds, performing and other credit funds, and funds that invest in CLOs, structured notes, derivatives and other types of collateralized securities and structured products), as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested, including making investments in mid-sized private U.S. companies. As a result of these new entrants, competition for investment opportunities in middle market private U.S. companies may intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose investment opportunities if we do not match our competitors’ pricing, terms or structure. If we are forced to match our competitors’ pricing, terms or structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the market for investments in middle market private U.S. companies is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the Investment Company Act imposes on us as a BDC.

Non-Exchange Traded, Perpetual-Life BDC

We are non-exchange traded, meaning our shares are not listed for trading on a stock exchange or other securities market and a perpetual-life BDC, meaning we are an investment vehicle of indefinite duration, whose shares are intended to be sold by the BDC monthly on a continuous basis at a price generally equal to the BDC’s monthly NAV per share. In our perpetual-life structure, we may offer investors an opportunity to repurchase their shares on a quarterly basis, but we are not obligated to offer to repurchase any in any particular quarter in our discretion. We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of us being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our declaration of trust or otherwise to effect a liquidity event at any time. A liquidity event includes, but is not limited to, the receipt by shareholders of non-listed equity securities.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Investment Advisory Agreement and the Administrator or its affiliates pursuant to the Administration Agreement. Each of our executive officers described in this Form 10-K under Part III, Item 10. “Directors, Executive Officers and Corporate Governance” is employed by the Adviser or its affiliates. Our day-to-day investment operations are managed by the Adviser. The services necessary for the sourcing and administration of our investment portfolio are provided by Investment Professionals employed by the Adviser or its affiliates. The Investment Professionals focus on origination, non-originated investments and transaction development and the ongoing monitoring of our investments. We bear our allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of our officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to us (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to us. We reimburse the Administrator (or its affiliates) for an allocable portion of the compensation paid by the Administrator (or its affiliates) to such individuals (based on the percentage of time such individuals devote, on an estimated basis, to our business and affairs).

Election to be Taxed as a Regulated Investment Company

We have elected to be treated, and intend to qualify annually to be treated as a RIC for U.S. federal income tax purposes under Subchapter M of the Code. As a RIC, we generally will not be required to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute (or are deemed to distribute) to our shareholders as dividends. Instead, dividends we distribute (or are deemed to distributed) generally will be taxable to shareholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to shareholders. To continue to qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment we must distribute to our shareholders, for each tax year, at least 90% of the Company’s “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses (the “Annual Distribution Requirement”).

If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement;

then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) we distribute to shareholders. We are subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our shareholders.

We will be subject to a 4% nondeductible federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, and on which we paid no U.S. federal income tax, in preceding years.

In order to maintain our qualification as a RIC for U.S. federal income tax purposes, we must, among other things:

•	at all times during each tax year, have in effect an election to be treated as a BDC under the Investment Company Act;

•

derive in each tax year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities (including loans), gains from the sale of stock or other securities or currencies, or other income derived with respect to our business of investing in such stock, securities or currencies and (b) net income derived from an interest in a “qualified publicly traded partnership;” (the “90% Gross Income Test”) and

•	diversify our holdings so that at the end of each quarter of the tax year:

•

(i) at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of the issuer; and

•

(ii) no more than 25% of the value of our assets is invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (b) the securities of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (c) the securities of one or more “qualified publicly traded partnerships” ((i) and (ii) collectively, the “Diversification Tests”).

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with increasing interest rates or debt instruments issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same tax year. Because any OID accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

We may have difficulty satisfying the diversification requirements as we liquidate our portfolio following the Investment Period, given that we will not be making additional investments. Though we generally will not lose our status as a RIC as long as we do not acquire any non-qualifying securities or other property, under certain circumstances we may be deemed to have made an acquisition of non-qualifying securities or other property.

Because we use debt financing, we are subject to certain asset coverage ratio requirements under the Investment Company Act described above and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the Annual Distribution Requirement. If we are unable to obtain cash from other sources or are otherwise limited in our ability to make distributions, we could fail to continue to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (a) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (b) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (c) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (d) cause us to recognize income or gain without a corresponding receipt of cash; (e) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (f) adversely alter the characterization of certain complex financial transactions; or (g) produce income that will not be qualifying income for purposes of the 90% Gross Income Test described above. We will monitor our transactions and may make certain tax elections in order to mitigate the potential adverse effect of these provisions.

If, in any particular tax year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions will be taxable to the shareholders as ordinary dividends to the extent of our current and accumulated earnings and profits.

Certain BDC Regulatory Considerations

We have elected to be a BDC under the Investment Company Act and to be taxed as a RIC. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers), principal underwriters and affiliates of those affiliates or underwriters.

The Investment Company Act further requires that a majority of our trustees be persons other than “interested persons,” as that term is defined in the Investment Company Act. In addition, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by a vote of a majority of the outstanding voting securities, as required by the Investment Company Act. A majority of the outstanding voting securities of a company are defined under the Investment Company Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, and (b) more than 50% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.

We are not generally able to issue and sell our Common Shares at a price below NAV per share. We may, however, sell our Common Shares, or warrants, options or rights to acquire our Common Shares, at a price below the then-current NAV of our Common Shares if the following conditions, among others, are satisfied: (i) a majority of our shareholders and a majority of our shareholders that are not our affiliates approve such sales within one year immediately prior to such sales and (ii) a majority of our trustees who are not “interested persons” of the Company as that term is defined in the Investment Company Act and a majority of our trustees who have no financial interest in the transaction determine that such sales are in the best interests of the Company and its shareholders. We may also make rights offerings to our shareholders at prices per share less than the NAV per share, subject to applicable requirements of the Investment Company Act.

Investment Restrictions

We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the Investment Company Act. Under such limits, except for registered money market funds, we generally cannot invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. The portion of our portfolio invested in securities issued by investment companies ordinarily will subject shareholders to additional indirect expenses. None of the policies described above are fundamental and each such policy may be changed without shareholder approval, subject to any limitations imposed by the Investment Company Act. Following our election to be treated as a RIC, our investment portfolio is also subject to certain source-of-income and asset diversification requirements by virtue of its status to be a RIC for U.S. tax purposes. See “– Election to be Taxed as a Regulated Investment Company” above for more information.

Qualifying Assets

Under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to as Qualifying Assets, unless at the time the acquisition is made, Qualifying Assets represent at least 70% of the BDC’s total assets. The principal categories of Qualifying Assets relevant to our business are the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

(c)	satisfies any of the following:

i.	does not have any class of securities that is traded on a national securities exchange;

ii.	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii.	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

iv.	is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

(2)	Securities of any eligible portfolio company which we control.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, trustees, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments

Pending investment in other types of Qualifying Assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to in this Form 10-K, collectively, as temporary investments, so that 70% of our assets would be Qualifying Assets. We may also invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate.

There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the Diversification Tests. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Warrants

Under the Investment Company Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares that it may have outstanding at any time. In particular, the amount of shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase shares cannot exceed 25% of the BDC’s total outstanding shares.

Leverage and Senior Securities; Coverage Ratio

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Common Shares if our asset coverage, as defined in the Investment Company Act, would at least equal 150% immediately after each such issuance. On December 17, 2021, our sole shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the Investment Company Act and such election became effective the following day. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We are permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

We have established one or more credit facilities and/or subscription facilities and may establish additional credit facilities and/or subscription facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. For additional information about our existing credit facilities, including amendments, see Part II, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion and Analysis of Results of Operations — Leverage.” It is anticipated that any credit facilities we enter into will bear interest at floating rates at to be determined spreads over the Secured Overnight Financing Rate (“SOFR”) or one or more alternative benchmark rates such as Sterling Overnight Interbank Average Rate (“SONIA”), the Euro Interbank Offered Rate, the federal funds rate or prime rate. We cannot assure shareholders that we will be able to enter into a credit facility. Shareholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts.

We may also create leverage by securitizing our assets (including in CLOs) and retaining the equity portion of the securitized vehicle. We may also from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions.

Code of Ethics

We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. You may read and copy this code of ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. You may also obtain copies of the codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Affiliated Transactions

We may be prohibited under the Investment Company Act from conducting certain transactions with our affiliates without the prior approval of our trustees who are not interested persons and, in some cases, the prior approval of the SEC. The Adviser has received exemptive relief from the SEC to allow certain managed funds and accounts, each of whose investment adviser is the Adviser or an investment adviser controlling, controlled by or under common control with the Adviser, as well as certain Oaktree proprietary accounts, to participate in negotiated co-investment transactions where doing so is consistent with the applicable regulatory requirements and other pertinent factors, and pursuant to the conditions of the SEC order.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to our Adviser. The proxy voting policies and procedures of our Adviser are set forth below. These guidelines are reviewed periodically by our Adviser and our independent directors, and, accordingly, are subject to change.

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, our Adviser recognizes that it must vote portfolio securities in a timely manner free of conflicts of interest and in the best interests of its clients.

These policies and procedures for voting proxies are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Our Adviser will vote proxies relating to our portfolio securities, if any, in what it perceives to be the best interest of our shareholders. Our Adviser will review on a case-by-case basis each proposal submitted to a shareholder vote to determine its impact on portfolio securities held by us. Although our Adviser will generally vote against proposals that may have a negative impact on our portfolio securities, it may vote for such a proposal if there are compelling long-term reasons to do so.

Our Adviser’s proxy voting decisions will be made by officers who are responsible for monitoring each of our investments. To ensure that the vote is not the product of a conflict of interest, our Adviser will require that: (1) anyone involved in the decision-making process disclose to the Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision-making process or vote administration are prohibited from revealing how our Adviser intends to vote on a proposal, in order to reduce any attempted influence from interested parties.

Proxy Voting Records

Shareholders may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, Oaktree Strategic Credit Fund, c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Other

We will be periodically examined by the SEC for compliance with the Investment Company Act, and be subject to the periodic reporting and related requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any trustee or officer against any liability to our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We have designated a chief compliance officer and adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws and we review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the Investment Company Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

Our website is https://osc.brookfieldoaktree.com. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also use our website to make available certain additional information on us and our portfolio.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

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pursuant to Rule 13a-14 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer are required to certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports are required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•	pursuant to Rule 13a-15 under the Exchange Act, our management is required to prepare a report regarding its assessment of our internal control over financial reporting; and

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pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Item 1A.	Risk Factors

Investing in our securities involves a number of significant risks. In addition to the other information contained in this annual report on Form 10-K, you should consider carefully the following information before making an investment in our securities. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the NAV of our Common Shares could decline, and you may lose part or all of your investment. The risk factors described below are the principal risk factors associated with an investment in us as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours.

Summary Risk Factors

Investing in our securities involves a high degree of risk. The following is a summary of certain of the principal risks that should be carefully considered before investing in our securities.

Market, Legal and Regulatory Risks

•	Regulations governing our operation as a BDC and a RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes.

•	Changes in laws or regulations governing our operations may adversely affect our business, and the impact of financial reform legislation on us is uncertain.

•	General economic conditions, including those in Europe, could adversely affect the performance of our investments.

•	Efforts to comply with regulations applicable to a public company will involve significant expenditures, and non- compliance with such regulations may adversely affect us.

Risks Related to Our Investments

•	Investments in privately owned small- and medium-sized companies pose a number of significant risks.

•	We are exposed to risks associated with changes in interest rates, including the current rising interest rate environment.

•	We generally will not control our portfolio companies and our investments in prospective portfolio companies may be risky.

•	When we borrow money, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us.

•	Provisions in a credit facility may limit our investment discretion and we may default under our credit facilities.

•	Our portfolio companies may be highly leveraged, incur debt that ranks equally with, or senior to, our investments in such companies and breach covenants or default on such debt.

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Non-performance or defaults by our portfolio companies could jeopardize a portfolio company’s ability to meet its obligations under the debt or equity investments that we hold which could harm our operating results.

•	Second priority liens on collateral securing debt investments that we make to our portfolio companies may be subject to control by senior creditors with first priority liens.

•	The illiquid nature of certain of our investments may make it difficult for us to sell these investments when desired.

•	Our investments in non-U.S. companies may involve significant risks in addition to the risks inherent in U.S. investments.

Risks Related to an Investment in the Company and the Common Shares

•	Our investment portfolio may not be diversified across companies, industries, types of securities or geographic regions, which may subject us to specific risks.

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Our Board has broad discretionary power with respect to our investment objective, policies and strategies and may in certain circumstances change our operating policies and strategies or amend our Declaration of Trust without prior notice or shareholder approval, the effects of which may be adverse to our results of operations and financial conditions.

•	We operate in a highly competitive market for investment opportunities and we may not be able to take advantage of attractive investment opportunities as a result of competition with other investors.

•	There is a risk that investors in our Common Shares may not receive distributions or that our distributions may decrease over time.

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Although we have commenced a share repurchase program, we have discretion to repurchase Common Shares at a disadvantageous time to our shareholders, not repurchase such Common Shares or to suspend any share repurchase program.

•	A significant portion of our portfolio securities do not have a readily available market price and, as a result, valuations of our portfolio involve uncertainties and subjective determinations.

Risks Related to Our Notes

•	The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.

•	The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

•	The indentures under which the Notes are issued contains limited protection for holders of the Notes.

•	An active trading market for the Notes may not exist, which could limit your ability to sell the Notes or affect the market price of the Notes.

•	If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Risks Related to the Adviser and its Affiliates; Conflicts of Interest

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Our ability to achieve our investment objective depends on the ability of the Adviser to support our investment process; if our Adviser were to lose key personnel or they were to resign, our ability to achieve our investment objective could be significantly harmed.

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The Adviser and its affiliates, including our officers and some members of our Board, face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our shareholders.

•	Our fee structure may create incentives for our Adviser to make speculative investments or use substantial leverage.

•	We may compete for capital and investment opportunities with other entities managed by our Adviser or its affiliates, subjecting our Adviser to certain conflicts of interest.

•	We may be obligated to pay our Adviser incentive fees even if we incur a net loss due to a decline in the value of our portfolio and even if our earned interest income is not payable in cash.

•	Our ability to enter into transactions with our affiliates is restricted.

Federal Income Tax Risks

•	We will be subject to corporate-level income tax if we are unable to continue to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

•	Our portfolio investments may present special tax issues.

•	Legislative or regulatory tax changes could adversely affect investors.

General Risk Factors

•	General economic and market conditions could materially affect the success of our activities and investments.

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Economic recessions or downturns may have a material adverse effect on our business, financial condition and results of operations, and could impair the ability of our portfolio companies to repay debt or pay interest.

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Global economic, political and market conditions have (and in the future, could further) adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.

Market, Legal and Regulatory Risks

We are subject to regulatory oversight and requirements that restrict our activities and increase our cost of doing business.

The Investment Company Act imposes numerous constraints on the operations of BDCs and RICs that do not apply to other types of investment vehicles. For example, under the Investment Company Act, BDCs are required to invest at least 70% of their total assets in Qualifying Assets, primarily in private U.S. companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less. In addition, in order to qualify as a RIC for U.S. federal income tax purposes, we are required to meet certain source-of-income and asset diversification requirements. These constraints, among others, may hinder our ability to take advantage of attractive investment opportunities and to achieve our investment objective.

Furthermore, any failure to comply with the requirements imposed on BDCs by the Investment Company Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of our outstanding voting securities as required by the Investment Company Act, we may elect to withdraw our status as a BDC. If we decide to withdraw such election, or if we otherwise fail to qualify, or maintain our qualification as a BDC, we might be regulated as a closed-end investment company that is required to register under the Investment Company Act, which would subject us to additional regulatory restrictions, significantly decrease our operating flexibility and could significantly increase our cost of doing business. In addition, any such failure could cause an event of default under future outstanding indebtedness, which could have a material adverse effect on our business, financial condition or results of operations.

Certain investments we make may result in reporting and compliance obligations under the applicable regulations of the various jurisdictions in which we make investments. In addition, certain investments we make may subject us and certain of our portfolio companies to a varied and complex body of energy and environmental regulations that both public officials and private individuals may seek to enforce. The costs of compliance will be borne by us. In addition, our investments are or may become subject to regulation by various agencies within or outside the United States. New and existing regulations, changing regulatory schemes and the burdens of regulatory compliance all may have a material negative impact on our performance. Oaktree cannot predict whether new legislation or regulation will be enacted by legislative bodies or governmental agencies, nor can it predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have a material negative impact on our investment performance.

We are subject to additional risks as a result of being regulated as a BDC and taxed as a RIC.

To qualify for the tax benefits available to RICs and to minimize corporate-level U.S. federal income taxes, we intend to distribute to shareholders at least 90% of our taxable income each tax year, except that we may retain some or all of our net capital gains, and to designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay corporate-level tax on the retained amount, each U.S. shareholder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the shareholder, and the shareholder will be entitled to claim a credit or refund equal to its allocable share of the corporate-level tax we pay on the retained capital gain. The amount of the deemed distribution net of such tax will be added to the shareholder’s cost basis for its Common Shares.

As a BDC, we may issue “senior securities,” including borrowing money from banks or other financial institutions so long as we meet an asset coverage ratio, as calculated as provided in the Investment Company Act, of at least 150%, after such incurrence or issuance. These requirements limit the amount that we may borrow, may unfavorably limit our investment opportunities and may reduce our ability in comparison to other companies to profit from favorable spreads between the rates at which we can borrow and the rates at which we can lend. If the value of our assets declines, we may be unable to satisfy the asset coverage test, which could prohibit us from paying distributions and could prevent us from being subject to tax as a RIC. If we cannot satisfy the asset coverage test, we may be required to sell a portion of our investments and, depending on the nature of our debt financing, if any, repay a portion of such indebtedness at a time when such sales may be disadvantageous.

We generally are not able to issue or sell Common Shares at a price below the then-current NAV per Common Share, which may be a disadvantage as compared with other public companies or private investment funds. If we raise additional funds by issuing more Common Shares or issuing senior securities convertible into, or exchangeable for, Common Shares, the percentage ownership of then-existing shareholders may decline at that time and such shareholders may experience dilution with respect to their percentage ownership. Moreover, we can offer no assurance that we will be able to issue and sell additional equity securities in the future, on terms favorable to us or at all.

In addition, we may in the future seek to securitize our portfolio securities to generate cash for funding new investments. To securitize loans, we would likely create a wholly owned subsidiary and contribute a pool of loans to the subsidiary. We would then sell interests in the subsidiary on a non-recourse basis to purchasers and would retain all or a portion of the equity in the subsidiary. An inability to successfully securitize our loan portfolio could limit our ability to grow our business or fully execute our business strategy and may decrease our earnings, if any. The securitization market is subject to changing market conditions and we may not be able to access this market when we would otherwise deem appropriate. Moreover, the successful securitization of our portfolio might expose us to losses as the residual investments in which we do not sell interests will tend to be those that are riskier and more apt to generate losses. The Investment Company Act also may impose restrictions on the structure of any securitization.

We are not registered with the CFTC as a commodity pool operator but may be required to do so in the future.

To the extent we acquire instruments which are commodity interests, we, the Adviser or another entity involved with the Adviser could be required to register with the CFTC as a commodity pool operator in connection with our acquisition of such commodity interests. We anticipate entering into commodity interest transactions, if at all, to a very limited extent solely for hedging purposes or otherwise within the limitations of the applicable CFTC regulations. Accordingly, the Adviser intends to operate us in a manner that will permit the Adviser to rely on an exemption or exclusion from the registration requirements applicable to commodity pool operators and will not be required to deliver a CFTC compliant disclosure document to prospective investors, nor will it be required to provide shareholders with periodic account statements or certified annual reports that satisfy the requirements of CFTC rules that are generally applicable to registered commodity pool operators.

It is possible that, in connection any future strategic transaction or transactions we may enter into, the Adviser may not be able to operate us in a manner that will permit the Adviser to rely on an exemption or exclusion from the registration requirements applicable to commodity pool operators. Under these circumstances, the Adviser would be required to comply with disclosure, reporting, recordkeeping and other regulatory requirements applicable to registered commodity pool operators under the U.S. Commodity Exchange Act and the CFTC rules.

Existing and future financial reform legislation applicable to alternative asset managers and financial institutions more generally could have a material adverse impact on our business and results of operations.

Legal, tax and regulatory changes could occur that may adversely affect us at any time. The legal, tax and regulatory environment for funds that invest in alternative investments is evolving, and changes in the regulation and market perception of such funds, including changes to existing laws and regulations and interpretations thereof and increased criticism of the private equity and alternative asset industry by some politicians, regulators and market commentators, may adversely affect our ability to pursue our investment strategy, our ability to obtain leverage and financing and the value of investments we hold. In recent years, market disruptions and the dramatic increase in the capital allocated to alternative investment strategies have led to increased governmental as well as self-regulatory scrutiny of the alternative investment fund industry in general, and certain legislation proposing greater regulation of the industry periodically is considered by the governing bodies of both U.S. and non-U.S. jurisdictions (including the European Union (“EU”)). It is impossible to predict what, if any, changes may be instituted with respect to the regulations applicable to us, the Adviser, Oaktree, their respective affiliates, the markets in which we and they trade and invest, the shareholders or the counterparties with which we and they do business, or what effect such legislation or regulations might have. There can be no assurance that we, the Adviser, Oaktree or our or their respective affiliates will be able, for financial reasons or otherwise, to comply with future laws and regulations, and any regulations that restrict our ability to implement our investment strategy could have a material adverse impact on our portfolio. To the extent that we or our investments are or may become subject to regulation by various agencies in the United States, Europe (including the U.K.) or other countries, the costs of compliance will be borne by us.

Furthermore, the securities, swaps and futures markets are subject to comprehensive statutes, regulations and margin requirements. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action. The SEC adopted Rule 18f-4 under the Investment Company Act, which governs our use of derivatives. The SEC, the CFTC, other regulators and self-regulatory organizations (“SROs”) and exchanges are authorized to take extraordinary actions in the event of market emergencies, and retain the right to suspend or limit trading in securities, which could expose us to losses. The effect of any future regulatory change on us could be substantial and adverse.

Finally, the SEC and other various U.S. federal, state and local agencies may conduct examinations and inquiries into, and bring enforcement and other proceedings against, us, the Adviser, Oaktree or their respective affiliates. We, the Adviser, Oaktree or their respective affiliates may receive requests for information or subpoenas from the SEC and other state, federal and non-U.S. regulators (as well as from SROs and exchanges) from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests may relate to a broad range of matters, including specific practices of the Adviser, Oaktree, the securities in which Oaktree invests on behalf of its clients or industry-wide practices. The costs of any such increased reporting, registration and compliance requirements may be borne by us and may furthermore place us at a competitive disadvantage to the extent that Oaktree or portfolio companies are required to disclose sensitive business information.

General economic conditions in the Eurozone could adversely affect our ability to make investment in Europe and the performance of any existing investments in Europe.

There are significant and persistent concerns regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the Euro and the suitability of the Euro to function as a single currency given the diverse economic and political circumstances in individual Eurozone countries. The risks and prevalent concerns about a credit crisis in Europe could have a detrimental impact on global economic recovery, as well as on sovereign and non-sovereign debt in the Eurozone countries. There can be no assurance that the market disruptions in Europe will not spread to other countries, nor can there be any assurance that future assistance packages will be available or, even if provided, will be sufficient to stabilize affected countries and markets in Europe or elsewhere. These and other concerns could lead to the re-introduction of individual currencies in one or more Eurozone countries, or, in more extreme circumstances, the possible dissolution of the Euro entirely. Should the Euro dissolve entirely, the legal and contractual consequences with respect to us, our investments in Europe and the shareholders could be determined by laws in effect at such time. These potential developments could negatively impact our ability to make investments in Europe, the value of our investments in Europe and the general availability and cost of financing permitted investments.

We and our portfolio companies are subject to regulations related to privacy, data protection and information securities, and any failure to comply with these requirements could result in fines, sanctions or other penalties, which could have a material adverse effect on our business and our reputation.

The adoption, interpretation and application of consumer protection, data protection and/or privacy laws and regulations in the United States, Europe or other jurisdictions, or Privacy Laws, could significantly impact current and planned privacy and information security related practices, the collection, use, sharing, retention and safeguarding of personal data and current and planned business activities of Oaktree and us and/or our portfolio companies, and increase compliance costs and require the dedication of additional time and resources to compliance for such entities. A failure to comply with such Privacy Laws by any such entity or their service providers could result in fines, sanctions or other penalties, which could materially and adversely affect the results of operations and overall business of such entity, as well as have a negative impact on its reputation and performance. As Privacy Laws are implemented, interpreted and applied, compliance costs are likely to increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place.

For example, California has passed the California Consumer Privacy Act of 2018 and the California Privacy Rights Act of 2020, each of which broadly impacts businesses that handle various types of personal data. Such laws impose stringent legal and operational obligations on regulated businesses, as well as the potential for significant penalties. Other jurisdictions, including other U.S. states, already have, have proposed or are considering similar Privacy Laws, which impose, or could impose if enacted, similarly significant costs, potential liabilities and operational and legal obligations. Such Privacy Laws and regulations are expected to vary from jurisdiction to jurisdiction, thus increasing costs, operational and legal burdens, and the potential for significant liability for regulated entities, which could include Oaktree and us and/or our portfolio companies.

We are subject to risks associated with artificial intelligence and machine learning technology.

Recent technological advances in artificial intelligence and machine learning technology (collectively, “Machine Learning Technology”), as well as the rapid growth and widespread use thereof, pose risks to us, Oaktree and our portfolio investments. Machine Learning Technology has the potential to result in significant and disruptive changes in companies, sectors or industries, including those in which we invest, and any such changes could render Oaktree’s underwriting models obsolete or create new and unpredictable operational, legal and/or regulatory risks. Oaktree expects to utilize Machine Learning Technology (including Machine Learning Technology developed by Oaktree) in connection with its business activities, including investment and reporting activities. The costs of Machine Learning Technology, including service provider costs and Oaktree’s costs of developing its own Machine Learning Technology, will generally be borne by us.

Use of Machine Learning Technology by any of the parties described in the previous paragraph could include the input of confidential information (including material non-public information) — either by third parties in contravention of non-disclosure agreements, or by Oaktree personnel or the aforementioned Oaktree advisors and affiliates in contravention of Oaktree’s policies, contractual or other obligations or restrictions to which any of the foregoing or any of their affiliates or representatives are subject, or otherwise in violation of applicable laws or regulations relating to treatment of confidential and/or personally identifiable information (including material non-public information) — into Machine Learning Technology applications, resulting in such confidential information becoming part of a dataset that is accessible by other third-party Machine Learning Technology applications and users.

Independent of its context of use, Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Machine Learning Technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error — potentially materially so — and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Machine Learning Technology. Even where Machine Learning Technology is utilizing accurate data, it could, nonetheless, output results that contain, in whole or in part, inaccurate information, which may be difficult or impossible to identify, and it may be difficult or impossible to modify such Machine Learning Technology to eliminate these occurrences. Additionally, the ongoing development, maintenance and operation of Machine Learning Technology is expensive and complex and may involve unforeseen difficulties, including material performance problems and undetected defects or errors. To the extent that we, Oaktree or our portfolio investments are exposed to the risks of Machine Learning Technology use, any such inaccuracies or errors could have adverse impacts on us, Oaktree or our portfolio investments. Conversely, to the extent competitors of Oaktree and its portfolio companies utilize Machine Learning Technology more extensively than Oaktree and its portfolio companies, there is a possibility that such competitors will gain a competitive advantage.

In addition, many jurisdictions have passed or are considering laws and regulations concerning Machine Learning Technology, the impact of which is unknown. Any of the foregoing factors could have a material and adverse effect on us, Oaktree and/or our portfolio companies. Machine Learning Technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.

We may be held jointly and severally liable for any fine imposed on a portfolio company under EU competition laws.

Under EU competition law, the parent company of a group or holding companies that hold one or more portfolio companies may be held jointly and severally liable for the anticompetitive conduct of another entity where they formed part of a single economic unit during the period of the infringement. For that to be the case, such parent or holding company must have exercised decisive influence over the conduct of its subsidiary on the market at the time. Such parental liability may be imputed to Oaktree, the Adviser or us with respect to an investment in a portfolio company. In a recent decision, the European Commission imposed a fine jointly and severally on a private equity owner for an antitrust infringement by its former portfolio company. If a current or former portfolio company of ours were to be investigated and ultimately fined by the European Commission for breach of EU competition law, Oaktree, the Adviser or the Company could be held jointly and severally liable in whole or part for any fine that was imposed, which may have a material adverse effect on us. Similar competition law considerations and risks may also apply in respect of other jurisdictions (including, for example, the UK).

MiFID II obligations could have an adverse effect on the ability of Oaktree and its MiFID-authorized EEA affiliates to obtain and research in connection with the provision of an investment service.

The Recast European Union Directive on Markets in Financial Instruments (“MiFID II”) came into effect on January 3, 2018 and imposes regulatory obligations in respect of providing financial services in the so-called European Economic Area (the “EEA”) and UK by EEA and UK banks and EEA and UK investment firms providing regulated services (each an “Investment Firm”). Oaktree is a non-EEA and non-UK investment manager but can be indirectly affected by MiFID II. MiFID II will, among others, restrict Investment Firms’ ability to obtain research in connection with the provision of an investment service. For example, Investment Firms providing portfolio management or independent investment advice may purchase investment research only at their own expense or out of specifically dedicated research payment accounts agreed upon with their clients. Research will also have to be unbundled and paid separately from the trading commission. EEA broker-dealers will unbundle research costs and invoice them to Investment Firms separated from dealing commissions.

It is expected that MiFID II will have significant and wide-ranging impacts on the EU and UK financial services sector including asset managers, distributors and the EU and UK securities and derivatives markets, including (i) enhanced investor protection standards, for example, extending product disclosure requirements originally aimed at protecting retail clients only under MiFID II to professional clients and introducing new product governance requirements impacting the design and distribution of financial instruments, (ii) enhanced corporate governance standards, (iii) rules regarding the ability of portfolio management firms to receive and pay for investment research relating to all asset classes, (iv) enhanced regulation of algorithmic trading, (v) the movement of trading in certain shares and derivatives onto regulated execution venues, (vi) the extension of pre- and post-trade transparency requirements to wider categories of financial instruments, (vii) restrictions on the use of so-called dark pool trading, (viii) the creation of a new type of trading venue called the “Organised Trading Facility” for non-equity financial instruments, (ix) commodity derivative position limits and reporting requirements, (x) an enhanced role for ESMA in supervising EU securities and derivatives markets and (xi) new requirements regarding non-EU investment firms’ access to EU financial markets. Implementation of these measures may have direct and indirect impacts on Oaktree and its affiliates. The extent to which MiFID II will have an indirect impact on markets and market participants outside the EU is unclear and yet to fully play out in practice. It will likely impact pricing, liquidity and transparency in most asset classes and certainly impact the research market. Accordingly, it is also difficult to predict the full impact of MiFID II on us, which may include an increase in the ongoing costs borne, directly or indirectly, by us. As a result, MiFID II may adversely affect the returns that investors might otherwise have received from us.

We are subject to risks associated with sustainability matters.

Oaktree has established a sustainability Policy, which the Adviser intends to apply to our investments as applicable, consistent with and subject to applicable fiduciary duties and any legal, regulatory or contractual requirements. Depending on the investment, sustainability factors could have a material effect on the return and risk profile of the investment. The act of selecting and evaluating material sustainability factors is subjective by nature, Oaktree may be subject to competing demands from different investors and other stakeholder groups with divergent views on sustainability matters, including the role of sustainability factors in the investment process, and there is no guarantee that the criteria utilized or judgment exercised by the Adviser or a third-party advisor will reflect the views, internal policies or preferred practices of any particular investor or other asset managers or reflect market trends. Although Oaktree views the consideration of sustainability to be an opportunity to potentially enhance or protect the performance of its investments over the long-term, Oaktree cannot guarantee that its sustainability program, which depends in part on qualitative judgments, will positively impact the performance of any individual investment or us as a whole. Similarly, to the extent the Adviser or a third-party sustainability advisor engages with portfolio investments on sustainability-related practices and potential enhancements thereto, there is no guarantee that such engagements will improve the performance of the investment. Successful engagement efforts on the part of the Adviser or a third-party advisor will depend on the Adviser’s or any relevant third-party advisor’s ability to engage with the relevant investment and skill in properly identifying and analyzing material environment, social and corporate governance (“ESG”) and other factors and their value, and there can be no assurance that the strategy or techniques employed will be successful.

The materiality of ESG factors on an individual asset or issuer and on a portfolio as a whole depends on many factors, including the relevant industry, location, asset class and investment strategy. ESG factors and sustainability, issues, and considerations do not apply in every instance or with respect to each investment held, or proposed to be made, by us, and will vary greatly based on numerous criteria, including, but not limited to, location, industry, investment strategy, and issuer-specific and investment-specific characteristics. In evaluating a prospective investment, the Adviser often depends upon information and data provided by the entity or obtained via third-party reporting or advisors, which may be incomplete or inaccurate and could cause the Adviser to incorrectly identify, prioritize, assess or analyze the entity’s sustainability practices and/or related risks and opportunities. The Adviser does not intend to independently verify certain of the sustainability information reported by our investments, and may decide in its discretion not to utilize, report on, or consider certain information provided by such investments. Any sustainability reporting will be provided in the Adviser’s sole discretion.

In addition, Oaktree’s Sustainability Policy and associated procedures and practices are expected to change over time. Oaktree is permitted to determine in its discretion that it is not feasible or practical to implement or complete certain of its sustainability initiatives based on cost, timing or other considerations. It is also possible that market dynamics or other factors will make it impractical, inadvisable or impossible for the Adviser to adhere to all elements of our investment strategy, including with respect to its sustainability program, whether with respect to one or more individual investments or to our portfolio generally. Sustainability-related statements, initiatives and goals as described in this annual report on Form 10-K with respect to our investment strategy, portfolio, and investments are aspirational and not guarantees or promises that all or any such initiatives and goals will be achieved other than as set out in any applicable regulatory disclosures, including those made pursuant to the Sustainable Finance Disclosure Regulation (“SFDR”).

Further, sustainability integration and responsible investing practices as a whole are evolving rapidly and there are different principles, frameworks, methodologies and tracking tools being implemented by asset managers, and Oaktree’s adoption of and adherence to such principles, frameworks, methodologies and tools may vary over time. For example, Oaktree’s Sustainability Policy does not represent a universally recognized standard for assessing sustainability considerations. Any sustainability-related initiatives to which Oaktree is or becomes a signatory, member, or supporter may not align with the approach used by other asset managers (or preferred by prospective investors) or with future market trends. There is no guarantee that Oaktree will remain a signatory, supporter or member of or continue to report at the intended cadence or at all under or in alignment with such initiatives or other similar industry frameworks.

Moreover, in recent years anti-ESG sentiment has gained momentum across the U.S., with several states, the executive branch, federal agencies and Congress having proposed, enacted or indicated an intent to pursue “anti-ESG” policies, legislation, or initiatives, issued related legal opinions and pursued related investigations and litigations. Additionally, asset managers have been subject to recent scrutiny related to ESG-focused industry working groups, initiatives, and associations, including organizations advancing action to address sustainability matters, climate change or climate-related risk. Further, some conservative groups and federal and state officials have asserted that the Supreme Court’s decision striking down race-based affirmative action in higher education in June 2023 should be analogized to private employment matters and private contract matters. Several media campaigns and cases alleging discrimination based on such arguments have been initiated since the decision and in January 2025, the Trump Administration signed a number of Executive Orders focused on diversity, equity, and inclusion (“DEI”), which caution the private sector to end “illegal DEI discrimination and preferences” and are being implemented in a wide range of federal policies, regulations, and other initiatives. Such anti-ESG and anti-DEI-related policies, legislation, initiatives, litigation, legal opinions, and scrutiny could result in Oaktree facing additional compliance obligations, becoming the subject of investigations litigation, or enforcement actions, or sustaining reputational harm, or require certain investors to divest or discourage certain investors from investing in us.

Regulators in jurisdictions, including in the U.S., UK and EU, have shown interest in improving transparency around the role of sustainability in asset managers’ investment processes in order to allow investors to better understand, scrutinize and validate sustainability-related and other claims. For example, the SEC sometimes reviews compliance with sustainability commitments in examinations, and it has taken enforcement actions against registered investment advisers for not establishing adequate or consistently implementing sustainability policies and procedures to meet sustainability commitments to investors. Compliance with regulations concerning asset managers’ sustainability and sustainability disclosures, including those set forth below, results in management burdens and costs because of, for example, the need to obtain advice from third-party advisors; implement specific governance, risk management systems, and internal controls; and collect information from and about investments. Further, changes to existing regulations, enactment of new regulations, and changes to enforcement patterns could subject Oaktree or us to additional compliance burdens, costs, and/or enforcement risks, or impact our ability to deliver on our investment strategy. Oaktree cannot guarantee that its current approach to sustainability (including the Sustainability Policy) will meet future regulatory requirements.

We, Oaktree and/or our portfolio companies may be subject to disclosure laws and regulations related to a range of sustainability matters, including greenhouse gas emissions; climate change risks; diversity, equity and inclusion; and human rights matters, or Sustainability Disclosure Laws. For example, in the fall of 2023, California passed the Climate Corporate Data Accountability Act (SB-253) and Climate-Related Financial Risk Act (SB-261), which will impose broad climate-related disclosure obligations on U.S.-organized entities that meet certain revenue thresholds and do business in California, as well as the Voluntary Carbon Market Disclosures Act (AB-1305), which is focused on the voluntary carbon market for carbon credits but also includes disclosure requirements for companies with a required nexus to California making certain climate-related claims. In Europe, the Corporate Sustainability Reporting Directive (EU) 2022/2464 of the European Parliament and of the Council of 14 December 2022 amending Regulation (EU) No 537/2014, Directive 2004/109/EC, Directive 2006/43/EC and Directive 2013/34/EU introduces wide-ranging and detailed obligations for European and non-European undertakings to make disclosures in accordance with the European Sustainability Reporting Standards on impacts, risks and opportunities on a “double materiality” basis. In addition to assessing the financial materiality of a sustainability matter, sustainability matters that pertain to the undertaking’s actual or potential, positive or negative impacts on people or the environment over the short-, medium-, or long-term must be disclosed. Impacts may include those connected with the entity’s own operations and upstream and downstream value chain, including through its products and services, as well as through its business relationships. Other jurisdictions have also enacted or are considering enacting mandatory climate and sustainability reporting laws (in many cases based on the recommendations of the Task Force on Climate-related Financial Disclosures or the standards published by the International Sustainability Standards Board), as well as laws requiring reporting of information on other sustainability topics, such as human capital. Compliance with Sustainability Disclosure Laws may require the implementation of or changes to systems and procedures for the collection and processing of relevant data and related internal and external controls, changes to management and/or operational obligations, and dedication of substantial time and financial resources. The compliance burden and related costs may increase over time. Failure to comply with applicable Sustainability Disclosure Laws may lead to investigations and audits, fines, other enforcement action or liabilities, or reputational damage.

We, Oaktree and/or our portfolio companies may be subject to laws and regulations requiring due diligence processes and internal compliance systems in relation to a range of human rights and environmental matters, or Sustainability Due Diligence Laws. For example, a number of jurisdictions have passed or proposed mandatory due diligence requirements in relation to forced labor and human rights matters across corporate groups and supply chains. Compliance with Sustainability Due Diligence Laws may require the development or update of internal compliance and enterprise risk management policies and related procedures; assigning board and/or management oversight as well as day-to-day operational responsibility for in-scope human rights and environmental matters; implementation of periodic compliance risk assessments; updates to contractual frameworks and agreements; the development of preventative and/or corrective action plans; changes to purchasing, design, and distribution practices, where relevant; and the development or update of notification mechanisms and complaints procedures. The compliance burden and related costs may increase over time. Failure to comply with applicable Sustainability Due Diligence Laws may lead to investigations and audits, fines, exclusion from public procurement, other enforcement action or liabilities, including civil liability or liability from third-party claims, and reputational damage.

There are a number of different principles, frameworks, and/or methodologies for integrating sustainability-related incentives, mandates, and/or reporting requirements into financing arrangements. Any principles, frameworks, and/or methodologies which we anticipate referencing and/or utilizing may not align with other asset managers and/or those preferred by prospective investors. In addition, unless otherwise stated in our regulatory disclosures, no assurance is given that any of our financing arrangements will align with particular market frameworks, including the International Capital Market Association’s Green Bond, Social Bond or Sustainability Linked Bond Principles, or the Green Loan, Social Loan, and/or Sustainability-Linked Loan Principles published by the Loan Market Association, Loan Syndications and Trading Association, and the Asia Pacific Loan Market Association, or the Principles. Furthermore, to the extent any of such financing arrangement is considered to be aligned with any relevant Principles at origination by us, there is no guarantee that such financing will maintain alignment with the Principles over the relevant term. Any declassification and/or deviation with the applicable Principles may expose us and/or Oaktree to certain investigations, claims, and/or allegations, which may lead to increased costs and/or result in adverse consequences for certain investors with sustainability-aligned portfolio mandates.

Regulation of derivatives transactions in the United States and other jurisdictions may have a negative impact on the performance of our investments.

Title VII of the Dodd-Frank Act establishes a general framework for systemic regulation that has imposed and will impose mandatory clearing, exchange trading and margin requirements on many derivatives transactions. The Dodd-Frank Act also created new categories of regulated market participants, such as “swap dealers” and “security-based swap dealers” that are subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements, a large number of which have been implemented. This regulatory framework has significantly increased the costs of entering into derivatives transactions for end-users of derivatives, such as us. In particular, new margin requirements and capital charges, even when not directly applicable to us, are expected to increase the pricing of derivatives we transact in. New exchange trading and trade reporting requirements and position limits may lead to changes in the liquidity of derivative transactions, or higher pricing.

In addition to U.S. laws and regulations relating to derivatives, certain non-U.S. regulatory authorities have passed or proposed, or may propose in the future, legislation similar to that imposed by the Dodd-Frank Act. For example, EU legislation imposes position limits on certain commodity transactions, and the European Market Infrastructure Regulation (“EMIR”) requires reporting of derivatives and various risk mitigation techniques to be applied to derivatives entered into by parties that are subject to EMIR. Certain entities may be required to clear certain derivatives and may be subject to initial and variation margin requirements with respect to their non-cleared derivatives, under EMIR and its subordinate legislation. These EU regulatory changes have impacted or will impact, directly or indirectly, a broad range of counterparties, both outside and within the EU, and are understood to have increased, and are expected to potentially increase, our costs of transacting derivatives (particularly with banks and other dealers directly subject to such regulations).

In addition, the tax environment for derivative instruments and funds is evolving, and changes in the taxation of derivative instruments or funds may adversely affect the value of certain derivatives contracts we enter into and our ability to pursue our investment strategies. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have a material negative impact on our investment performance.

Compliance with anti-money laundering requirements could require Oaktree and the Adviser to provide to governmental authorities information about the Company’s shareholders and could require that a shareholder’s funds be frozen or that the shareholder withdraw from the Company.

The Adviser and Oaktree will be authorized, without the consent of any person, including any shareholder, to take such action as the Adviser or Oaktree determines in its sole discretion to be reasonably necessary or advisable to comply, or to cause the Company to comply, with any applicable laws and regulations, including any anti-money laundering or counter-terrorist financing laws, rules, regulations, directives or special measures. In addition, the Adviser and Oaktree may disclose, without the consent of any person, including any shareholder, to governmental authorities, SROs and financial institutions information concerning the Company and one or more of the shareholders that the Adviser or Oaktree determines in its sole discretion is necessary or advisable to comply with applicable laws and regulations, including any anti-money laundering or counter-terrorist financing laws or regulations, and each shareholder will be required to provide the Adviser or Oaktree all information that the Adviser or Oaktree determines in its sole discretion to be advisable or necessary to comply with such laws and regulations. The Adviser may be required by applicable law to freeze a shareholder’s funds or cause such shareholder to withdraw or compulsorily withdraw such shareholder from the Company.

Economic and trade sanctions and anti-bribery laws could make it more difficult or costly for us to conduct our operations or achieve our business objectives.

Economic and trade sanctions laws in the United States and other jurisdictions may prohibit Oaktree, the Investment Professionals and us from transacting with or in certain countries and with certain individuals, companies and industry sectors. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers and enforces laws, Executive Orders and regulations establishing U.S. sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. In addition, certain sanctions programs prohibit dealing with individuals or entities in certain countries or certain securities and certain industry sectors regardless of whether relevant individuals or entities appear on the lists maintained by OFAC, which may make it more difficult for us to comply with applicable sanctions. These types of sanctions may significantly restrict or limit our investment activities in certain countries (in particular, certain emerging market countries). We, Oaktree and the Investment Professionals may from time to time be subject to trade sanctions laws and regulations of other jurisdictions, which may be inconsistent with or even seek to prohibit compliance with certain sanctions programs administered by OFAC. The legal uncertainties arising from those conflicts may make it more difficult or costly for us to navigate investment activities that are subject to sanctions administered by OFAC or the laws and regulations of other jurisdictions. Some jurisdictions where Oaktree or its portfolio companies do business have adopted measures prohibiting compliance with certain U.S. sanctions programs, which may make compliance with all applicable sanctions impossible.

At the same time, Oaktree may be obligated to comply with certain anti-boycott laws and regulations that prevent Oaktree and us from engaging in certain discriminatory practices that may be allowed or required in certain jurisdictions. Oaktree’s refusal to discriminate in this manner could make it more difficult for us to pursue certain investments and engage in certain business activities, and any compliance with such practices could subject Oaktree or us to fines, penalties, and adverse legal and reputational consequences.

In some countries, there is a greater acceptance than in the United States and the U.K. of government involvement in commercial activities and of activities constituting corruption in the United States and the U.K. Certain countries, including the United States and the U.K., have laws prohibiting government and private commercial, or commercial, bribery. We and Oaktree are committed to complying with the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 (the “U.K. Bribery Act”) and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, we may be adversely affected because of our unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for us to act successfully on investment opportunities and for portfolio companies to obtain or retain business.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA and have devoted greater scrutiny to investments by private equity sponsors. In addition, the U.K., with enactment of the U.K. Bribery Act, has expanded the reach of its anti-bribery laws significantly. While Oaktree has developed and implemented policies and procedures designed to ensure strict compliance by Oaktree and its personnel with the FCPA and the U.K. Bribery Act and the sanctions regimes that apply to Oaktree, such policies and procedures may not be effective in all instances to prevent violations or offenses. In addition, in spite of Oaktree’s policies and procedures, affiliates of portfolio companies, particularly in cases in which we or an

Other Oaktree Fund do not control such portfolio company, may engage in activities that could result in FCPA, U.K. Bribery Act or other violations of law. Any determination that Oaktree has violated or committed an offense under the FCPA, U.K. Bribery Act or other applicable anti-corruption laws or anti-bribery laws or sanctions requirements could subject Oaktree to, among other things, civil and criminal penalties, reputational damage, material fines, profit disgorgement, injunctions on future conduct, securities litigation, disclosure obligations and a general loss of investor confidence, any one of which could adversely affect Oaktree’s business prospects and/or financial position, as well as our ability to achieve our investment objective and/or conduct our operations.

We may face a breach of our cyber security, which could result in adverse consequences to our operations and exposure of confidential information.

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and are expected to continue to increase in frequency and severity in the future. The information and technology systems of Oaktree, its affiliates, portfolio companies, issuers and service providers may be vulnerable to damage or interruption from cybersecurity breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors or malfeasance by their respective professionals or service providers, power, communications or other service outages, and catastrophic events such as fires, tornadoes, floods, hurricanes, earthquakes or terrorist incidents. If unauthorized parties gain access to such information and technology systems, or if personnel abuse or misuse their access privileges, they may be able to steal, publish, delete or modify private and sensitive information, including non-public personal information related to our shareholders (and their beneficial owners) and material non-public information. Although Oaktree has implemented, and portfolio companies, issuers and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Oaktree does not control the cybersecurity plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Oaktree, its affiliates, us, our shareholders and/or a portfolio company or issuer, each of whom could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified in a timely manner or at all, even with sophisticated prevention and detection systems. This could potentially result in further harm and prevent such breaches from being addressed appropriately. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in Oaktree’s, its affiliates’, our and/or a portfolio company’s or issuer’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders (and their beneficial owners), material non-public information and the intellectual property and trade secrets and other sensitive information of Oaktree and/or portfolio companies or issuers. We, Oaktree and/or a portfolio company could be required to make a significant investment to remedy the effects of any such failures, harm to our reputations, legal claims that we or our respective affiliates may be subjected to regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity, and other events that may affect our business and financial performance.

We are subject to risks associated with inflation.

High rates of inflation and rapid increases in the rate of inflation generally have a negative impact on financial markets and the broader economy. In an attempt to stabilize inflation, governments may impose wage and price controls or otherwise intervene in a country’s economy. Governmental efforts to curb inflation, including by increasing interest rates or reducing fiscal or monetary stimuli, often have negative effects on the level of economic activity. Certain countries, including the United States, have recently seen increased levels of inflation, and persistently high levels of inflation could have a material and adverse impact on our investments and our aggregated returns. For example, if a portfolio company were unable to increase its revenue while the cost of relevant inputs were increasing, the company’s profitability would likely suffer. Likewise, to the extent a portfolio company has revenue streams that are slow or unable to adjust to changes in inflation, including by contractual arrangements or otherwise, the portfolio company could increase revenue by less than its expenses increase. Conversely, as inflation declines, a portfolio company may see its competitors’ costs stabilize sooner or more rapidly than its own. Moreover, increasing inflation will also impact currencies and can lead to significant currency fluctuations. This has recently resulted in a strengthening of the U.S. dollar vis-à-vis many other currencies but there can be no assurances that such trends will continue and/or that this trend will not reverse such that the U.S. dollar is weakened vis-à-vis other currencies. Additionally, because the hurdle is not linked to the rate of inflation, as the rate of inflation increases the proportion of real returns (i.e., the nominal rate of return less the rate of inflation), it is easier for the Adviser to meet the quarterly hurdle rate for payment of income incentive fees under the Investment Advisory Agreement, which may result in an increase in the amount of the income-based incentive fee payable to our Adviser. There can be no assurance that high rates of inflation will not have a material adverse effect on our investments.

We may have no or limited insurance against certain catastrophic losses.

Certain losses of a catastrophic nature, such as wars, earthquakes, typhoons, terrorist attacks or other similar events, may be either uninsurable or insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments. In general, losses related to terrorism are becoming harder and more expensive to insure against. Some insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total cost of casualty insurance for a property. As a result, all investments may not be insured against terrorism. If a major uninsured loss occurs, we could lose both invested capital in and anticipated profits from the affected investments.

We may not be able to obtain all required licenses.

Certain federal and local banking and other regulatory bodies or agencies inside or outside the United States may require us and/or the Adviser to obtain licenses or similar authorizations to engage in various types of lending activities, including investment in senior loans. Such licenses or authorizations may take a significant amount of time to obtain, and may require the disclosure of confidential information regarding us, a shareholder or their respective affiliates, including financial information and/or information regarding officers and directors of such investor, and we may or may not be willing or able to comply with these requirements. In addition, there can be no assurance that any such licenses or authorizations would be granted or, if so, would not impose restrictions on us. Alternatively, the Adviser may be able to structure our potential investments in a manner which would not require such licenses and authorizations, but which would be inefficient or otherwise disadvantageous for us and/or the borrower. The inability of us or the Adviser to obtain such licenses or authorizations, or the structuring of an investment in an inefficient or otherwise disadvantageous manner, could adversely affect the Adviser’s ability to implement our strategy and our results.

As a public company, we are subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

As a public company, we are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Our management is required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We also are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. Maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the date we are deemed a large accelerated filer.

Compliance with the SEC’s Regulation Best Interest may negatively impact our ability to raise capital, which would harm our ability to achieve our investment objective.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on broker-dealers participating in our current public offering cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend our Common Shares to retail customers. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonable alternatives in the best interests of their clients. Reasonable alternatives to us, such as listed entities, exist and may have lower expenses, less complexity and/or lower investment risk than us. Certain investments in listed entities may involve lower or no commissions at the time of initial purchase. Under Regulation Best Interest, broker-dealers participating in our current public offering must consider such alternatives in the best interests of their clients. If Regulation Best Interest reduces our ability to raise capital in our continuous public offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objective and would result in our fixed operating costs representing a larger percentage of our gross income.

Risks Related to Our Investments

Investments in privately owned small- and medium-sized companies pose a number of significant risks.

We invest primarily in privately owned medium-sized companies and may also invest in privately owned small companies. Investments in these types of companies pose a number of significant risks. For example, such companies: (a) have reduced access to the capital markets, resulting in diminished capital resources and ability to withstand financial distress; (b) may have limited financial resources and may be unable to meet their obligations under the debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment; (c) may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns; (d) are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the portfolio company and, in turn, on us; (e) may have less predictable operating results, may from time to time be parties to litigation, may be engaged in volatile businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and (f) are not subject to the Exchange Act and other regulations that govern public companies, and, therefore, provide little information to the public. In addition, we, the Adviser, its and our affiliates and trustees, executive management team and members, and the Investment Professionals may, in the ordinary course of business, be named as defendants in litigation arising from our investments in such portfolio companies.

Further, investments in such companies tend to be less liquid. See “— The illiquid nature of certain of our investments may make it difficult for us to sell these investments when desired” below.

Finally, little public information generally exists about privately owned companies, and these companies often do not have third-party debt ratings or audited financial statements. Shareholders, therefore, must rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. Additionally, these companies and their financial information will not generally be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If the Adviser is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and shareholders may lose money on our investments.

Changes in interest rates may affect our cost of capital and net investment income.

General interest rate fluctuations and changes in credit spreads on floating rate loans may have a substantial negative impact on our investments and investment opportunities and, accordingly, may have a material adverse effect on our rate of return on invested capital, our net investment income and our net asset value. Many of our debt investments have, and are expected to have, variable interest rates that reset periodically based on benchmarks such as the SOFR, the SONIA, the Euro Interbank Offered Rate, the federal funds rate, prime rate or any other offered rate benchmark or index. An increase in interest rates will make it more difficult for our portfolio companies to service their debt obligations (including under the debt investments that we will hold) and increases the likelihood of defaults, even if our investment income increases in the short term . Rising interest rates could also cause borrowers to shift cash from other productive uses to the payment of interest which could have a material adverse effect on their business and operations and could, over time, lead to increased defaults. Additionally, if interest rates were to increase and the corresponding risk of a default by borrowers increases, the liquidity of higher interest rate loans may decrease as fewer investors may be willing to purchase such loans in the secondary market in light of the increased risk of a default by the borrower and the heightened risk of a loss of an investment in such loans. Decreases in credit spreads on debt that pays a floating rate of return will have an impact on the income generation of our floating rate assets. Trading prices for debt that pays a fixed rate of return tend to fall as interest rates rise. Trading prices tend to fluctuate more for fixed rate securities that have longer maturities.

Conversely, if interest rates decline, borrowers may refinance their loans at lower interest rates, which could shorten the average life of the loans and reduce the associated returns on the investment, as well as require our Adviser and the Investment Professionals to incur management time and expense to re-deploy such proceeds, including on terms that may not be as favorable as our existing loans.

In addition, because we borrow to fund our investments, a portion of our net investment income is dependent upon the difference between the interest rate at which we borrow funds and the interest rate at which we invest these funds. Portions of our investment portfolio and our borrowings have floating rate components. As a result, elevated interest rates increased our interest expense as may the incurrence of additional fixed rate borrowings. In future periods of rising interest rates, our cost of funds would again increase, which would tend to reduce our net investment income. We may hedge against interest rate fluctuations by using standard hedging instruments such as interest rate swap agreements, futures, options and forward contracts, subject to applicable legal requirements, including all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission. In addition, our interest expense may not decrease at the same rate as overall interest rates because of our fixed rate borrowings, which could lead to greater declines in our net investment income. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged borrowings. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

Elevated interest rates have the effect of increasing our net investment income, which makes it easier for our Adviser to receive incentive fees.

Elevated interest rates have the effect of increasing the interest rates we receive on many of our debt investments. Accordingly, in an elevated interest rate environment, it is easier for us to meet or exceed the performance threshold in the Investment Advisory Agreement and for the Adviser to earn incentive fees payable to our Adviser with respect to the portion of the incentive fee based on income.

We face risk of loss in connection with transactions with counterparties, settlements and exposure to local intermediaries.

Certain securities markets have experienced operational clearance and settlement problems that have resulted in failed trades. These problems could cause us to miss attractive investment opportunities or result in our liability to third parties by virtue of an inability to perform our contractual obligation to deliver securities. In addition, delays and inefficiencies of the local postal, transport and banking systems could result in the loss of investment opportunities, the loss of funds (including dividends) and exposure to currency fluctuations.

Because certain purchases, sales, securities lending, derivatives and other transactions in which we engage involve instruments that are not traded on an exchange, but are instead traded between counterparties based on contractual relationships, we are subject to the risk that a counterparty will not perform its obligations under the related contracts, as well as risks of transfer, clearance or settlement default. Such risks may be exacerbated with respect to non-U.S. securities or transactions with non-U.S. counterparties. There can be no assurance that a counterparty will not default and that we will not sustain a loss on a transaction as a result. Such risks may differ materially from those entailed in exchange-traded transactions that generally are backed by clearing organization guarantees, daily marking-to-market and settlement of positions and segregation and minimum capital requirements applicable to intermediaries. There can be no assurance that the Adviser’s monitoring activities will be sufficient to adequately control counterparty risk.

In situations where we place assets in the care of a custodian or are required to post margin or other collateral with a counterparty, the custodian or counterparty may fail to segregate such assets or collateral, as applicable, or may commingle the assets or collateral with the relevant custodian’s or counterparty’s own assets or collateral, as applicable. As a result, in the event of the bankruptcy or insolvency of any custodian or counterparty, our excess assets and collateral may be subject to the conflicting claims of the creditors of the relevant custodian or counterparty, and we may be exposed to the risk of a court treating the Company as a general unsecured creditor of such custodian or counterparty, rather than as the owner of such assets or collateral, as the case may be.

Certain of our transactions may be undertaken through local brokers, banks or other organizations in the countries in which we make investments, and we will be subject to the risk of default, insolvency or fraud of such organizations. The collection, transfer and deposit of bearer securities and cash expose the Company to a variety of risks, including theft, loss and destruction. Finally, we will be dependent upon the general soundness of the banking systems of countries in which investments will be made.

Developments in the banking sector could materially affect the success of our activities and investments.

Insolvency, closure, receivership or other financial distress or difficulty and related events experienced by certain U.S. and non-U.S. banks (each, a “Distress Event”), have caused uncertainty and fear of instability in the global financial system generally. In addition, eroding market sentiment and speculation of potential future Distress Events have caused other financial institutions — in particular smaller and/or regional banks — to experience volatile stock prices and significant losses in their equity value, and there is concern that depositors at these institutions have withdrawn, or may withdraw in the future, significant sums from their accounts at these institutions, potentially triggering the occurrence of additional Distress Events. Notwithstanding intervention by certain U.S. and non-U.S. governmental agencies to protect the uninsured depositors of banks that have recently experienced Distress Events, there is no guarantee that depositors (which depositors could include us and/or our portfolio companies) that have assets in excess of the amount insured by governmental agencies on deposit with a financial institution that experiences a Distress Event will be made whole or, even if made whole, that such deposits will become available for withdrawal or other usage on a timely basis.

There is a risk that other banks, other lenders, or other financial institutions (including such financial institutions in their respective capacities as brokers, hedging counterparties, custodians, loan servicers, administrators, intermediary or other service providers (the foregoing, together with banks, each, a “Financial Institution”)) may be similarly impacted, and it is uncertain what steps (if any) government or other regulators may take in such circumstances. As a consequence, for example, Oaktree, us and/or our portfolio companies may be delayed or prevented from accessing funds or other assets, making any required payments under debt or other contractual obligations, paying distributions or pursuing key strategic initiatives. In addition, such bank or other Financial Institution Distress Events and/or attendant instability could adversely affect, in certain circumstances, the ability of both affiliated and unaffiliated joint venture partners, co-lenders, syndicate lenders or other parties to undertake and/or execute transactions with us, which in turn may result in fewer investment opportunities being made available to us or being consummated by us, result in shortfalls or defaults under existing investments, or impact our ability to provide additional follow-on support to portfolio companies. Distress Events could also impact the ability of Oaktree, us and/or portfolio companies to access hedging, loan servicing, monitoring, compliance (including compliance with anti-money laundering and related laws and regulations), administration, intermediation or other services, either permanently or for an extended period of time.

In addition, in the event that a Financial Institution that provides credit facilities and/or other financing to us, any of our affiliates, and/or one or more of our portfolio companies closes or experiences any other Distress Event, there can be no assurance that such Financial Institution will honor its obligations to provide such financing or that we or such portfolio company will be able to secure replacement financing or credit accommodations at all or on similar terms, or be able to do so without suffering delays or incurring losses or significant additional expenses. Similarly, if a Distress Event leads to a loss of access to a Financial Institution’s other services (in addition to financing and other credit accommodations), it is also possible that we or our portfolio companies will incur additional expenses or delays in putting in place alternative arrangements or that such alternative arrangements will be less favorable than those formerly in place (with respect to economic terms, service levels, access to capital, or otherwise). We and our portfolio companies are subject to similar risks if a Financial Institution utilized by our investors or by suppliers, vendors, brokers, dealers, custodians, loan and portfolio servicers, hedging and other service providers or other counterparties of us or our portfolio companies becomes subject to a Distress Event, which could have a material adverse effect on us. We, our affiliates, and our portfolio companies are expected to be subject to contractual obligations to maintain all or a portion of their respective assets with a particular Financial Institutions (including, without limitation, in connection with a credit facility or other financing transaction). Accordingly, although each of Oaktree and us seeks to do business with Financial Institutions that it believes are creditworthy and capable of fulfilling their respective obligations, there can be no expectation that any of the foregoing, or any of their respective affiliates or portfolio companies will establish banking relationships or financial arrangements with multiple Financial Institutions or maintain account balances at or below the relevant insured amounts with respect to any Financial Institution.

Uncertainty caused by recent bank failures — and general concern regarding the financial health and outlook for other Financial Institutions — could have an overall negative effect on banking systems and financial markets generally. These recent developments may also have other implications for broader economic and monetary policy, including interest rate policy. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and/or adversely affect us, our portfolio companies or our respective financial performance.

Tariffs may adversely affect us or our portfolio companies.

Existing or new tariffs imposed on foreign goods imported by the United States or on U.S. goods imported by foreign countries could subject us or our portfolio companies to additional risks. Among other effects, tariffs may increase the cost of production for certain of our portfolio companies or reduce demand for their products, which could affect their results of operations. We cannot predict whether, or to what extent, any tariff or other trade protections may affect us or our portfolio companies.

We are subject to risks associated with international conflicts.

Wars and other international conflicts, such as the Israeli-Palestinian conflict and the ongoing military conflict between Russia and Ukraine, have caused disruption to global financial systems, trade and transport, among other things. In response, multiple other countries have put in place sanctions and other severe restrictions or prohibitions on certain of the countries involved, as well as related individuals and businesses. However, the ultimate impact of these conflicts and their effect on global economic and commercial activity and conditions, and on our operations, financial condition and performance or any particular industry, business or investee country and the duration and severity of those effects, is impossible to predict.

These conflicts may have a significant adverse impact and result in significant losses to use. This impact may include reductions in revenue and growth, unexpected operational losses and liabilities and reductions in the availability of capital. It may also limit our ability to source, due diligence and execute new investments and to manage, finance and exit investments in the future. Developing and further governmental actions (military or otherwise) may cause additional disruption and constrain or alter existing financial, legal and regulatory frameworks and systems in ways that are adverse to our investment strategy, all of which could adversely affect our ability to fulfill our investment objectives.

Our investments are subject to environmental risks.

We may face significant environmental liability in connection with our investments. When compared to the United States, the historical lack or inadequacy of environmental regulation in certain non-U.S. countries has led to the widespread pollution of air, ground and water resources. The legislative framework for environmental liability in these countries has not been fully established or implemented. The extent of the responsibility, if any, for the costs of abating environmental hazards may be unclear when we are considering an investment. We may engage the services of qualified environmental consultants as necessary to assess the environmental condition of property which may be or is an investment. Nevertheless, we or a company in which we invest may be considered an owner or operator of properties on or in which asbestos or other hazardous or toxic substances exist and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and costs of injuries to persons and property. These costs can be substantially in excess of the value of the property. The presence of environmental contamination, pollutants or other hazardous or toxic substances on or emanating from a property (whether known at the time of acquisition or not) could also result in personal injury (and associated liability) to persons on or in the vicinity of the property and persons removing such materials, future or continuing property damage (which may adversely affect property value) or claims by third parties, including as a result of exposure to or damage from such materials through the spread of contaminants.

Environmental laws, regulations and regulatory initiatives play a significant role in the energy and utility industries and can have a substantial impact on investments in this industry. For example, global initiatives to minimize pollution have played a major role in the increase in demand for gas and alternative energy sources, creating numerous new investment opportunities. Conversely, required expenditures for environmental compliance have adversely impacted investment returns in a number of segments of the industry. The energy and utility industries will continue to face considerable oversight from environmental regulatory authorities. We may invest in portfolio companies that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements. There can be no guarantee that all costs and risks regarding compliance with environmental laws and regulations can be identified. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on portfolio companies or potential investments. Compliance with such current or future environmental requirements does not ensure that the operations of the portfolio companies will not cause injury to the environment or to people under all circumstances or that the portfolio companies will not be required to incur additional unforeseen environmental expenditures. Moreover, failure to comply with any such requirements could have a material adverse effect on a portfolio company, and there can be no assurance that portfolio companies will at all times comply with all applicable environmental laws, regulations and permit requirements. Past practices or future operations of portfolio companies could also result in material personal injury or property damage claims, which could have an adverse effect on our performance.

We and/or our portfolio companies may be materially and adversely impacted by global climate change.

Global climate change is widely considered to be a significant threat to the global economy. Real estate and similar assets in particular may face risks associated with climate change, including risks related to the impact of climate-related legislation and regulation (both domestically and internationally), risks related to climate-related business trends, and risks stemming from the physical impacts of climate change, such as the increasing frequency or severity of extreme weather events and rising sea levels and temperatures.

Additionally, the Paris Agreement and other regulatory and voluntary initiatives launched by international, federal, state, and regional policymakers and regulatory authorities as well as private actors seeking to reduce greenhouse gas (“GHG”) emissions may expose real estate and similar assets to so-called “transition risks” in addition to physical risks, such as: (i) political and policy risks (e.g., changing regulatory incentives and legal requirements, including with respect to GHG emissions, that could result in increased costs or changes in business operations), (ii) regulatory and litigation risks (e.g., changing legal requirements that could result in increased permitting, tax and compliance costs, changes in business operations, or the discontinuance of certain operations, and litigation seeking monetary or injunctive relief related to impacts related to climate change), (iii) technology and market risks (e.g., declining market for assets, products and services seen as GHG intensive or less effective than alternatives in reducing GHG emissions) and (iv) reputational risks (e.g., risks tied to changing investor, customer or community perceptions of an asset’s relative contribution to GHG emissions). Oaktree cannot rule out the possibility that climate risks, including changes in weather and climate patterns, could result in unanticipated delays or expenses and, under certain circumstances, could prevent completion of investment activities or the effective management of real estate and similar assets once undertaken, any of which could have a material adverse effect on an investment, or us.

We may invest in derivative instruments from time to time, which present various risks, including market, counterparty, operational and liquidity risks.

Our use of derivatives will largely be limited to hedging certain foreign currency and interest rate exposures in order to manage risk and return trade-offs, and we may also engage in other hedging strategies. While these transactions may reduce certain risks, the transactions themselves entail certain other risks, including counterparty credit risk. Hedging against a decline in the value of a portfolio position does not eliminate fluctuations in the values of portfolio positions or prevent losses if the values of those positions decline, but instead establishes other positions designed to gain from those same developments, thus offsetting the decline in the portfolio positions value. These types of hedging transactions also limit the opportunity for gain if the value of the portfolio position increases. Moreover, it may not be possible to hedge against currency exchange rate, interest rate or public security price fluctuations at a price sufficient to provide protection from the decline in the value of the portfolio position.

We may also enter into certain other types of swaps, including total return swaps, rate of return swaps, credit default swaps (including index-related credit default swaps), interest rate swaps and credit-linked securities. OTC credit default swaps are bilateral agreements between two parties that transfer a defined credit risk from one party to another.

Swaps transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular swap transaction necessarily depend upon the terms of the transaction and our circumstances. In general, however, all swaps transactions involve some combination of market risk, credit risk, counterparty credit risk, funding risk, liquidity risk and operational risk. Highly customized swaps transactions in particular may increase liquidity risk. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor. In evaluating the risks and contractual obligations associated with a particular swap transaction, it is important to consider that a swap transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Therefore, it may not be possible for us to modify, terminate or offset our obligations under a swap or our exposure to the risks associated with a swap prior to its scheduled termination date.

Rule 18f-4 under the Investment Company Act addresses the ability of a BDC to use derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions). Under the rule, BDCs that use derivatives are subject to a value-at-risk leverage limit, a derivatives risk management program, testing requirements and requirements related to board reporting. These new requirements will apply unless the BDC qualifies as a “limited derivatives user,” as defined under the rules. We believe we qualify as a limited derivative user under the rule. Under the rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Collectively, these requirements may limit our ability to use derivatives and/or enter into certain other financial contracts.

Investments in options and warrants present risk of loss, including as a result of price movements of underlying securities.

The successful use of options and warrants depends principally on the price movements of the underlying securities. In addition, when we purchase an option or warrant, we run the risk that we will lose our entire investment in a relatively short period of time if the option or warrant turns out to be worthless at the time of its exercise. If the price of the underlying security does not rise (in the case of a call) or fall (in the case of a put) to an extent sufficient to cover the option premium and transaction costs, we will lose part or all of our investment in the option. There is no assurance that we will be able to effect closing transactions at any particular time or at any acceptable price. In the event of the bankruptcy of a broker through which we engage in transactions in options or warrants, we could experience delays or losses in liquidating open positions purchased or sold through the broker.

We will bear certain risks associated with any bridge financing we provide to portfolio companies.

We may provide bridge financing to a portfolio company in order to facilitate an investment we organize. Such bridge financings would typically be convertible into more permanent, long-term positions. We will bear the risk of any changes in capital markets, which may adversely affect the ability to refinance any bridge investments. For reasons not always in our or the Adviser’s control, such refinancings may not occur and such bridge financings may remain outstanding. In such event, the failure to refinance could lead to increased risk and cost to us.

Securities purchased or sold on a when-issued, “when, as and if issued,” delayed delivery or forward commitment basis could increase the volatility of our NAV.

Securities purchased or sold by the Company on a when-issued, “when, as and if issued,” delayed delivery or forward commitment basis are subject to market fluctuation, and no interest or dividends accrue to the purchaser prior to the settlement date. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. In the case of “when, as and if issued” securities, the Company could lose an investment opportunity if the securities are not issued. An increase in the percentage of our assets committed to the purchase of securities on a when issued, “when, as and if issued,” delayed delivery or forward commitment basis may increase the volatility of our NAV. Certain of such transactions are likely to be subject to new mandatory margin rules issued by FINRA. FINRA’s changes to Rule 4210, which are not yet effective, may increase the cost to us of engaging in such transactions.

We invest in significant amounts of loans or other debt instruments, including debt-like instruments such as preferred equity, and bank loans and participations, which pose unique risks.

Our investment program includes investments in significant amounts of loans or other debt instruments, including debt-like instruments such as preferred equity, a significant amount of bank loans and participations, as well as other direct lending transactions. These obligations are subject to unique risks, including (a) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (b) so-called lender-liability claims by the issuer of the obligations, (c) environmental liabilities that may arise with respect to collateral securing the obligations and (d) limitations on our ability to enforce directly our rights with respect to participations. In analyzing each loan or other debt instrument, we compare the relative significance of the risks against the expected benefits of the investment. Successful claims by third parties arising from these and other risks, absent certain conduct by the Adviser, Oaktree, their respective affiliates and certain other individuals, will be borne by the Company. In addition, the settlement process for the purchase of bank loans can take significantly longer than the timeframes established by the Loan Syndications & Trading Association and comparable non-U.S. bodies. The longer a trade is outstanding between the counterparties, the greater the risk of additional operational and settlement issues and the potential for our counterparty to fail to perform. In addition, our investment program may include investments in second lien loans. The nature of second lien loans will entail risks related to priority with respect to collateral, including (a) the subordination of our claims to a senior lien in terms of the coverage and recovery of the collateral and (b) the prohibition of, or limitation on, the right to foreclose on a second lien or exercise other rights as a second lien holder. In certain cases, therefore, no recovery may be available from a defaulted second lien loan.

If we purchase a participation, we will not have established any direct contractual relationship with the borrower. We will be required to rely on the lender or the participant that sold the participation, not only for the enforcement of our rights against the borrower, but also for the receipt and processing of payments due to us under the participation. We will therefore be subject to the credit risk of both the borrower and the selling lender or participant. Because it may be necessary to assert through the selling lender or participant such rights as may exist against the borrower, in the event the borrower fails to pay principal and interest when due, such assertion of rights against the borrower may be subject to delays, expenses and risks that are greater than those that would be involved if we could enforce our rights against the borrower directly.

Loans or other debt instruments we make or acquire may become non-performing following their acquisition for a wide variety of reasons. Such non-performing loans or debt instruments may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of principal. It is possible that we may find it necessary or desirable to foreclose on collateral securing one or more loans we have purchased. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

The characterization of an investment as senior debt or senior secured debt does not mean that such debt will necessarily have repayment priority with respect to all other obligations of an issuer. Issuers may have, and/or may be permitted to incur, other debt and liabilities that rank equally with or senior to the senior loans in which we invest. If other indebtedness is incurred that ranks in parity in right of payment or proceeds of collateral with respect to senior loans in which we invest, we would have to share on an equal basis any distributions with other creditors in the event of a liquidation, reorganization, insolvency, dissolution or bankruptcy of such an issuer. Where we hold a first lien to secure senior indebtedness, the issuers may be permitted to issue other senior loans with liens that rank junior to the first liens granted to us. The intercreditor rights of the holders of such other junior lien debt may, in any liquidation, reorganization, insolvency, dissolution or bankruptcy of such an issuer, affect the recovery that we would have been able to achieve in the absence of such other debt.

Even where the senior loans we hold are secured by a perfected lien over a substantial portion of the assets of an issuer and its subsidiaries, the issuer and its subsidiaries will often be able to incur a substantial amount of additional indebtedness, which may have an exclusive lien over particular assets. For example, debt and other liabilities incurred by non-guarantor subsidiaries of issuers will be structurally senior to the debt we hold. Accordingly, any such debt and other liabilities of such subsidiaries would, in the event of liquidation, dissolution, insolvency, reorganization or bankruptcy of such subsidiary, be repaid in full before any distributions to an obligor of the loans we hold. Furthermore, these other assets over which other lenders have a lien may be substantially more liquid or valuable than the assets over which we have a lien. We may also invest in second-lien secured debt, which compounds the risks described in this paragraph.

We may invest in secured or unsecured loans and are subject to risk of loss upon a borrower default.

In the event of a default by a borrower, we might not receive payments to which we are entitled and thereby could experience a decline in the value of our investments in the borrower. If we invest in debt that is not secured by collateral, in the event of such default, we will have only an unsecured claim against the borrower. In the case of second lien loans that are secured by collateral, while the Adviser generally expects the value of the collateral to be greater than the value of such secured second lien loans, the value of the collateral may actually be equal to or less than the value of such second lien loans or may decline below the outstanding amount of such second lien loans subsequent to our investment. Our ability to have access to the collateral may be limited by bankruptcy and other insolvency laws. Under certain circumstances, the collateral may be released with the consent of the lenders or pursuant to the terms of the underlying loan agreement with the borrower. There is no assurance that the liquidation of the collateral securing a loan would occur in a timely fashion or would satisfy the borrower’s obligation in the event of nonpayment of scheduled interest or principal, or that the collateral could be readily liquidated. As a result, we might not receive full payment on a secured loan investment to which we are entitled and thereby may experience a decline in the value of, or a loss on, the investment.

We invest in companies that are highly leveraged, and, in most cases, our investments in such companies will be in below investment grade securities, which are viewed as having predominately speculative characteristics.

We invest in companies that are highly leveraged, and, in most cases, our investments in such companies are not rated by any rating agency. If such investments were rated, the Adviser believes that they would likely receive a rating from a nationally recognized statistical rating organization of below investment grade (i.e., below BBB- or Baa), which is often referred to as “high yield” and “junk.” Exposure to below investment grade securities involves certain risks, and those securities are viewed as having predominately speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Securities in the lower-rated categories and comparable non-rated securities are subject to greater risk of loss of principal and interest than higher-rated and comparable non-rated securities and are generally considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Such issuers typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Because investors generally perceive that there are greater risks associated with the lower-rated and comparable non-rated securities, the yields and prices of such securities may be more volatile than those for higher-rated and comparable non-rated securities. The market for lower-rated and comparable non-rated securities is thinner, often less liquid and less active than that for higher-rated or comparable non-rated securities, and the market prices of such securities are subject to erratic and abrupt movements. The spread between bid and asked prices for such securities may be greater than normally expected. Such factors can adversely affect the prices at which these securities can be sold and may even make it difficult to sell such securities.

Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy proceedings.

Non-performance or defaults by our portfolio companies would harm our operating results.

Our investment program is comprised of investments in loans or other debt instruments, focused on direct lending transactions. These obligations are subject to unique risks, including (a) the possible invalidation of investment transactions as fraudulent conveyances or preferential payments under relevant creditors’ rights and bankruptcy laws or the subordination of claims under so-called “equitable subordination” common law principles, (b) so-called lender-liability claims by the issuer of the obligations and (c) environmental liabilities that may arise with respect to collateral securing the obligations. In analyzing each loan or other debt instrument, we will compare the relative significance of the risks against the expected benefits of the investment. Successful claims by third parties arising from these and other risks, absent certain conduct by the Adviser, its affiliates and certain other individuals, will be borne by us.

Loans or other debt instruments made or otherwise acquired by us may become non-performing following their origination or acquisition for a wide variety of reasons. Such non-performing loans or debt instruments may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of principal. It is possible that we may find it necessary or desirable to foreclose on collateral securing one or more loans purchased by us. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan, including lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to conclude. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company. In addition, we may write-down the value of a portfolio company investment upon the worsening of the financial condition of the portfolio company or in anticipation of a default, which could also have a material adverse effect on our business, financial condition and results of operations.

We may invest in event-driven special situations.

We may invest in companies that become involved in (or the target of) acquisition attempts or tender offers or in companies involved in or undergoing spin-offs or reorganizations, or that become the subject of work-outs, liquidations or bankruptcies or other catalytic changes or similar transactions. In any investment opportunity involving any such type of special situation, there exists the risk that the contemplated transaction either will be unsuccessful, will take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price to us of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, we may be required to sell its investment at a loss. Because there is substantial uncertainty concerning the outcome of transactions involving financially troubled companies in which we may be invested, there is a potential risk of loss of our entire investment in such companies.

We invest in lower-rated loans and debt instruments, which are subject to greater risk of loss of principal and interest than higher-rated loans and debt instruments.

Because we invest in loans and other debt instruments that are rated below investment grade by the various credit rating agencies, or trade at a yield similar to non-investment grade debt (and in comparable non-rated loans), the Adviser must take into account the special nature of such loans and debt instruments and certain special considerations in assessing the risks associated with such investments. Loans and debt instruments rated in the lower rating categories are subject to greater risk of loss of principal and interest than higher-rated loans and debt instruments and are generally considered to be predominantly speculative with respect to the borrower’s capacity to pay interest and repay principal. They are also considered to be subject to greater risk than investment grade rated debt instruments in the case of deterioration of general economic conditions. Because investors perceive that there are greater risks associated with such loans and debt instruments, the yields and prices of such loans and debt instruments may be more volatile than those for higher-rated loans and debt instruments. The market for lower-rated loans and debt instruments is thinner, often less liquid and less active than that for higher-rated loans and debt instruments, which can adversely affect the prices at which such loans and debt instruments can be sold and may even make it impractical to sell such loans or debt instruments. It should be recognized that an economic downturn is likely to have a negative effect on the debt market and on the value of the loans and debt instruments held by us as well as on the ability of the borrowers of such debt, especially highly leveraged borrowers, to service principal and interest payment obligations to meet their projected business goals or to obtain additional financing. If a borrower of a loan owned by us defaults on such loan, we may incur additional expenses to seek recovery, and the possibility of any recovery may be subject to the expense and uncertainty of insolvency proceedings.

We invest in bank loans, which have associated risks that are different from those of other debt instruments.

Bank loans may not be deemed to be “securities” for purposes of the federal securities laws and therefore may not have the protections afforded by the federal securities laws, including anti-fraud protections. In addition, bank loans have a longer settlement period as compared to other debt instruments. When compared to the purchase of high yield bonds, which typically settle within three business days after the initial trade date, the settlement process for the purchase of bank loans can take several days and, in certain instances, several weeks longer than a bond trade. The longer a trade is outstanding between the counterparties may increase the risk of additional operational and settlement issues and the potential for our counterparty to fail to perform.

Borrowers may elect to repay the principal on an obligation earlier than expected.

Our investments will typically permit the borrowers to voluntarily prepay directly originated senior secured loans and other debt investments at any time, either with no or a nominal prepayment premium. Borrowers may elect to repay the principal on an obligation earlier than expected. This may happen, including when there is a decline in interest rates, or when an issuer’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt. Assuming an improvement in a borrower’s or the credit market conditions, early repayments of the debt held by us could increase. Generally, our investments are not expected to include a significant premium payable upon the repayment of such senior debt.

We may engage in short sale transactions.

We may engage in short sale transactions for hedging purposes. Short sales can, in certain circumstances, substantially increase the impact of adverse price movements on our portfolio. A short sale of a security involves the risk of a theoretically unlimited loss from a theoretically unlimited increase in the market price of the security that could result in an inability to cover the short position. In addition, there can be no assurance that securities necessary to cover a short position will be available for purchase. Short sales may be executed in many ways, including without limitation through derivative instruments, repurchase/ reverse repurchase agreements and securities lending arrangements.

Our investment portfolios may be subject to high turnover rates, which will increase commission and transaction costs.

The different strategies we use may require frequent trading and a high portfolio turnover. The more frequently we trade, the higher the commission and transaction costs and certain other expenses involved in our operations. We will bear these costs regardless of the profitability of our investment and trading activities. In addition, a high portfolio turnover may increase the recognition of short-term, rather than long-term, capital gains.

Both we and our portfolio companies may be leveraged.

Our investments include companies whose capital structures may have significant leverage. Such investments are inherently more sensitive to declines in revenues and to increases in expenses and interest rates. The leveraged capital structure of such investments will increase the exposure of the portfolio companies to adverse economic factors, such as downturns in the economy or deterioration in the condition of the portfolio company or its industry. Additionally, the securities we acquire may be the most junior in what will typically be a complex capital structure, and, thus, subject to the greatest risk of loss.

Furthermore, we engage in investment activities that involve the use of leverage. The cumulative effect of the use of leverage by us in a market that moves adversely to our investments could result in a loss to us that would be greater than if leverage had not been used, including loss of the entire investment and also the possibility of loss exceeding the original amount of a particular investment. To the extent that we engage in any leveraging, we will be subject to the risks normally associated with debt financing, including those relating to the ability to refinance and the insufficiency of cash flow to meet principal and interest payments, which could significantly reduce or even eliminate the value of our investment. Leveraging the capital structure will mean that third parties, such as banks, may be entitled to the cash flow generated by such investments prior to us receiving a return. Also, if one of our assets is mortgaged or otherwise used as collateral to secure repayment of indebtedness and such payments are not made, the asset could be foreclosed upon by the lender or otherwise transferred to the lender.

There are also financing costs associated with leverage, and each leveraged investment will involve interest rate risk to the extent that financing charges for such leveraged investment are based on a predetermined interest rate. Furthermore, to the extent that we draw capital from a credit facility to fund investments, the amount and timing of contributions and distributions to the shareholders may be affected in a manner that in some circumstances could be potentially adverse to the shareholders.

No assurance can be given that financing for our investments will be obtained on favorable or acceptable terms, or at all. In addition, once initial financing is obtained, no assurance can be given that such financing will subsequently be available throughout the life of any individual investment, or that replacement financing can be obtained as intended by the Adviser. If we are unable to obtain financing, this may have a material adverse effect on our ability to achieve our investment objective and the return on invested capital.

We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.

Borrowings, also known as leverage, magnify the potential for loss on invested equity capital. We expect to continue to use leverage to partially finance our investments, through borrowings from banks and other lenders and/or issuing unsecured notes, which will increase the risks of investing in our Common Shares, including the likelihood of default.

We borrow under the (i) senior secured revolving credit agreement, dated as of March 25, 2022, among us, as borrower, the lenders party thereto, and ING Capital LLC, as administrative agent, as amended by that certain subsequent incremental commitment and assumption agreement, dated as of October 6, 2022 and amendment no. 1, dated as of June 28, 2023 (as amended and/or restated from time to time, the “ING Credit Agreement”), (ii) loan and security agreement, dated as of February 24, 2023, among OSCF Lending SPV, LLC, a wholly owned subsidiary of us, as borrower, us, as parent and servicer, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent (as amended and/or restated from time to time, the “JPM Loan and Security Agreement”), (iii) loan financing and servicing agreement, dated as of February 15, 2024, among OSCF Lending IV SPV, LLC, a wholly owned subsidiary of us, as borrower, us, as servicer and equityholder, the lenders party thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto and Computershare Trust Company, N.A., as collateral agent and collateral custodian (as amended and/or restated from time to time, the “DBNY Loan Financing and Servicing Agreement”), (iv) loan and servicing agreement dated, as of February 23, 2024, among OSCF Lending II SPV, LLC, a wholly owned subsidiary of us, as borrower, we, as transferor and servicer, Citibank, N.A., as the collateral agent, account bank and collateral custodian, Virtus Group, LP, as collateral administrator, each of the lenders from time to time party thereto, and Morgan Stanley Asset Funding, Inc., as the administrative agent (as amended and/or restated from time to time, the “MS Loan and Servicing Agreement”), (v) $350 million aggregate principal amount of our 8.400% Notes due 2028, issued on November 14, 2023 (the “2028 Notes”), (vi) $400 million aggregate principal amount of our 6.500% Notes due 2029, issued on July 23, 2024 (the “2029 Notes”) and (vii) $400 million aggregate principal amount of our 6.190% Notes due 2030, issued on July 15, 2025 (the “2030 Notes” and together with the 2028 Notes and the 2029 Notes, the “Notes”), and may issue debt securities or enter into other types of borrowing arrangements in the future. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. To the extent we incur additional leverage, these effects would be further magnified, increasing the risk of investing in us. Such a decline could negatively affect our ability to make Common Share distributions or scheduled debt payments. Leverage is generally considered a speculative investment technique and we only intend to use leverage if expected returns will exceed the cost of borrowing.

As of September 30, 2025, we had $1,349.4 million of outstanding indebtedness under our credit facilities and $1,150.0 million of outstanding Notes. These debt instruments require periodic payments of interest. The weighted average interest rate charged on our borrowings as of September 30, 2025 was 6.6% (exclusive of deferred financing costs and inclusive of the impact of an interest rate swap designated as a hedging instrument). We will need to generate sufficient cash flow to make these required interest payments. In order for us to cover our annual interest payments on indebtedness, we must achieve annual returns on our September 30, 2025 total assets of at least 2.33%. If we are unable to meet the financial obligations under our current or future credit facilities, the lenders under the credit facilities will have a superior claim to our assets over our shareholders.

Illustration. The following table illustrates the effect of leverage on returns from an investment in our Common Shares assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below.

Assumed Return on Portfolio (Net of Expenses)	- 10%	- 5%	0%	5%	10%
Corresponding net return to common shareholder	-19.13%	-11.37%	-3.61%	4.15%	11.90%

For purposes of this table, we have assumed $7,046.4 million in total assets (less all liabilities and indebtedness not represented by senior securities), $2,499.4 million in debt outstanding, $4,541.8 million in net assets as of September 30, 2025, and a weighted average interest rate of 6.6% as of September 30, 2025 (exclusive of deferred financing costs and inclusive of the impact of interest rate swaps designated as hedging instruments). Actual interest payments may be different.

We may default under our credit facilities.

In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Provisions in a credit facility may limit our investment discretion.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Leveraged portfolio companies may pose higher risk of default.

Leveraged companies, such as those in which we invest, may be more prone to bankruptcy or similar financial distress. A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the securities that we will hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company. In addition, we may write down the value of a portfolio company investment upon the worsening of the financial condition of the portfolio company or in anticipation of a default, which could also have a material adverse effect on our business, financial condition and results of operations

As a result, we may need to modify the payment terms of our investments, including changes in PIK interest provisions and/or cash interest rates. The performances of leveraged companies have been, and may continue to be, negatively impacted by these economic or other conditions, which may result in our receipt of a reduced level of interest income from such portfolio companies and/or losses or charge offs related to such investments, and, in turn, may adversely affect distributable income and have a material adverse effect on our results of operations.

Our success may depend, in part, on the ability of the Adviser to effectuate loan modifications or restructure and improve the operations of portfolio companies. The activity of identifying and implementing any such restructuring programs and operating improvements entails a high degree of uncertainty. There can be no assurance that the Adviser will be able to successfully identify and implement such restructuring programs and improvements.

We may enter into reverse repurchase agreements, which involve many of the same risks posed by our use of leverage.

We may enter into reverse repurchase agreements as part of our management of our temporary investment portfolio. Entry into any such reverse repurchase agreements would be subject to the Investment Company Act limitations on leverage. In connection with entry into a reverse repurchase agreement, we would effectively pledge our assets as collateral to secure a short-term loan. Generally, the other party to the agreement would make a loan to us in an amount equal to a percentage of the fair value of the collateral pledged. At the maturity of the reverse repurchase agreement, we will be required to repay the loan and then receive back our collateral. While used as collateral, the assets continue to pay principal and interest, which are for our benefit.

Use of reverse repurchase agreements, if any, involves many of the same risks involved in our use of leverage. For example, the market value of the securities acquired in the reverse repurchase agreement may decline below the price of the securities that we have sold but we would remain obligated to purchase those securities. As such, we bear the risk of loss that the proceeds at settlement are less than the fair value of the securities pledged. In addition, the market value of the securities retained may decline. If a buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experience insolvency, we would be adversely affected. In addition, due to the interest costs associated with reverse repurchase agreements, our NAV would decline, and, in some cases, we may be worse off than if it had not used such agreements.

We issue senior securities and/or incur indebtedness, and any amounts that we use to service our senior securities or indebtedness will reduce amounts distributable to holders of our Common Shares.

Consistent with applicable legal and regulatory requirements, we issue senior securities and/or borrow money from banks or other financial institutions and may do so up to the maximum amount permitted by the Investment Company Act. In addition, we may seek to securitize certain of our loans. Under the provisions of the Investment Company Act, we are permitted, as a BDC, to issue senior securities if it meets an asset coverage ratio, as calculated as provided in the Investment Company Act, of at least 150% immediately after each such issuance. If the value of our assets declines, we may be unable to satisfy this test, which may prohibit us from paying dividends and could prevent us from maintaining our status as a RIC or may prohibit us from repurchasing Common Shares. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. Accordingly, any failure to satisfy this test could have a material adverse effect on our business, financial condition or results of operations.

Also, any amounts that we use to service our indebtedness or senior securities would not be available for distributions to shareholders. Furthermore, as a result of issuing indebtedness or senior securities, shareholders would also be exposed to typical risks associated with increased leverage, including an increased risk of loss resulting from increased indebtedness.

If we issue preferred shares, the preferred shares would rank “senior” to the Common Shares. Preferred shareholders would have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of shareholders. The issuance of preferred shares could also have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for shareholders or otherwise be in their best interest.

We are not generally able to issue and sell Common Shares at a price below the then-current NAV per Common Share. We may, however, sell Common Shares, or warrants, options or rights to acquire Common Shares, at a price below the then-current NAV per Common Share if the Board of Trustees determines that such sale is in our best interests and the shareholders, and the shareholders approve such sale. If we raise additional funds by issuing more Common Shares, including in connection with senior securities convertible into, or exchangeable for, Common Shares, then the percentage ownership of shareholders at that time will decrease, and holders of Common Shares might experience dilution with respect to their percentage ownership.

We may invest in distressed or bankrupt companies, and investing in companies involved in bankruptcy proceedings presents significant risks.

We may acquire the securities and other obligations of distressed or bankrupt companies. At times, distressed debt obligations may not produce income and may require us to bear certain extraordinary expenses (including legal, accounting, valuation and transaction expenses) in order to protect and recover our investment. Therefore, to the extent we invest in distressed debt, our ability to achieve current income for the shareholders may be diminished, particularly where the portfolio company has negative EBITDA.

We also will be subject to significant uncertainty as to when and in what manner and for what value the distressed debt we invest in will eventually be satisfied whether through a liquidation, an exchange offer or plan of reorganization involving the distressed debt securities or a payment of some amount in satisfaction of the obligation. In addition, even if an exchange offer is made or plan of reorganization is adopted with respect to distressed debt we hold, there can be no assurance that the securities or other assets we receive in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made.

Moreover, any securities we receive upon completion of an exchange offer or plan of reorganization may be restricted as to resale. As a result of our participation in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of distressed debt, we may be restricted from disposing of such securities.

We may make investments that could require substantial workout negotiations or restructuring in the event of a default or bankruptcy. There are a number of significant risks when investing in companies involved in bankruptcy proceedings, including the following: First, many events in a bankruptcy are the product of contested matters and adversary proceedings that are beyond the control of the creditors. Second, a bankruptcy filing may have adverse and permanent effects on a company. For instance, the company may lose its market position and key employees and otherwise become incapable of restoring itself as a viable entity. Further, if the proceeding is converted to a liquidation, the liquidation value of the company may not equal the liquidation value that was believed to exist at the time of the investment. Third, the duration of a bankruptcy proceeding is difficult to predict. A creditor’s return on investment can be impacted adversely by delays while the plan of reorganization is being negotiated, approved by the creditors and confirmed by the bankruptcy court, and until it ultimately becomes effective. Fourth, certain claims, such as claims for taxes, wages, employee and worker pensions and certain trade claims, may have priority by law over the claims of certain creditors. Fifth, the administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors. Sixth, creditors can lose their ranking and priority in a variety of circumstances, including if they exercise “domination and control” over a debtor, and other creditors can demonstrate that they have been harmed by such actions. Seventh, we may seek representation on creditors’ committees and as a member of a creditors’ committee, it may owe certain obligations generally to all creditors similarly situated that the committee represents, and it may be subject to various trading or confidentiality restrictions. If the Adviser concludes that our membership on a creditors’ committee entails obligations or restrictions that conflict with the duties it owes to shareholders, or that otherwise outweigh the advantages of such membership, we will not seek membership in, or will resign from, that committee. Because we will indemnify the Adviser or any other person serving on a committee on our behalf for claims arising from breaches of those obligations, indemnification payments could adversely affect the return on our investment in an asset or company undergoing reorganization.

There is a possibility that we may incur substantial or total losses on our investments and, in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Company and distributions to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws may delay our ability to realize on collateral for loan positions held by us, or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructuring of the debt through principles such as the “cramdown” provisions of the bankruptcy laws. In addition, the bankruptcy laws and regimes of certain jurisdictions outside the United States may be untested, subject to manipulation or change and not provide a proven venue to resolve a company’s bankruptcy estate.

Investments in real estate and mortgage-backed securities carry risks, including fluctuations in value and complications associated with events of default.

The value of real estate and real estate-related securities and other investments can fluctuate for various reasons. Real estate values can be seriously affected by interest rate fluctuations, bank liquidity, the availability of financing and by regulatory or governmentally imposed factors such as a zoning change, an increase in property taxes, the imposition of height or density limitations, the requirement that buildings be accessible to disabled persons, the requirement for environmental impact studies, the potential costs of remediation of environmental contamination or damage and the imposition of special fines to reduce traffic congestion or to provide for housing. Income from income-producing real estate may be adversely affected by general economic conditions, local conditions such as oversupply or reduction in demand for space in the area, competition from other available properties, and the owner provision of adequate maintenance and coverage by adequate insurance. Certain significant expenditures associated with real estate (such as mortgage payments (to the extent leveraged), real estate taxes and maintenance costs) have no relationship with, and, thus, do not diminish in proportion to, a reduction in income from the property. Reductions in value or cash flow could impair our ability to make distributions to shareholders, adversely impact our investment policy and reduce overall returns on investments.

If a borrower of a loan secured by real estate defaults on such loan, it is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing such loan. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Borrowers often resist foreclosure actions, which often prolongs and complicates an already difficult and time-consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, a borrower may have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property.

We may also invest in mortgage-backed securities, including RMBS and CMBS. The collateral underlying CMBS generally consists of commercial mortgages or real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. The commercial mortgages underlying CMBS generally have shorter maturities than residential mortgages, allow a substantial portion of the loan balance to be paid at maturity, commonly known as a “balloon payment,” and are usually non-recourse against the commercial borrower. The prospect of full repayment of the commercial mortgage loans underlying CMBS depends on the ability of the commercial borrower to generate current income from its commercial property, which is affected by a variety of factors, and to secure subsequent financing, which can be negatively impacted by a difficult credit environment. Given the non-recourse nature of the underlying commercial mortgage loan, the options for financial recovery are limited in nature if a commercial borrower defaults, and in certain instances, a negotiated settlement or an amendment to the terms of the commercial mortgage loan are the only options before an ultimate foreclosure on the commercial property. Foreclosure is costly and often protracted by litigation and bankruptcy restrictions. The ultimate disposition of a foreclosed property may also yield a price insufficient to cover the cost of the foreclosure process and the balance attached to the defaulted commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, and ultimately leading to a decline in the value of CMBS. There can be no guarantee that our investments in CMBS will not be adversely affected by such risks.

We may have difficulty successfully pursuing claims in the courts of non-U.S. countries.

Because the effectiveness of the judicial systems in the countries in which we may invest varies, we (or any portfolio company) may have difficulty in foreclosing or successfully pursuing claims in the courts of such countries, as compared to the United States or other countries. Further, to the extent we or a portfolio company may obtain a judgment but is required to seek enforcement in the courts of one of the countries in which we invest, there can be no assurance that such courts will enforce such judgment. The laws of many nations often lack the sophistication and consistency found in the United States with respect to foreclosure, bankruptcy, corporate reorganization and creditors’ rights.

We are subject to risk of becoming involved in litigation by third parties as a result of our investment activities.

Our investment activities subject us to the risks of becoming involved in litigation by third parties. This risk is somewhat greater where we exercise control of, or significant influence in, a company’s direction. In addition, in the course of providing managerial assistance to certain portfolio companies, certain of our or the Adviser’s officers and directors may serve as directors on the boards of such companies. In connection therewith, we will be required to indemnify the Adviser and its affiliates, and each of their respective members, officers, directors, employees, shareholders, partners, managers, and certain other persons who serve at the request of the Adviser or its affiliates on our behalf for liabilities incurred in connection with our affairs. Such liabilities may be material and have an adverse effect on the returns to the shareholders. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent certain conduct by the Adviser, be payable from our assets. The Adviser may, but will not be required to, purchase insurance for us, the Adviser and their affiliates, employees, agents and representatives. Additionally, the Investment Advisory Agreement, to the extent permitted by law, will limit the circumstances under which the Adviser can be held liable to us and our shareholders. As a result, our shareholders may have a more limited right of action in certain cases than they would in the absence of this provision.

We may be subject to potential allegations of lender liability.

In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of our investments, we could be subject to potential allegations of lender liability. In addition, under common law principles that in some cases form the basis for lender liability claims, if a lending institution (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of the other creditors of such borrower, a court may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” Because of the nature of certain of our and our affiliates’ investments, we could be subject to claims from creditors of an obligor that our investments issued by such obligor should be equitably subordinated. A significant number of our investments will involve investments in which we will not be the lead creditor. It is, accordingly, possible that lender liability or equitable subordination claims affecting our investments could arise without our direct involvement.

If we purchase loans of an affiliate in the secondary market at a discount, (a) a court might require us to disgorge profit we realize if the opportunity to purchase such securities at a discount should have been made available to the issuer of such securities or (b) we might be prevented from enforcing such securities at their full face value if the issuer of such securities becomes bankrupt.

The exercise of control of, or significant influence over, a portfolio company may impose additional risks of liability.

In certain circumstances, including if we invest in a different part of the capital structure as Other Oaktree Funds, our holdings may be aggregated with those of such Other Oaktree Funds, which collectively may be deemed to give these funds and accounts controlling interests in or the ability to significantly influence a portfolio company. The exercise of control of, or significant influence over, a portfolio company may impose additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations (including securities laws) or other types of liability in which the limited liability generally characteristic of business ownership may be ignored. In addition, a greater level of involvement by Oaktree in a portfolio company may subject us to a greater risk of litigation by third parties. If these liabilities were to arise, we might suffer a significant loss. We will be required to indemnify the Adviser and others in connection with such litigation, as well as other matters arising as a result of the management of the Company, subject to certain conditions.

We are subject to contingent liabilities on disposition of our investments.

In connection with the disposition of an investment in a portfolio company, we may be required to make representations about the business and financial affairs of such company typical of those made in connection with the sale of any business. We also may be required to indemnify the purchasers of such investment with respect to certain matters, including the accuracy of such representations. These arrangements may result in contingent liabilities for which the Adviser may establish reserves or escrows.

We may invest in subordinated loans.

Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payments of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to the Company. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

We may be subject to risks associated with our investments in unitranche loans.

Unitranche loans, which are a combination of senior secured and junior secured debt in the same facility, typically provide a borrower with all of its capital (except for common equity). While the borrower generally pays a blended, uniform interest rate rather than different rates for different tranches, the rate is often with higher than those associated with traditional first lien loans. Because unitranche loans combine characteristics of senior and junior financing, unitranche loans have risks similar to the risks associated with senior secured and second lien loans and junior debt in varying degrees according to the combination of loan characteristics of the unitranche loan.

“Last out” portion of unitranche loans have a secondary priority behind super-senior “first out” portion of such loans in the collateral securing the loans in certain circumstances. Since the “first out” lenders generally have priority over the “last out” lenders for receiving payment under certain specified events of default, or upon the occurrence of other triggering events under intercreditor agreements or agreements among lenders, the “last out” lenders bear a greater risk and, in exchange, receive a higher effective interest rate, through arrangements among the lenders, than the “first out” lenders or lenders in stand-alone first-lien loans.

We may invest in loans that have limited amortization requirements.

We may invest directly in senior secured loans, including at initial issuance, which would typically have limited mandatory amortization and interim repayment requirements. A low level of amortization of any directly originated senior secured loans over the life of such senior secured loans may increase the risk that an issuer will not be able to repay or refinance the senior secured loans held by us when it comes due at its final stated maturity.

We may have a limited ability to protect our investment in portfolio companies as a result of making non-controlling investments.

We are not expected to make investments that result in control of, or significant influence over, a company. As a result, we may have a more limited ability to protect our investment in portfolio companies than if we held a controlling interest or position of significant influence.

We are exposed to risks associated with OID and PIK interest income.

Our investments may include OID and PIK interest, which typically represents contractual interest added to a loan balance and due at the end of such loan’s term. To the extent OID or PIK interest constitute a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

•	OID and PIK instruments may have higher yields, which reflect the payment deferral and credit risk associated with these instruments;

•	OID and PIK accruals may create uncertainty about the source of our distributions to shareholders;

•

OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral; and

•	OID and PIK instruments may represent a higher credit risk than coupon loans.

The illiquid nature of certain of our investments may make it difficult for us to sell these investments when desired.

We may invest in companies whose securities are not publicly traded, and whose securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. In fact, all of our assets may be invested in illiquid securities. The illiquidity of these investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments and suffer losses. Our investments may be subject to contractual or legal restrictions on resale or may otherwise be illiquid because there is usually no established trading market for such investments. In addition, we may face restrictions on our ability to liquidate investments if the Adviser or any of its affiliates have material non-public information regarding the portfolio company.

We may utilize different investment techniques not described in this Annual Report.

We may employ investment techniques and invest in other instruments that the Adviser believes will help achieve our investment objective, whether or not such investment techniques or instruments are specifically described herein. Consistent with our investment objective, we may invest in financial instruments of any and all types, which exist now or are hereafter created. Such investments may entail risks not described herein, any of which may adversely affect us.

We may be subject to risks associated with currency exchange transactions.

The Adviser anticipates that a portion of our investments could be made in countries other than the United States and, consequently, we expect to make certain investments denominated in currencies other than the U.S. dollar. Changes in the rates of exchange between the U.S. dollar and other currencies will have an effect, which could be adverse, on our performance, amounts available for distribution and the value of investments we distribute. Additionally, a particular non-U.S. country may impose exchange controls, devalue its currency or take other measures relating to its currency which could adversely affect the Company. Finally, we incur costs in connection with conversions between various currencies.

We are not obligated to hedge currency risks. Even if the Adviser does so, the Adviser may not be able to put a hedge in place on commercially reasonable terms given the credit terms offered by our counterparties or the volatility of the currency. There can be no guarantee that instruments suitable for hedging market shifts will be available at the time when we wish to use them, or that any hedge would reduce applicable risks. More specifically, if we hedge currency risk, it does not expect that the full risk of currency fluctuations can be eliminated due to the complexity of the investment characteristics of our investment portfolio and limitations in the non-U.S. currency market. We conduct our non-U.S. currency exchange transactions in anticipation of funding investment commitments or receiving proceeds upon dispositions. In addition, to hedge against adverse stock market shifts, we may purchase put and call options on stocks and write covered call options on stocks.

We may invest in collateralized loan obligations and other securitizations and structured products.

We may invest in CLOs and other securitizations, including RMBS and CMBS, which are generally limited recourse obligations of the issuer (“Securitization Vehicles”) payable solely from the underlying assets (“Securitization Assets”) of the issuer or proceeds thereof. Holders of equity or other securities issued by Securitization Vehicles must rely solely on distributions on the Securitization Assets or proceeds thereof for payment in respect thereof. Consequently, we will typically not have any direct rights against the issuer of, or the entity that sold, assets underlying the securitization. Securitization Assets may include, without limitation, broadly-syndicated leverage loans, middle-market bank loans, collateralized debt obligation (CDO) debt tranches, trust preferred securities, insurance surplus notes, asset backed securities, mortgages, real estate investment trusts (REITs), high-yield bonds, mezzanine debt, second-lien leverage loans, credit default swaps and emerging market debt and corporate bonds, which are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks.

Underlying Default Risks. To the extent underlying default rates with respect to Securitization Assets occur or otherwise increase, the performance of our investments in Securitization Vehicles will be adversely affected. The rate of defaults and losses on debt instruments will be affected by a number of factors, including global, regional and local economic conditions in the area where the borrower operates, the financial circumstances of the borrower as well as general market conditions. A decline in global markets (or any particular sub-market thereof) may result in higher delinquencies and/or defaults as borrowers will not be able to repay or refinance their outstanding debt obligations when due for a variety of reasons, which will adversely affect the performance of our investments in Securitization Vehicles.

In addition, investments in Securitization Vehicles may be subject to the risk of bankruptcy of the issuer of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.

Failure to Satisfy Certain Tests. The failure by a Securitization Vehicle to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in its payments to us. In the event that a Securitization Vehicle fails certain tests, holders of senior debt tranches may be entitled to additional payments that would, in turn, reduce the payments we would otherwise be entitled to receive. Separately, we may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting Securitization Vehicle. If any of these events occur, it could materially and adversely affect the return on our investments in such Securitization Vehicles.

Leveraged Credit Risk. Our investments in securitizations may also be subject to leverage risks. The leveraged nature of Securitization Vehicles, in particular, magnifies the adverse impact of Securitization Asset defaults. Because Securitization Vehicle investments represent a leveraged investment with respect to the underlying Securitization Assets, changes in the market value of Securitization Vehicle investments could be greater than the change in the market value of the underlying Securitization Assets, which are subject to credit, liquidity and interest rate risks.

Liquidity Risk. Certain debt tranches of Securitization Vehicles may be thinly traded or have a limited trading market and may have the effect of decreasing our liquidity to the extent that we, at a particular point in time, may be unable to find qualified buyers for, and may have difficulty valuing, these securities.

Prepayments and Re-Investment Risk. Our investments in Securitization Vehicles and the Securitization Assets that collateralize them may prepay more quickly than expected and have an impact on the value of our investments in such Securitization Vehicles. Early prepayments give rise to increased re-investment risk, as we or a Securitization Vehicle collateral manager might realize excess cash from prepayments earlier than expected. If we or a Securitization Vehicle collateral manager is unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid, this may reduce net income and the fair value of that asset.

Investment in Junior Debt Tranches. We may invest in the equity or junior debt tranches of Securitization Vehicles. Such equity and junior debt tranches will be subordinated to other parties, including more senior debt tranches. The receipt of interest, principal and other distributions in respect of the equity or junior debt tranches of a Securitization Vehicle will be governed by an indenture, which will typically provide that such payments may not be made until obligations with respect to senior debt tranches have been met and/or certain financial tests are satisfied. The indenture may also provide for the deferment of payments to equity holders or junior noteholders without triggering an event of default under the indenture. If an event of default under the indenture were to occur, the senior noteholders may be entitled to determine the remedies to be exercised which may be adverse to the interests of the equity holders and/or junior noteholders, and the senior noteholders may not have any obligation to consider the possible adverse effect on the interests of equity holders or junior noteholders. To the extent that any losses are suffered in the underlying portfolio, such losses will be borne in the first instance by equity holders and junior noteholders. In such circumstances, senior notes will be entitled to repayment in full prior any payment is made in respect of the equity or junior notes.

Reliance on Collateral Managers. Securitization Assets are typically actively managed by a third-party investment manager, and, as a result, the Securitization Assets will be traded, subject to rating agency and other constraints, by such investment manager. With respect to Securitization Vehicles, we expect to rely on Securitization Vehicle collateral managers to administer and review the portfolios of collateral they manage. The actions of the Securitization Vehicle collateral managers may significantly affect the performance of our investments in Securitization Vehicles. The ability of each CLO collateral manager to identify and report on issues affecting its securitization portfolio on a timely basis could also affect our returns, as we may not be provided with information on a timely basis in order to take appropriate measures to manage its risks. We also expect to rely on Securitization Vehicle collateral managers to act in the best interests of the Securitization Vehicle it manages. If any Securitization Vehicle collateral manager were to act in a manner that was not in the best interests of the Securitization Vehicles (i.e., gross negligence, with reckless disregard or in bad faith), this could adversely impact the overall performance of our investments in Securitization Vehicles.

For securitizations with corporate loans, the collateral manager’s role in reinvestment of principal amortization in performing credits and with respect to loans that default, as well as its ability to actively manage the portfolio through trading, will have a significant impact on the value of the underlying collateral and the performance of its securitization. If the collateral manager reinvests proceeds into loans which then default, does not sell loans before such loans default close to the original purchase price or does not effectively contribute to a restructuring process to maximize value of the loan the securitization owns, the collateral manager could materially and adversely impact our investments in Securitization Vehicles.

Failure of Servicers to Effectively Service Loans. The failure of servicers to effectively service the loans underlying certain of our investments in Securitization Vehicles could materially and adversely affect the Company. Most securitizations of loans require a servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the servicer. If servicers are not vigilant in encouraging borrowers to make their payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If servicers take longer to liquidate non-performing assets, loss severities may tend to be higher than originally anticipated. The failure of servicers to effectively service the receivables underlying such assets could negatively impact the value of our investments in Securitization Vehicles and its performance.

Servicer quality is of prime importance in the default performance of certain personal loans. Servicers may go out of business, which would require a transfer of servicing to another servicer. Such transfers take time and loans may become delinquent because of confusion or lack of attention. Servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance, interest may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, causing losses to be greater than the outstanding principal balance of that loan.

Structured Products. We may invest in other structured products. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, as well as certificates issued by a structured investment vehicle that holds pools of CMBS or RMBS. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor in the subordinated debt securities issued by a structured product. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.

We may make investments in “covenant-lite” loans.

Although the loans in which we expect to invest will generally have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance, we may invest to a lesser extent in “covenant-lite” loans. We use the term “covenant-lite” to refer generally to loans that do not have financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition or operating results. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

We may invest in transactions on an expedited basis.

Investment analyses and decisions by Oaktree may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to Oaktree at the time of making an investment decision may be limited, and Oaktree may not have access to detailed information regarding the underlying asset. Therefore, no assurance can be given that Oaktree will have knowledge of all circumstances that may adversely affect certain proposed investments. In addition, Oaktree expects to rely upon certain independent consultants in connection with its evaluation of proposed investments. No assurance can be given as to the accuracy or completeness of the information provided by such independent consultants, and we may incur liability as a result of such consultants’ actions.

Risks Related to an Investment in the Company and the Common Shares

An investment in us is not suitable for all investors.

An investment in us is not suitable for all investors. An investment is suitable only for sophisticated investors, and an investor must have the financial ability to understand and willingness to accept the extent of its exposure to the risks and lack of liquidity inherent in an investment in us. Investors should consult their professional advisers to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in us in light of their own circumstances and financial condition. An investment in us requires a long-term commitment, and there can be no assurance that our investment objective will be achieved or that there will be any return of capital. Therefore, investors should only invest in us if they can withstand a total loss of their investment.

Our investment portfolio may not be diversified across companies, industries, types of securities or geographic regions.

Except to the extent required as a BDC or RIC (see “Certain BDC Regulatory Considerations” included in Part I, Item 1 in this annual report on Form 10-K), the Adviser is not under any other obligation to diversify our investments, whether by reference to the amount invested or the industries or geographical areas in which portfolio companies operate. The Adviser may allocate capital among investments as it determines in its sole discretion, subject to the goal of maximizing our returns, and shareholders will have no assurances with respect to the diversification or geographic concentration of the investment program. This lack of diversification will expose us to losses disproportionate to market declines in general if there are disproportionately greater adverse price movements in the particular investments, and our investment portfolio may be subject to more rapid changes in value than would be the case if we were required to maintain a wide diversification among companies, industries and types of securities. To the extent we hold investments concentrated in a particular issuer, security, asset class, industry or geographic region, we will be more susceptible than a more widely diversified investment partnership to the negative consequences of a single corporate, economic, political or regulatory event. Unfavorable performance by any number of investments could substantially adversely affect the aggregate returns realized by shareholders.

Our Board of Trustees has broad discretionary power with respect to our investment objective, policies and strategies.

Our Board of Trustees has the authority to modify or waive our current investment objective, operating policies and strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current investment objective, operating policies and strategies would have on our business, NAV and operating results. However, the effects might be adverse, which could negatively impact our ability to pay distributions and cause shareholders to lose part or all of their investment.

Our Board of Trustees may amend our Declaration of Trust without prior shareholder approval.

Our Board of Trustees may, without shareholder vote, subject to certain exceptions, amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust, including to classify the Board of Trustees, to impose advance notice bylaw provisions for Trustee nominations or for shareholder proposals, to require super-majority approval of transactions with significant shareholders or other provisions that may be characterized as anti-takeover in nature.

The market for our target investments is highly competitive.

Purchasers of the Common Shares will be dependent upon the judgment and ability of the Adviser and its affiliates in sourcing transactions and investing and managing our capital. No assurance can be given that the Adviser will be able to identify and obtain a sufficient number of investment opportunities to invest the full amount of our capital, including any leverage, or that our investment objective will be achieved. Even if sufficient investment opportunities are identified, they may be allocated first to Other Oaktree Funds.

The activity of identifying and completing investments is highly competitive and involves a high degree of uncertainty and risk. We compete for investments with various other investors, such as other public and private funds, commercial and investment banks, commercial finance companies and, to the extent they provide an alternative form of financing, private equity funds, some of which may be our affiliates. Other funds may have investment objectives that overlap with ours, which may create competition for investment opportunities. Many competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, and may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships. Furthermore, many competitors are not subject to the regulatory restrictions that the Investment Company Act and the Code impose on us. The competitive pressures could impair our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities.

To the extent that we encounter competition for investments, returns to our shareholders may decrease, including as a result of higher pricing, foregoing opportunities or negotiating fewer transactional protections in order to remain competitive. Additionally, we may incur bid, due diligence, negotiating, consulting or other costs on investments that may not be successful. There can be no assurance that we will be able to identify, complete and exit investments which satisfy our investment objective, or realize upon their values, or that we will be able to invest fully our capital.

We rely on portfolio company management teams to operate their businesses successfully.

We generally invest in healthy companies with proven operating management in place; however, there can be no assurance that such management will continue to operate successfully. Although the Adviser monitors the performance of each investment and may make recommendations, we rely upon management to operate the portfolio companies on a day-to-day basis and, if applicable, equity sponsors who control the boards of directors of the portfolio companies to select qualified management for such companies. In addition, certain of our investments may be in businesses with limited operating histories.

We bear costs associated with due diligence of our potential investments, and such due diligence may not identify all risks associated with investments we make.

Before we make an investment, the Adviser conducts such due diligence as it deems reasonable and appropriate based on the facts and circumstances applicable to the investment. Due diligence may entail marketing studies, business plan development, evaluation of important and complex business, financial, tax, accounting, sustainability and legal issues as well as background investigations of individuals. Outside professionals, consultants, legal advisors, accountants, investment banks and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment. The involvement of such third parties may present a number of risks primarily relating to reduced control of the functions that are outsourced and may entail significant third-party expenses, which are generally borne by the Company. In addition, if the Adviser is unable to timely engage third-party providers, its ability to evaluate and acquire more complex assets could be adversely affected. Due diligence investigations with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating the investment opportunity. Moreover, there can be no assurance that attempts to identify risks associated with an investment will achieve their desired effect. Potential investors should regard an investment in the Company as being speculative and having a high degree of risk.

In the event of fraud, any material misrepresentation or omission or any professional negligence by any seller or originator of assets or such seller’s or originator’s representatives, or by any other party, we may suffer a material loss of capital and the value of our investments may be adversely impacted. We will rely upon the accuracy and completeness of representations made by various persons in the due diligence process and cannot guarantee such accuracy or completeness.

We bear costs and risks associated with the hiring of third-party service providers.

Certain of our and the Adviser’s operations may interface with and/or depend on third-party service providers, and we or the Adviser may not be in a position to verify the risks or reliability of such third parties. We may suffer adverse consequences from actions, errors or failure to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them. The costs, fees and expenses associated with the provision of such services by third-party service providers are generally borne by us instead of the Adviser, thereby increasing the expenses borne by the shareholders.

The Adviser may utilize financial projections to evaluate investments, and such projections are inherently uncertain and may be inaccurate.

We may rely upon projections developed by the Adviser or a third party concerning an investment’s future performance and cash flow, including when deciding that the possibility of actual adversity in connection with an investment in a different part of the capital structure of the portfolio company is remote. Projections are inherently subject to uncertainty and factors beyond the control of the Adviser and the portfolio company. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. Different assumptions may produce different results. The inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a portfolio company to realize projected values and cash flow and could trigger the need for us to remain passive in the event of a restructuring. In addition, prospective investors should note that projected performance is not indicative of future results, and there can be no assurance that the projected results or expected returns will be achieved or that we will be able to effectively implement our investment objective.

In addition, the Adviser may determine the suitability of investments based in part on the basis of financial projections for portfolio issuers. Events or conditions, including changes in general market conditions, which may not have been anticipated or which are otherwise not foreseeable, may occur and have a significant impact on the actual rate of return received with respect to our investments.

Our success depends in part on the Adviser’s ability to effect operating improvements at portfolio companies.

In some cases, the success of our investment strategy depends, in part, on the ability of the Adviser to provide institutional management experience and financial insights to portfolio company management, and to restructure and effect improvements in the operations of a portfolio company. The activity of identifying and implementing restructuring programs (and operating improvements at portfolio companies) entails a high degree of uncertainty. There can be no assurance that the Adviser will be able to successfully identify and implement such restructuring programs and improvements or that such insights and experience will be utilized and implemented by portfolio companies and, even if implemented, that they will result in operating improvements.

Our ability to make follow-on investments may substantially impact the success of our investments.

We may be called upon to provide follow-on funding for our investments or have the opportunity to increase our investment in such investments. There can be no assurance that we will wish to make follow-on investments or that we will have sufficient funds to do so. Any decision not to make follow-on investments or our inability to make them may have a substantial negative impact on an investment in need of such an investment or may diminish our ability to influence such investment’s future development. There can be no assurance that the Adviser will be able to predict accurately how much capital may need to be reserved for participation in follow-on investments. If more capital is reserved than is necessary, then we may receive a lower allocation of other investment opportunities. If less capital is reserved than is necessary, then we may not be able to fully protect or enhance its existing investment. If we do not have sufficient capital to participate in all (or a portion) of a follow-on investment opportunity, an Other Oaktree Fund may participate in such follow-on opportunity in lieu of or alongside us in accordance with the Investment Allocation Considerations described in Part I, Item 1, of this Form 10-K under “Allocation of Investment Opportunities.”

An investment in our Common Shares has limited liquidity.

Our Common Shares constitute illiquid investments for which there is not, and will likely not be, a secondary market at any time prior to a public offering and listing of our Common Shares on a national securities exchange. There can be no guarantee that we will conduct a public offering and list our shares on a national securities exchange. An investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in such investment. Except in limited circumstances for legal or regulatory purposes, shareholders are not entitled to redeem their shares. Shareholders must be prepared to bear the economic risk of an investment in our Common Shares for an extended period of time.

We may not pay distributions to our shareholders.

We pay, and intend to continue to pay, distributions to shareholders out of assets legally available for distribution. We cannot assure shareholders that we will achieve investment results that will allow us to sustain a specified level of cash distributions or periodic increases in cash distributions. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC can limit our ability to pay distributions. All distributions will be paid at the discretion of our Board of Trustees and will depend on our earnings, financial condition, maintenance of ability to be subject to tax as a RIC, compliance with applicable BDC regulations and such other factors as the Board of Trustees may deem relevant from time to time. There can be no assurance that we will continue to pay distributions to shareholders.

Although we have implemented a share repurchase program, we have discretion to not repurchase your shares and to amend or suspend the program.

Our Board of Trustees may amend or suspend the share repurchase program at any time in its discretion. Shareholders may not be able to sell your shares at all in the event our Board of Trustees amends or suspends the share repurchase program, absent a liquidity event, and we currently do not intend to undertake a liquidity event, and we are not obligated by our declaration of trust or otherwise to effect a liquidity event at any time. We will notify shareholders of such developments in our quarterly reports or other filings. If less than the full amount of Common Shares requested to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Common Shares being repurchased without regard to class. The share repurchase program has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price.

The timing of our repurchase offers pursuant to our share repurchase program may be at a time that is disadvantageous to our shareholders.

In the event a shareholder chooses to participate in our share repurchase program, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the class of shares being repurchased will be on the repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a shareholder seeks to sell shares to us as part of our periodic share repurchase program, the shareholder will be required to do so without knowledge of what the repurchase price of our shares will be on the repurchase date.

Shareholders may experience dilution.

Holders of our Common Shares will not have preemptive rights to any shares we issue in the future. Our Declaration of Trust allows us to issue an unlimited number of Common Shares. Our Board of Trustees may elect, without shareholder approval, to: (1) sell additional shares in our current or future public offerings; (2) issue Common Shares or interests in any of our subsidiaries in private offerings; (3) issue Common Shares upon the exercise of the options we may grant to our independent trustees or future employees; or (4) subject to applicable law, issue Common Shares in payment of an outstanding obligation to pay fees for services rendered to us. To the extent we issue additional Common Shares after an investor purchases Common Shares, that investor’s percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our subsidiaries.

All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

We make co-investments with third parties.

We co-invest with third parties through funds, joint ventures or other entities. Such investments involve risks not present in investments where a third party is not involved, including the possibility that a co-venturer or partner of the Company may at any time have other business interests and investments other than the joint venture with the Company, or may have economic or business goals different from those of the Company. In addition, we may be liable for actions of our co-venturers or partners. Our ability to exercise control or significant influence over management in these cooperative efforts will depend upon the nature of the joint venture arrangement, and certain joint venture arrangements may pose risks of impasse if no single party controls the joint venture. In addition, such arrangements are likely to involve restrictions on the resale of our interest in the company. Even if the nature of the joint venture arrangement permits us acquire the assets of the joint venture from our co-venturers or partners, we may not have the resources to do so.

Investments in non-U.S. entities pose special risks and considerations.

We may invest in the securities or obligations of non-U.S. entities. Certain non-U.S. investments involve risks and special considerations not typically associated with U.S. investments. Such risks include (a) the risk of nationalization or expropriation of assets or confiscatory taxation, (b) social, economic and political uncertainty, including war, and revolution, (c) dependence on exports and the corresponding importance of international trade, (d) differences between U.S. and non-U.S. markets, including price fluctuations, market volatility, less liquidity and smaller capitalization of securities markets, (e) currency exchange rate fluctuations, (f) rates of inflation, (g) controls on, and changes in controls on, non-U.S. investment and limitations on repatriation of invested capital and on our ability to exchange local currencies for U.S. dollars, (h) governmental involvement in and control over the economies, (i) governmental decisions to discontinue support of economic reform programs generally and impose centrally planned economies, (j) differences in auditing and financial reporting standards that may result in the unavailability of material information about issuers, (k) less extensive regulation of the securities markets, (l) longer settlement periods for securities transactions, (m) less developed corporate laws regarding fiduciary duties and the protection of investors, (n) less reliable judicial systems to enforce contracts and applicable law, (o) certain considerations regarding the maintenance of our portfolio securities and cash with non-U.S. sub-custodians and securities depositories, (p) the possible imposition of non-U.S. taxes on income and gains recognized, or gross proceeds received, with respect to such non-U.S. investments, (q) restrictions and prohibitions on ownership of property by non-U.S. entities and changes in laws relating thereto, (r) additional transactional costs and administrative burdens as a result of local legal requirements and (s) crime, corruption, terrorism, political unrest and war. We may be adversely affected by the foregoing events, or by future adverse developments in global or regional economic conditions or in the financial or credit markets.

There may be restrictions which limit or preclude our investments in non-U.S. entities, and we may face difficulty repatriating investment proceeds from non-U.S. investments.

Non-U.S. investment in the securities of issuers in certain nations is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude non-U.S. investment in issuers in such nations and increase the costs and expenses of the Company. Certain countries may restrict investment opportunities in issuers or industries deemed important to national interests. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by non-U.S. investors. In addition, if there is a deterioration in a country’s balance of payments or for other reasons, a country may impose temporary restrictions on, or altogether change its restrictions on, non-U.S. capital remittances abroad. In response to sovereign debt or currency crises, for example, certain governments have enacted legislation that imposes restrictions on the inflow and outflow of non-U.S. currency into and from such country. These restrictions may adversely affect our ability to source investments or to repatriate investment proceeds. Repatriation of capital was particularly a problem during the sovereign debt and currency crises of the 1990s and continues to be a problem today in certain countries. Even where capital controls do not prohibit remittances abroad, the repatriation of proceeds from investment dispositions may require the procurement of a substantial number of regulatory consents, certificates and approvals, including licenses for the Company and clearance certificates from tax or monetary authorities. Obtaining such approvals or licenses may be difficult, expensive and time consuming and may depend on political or other factors outside our control. Finally, repatriation of income from and investments in entities that are organized or domiciled in non-U.S. countries may be affected adversely by local withholding and other non-U.S. tax requirements. The foregoing requirements and restrictions may adversely affect our ability to source investments or to repatriate investment proceeds, and there can be no assurance that we will be permitted to repatriate capital or profits, if any, from the non-U.S. jurisdictions in which it invests.

Deficiencies in our internal control over financial reporting could prevent us from accurately and timely reporting our financial results.

We may identify deficiencies in our internal control over financial reporting in the future, including significant deficiencies and material weaknesses. A “significant deficiency” is a deficiency or a combination of deficiencies in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of a company’s financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

Failure to identify deficiencies in our internal control over financial reporting in a timely manner or to remediate any deficiencies, or the identification of material weaknesses or significant deficiencies in the future could prevent us from accurately and timely reporting our financial results.

The process of valuing our portfolio is subject to inherent uncertainties and judgments, which could impact how our NAV is calculated.

Valuations of our portfolio, which affect the amount of the management fee and incentive fee and our performance results, may involve uncertainties and judgmental determinations. Further, the methodology for the calculation of the management fee and incentive fee creates a potential conflict of interest for the Adviser in determining valuations. As a BDC, we are required to account for our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Board of Trustees or its designee. Typically, there is not a public market for the securities of the privately held companies in which we invest. As a result, we value these securities quarterly at fair value as determined in good faith by the Board of Trustees or its designee. Our Board of Trustees has designated the Adviser as the valuation designee pursuant to Rule 2a-5 under the Investment Company Act. The fair value of such securities may change, potentially materially, between the date of the fair value determination and the release of the financial results for the corresponding period or the next date at which fair value is determined.

The process of valuing securities for which reliable market quotations are not available is based on inherent uncertainties, and the resulting values may differ from values that would have been determined had a ready market existed for such securities and may differ from the prices at which such securities may ultimately be sold. Further, third-party pricing information may at times not be available regarding certain of our securities, derivatives and other assets. Certain factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our or the Adviser’s determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. In addition, any investments that include OID or PIK interest may have unreliable valuations because their continuing accruals require ongoing judgments about the collectability of their deferred payments and the value of their underlying collateral. Due to these uncertainties, fair value determinations may cause the NAV on a given date to materially understate or overstate the value that we ultimately realize upon the sale of one or more investments.

A disruption in the secondary markets for our investments may limit the ability of the Adviser to obtain accurate market quotations for purposes of valuing our investments and calculating our NAV. In addition, material events occurring after the close of a principal market upon which a portion of our securities or other assets are traded may require the Adviser to make a determination of the effect of a material event on the value of the securities or other assets traded on the market for purposes of determining the fair value of our investments on a valuation date. If the valuation of our securities in accordance with the Adviser’s valuation policy should prove to be incorrect, the fair value of our investments could be adversely affected. Absent bad faith or manifest error, valuation determinations in accordance with the Adviser’s valuation policy will be conclusive and binding. Furthermore, these values will be used to determine our NAV. To the extent these investments are undervalued or overvalued, the Common Shares of existing shareholders or newly admitted shareholders could be adversely affected.

Risks Related to Our Notes

The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.

The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated to any secured indebtedness we have currently incurred and may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of September 30, 2025, we had $370.0 million of outstanding borrowings under the ING Credit Agreement, all of which is secured.

The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of Oaktree Strategic Credit Fund and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. The assets of such subsidiaries are not directly available to satisfy the claims of our creditors, including holders of the Notes.

Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims are effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes are structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. As of September 30, 2025, our subsidiaries had $979.4 million of outstanding borrowings under the credit facilities, all of which are structurally senior to the Notes.

In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

The indentures under which the Notes are issued contains limited protection for holders of the Notes.

The indentures under which the Notes are issued offers limited protection to holders of the Notes. The terms of the indentures and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on investments in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to: issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the Investment Company Act as modified by Section 61(a)(1) and (2) of the Investment Company Act or any successor provisions, whether or not we continue to be subject to such provisions of the Investment Company Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for holders of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

An active trading market for the Notes may not exist, which could limit your ability to sell the Notes or affect the market price of the Notes.

We cannot provide any assurances that an active trading market for the Notes will exist in the future or that holders will be able to sell their Notes. Even if an active trading market does exist, the Notes may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, if any, general economic conditions, our financial condition, performance and prospects and other factors. To the extent an active trading market does not exist, the liquidity and trading price for the Notes may be harmed. Accordingly, holder of the Notes may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including our credit facilities and our Notes or other indebtedness to which we may be a party that is not waived by the required lenders or holders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our credit facilities or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our credit facilities or the required holders of our Notes or other debt that we may incur in the future to avoid being in default. If we breach our covenants under our credit facilities, our Notes or other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations, including the lenders under our credit facilities, could proceed against the collateral securing the debt. Because our credit facilities and our Notes have, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness thereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due. In the event holders of any debt securities we have outstanding exercise their rights to accelerate following a cross-default, those holders would be entitled to receive the principal amount of their investment, subject to any subordination arrangements that may be in place. We cannot assure you that we will have sufficient liquidity to be able to repay such amounts, in which case we would be in default under the accelerated debt and holders would have the ability to sue us to recover amounts then owing.

Risks Related to the Adviser and its Affiliates; Conflicts of Interest

Our ability to achieve our investment objective depends on our Adviser’s ability to support our investment process; if our Adviser were to lose key personnel or they were to resign, our ability to achieve our investment objective could be significantly harmed.

We depend on the investment expertise, skill and network of business contacts of the senior personnel of our Adviser. Our Adviser evaluates, negotiates, structures, executes, monitors and services our investments. Key personnel of our Adviser have departed in the past and current key personnel could depart at any time. Our Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to us, and facilitating access to financing on acceptable terms depend on the employment of Investment Professionals in adequate number and of adequate sophistication to match the corresponding flow of transactions. The departure of key personnel or of a significant number of the Investment Professionals or partners of our Adviser could have a material adverse effect on our ability to achieve our investment objective. Our Adviser may need to hire, train, supervise and manage new Investment Professionals to participate in our investment selection and monitoring process and may not be able to find Investment Professionals in a timely manner or at all.

In addition, our Adviser may resign on 60 days’ notice. If we are unable to quickly find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, our operations are likely to experience a disruption and our ability to achieve our investment objective and pay distributions would likely be materially and adversely affected.

Our business model depends to a significant extent upon strong referral relationships, and the inability of the personnel associated with our Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

We expect that personnel associated with our Adviser will maintain and develop their relationships with intermediaries, banks and other sources, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If these individuals fail to maintain their existing relationships or develop new relationships with other sources of investment opportunities, we may not be able to grow or maintain our investment portfolio. In addition, individuals with whom the personnel associated with our Adviser have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us. The failure of the personnel associated with our Adviser to maintain existing relationships, grow new relationships, or for those relationships to generate investment opportunities could have an adverse effect on our business, financial condition and results of operations.

The Adviser may be incentivized to make investments that are risky or speculative in order to enhance our performance.

The fact that the incentive fee is based on our performance may create an incentive for the Adviser to make investments on our behalf that are riskier or more speculative than would be the case in the absence of the incentive fee. The way in which the incentive fee is determined may encourage the Adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase our likelihood of default, which would disfavor shareholders, and could result in higher investment losses, particularly during economic downturns.

In addition, the portion of the incentive fee based on Pre-Incentive Fee Net Investment Income and payable to the Adviser will be computed and paid on income that may include interest income that has been accrued but not yet received in cash, such as OID interest, debt instruments with PIK interest and zero coupon securities and obligations. As a result, for any calendar quarter, the incentive fee attributable to Pre-Incentive Fee Net Investment Income that is paid to the Adviser may be calculated on the basis of an amount that is greater than the amount of net investment income actually received by the Company for such calendar quarter. This fee structure may be considered to involve a conflict of interest for the Adviser to the extent that it may encourage the Adviser to favor debt financings that provide for deferred interest, rather than current cash payments of interest. The Adviser may have an incentive for us to invest in deferred interest securities or obligations in circumstances where it would not have done so but for the opportunity to continue to earn the Investment Income incentive fee even when the issuers of the deferred interest securities or obligations would not be able to make actual cash payments on such securities and obligations. Moreover, certain of the types of investments within our investment objective, such as PIK “toggle” debt, may result in a PIK election, which may have the simultaneous effect of increasing the assets under management, thereby increasing the management fee and increasing investment income, thus increasing the incentive fee.

This risk could be increased because the Adviser is not obligated to reimburse us for any distributions of incentive fees previously received even if we subsequently incur losses or never receive, in cash, the deferred income that was previously accrued. Thus, while the shareholders will share in both the risks and rewards of investing in such instruments, the Adviser will not share in such risks.

In the event that losses are allocated to us for a given annual period, the Adviser is not required to reduce the incentive fee credited for prior annual periods. Shareholders should also be aware that a rise in the general level of interest rates can generally be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for the hurdle rate to be met or exceeded and may result in a substantial increase of the amount of incentive fee payable to the Adviser with respect to the Investment Income incentive fee without a corresponding increase in performance relative to the market as a whole.

No index will be used as a comparative measure of investment performance as a basis for calculating the incentive fee.

We have and may in the future be required to pay the Adviser the incentive fee for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter.

The Adviser will be entitled to the incentive fee for each fiscal quarter in an amount equal to a percentage of the excess of Pre-Incentive Fee Net Investment Income for that quarter above a threshold return for that quarter. For these purposes, the Pre-Incentive Fee Net Investment Income excludes realized capital gains, realized capital losses, unrealized capital appreciation and unrealized capital depreciation that we may incur in the fiscal quarter, even if such capital losses result in a net loss for the Company for that quarter. Thus, we have and may in the future be required to pay the Adviser the incentive fee for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter. If we pay an incentive fee of 12.5% of realized capital gains (net of all realized capital losses on a cumulative basis and unrealized capital depreciation), and thereafter experiences additional realized capital losses or unrealized capital depreciation, we will not be able to recover any portion of the incentive fee previously paid.

The Adviser may be incentivized to increase our NAV by purchasing assets with borrowed amounts.

The management fee is based on our NAV, including assets purchased with borrowed amounts. The Adviser may, therefore, be incentivized to increase such borrowing to increase the management fee. Under certain circumstances, the use of increased leverage may increase the likelihood of default, which would disfavor shareholders.

There may be conflicts of interest related to obligations that the Adviser’s senior management and investment team have to Other Oaktree Funds.

Actual and potential conflicts between the Adviser and its affiliates, on one hand, and us and our portfolio companies, on the other hand, are expected to occur. Oaktree manages the Other Oaktree Funds, which present the possibility of overlapping investments, and thus may raise actual, or potential conflicts of interest. In particular, on the risk/reward spectrum, we sit between Oaktree’s High Yield Bond and Senior Loan and the Distressed Debt Strategies. Many of the investments targeted by us may be appropriate for these Other Oaktree Funds but for the expected yield at the time of investment, so in retrospect or at different points in the market cycle, investments that were made by us may seem more appropriate for an Other Oaktree Fund, and vice versa. Shareholders will have no ability to challenge such allocation so long as it was made in good faith in accordance with the procedures discussed in Part 1, Item 1 of this Form 10-K under “Allocation of Investment Opportunities”. Such procedures give Oaktree broad authority to allocate investment opportunities, notwithstanding the potential conflicts of interest that may exist. For example, economic and liquidity provisions may differ significantly between us and the Other Oaktree Funds, creating an economic incentive for Oaktree to allocate investments that may be appropriate for a lower fee or more liquid strategy to a higher fee or less liquid strategy.

In addition, there are potential conflicts of interests between the interests of us and our shareholders, on the one hand, and the business interests of Oaktree, on the other hand. Potential conflicts of interests include, but are not limited to, the fact that Oaktree serves as our investment adviser. If any matter arises that Oaktree determines in its good faith judgment constitutes an actual conflict of interest, Oaktree may take such actions as may be necessary or appropriate to prevent or reduce the conflict.

Our executive officers and trustees, and certain members of the Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Company, or of investment funds managed by the Adviser’s affiliates. For example, the Adviser presently serves as the investment adviser to Oaktree Specialty Lending Corporation (“OCSL”), a publicly traded BDC, and Oaktree Gardens OLP, LLC (“OLPG”), a private BDC. OCSL is a part of Oaktree’s Strategic Credit and U.S. Private Debt strategies. OCSL and OLPG invest in debt and debt-like instruments similar to those we target for investment. Therefore, there may be certain investment opportunities that satisfy our investment criteria and that of OCSL and OLPG, as well as private investment funds and accounts advised or sub-advised by the Adviser or its affiliates. OCSL and OLPG each operate as distinct and separate entities, and any investment in the Common Shares will not be an investment in OCSL and OLPG. In addition, all of our executive officers serve in substantially similar capacities for OCSL and OLPG. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our best interests or the shareholders. For example, the personnel of the Adviser may face conflicts of interest in the allocation of investment opportunities. Oaktree has investment allocation guidelines that govern the allocation of investment opportunities among the investment funds and accounts managed or sub-advised by the Adviser and its affiliates. To the extent an investment opportunity is appropriate for the Company, OLPG or OCSL or any other investment fund or account managed or sub-advised by the Adviser or its affiliates, the Adviser will adhere to its investment allocation guidelines in order to determine a fair and equitable allocation.

In addition, in the event Oaktree forms one or more feeder vehicles to facilitate indirect investments in the Company by certain investors, there are potential conflicts of interest between the interests of any such feeder vehicles and investors therein, on the one hand, and the business interests of Oaktree, on the other hand. Potential conflicts of interest may include, but are not limited to, the fact that one or more Oaktree affiliates will be the general partner, manager or managing member of any such feeder vehicle. If any matter arises that Oaktree determines in its good faith judgment constitutes an actual conflict of interest, Oaktree may take such actions as may be necessary or appropriate to prevent or reduce the conflict, subject to the limitations of the Investment Company Act.

Pursuant to the Investment Advisory Agreement, our Adviser’s liability is limited and we are required to indemnify our Adviser against certain liabilities. This may lead our Adviser to act in a riskier manner in performing its duties and obligations under the Investment Advisory Agreement than it would if it were acting for its own account, and creates a potential conflict of interest.

In addition, we may make investments in different parts of the capital structure of companies in which Other Oaktree Funds already hold an investment. Generally speaking, the Adviser expects that we will make such investments only when, at the time of investment, the Adviser believes that (a) such investment is in our best interests and (b)(i) the possibility of actual adversity between us, on the one hand, and the Other Oaktree Fund, on the other, is remote, (ii) either the potential investment by us or the investment of such Other Oaktree Fund is not large enough to control any actions taken by the collective holders of securities of such company or asset or (iii) in light of the particular circumstances, Oaktree determines in its discretion and in good faith that such investment is appropriate for us, notwithstanding the potential for conflict. If any conflict were to arise, however, the Adviser will be permitted to take certain actions that, in the absence of such conflict, it would not take, such as causing us to remain passive, investing in the same class of securities to align interests, divesting investments or taking other actions to reduce adversity, which may have the effect of benefiting certain Other Oaktree Funds, and not us. Given that we generally intend to invest higher in the capital structure, it is likely we will remain passive in the event of a conflict, meaning that we must rely on other investors holding the same types of securities or obligations to advocate on behalf of our class. The Adviser will have no obligation to advise these other holders of any potential claims they may have of which The Adviser may be aware or to consider their interests when advocating on behalf of the Other Oaktree Funds that hold investments in lower parts of the capital structure.

Pursuant to the Administration Agreement, the Administrator furnishes us with the facilities, including our principal executive office, and administrative services necessary to conduct our day-to-day operations. We pay the Administrator its allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, without limitation a portion of the rent at market rates and the compensation of our Chief Financial Officer, Chief Compliance Officer, their respective staffs and other non-Investment Professionals at Oaktree that perform duties for us. This arrangement creates conflicts of interest that our Board of Trustees must monitor.

Oaktree’s existing relationships may influence any decision by the Adviser to undertake investments on our behalf.

Oaktree has long-term relationships with a significant number of companies and their respective senior management. Oaktree also has relationships with numerous investors, including institutional investors and their senior management. The existence and development of these relationships may influence whether or not the Adviser undertakes a particular investment on our behalf and, if so, the form and level of such investment. Similarly, the Adviser may take the existence and development of such relationships into consideration in its management of us and our investments. Without limiting the generality of the foregoing, there may, for example, be certain strategies involving the management or realization of particular investments that the Adviser will not employ on our behalf in light of these relationships.

Other services provided by broker-dealers and financing sources to Oaktree may influence the Adviser’s selection of these service providers on behalf of us.

Conflicts of interest may exist with respect to the Adviser’s selection of brokers, dealers and transaction agents and counterparties (collectively, “Broker-Dealers”) and financing sources for the execution of transactions by us. When engaging the services of Broker-Dealers and financing sources, the Adviser may, subject to best execution, take into consideration a variety of factors, including, to the extent applicable, the ability to achieve prompt and reliable execution, competitive pricing, transaction costs, operational efficiency with which transactions are effected, access to deal flow and precedent transactions, and the financial stability and reputation of the particular Broker-Dealer, as well as other factors that the Adviser deems appropriate to consider under the circumstances. Broker-Dealers and financing sources may provide other services that are beneficial to the Adviser, Oaktree and their affiliates but that are not necessarily beneficial to the Company, including capital introductions, other marketing assistance, client and personnel referrals, consulting services and research-related services. These other services and items may influence the Adviser’s selection of Broker-Dealers and financing sources.

Oaktree currently manages and will continue to raise additional investment vehicles that may have a substantially similar investment focus as us.

Within Oaktree’s Direct Lending strategy, Oaktree currently manages and will continue to raise additional separately managed accounts, private commingled funds and private or public BDCs. Each of these BDCs, funds and accounts may have a substantially similar investment focus as the Company, although some may invest a larger percentage, as compared to the Company, of its total assets or total capital commitments, whichever is greater, in any one issuer or consolidated issuer group, some may not originate loans to U.S. borrowers, and some will not invest in any investment that is categorized as a Level III asset under GAAP at the time of acquisition. Oaktree has formed Oaktree Lending Partners (Unlevered), SCSp, Oaktree Lending Partners (Unlevered), L.P. and Oaktree Lending Partners, L.P. which co-invest with us and may form one or more additional parallel funds and/or separate accounts that will co-invest with us. In addition, Oaktree may also form parallel funds alongside any of such funds and accounts and may raise other funds and accounts within the Direct Lending strategy in the future. All of such funds and accounts, whether now existing or subsequently created, are referred to herein collectively as the “Related Direct Lending Funds.”

The Adviser intends to allocate investment opportunities among the Company and the Related Direct Lending Funds in accordance with the procedures discussed in Part 1, Item 1 of this Form 10-K under “Allocation of Investment Opportunities”. However, the fee structures and other terms among the Company and the Related Direct Lending Funds are different, and the Adviser may, therefore, have an incentive to allocate certain opportunities to such funds and accounts for which Oaktree or the general partners of such funds or accounts will receive greater fees, which may result in more attractive but riskier or less liquid opportunities being weighted to a particular fund or account.

While Oaktree does not intend to accept more capital into its Direct Lending strategy than it believes it can prudently invest at the time, the Direct Lending strategy has expanded and is continuing to expand significantly, and the investment process may be burdened by the number of new funds and accounts within the strategy. We have to share the attention of the Investment Professionals with the Related Direct Lending Funds, which could result in the Investment Professionals focusing more on funds and accounts that have more investor capital or that require greater administrative attention.

We may not receive investment opportunities that are allocated to other investment vehicles managed or sponsored by the Adviser.

We and certain of our controlled affiliates are prohibited under the Investment Company Act from knowingly participating in certain transactions with upstream affiliates, or with the Adviser and its affiliates, without the prior approval of independent trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is an upstream affiliate for purposes of the Investment Company Act, and we are generally prohibited from buying or selling any security (other than our securities) from or to such affiliate, absent the prior approval of independent trustees. The Investment Company Act also prohibits “joint” transactions with an upstream affiliate, or the Adviser or its affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of independent trustees. In addition, we and certain of our controlled affiliates are prohibited from buying or selling any security from or to, or entering into joint transactions with, the Adviser and its affiliates, or any person who owns more than 25% of our voting securities or is otherwise deemed to control, be controlled by, or be under common control with the Company, absent the prior approval of the SEC through an exemptive order (other than in certain limited situations pursuant to current regulatory guidance as described below). The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing.

As a BDC, we are required to comply with certain regulatory requirements. For example, we are not generally permitted to invest in any portfolio company in which an Other Oaktree Fund or any of its downstream affiliates (other than us and our downstream affiliates) currently has an investment, or to make any co-investments with the Adviser or its affiliates, including any Other Oaktree Funds or any of its downstream affiliates (other than us and our downstream affiliates), without exemptive relief from the SEC, subject to certain exceptions.

On November 14, 2025, OCM received the Exemptive Relief from the SEC to allow certain managed funds and accounts, each of whose investment adviser is OCM or an investment adviser controlling, controlled by or under common control with OCM, to participate in negotiated co-investment transactions where doing so is consistent with regulatory requirements and other pertinent factors, and pursuant to the conditions thereof. Oaktree operates under a new form of Exemptive Relief that adopts a more flexible requirement that allocations be “fair and equitable” to us and that the Adviser consider the interests of us in allocations and which minimizes certain board approval requirements from the prior form of relief. Under the Exemptive Relief, the terms, conditions, price, class of securities to be purchased in respect of a particular investment, the date on which such investment is to be made and any registration rights applicable thereto, must be generally the same for us and each other participating Other Oaktree Fund. The requirements of the Exemptive Relief (including any requirements for board approval thereunder), as well as other regulatory requirements associated with us and other BDCs and interval funds managed by Oaktree, potentially will impact the investment allocations among other participating Accounts (including, for the avoidance of doubt, us) or otherwise impact allocation results. Any changes to the Exemptive Relief or the rules and other guidance promulgated by the SEC and its Staff under the Investment Company Act could impact allocations made available to us and thereby affect (and potentially decrease) the allocation made to the Fund or otherwise impact the process for allocations in transactions in which we participate.

Although the Adviser will endeavor to allocate investment opportunities in a fair and equitable manner, we and the shareholders could be adversely affected to the extent investment opportunities are allocated to other investment vehicles managed or sponsored by, or affiliated with, our executive officers, trustees and members of the Adviser. We might not participate in each individual opportunity but will, on an overall basis, be entitled to participate equitably with other entities managed by the Adviser and its affiliates. The Adviser seeks to treat all clients fairly and equitably over time such that none receives preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds or accounts receive allocations where others do not.

The Adviser may offer other investors the opportunity to participate in investments side by side with the Company.

The Adviser may in its sole discretion offer strategic and other investors the opportunity to participate in one or more Company investments on a side-by-side basis, subject to the Investment Allocation Considerations described in Part 1, Item 1 of this Form 10-K under “Allocation of Investment Opportunities”. The terms of any such investment opportunity will be determined by the Adviser, including any management fee or incentive fee charged in connection therewith, and may vary with respect to any such investment opportunity. In addition, Oaktree and the investment team currently manage, and in the future are expected to manage additional assets for one or more advisory clients through a separate account or similar arrangement employing an investment strategy investing in parallel with, or similar to, our strategy. Such arrangements potentially will afford those clients different terms than us. Advisory clients that have been granted additional access to portfolio information or enhanced transparency may be able to make investment decisions based on information and at times not generally available to other investors, including shareholders. Any such investment decisions made by these advisory clients on the basis of such information, including any substantial withdrawals or redemptions, could adversely affect the market value of our portfolio and therefore our net asset value and net asset value per share.

Portfolio companies of Other Oaktree Funds may compete with our portfolio companies.

Portfolio companies of Other Oaktree Funds may engage in, or may in the future engage in, a broad range of business activities and may invest in, or transact with, companies whose operations may be substantially similar to and/or competitive with the portfolio companies in which we may invest. The performance and operation of such other businesses and investments could conflict with and adversely affect the performance and operation of our portfolio companies, and may adversely affect the prices and availability of business opportunities or transactions available to such portfolio companies and the Company.

In addition, the activities of portfolio companies of Other Oaktree Funds can have an effect on the existing investments of and/or investment opportunities available to the Company. For example, any such investment could result in antitrust complexities for the Company, or any such investment in a particular industry could limit our ability to pursue other opportunities within the same or related industries. Furthermore, the activities of such portfolio companies of Other Oaktree Funds have the ability to subject us and/or our portfolio companies and/or issuers to laws, rules and/or regulations of U.S., European and/or any other jurisdictions, in each case, that would not otherwise be applicable to us or our portfolio companies or issuers. Compliance with such laws, rules and regulations may place material burdens and/or limitations on, and may give rise to material costs borne by, us and/or our portfolio companies and/or issuers (including payment of back-taxes and penalties and compliance with additional reporting obligations), any or all of which may have a material adverse effect on our activities and operations.

Oaktree personnel will work on matters related to Other Oaktree Funds.

The Adviser and its affiliates devote such time as they deem necessary to conduct the business affairs of the Company in an appropriate manner. However, Oaktree personnel work on matters related to Other Oaktree Funds and other Oaktree managed strategies, including providing transaction-related, legal, management and other services to Other Oaktree Funds and portfolio companies. Conflicts may arise in the allocation of personnel among us and such other funds and strategies. As a result, Oaktree personnel will work on other projects, and conflicts may therefore arise in the allocation of personnel among us and such other projects. For example, certain members of the Investment Team are contractually required to, and will, devote substantial portions of their business time to the management and operation of the Other Oaktree Funds.

We may realize different investment returns than Other Oaktree Funds.

We and Other Oaktree Funds have the potential to make investments at different times and/or on different terms or exit any of such investments at different times and/or on different terms compared to such investment made on behalf of us. In addition, we likely will not invest through the same investment vehicles, have the same access to credit or employ the same hedging or investment strategies as such Other Oaktree Funds. This likely will result in differences in prices, investment terms, leverage and associated costs between us and any Other Oaktree Funds. Therefore, we may realize different investment returns than such Other Oaktree Funds, with respect to any investment made alongside some or all of such entities.

Oaktree shall have sole discretion in determining what investments we will be offered to pursue. As a result, there is no guarantee that we will be offered the opportunity to invest in any particular investments or type of investments alongside any Other Oaktree Funds. The terms, conditions and the time of investment and disposition of investments held by us may be materially different from those of any such Other Oaktree Funds.

There may be trademark risk, as we do not own the Oaktree name.

We do not own the Oaktree name, but we are permitted to use it as part of our corporate name pursuant to the Investment Advisory Agreement. Use of the name by other parties or the termination of the Investment Advisory Agreement may harm our business.

Federal Income Tax Risks

We will be subject to corporate-level income tax if we are unable to continue to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

To obtain and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and asset diversification requirements. If we do not continue to qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discount and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

Some of our investments may be subject to corporate-level income tax.

We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Our portfolio investments may present special tax issues.

The Company invests in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Company. U.S. federal income tax rules are not entirely clear about issues such as when the Company may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Company, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U. S. federal income tax.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our shares or the value or the resale potential of our investments.

General Risk Factors

General economic and market conditions could materially affect the success of our activities and investments.

Any disruptions in the capital markets may increase the spread between the yields realized on risk-free and higher risk securities and can result in illiquidity in parts of the capital markets, significant write-offs in the financial sector and re-pricing of credit risk in the broadly syndicated market. These and any other unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. Significant changes in the capital markets have limited and could continue to limit our investment originations, limit our ability to grow and have a material negative impact on our and our portfolio companies’ operating results and the fair values of our debt and equity investments. More recently, the fair value of our investments was adversely affected by increasing market yields.

Many factors affect the appeal and availability of investments in companies and the securities and obligations that are our focus. The success of our activities could be materially adversely affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of our investments), trade barriers and currency exchange controls, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations) in respect of the countries in which we may invest, as well as by numerous other factors outside the control of the Adviser or its affiliates. These factors may affect the level and volatility of securities prices and the liquidity of our investments, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. These events could limit our investment originations, limit our ability to grow or negatively impact our operating results.

Oaktree’s financial condition may be adversely affected by a significant general economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Oaktree’s business and operations, which includes the Adviser, and thereby could impact us. Moreover, a recession, slowdown and/or sustained downturn in the U.S. or global economy (or any particular segment thereof) or weakening of credit markets will adversely affect our profitability, impede the ability of our portfolio companies to perform under or refinance their existing obligations, and impair our ability to effectively exit investments on favorable terms. Any of the foregoing events could result in substantial or total losses to us in respect of certain investments, which losses could be exacerbated by the presence of leverage in a particular portfolio company’s capital structure.

In addition, economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could adversely affect global economic conditions and world markets and, in turn, could adversely affect our performance. The economies of particular individual emerging markets countries may differ favorably or unfavorably from one another in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency and balance of payments position. Governments of many emerging markets countries have exercised and continue to exercise substantial influence over many aspects of the private sector, including owning or controlling such countries’ large companies.

Economic recessions or downturns may have a material adverse effect on our business, financial condition and results of operations, and could impair the ability of our portfolio companies to repay debt or pay interest.

Economic recessions or downturns may result in a prolonged period of market illiquidity which could have a material adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also have and could further increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations, limit our ability to grow and negatively impact our operating results. In addition, uncertainty with regard to economic recovery from recessions or downturns could also have a negative impact on our business, financial condition and results of operations.

When recessionary conditions exist, the financial results of middle-market companies, like those in which we invest, typically experience deterioration, which could ultimately lead to difficulty in meeting debt service requirements and an increase in defaults. Additionally, there can be reduced demand for certain of our portfolio companies’ products and services and/or other economic consequences, such as decreased margins or extended payment terms. Further, adverse economic conditions may decrease the value of collateral securing some of our loans and the value of our equity investments. Such conditions may require us to modify the payment terms of our investments, including changes in PIK interest provisions and/or cash interest rates. The performance of certain of our portfolio companies has been, and in the future may be, negatively impacted by these economic or other conditions, which may result in our receipt of reduced interest income from our portfolio companies and/or realized and unrealized losses related to our investments, and, in turn, may adversely affect distributable income and have a material adverse effect on our results of operations.

Global economic, political and market conditions, including downgrades of the U.S. credit rating, may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.

The current global financial market situation, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets and may cause economic uncertainties or deterioration in the U.S. and worldwide. The impact of downgrades by rating agencies to the U.S. government’s sovereign credit rating or its perceived creditworthiness as well as actual or potential government shutdowns and uncertainty surrounding transfers of power could adversely affect the U.S. and global financial markets and economic conditions. Several European Union countries have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. In addition, the fiscal policy of large foreign nations, may have a severe impact on the worldwide and U.S. financial markets. Additionally, trade wars and volatility in the U.S. repo market, the U.S. high yield bond markets, the global stock markets and global markets for commodities may affect other financial markets worldwide. In addition, while governments worldwide have used stimulus measures recently to reduce volatility in the financial markets, volatility has returned as such measures are phased out, and the long-term impacts of such stimulus on fiscal policy and inflation remain unknown. We cannot predict the effects of these or similar events in the future on the U.S. and global economies and securities markets or on our investments. We monitor developments in economic, political and market conditions and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.

Item 1B.	Unresolved Staff Comments

None.

Item 1C.	Cybersecurity

We rely on the cybersecurity strategy and policies implemented by Oaktree. Oaktree maintains a cyber risk management program designed to identify, assess, manage, mitigate, and respond to cybersecurity threats. This program is integrated into Oaktree’s overall risk management processes and focuses on the corporate information technology environment. The audit committee of the board of directors of BOH oversees Oaktree’s cybersecurity program. The cybersecurity team briefs the audit committee of BOH on the effectiveness of Oaktree’s cyber risk management program. The Internal Audit team also shares the results of its annual cybersecurity audits with the audit committee of BOH.

The underlying controls of the cyber risk management program are designed to meet Oaktree’s business requirements, security risks and organization profile, and leverages many elements of the National Institute of Standards and Technology Cybersecurity Framework and the International Organization Standardization 27001 Information Security Management System Requirements. The Internal Audit team conducts an annual internal audit of the Company’s cyber risk management program utilizing the services of a third-party provider. Additionally, Oaktree hires a third party provider to conduct an annual penetration test of Oaktree’s systems. Oaktree has developed and implemented controls and processes to oversee and manage its engagements with third-party vendors. These procedures encompass pre-engagement due diligence efforts and the ongoing monitoring of the third-party vendors that are considered to be high-risk. Although these controls and processes are designed to mitigate risks associated with third-party engagements, they do not guarantee the elimination of all potential risks. The effectiveness of these controls and processes is dependent on a variety of factors, some of which are outside Oaktree’s and our control.

A third party Managed Security Service Provider manages Oaktree’s Security Operations Center to provide 24/7 monitoring of its global systems and to coordinate the investigation of alerts of potential security incidents. Alerts are then escalated to the Oaktree Cybersecurity team for investigation and remediation, if necessary. Cyber partners are a key part of Oaktree’s cybersecurity infrastructure. Oaktree partners with leading cybersecurity companies and organizations, leveraging third-party technology and expertise. Oaktree engages with these partners to monitor and maintain the performance and effectiveness of products and services that are deployed in Oaktree’s environment. A Managing Director in Oaktree’s information technology department heads Oaktree’s cybersecurity team. This individual reports to Oaktree’s Chief Information Officer and is responsible for assessing and managing Oaktree’s cyber risk management program, informs senior management regarding the prevention, detection, mitigation, and remediation of cybersecurity incidents and supervises such efforts. The cybersecurity team has decades of collective experience selecting, deploying and operating cybersecurity technologies, initiatives and processes and relies on threat intelligence as well as other information obtained from governmental, public and private sources, including external consultants engaged by Oaktree.

The head of Oaktree’s cybersecurity team has substantial information technology and cybersecurity experience, with a career spanning over 25 years in managing global IT operations in a wide range of areas, including cybersecurity, IT governance, controls, compliance, data center operations, network engineering and cloud computing.

Our board of directors oversees our cybersecurity program and receives quarterly updates from the cybersecurity team on matters including Oaktree’s cyber risk management program (and risks to us related to cybersecurity) and updates to the cybersecurity program, including active and recently completed initiatives.

We and Oaktree face risks from cybersecurity threats that could have a material adverse effect on our business, financial condition or results of operations. We and Oaktree have experienced, and will continue to experience, cyber incidents in the normal course of its business. However, we are not currently aware of any current or past cyberattacks or other incidents that, individually or in the aggregate, have materially affected, or are reasonably likely to materially affect, our business, financial condition or results of operations. See “Risk Factors—Risks Relating to Our Business and Structure — We may face a breach of our cyber security, which could result in adverse consequences to our operations and exposure of confidential information.”

Item 2.	Properties

We do not own any real estate or other physical properties material to our operations. Our administrative and principal executive offices are located at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Item 3.	Legal Proceedings

From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. We are not currently subject to any material legal proceedings, and, to our knowledge, no material legal proceeding is threatened against us.

Item 4.	Mine Safety Disclosures

Not applicable.

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Share Issuances

We are offering on a best efforts, continuous basis up to $5.0 billion aggregate offering price of Common Shares pursuant to an offering registered with the SEC. The offering consists of four classes of Common Shares: Class T shares, Class S shares, Class D shares and Class I shares. The share classes have different ongoing shareholder servicing and/or distribution fees. Other than the differences in ongoing shareholder servicing and/or distribution fees, each class of Common Shares has the same economics and voting rights. Our Common Shares are not listed for trading on a stock exchange or other securities market and there is no established public trading market for our Common Shares.

Holders

As of December 17, 2025, there were 8,448 holders of record of our Class S shares, 66 holders of record of our Class D shares, 3,053 holders of record of our Class I shares and 31 holders of record of our Class T shares.

We determine our NAV for each class of shares each month as of the last day of each calendar month. The NAV per share of each class of shares is determined by dividing the value of total assets attributable to such class minus liabilities attributable to such class by the total number of Common Shares of such class outstanding at the date as of which the determination is made. The following table presents each month-end NAV per share for Class I, Class S, Class D and Class T shares during the year ended September 30, 2025.

	Class I Shares	Class S Shares	Class D Shares	Class T Shares
October 31, 2024	$23.55	$23.55	$23.55	—
November 30, 2024	$23.56	$23.56	$23.56	—
December 31, 2024	$23.52	$23.52	$23.52	—
January 31, 2025	$23.49	$23.49	$23.49	—
February 28, 2025	$23.41	$23.41	$23.41	—
March 31, 2025	$23.28	$23.28	$23.28	—
April 30, 2025	$23.12	$23.12	$23.12	—
May 31, 2025	$23.16	$23.16	$23.16	—
June 30, 2025	$23.14	$23.14	$23.14	—
July 31, 2025	$23.13	$23.13	$23.13	—
August 31, 2025	$23.10	$23.10	$23.10	—
September 30, 2025	$23.09	$23.09	$23.09	$23.09

Distributions

We have declared distributions each month beginning July 2022 and we expect to continue to pay regular monthly distributions. Any distributions we make will be at the discretion of our Board of Trustees, considering factors such as our earnings, cash flow, capital needs and general financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.

Our Board of Trustees’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our net investment income.

The per share amount of distributions on Class T, Class S, Class D and Class I shares generally differ because of different class-specific shareholder servicing and/or distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class I shares because we are required to pay higher ongoing shareholder servicing and/ or distribution fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing shareholder servicing fees with respect to Class D shares (compared to Class I shares). The per share amount of distributions on Class T shares and Class S shares will generally be the same.

The following table summarizes our distributions declared and payable for the fiscal year ended September 30, 2025 (dollars in thousands except per share amounts) by share class:

			Class I
Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
October 24, 2024	October 30, 2024	November 26, 2024	$0.2000	$18,473
November 26, 2024	November 27, 2024	December 27, 2024	0.2000	18,965
December 26, 2024	December 27, 2024	February 3, 2025	0.2000	19,552
January 28, 2025	January 29, 2025	February 26, 2025	0.2000	20,068
February 24, 2025	February 26, 2025	March 27, 2025	0.2000	21,111
March 24, 2025	March 27, 2025	April 28, 2025	0.2000	22,009
April 23, 2025	April 28, 2025	May 28, 2025	0.2000	24,397
May 27, 2025	May 28, 2025	June 26, 2025	0.2000	26,500
June 25, 2025	June 26, 2025	July 29, 2025	0.2000	26,775
July 24, 2025	July 29, 2025	August 27, 2025	0.2000	26,667
August 25, 2025	August 28, 2025	September 26, 2025	0.2000	27,867
September 26, 2025	September 29, 2025	October 30, 2025	0.1800	25,447

			$2.3800	$277,831

			Class S
Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
October 24, 2024	October 30, 2024	November 26, 2024	$0.1833	$8,415
November 26, 2024	November 27, 2024	December 27, 2024	0.1833	8,632
December 26, 2024	December 27, 2024	February 3, 2025	0.1833	8,816
January 28, 2025	January 29, 2025	February 26, 2025	0.1833	9,026
February 24, 2025	February 26, 2025	March 27, 2025	0.1834	9,278
March 24, 2025	March 27, 2025	April 28, 2025	0.1834	9,543
April 23, 2025	April 28, 2025	May 28, 2025	0.1835	9,817
May 27, 2025	May 28, 2025	June 26, 2025	0.1836	10,006
June 25, 2025	June 26, 2025	July 29, 2025	0.1836	10,233
July 24, 2025	July 29, 2025	August 27, 2025	0.1836	10,273
August 25, 2025	August 28, 2025	September 26, 2025	0.1836	10,454
September 26, 2025	September 29, 2025	October 30, 2025	0.1636	9,445

			$2.1815	$113,938

			Class D
Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
October 24, 2024	October 30, 2024	November 26, 2024	$0.1951	$16
November 26, 2024	November 27, 2024	December 27, 2024	0.1951	21
December 26, 2024	December 27, 2024	February 3, 2025	0.1951	22
January 28, 2025	January 29, 2025	February 26, 2025	0.1951	22
February 24, 2025	February 26, 2025	March 27, 2025	0.1951	24
March 24, 2025	March 27, 2025	April 28, 2025	0.1951	31
April 23, 2025	April 28, 2025	May 28, 2025	0.1952	31
May 27, 2025	May 28, 2025	June 26, 2025	0.1952	31
June 25, 2025	June 26, 2025	July 29, 2025	0.1952	31
July 24, 2025	July 29, 2025	August 27, 2025	0.1952	32
August 25, 2025	August 28, 2025	September 26, 2025	0.1952	34
September 26, 2025	September 29, 2025	October 30, 2025	0.1752	30

			$2.3218	$325

			Class T
Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
September 26, 2025	September 29, 2025	October 30, 2025	$0.1636	$9

			$0.1636	$9

Distribution and Servicing Plan

The Board of Trustees approved a distribution and servicing plan. Subject to FINRA and other limitations on underwriting compensation, we pay the Distribution Manager a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV for the Class T shares and Class S shares and a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly in arrears. Class I shares are not subject to a shareholder servicing and/or distribution fee.

The Distribution Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class T, Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Distribution Manager will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which we will reinvest all cash dividends declared by the Board of Trustees on behalf of our shareholders who do not elect to receive their dividends in cash. As a result, if the Board of Trustees authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Share Repurchase Program

At the discretion of the Board of Trustees, commencing during the fiscal quarter ending September 30, 2022, we have implemented a share repurchase program in which we may repurchase, in each quarter, up to 5% of the NAV of our Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter; provided that we reserve the right in our sole discretion to purchase additional outstanding Common Shares representing up to 2.0% of the outstanding Common Shares each quarter without amending or extending the repurchase offer as permitted by Rule 13e-4(f)(1) of the Exchange Act. The Board of Trustees may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter. We intend to conduct repurchase offers under the share repurchase program in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the Investment Company Act. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers at the expiration of the tender offer using a purchase price equal to the NAV per share as of the Valuation Date, except that shares that have a prospective repurchase date that is within the one-year period following the original issue date of the shares will be repurchased at 98% of such NAV, reflecting an Early Repurchase Deduction of 2% of such NAV. The one-year holding period will be deemed satisfied if the shares to be repurchased would have been outstanding for one year or longer as of the subscription closing date immediately following the applicable Valuation Date, which subscription closing date we deem the prospective repurchase date for the applicable offer. The Early Repurchase Deduction will be retained by us for the benefit of remaining shareholders.

During the fiscal year ended September 30, 2025, we repurchased pursuant to such tender offers an aggregate of 9,421,114 Class I shares, 2,612,461 Class S shares, 3,287 Class D shares and zero Class T shares. The following table presents the share repurchases completed during the fiscal year ended September 30, 2025:

Repurchase Pricing Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Amount Repurchased (all classes)(2)
December 31, 2024	889,569	0.66%	$23.52	$20,910
March 31, 2025	941,577	0.65%	23.28	21,923
June 30, 2025	7,563,088	4.66%	23.14	175,010
September 30, 2025	2,642,628	1.45%	23.09	61,018

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction, where applicable.

Sale of Unregistered Securities and Use of Proceeds

During the year ended September 30, 2025, we did not sell any unregistered equity securities except those already reported on a current report on Form 8-K.

Item 6.	[Reserved]

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this annual report on Form 10-K. All dollar amounts in tables are shown in thousands, except per share amounts and as otherwise indicated.

Some of the statements in this annual report on Form 10-K constitute forward-looking statements because they relate to future events or the future performance or financial condition of Oaktree Strategic Credit Fund (the “Company”, which may also be referred to as “we,” “us” or “our”). The forward-looking statements contained in this annual report on Form 10-K may include statements as to:

•	our future operating results and distribution projections;

•	the ability of Oaktree to implement its future plans with respect to our business and to achieve our investment objective;

•	the ability of Oaktree to attract and retain highly talented professionals;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of the investments that we expect to make;

•	the ability of our portfolio companies to achieve their objectives;

•	our expected financings and investments and additional leverage we may seek to incur in the future;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies; and

•	the impact of current global economic conditions, including those caused by inflation, an elevated (but decreasing) interest rate environment and geopolitical events on all of the foregoing.

In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this annual report on Form 10-K involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” in this annual report on Form 10-K.

Other factors that could cause actual results to differ materially include:

•

changes or potential disruptions in our operations, the economy, financial markets or political environment, including those caused by tariffs and trade disputes with other countries, inflation and an elevated interest rate environment;

•

risks associated with possible disruption in our operations, the operations of our portfolio companies or the economy generally due to terrorism, war or other geopolitical conflict, natural disasters or pandemics;

•

future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to BDCs or RICs; and

•	other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this annual report on Form 10-K on information available to us on the date of this quarterly report, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Business Overview

We are a Delaware statutory trust formed on November 24, 2021 and are structured as a non-diversified, closed-end management investment company. On February 3, 2022, we elected to be regulated as a BDC under the Investment Company Act. We have elected to be treated, and intend to qualify annually to be treated as a RIC under the Code. Effective as of February 3, 2022, we are externally managed by the Adviser pursuant to the Investment Advisory Agreement. The Adviser is a subsidiary of BOH. In 2019, Brookfield acquired a majority economic interest in BOH. BOH operates as an independent business within Brookfield, with its own product offerings and investment, marketing and support teams.

Our investment objective is to generate stable current income and long-term capital appreciation. We seek to meet our investment objective by primarily investing in private debt opportunities, including first lien loans (which may include “unitranche” loans and “last out” first lien loans, which are loans that are second priority behind “first out” first lien loans), second lien loans, unsecured and mezzanine loans, bonds and preferred equity, as well as certain equity co-investments.

We have the authority to issue an unlimited number of Common Shares. We are offering on a best efforts, continuous basis up to the Maximum Offering Amount pursuant to an offering registered with the SEC. We are authorized to offer to sell any combination of four classes of Common Shares: Class T shares, Class S shares, Class D shares and Class I shares with a dollar value up to the Maximum Offering Amount. The share classes have different ongoing distribution and/or shareholder servicing fees.

As of September 30, 2025, we have issued and sold 147,143,217 Class I shares for an aggregate purchase price of $3,460.1 million of which $100.0 million was purchased by an affiliate of the Adviser, 55,729,694 Class S shares for an aggregate purchase price of $1,309.9 million, 170,612 Class D shares for an aggregate purchase price of $4.0 million and 52,731 Class T shares for an aggregate purchase price of $1.2 million.

Business Environment and Developments

Global financial markets have experienced an increase in volatility over the last few years amid higher inflation, elevated interest rates, tariffs and concern over a potential slowdown in economic activity. As inflation pressures have eased in recent months, the Federal Reserve has relaxed its monetary policies and cut the federal funds rate to support the broader economy. However, various macroeconomic headwinds remain, including current geopolitical conflicts, signs of an economic slowdown outside the United States and threats of tariffs and a trade war. These uncertainties can ultimately impact the overall supply and demand of the market through changing spreads, deal terms and structures and equity purchase price multiples.

We are unable to predict the full effects of these macroeconomic events or how they might evolve. We continue to closely monitor the impact these events have on our business, industry and portfolio companies and will provide constructive solutions where necessary.

Against this backdrop, we believe attractive risk-adjusted returns can be achieved by making loans to companies in the middle market. Given the breadth of the investment platform and decades of credit investing experience of Oaktree and its affiliates, we believe that we have the resources and experience to source, diligence and structure investments in these companies.

Critical Accounting Estimates

Fair Value Measurements

Our Adviser, as the valuation designee of our Board pursuant to Rule 2a-5 under the Investment Company Act, determines the fair value of our assets, including unfunded commitments, on at least a quarterly basis in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. ASC 820 prioritizes the use of observable market prices over entity-specific inputs. Where observable prices or inputs are not available or reliable, valuation techniques are applied. These valuation techniques involve some level of estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

Hierarchical levels, defined by ASC 820 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

•	Level 1 — Unadjusted, quoted prices in active markets for identical assets or liabilities as of the measurement date.

•

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

•

Level 3 — Unobservable inputs that reflect the Adviser’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

If inputs used to measure fair value fall into different levels of the fair value hierarchy, an investment’s level is based on the lowest level of input that is significant to the fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. This includes investment securities that are valued using “bid” and “ask” prices obtained from independent third party pricing services or directly from brokers. These investments may be classified as Level 3 because the quoted prices may be indicative in nature for securities that are in an inactive market, may be for similar securities or may require adjustments for investment-specific factors or restrictions.

Financial instruments with readily available quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment inherent in measuring fair value. As such, the Adviser obtains and analyzes readily available market quotations provided by pricing vendors and brokers for all of our investments for which quotations are available. In determining the fair value of a particular investment, pricing vendors and brokers use observable market information, including both binding and non-binding indicative quotations.

The Adviser seeks to obtain at least two quotations for the subject or similar securities, typically from pricing vendors. If the Adviser is unable to obtain two quotes from pricing vendors, or if the prices obtained from pricing vendors are not within the Adviser’s set threshold, the Adviser seeks to obtain a quote directly from a broker making a market for the asset. The Adviser evaluates the quotations provided by pricing vendors and brokers based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated. Generally, the Adviser does not adjust any of the prices received from these sources. The Adviser also performs back-testing of valuation information obtained from pricing vendors and brokers against actual prices received in transactions. In addition to ongoing monitoring and back-testing, the Adviser performs due diligence procedures over pricing vendors to understand their methodology and controls to support their use in the valuation process.

If the quotations obtained from pricing vendors or brokers are determined not to be reliable or are not readily available, the Adviser values such investments using any of three different valuation techniques. The first valuation technique is the transaction precedent technique, which utilizes recent or expected future transactions of the investment to determine fair value, to the extent applicable. The second valuation technique is an analysis of the enterprise value (“EV”) of the portfolio company. EV means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The EV analysis is typically performed to determine (i) the value of equity investments, (ii) whether there is credit impairment for debt investments and (iii) the value for debt investments that we are deemed to control under the Investment Company Act. To estimate the EV of a portfolio company, the Adviser analyzes various factors, including the portfolio company’s historical and projected financial results, macroeconomic impacts on the company and competitive dynamics in the company’s industry. The Adviser also utilizes some or all of the following information based on the individual circumstances of the portfolio company: (i) valuations of comparable public companies, (ii) recent sales of private and public comparable companies in similar industries or having similar business or earnings characteristics, (iii) purchase prices as a multiple of their earnings or cash flow, (iv) the portfolio company’s ability to meet its forecasts and its business prospects, (v) a discounted cash flow analysis, (vi) estimated liquidation or collateral value of the portfolio company’s assets and (vii) offers from third parties to buy the portfolio company. The Adviser may probability weight potential sale outcomes with respect to a portfolio company when uncertainty exists as of the valuation date. The third valuation technique is a market yield technique, which is typically performed for non-credit impaired debt investments. In the market yield technique, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk, and the Adviser considers the current contractual interest rate, the capital structure and other terms of the investment relative to our risk and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the EV of the portfolio company. As debt investments held by us are substantially illiquid with no active transaction market, the Adviser depends on primary market data, including newly funded transactions and industry specific market movements, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable.

The Adviser estimates the fair value of certain privately held warrants using a Black Scholes pricing model, which includes an analysis of various factors and subjective assumptions, including the current stock price (by using an EV analysis as described above), the expected period until exercise, expected volatility of the underlying stock price, expected dividends and the risk free rate. Changes in the subjective input assumptions can materially affect the fair value estimates.

The fair value of our investments as of September 30, 2025 and September 30, 2024 was determined by the Adviser, as the Board’s valuation designee. We have and will continue to engage independent valuation firms each quarter to provide assistance regarding the determination of the fair value of a portion of our portfolio securities for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment.

Certain factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly-traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, Oaktree’s determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to these uncertainties,

Oaktree’s fair value determinations may cause our net asset value on a given date to materially understate or overstate the value that we may ultimately realize upon the sale of one or more of our investments.

When we determine our net asset value as of the last day of a month that is not also the last day of a calendar quarter, we update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, pursuant to our valuation policy, the Adviser’s valuation team will generally value such assets at the most recent quarterly valuation or, in the case of securities acquired after such date, cost, unless, in either case, the Adviser determines that since the most recent quarter end or the date of acquisition for securities acquired after quarter end, as the case may be, a significant observable change has occurred with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment using a range of values from an independent valuation firm, where applicable, in accordance with our valuation policy. Additionally, the Adviser may otherwise determine to update the most recent quarter end valuation of an investment without reliable market quotations that the Adviser considers to be material to us using a range of values from an independent valuation firm.

As of September 30, 2025, we held $6,899.0 million of investments at fair value, up from $4,576.2 million held at September 30, 2024, primarily driven by new originations funded primarily by cash proceeds from our continuous offering and an increase in borrowings.

Revenue Recognition

We generate revenues in the form of interest income on debt investments and, to a lesser extent, capital gains and distributions, if any, on equity securities that we may acquire in portfolio companies. Some of our investments provide for deferred interest payments or PIK interest income. The principal amount of the debt investments and any accrued but unpaid interest generally becomes due at the maturity date.

Interest Income

Interest income, adjusted for accretion of OID, is recorded on an accrual basis to the extent that such amounts are expected to be collected. We stop accruing interest on investments when it is determined that interest is no longer collectible. Investments that are expected to pay regularly scheduled interest in cash are generally placed on non-accrual status when there is reasonable doubt that principal or interest cash payments will be collected. Cash interest payments received on investments may be recognized as income or a return of capital depending upon management’s judgment. A non-accrual investment is restored to accrual status if past due principal and interest are paid in cash, and the portfolio company, in management’s judgment, is likely to continue timely payment of its remaining obligations. As of September 30, 2025, there was one investment on non-accrual status that represented 0.2% and less than 0.1% of total debt investments at cost and fair value, respectively. As of September 30, 2024, there was one investment on non-accrual status that represented 0.1% and 0.1% of total debt investments at cost and fair value, respectively.

In connection with our investment in a portfolio company, we sometimes receive nominal cost equity that is valued as part of the negotiation process with the portfolio company. When we receive nominal cost equity, we allocate our cost basis in the investment between debt securities and the nominal cost equity at the time of origination. Any resulting discount from recording the loan, or otherwise purchasing a security at a discount, is accreted into interest income over the life of the loan.

PIK Interest Income

Our investments in debt securities may contain PIK interest provisions. PIK interest, which generally represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is generally recorded on the accrual basis to the extent such amounts are expected to be collected. We generally cease accruing PIK interest if there is insufficient value to support the accrual or if we do not expect the portfolio company to be able to pay all principal and interest due. Our decision to cease accruing PIK interest on a loan or debt security involves subjective judgments and determinations based on available information about a particular portfolio company, including whether the portfolio company is current with respect to its payment of principal and interest on its loans and debt securities; financial statements and financial projections for the portfolio company; our assessment of the portfolio company’s business development success; information obtained by us in connection with periodic formal update interviews with the portfolio company’s management and, if appropriate, the private equity sponsor; and information about the general economic and market conditions in which the portfolio company operates. Our determination to cease accruing PIK interest is generally made well before our full write-down of a loan or debt security. In addition, if it is subsequently determined that we will not be able to collect any previously accrued PIK interest, the fair value of the loans or debt securities would be reduced by the amount of such previously accrued, but uncollectible, PIK interest. The accrual of PIK interest on our debt investments increases the recorded cost bases of these investments in our consolidated financial statements including for purposes of computing the capital gains incentive fee payable by us to the Adviser. To maintain our status as a RIC, certain income from PIK interest may be required to be distributed to our shareholders even though we have not yet collected the cash and may never do so.

Portfolio Composition

As of September 30, 2025, the fair value of our investment portfolio was $6,899.0 million and was composed of investments in 158 portfolio companies. As of September 30, 2024, the fair value of our investment portfolio was $4,576.2 million and was composed of investments in 180 portfolio companies.

As of September 30, 2025 and September 30, 2024, our investment portfolio consisted of the following:

	September 30, 2025	September 30, 2024
Cost:
Senior Secured Debt	93.45%	89.12%
Subordinated Debt	6.17%	10.33%
Preferred Equity	0.21%	0.27%
Common Equity and Warrants	0.17%	0.28%

Total	100.00%	100.00%

	September 30, 2025	September 30, 2024
Fair Value:
Senior Secured Debt	93.32%	89.02%
Subordinated Debt	6.22%	10.40%
Preferred Equity	0.27%	0.31%
Common Equity and Warrants	0.19%	0.27%

Total	100.00%	100.00%

The table below describes investments by industry composition based on fair value as a percentage of total investments:

	September 30, 2025	September 30, 2024
Fair Value:
Application Software	15.57%	17.60%
Aerospace & Defense	6.42%	3.68%
Health Care Services	5.90%	4.38%
Pharmaceuticals	4.56%	2.78%
Life Sciences Tools & Services	4.53%	0.98%
Diversified Support Services	3.91%	4.80%
Interactive Media & Services	3.82%	3.73%
Specialized Finance	3.53%	1.28%
Systems Software	3.35%	4.70%
Health Care Equipment	3.25%	0.97%
Packaged Foods & Meats	3.24%	1.76%
Building Products	2.60%	—%
Specialized Consumer Services	2.57%	1.19%
Education Services	2.26%	2.73%
Health Care Supplies	2.23%	1.49%
Diversified Financial Services	2.15%	3.56%
Insurance Brokers	1.92%	2.48%
Health Care Technology	1.78%	2.87%
Construction & Engineering	1.47%	1.55%
Electrical Components & Equipment	1.40%	1.82%
Research & Consulting Services	1.29%	0.83%
Multi-Sector Holdings	1.25%	4.16%
Construction Machinery & Heavy Transportation Equipment	1.24%	1.36%
Drug Retail	1.22%	—%
Environmental & Facilities Services	1.19%	1.70%
Communications Equipment	1.18%	1.93%
Property & Casualty Insurance	1.13%	1.50%
Office Services & Supplies	1.04%	1.83%
Other Specialty Retail	1.03%	1.92%
Cable & Satellite	0.99%	0.46%
Real Estate Services	0.85%	—%
Industrial Machinery & Supplies & Components	0.84%	2.29%
Distributors	0.83%	0.64%
Soft Drinks & Non-alcoholic Beverages	0.82%	—%
Asset Management & Custody Banks	0.79%	1.36%
Air Freight & Logistics	0.75%	—%
Diversified Chemicals	0.73%	0.35%
Financial Exchanges & Data	0.69%	1.04%
Movies & Entertainment	0.67%	0.87%
Alternative Carriers	0.66%	—%
Trading Companies & Distributors	0.56%	1.84%
Paper & Plastic Packaging Products & Materials	0.55%	1.24%
Food Distributors	0.54%	0.52%

	September 30, 2025	September 30, 2024
Footwear	0.50%	—%
Wireless Telecommunication Services	0.40%	1.57%
Gold	0.32%	0.65%
Hotels, Resorts & Cruise Lines	0.29%	0.45%
Consumer Finance	0.29%	0.30%
Specialty Chemicals	0.25%	—%
Biotechnology	0.18%	0.27%
Metal, Glass & Plastic Containers	0.17%	0.55%
Real Estate Development	0.15%	0.55%
Health Care Distributors	0.15%	0.69%
Data Processing & Outsourced Services	—%	1.25%
Diversified Metals & Mining	—%	0.87%
Commodity Chemicals	—%	0.70%
Electronic Components	—%	0.63%
Health Care Facilities	—%	0.56%
Advertising	—%	0.31%
Passenger Airlines	—%	0.26%
Leisure Facilities	—%	0.20%

Total	100.00%	100.00%

The geographic composition of our portfolio is determined by the location of the corporate headquarters of the portfolio company, which may not be indicative of the primary source of the portfolio company’s business. The table below describes investments by geographic composition at fair value as a percentage of total investments:

	September 30, 2025	September 30, 2024
United States	82.89%	84.59%
United Kingdom	6.01%	6.24%
Sweden	4.54%	1.21%
Germany	2.69%	—%
Netherlands	1.68%	1.17%
Luxembourg	1.38%	1.95%
Canada	0.32%	1.51%
Costa Rica	0.24%	0.29%
Switzerland	0.15%	0.22%
Jamaica	0.07%	—%
Australia	0.03%	0.04%
Cayman Islands	—%	1.35%
India	—%	0.87%
France	—%	0.30%
Chile	—%	0.26%

Total	100.00%	100.00%

See the Schedule of Investments as of September 30, 2025 and September 30, 2024, in our consolidated financial statements in Part II, Item 8, of this annual report on Form 10-K, for more information on these investments, including a list of companies and the type, cost and fair value of investments.

Discussion and Analysis of Results and Operations

Results of Operations

The principal measure of our financial performance is the net increase (decrease) in net assets resulting from operations, which includes net investment income, net realized gains (losses) and net unrealized appreciation (depreciation). Net investment income is the difference between our income from interest income and fee income and net expenses. Net realized gains (losses) on investments is the difference between the proceeds received from dispositions of portfolio investments and their stated costs. Net unrealized appreciation (depreciation) is the net change in the fair value of our investment portfolio during the reporting period, including the reversal of previously recorded unrealized appreciation (depreciation) when gains or losses are realized. The net increase or decrease in net assets from operations may vary substantially from period to period as a result of various factors, including the recognition of realized gains and losses and net change in unrealized appreciation and depreciation.

Comparison of fiscal years ended September 30, 2025 and September 30, 2024

Investment Income

Total investment income for the year ended September 30, 2025 was $620.0 million and consisted of $611.9 million of interest income primarily from portfolio investments (including $9.8 million of PIK interest income), $7.9 million of fee income and $0.2 million of dividend income. Total investment income for the year ended September 30, 2024 was $422.5 million and consisted of $415.0 million of interest income primarily from portfolio investments (including $7.5 million of PIK interest income) and $7.4 million of fee income. The increase in total investment income was primarily driven by the increase in the size of the investment portfolio, partially offset by lower reference rates. Based on fair value as of September 30, 2025, the weighted average yield on our debt investments was 9.5%, down from 10.7% as of September 30, 2024. Based on fair value as of September 30, 2025, the weighted average yield on our total portfolio was 9.5%, down from 10.7% as of September 30, 2024.

Expenses

Net expenses for the fiscal year ended September 30, 2025 were $289.7 million, up significantly from $198.2 million for the year ended September 30, 2024. The increase in expenses was primarily due to growth of the Company resulting from continued issuance of shares throughout the fiscal year ended September 30, 2025 and an increase in borrowings under our credit facilities and issuance of unsecured notes. Net expenses consisted of the following:

	For the fiscal year ended September 30, 2025	For the fiscal year ended September 30, 2024	For the fiscal year ended September 30, 2023
Expenses:
Base management fee	$49,375	$31,230	$10,518
Investment income incentive fee	48,211	33,611	10,042
Capital gains incentive fee	(2,017)	2,951	278
Professional fees	5,151	2,827	2,076
Class S, Class T and Class D distribution and shareholder servicing fees	10,354	7,018	2,024
Board of trustees fees	464	439	289
Organization expenses	4	8	4
Amortization of continuous offering costs	2,096	983	2,737
Interest expense	170,800	114,239	21,814
Administrator expense	1,909	1,519	939
General and administrative expenses	3,324	2,338	1,402

Total expenses	$289,671	$197,163	$52,123
Management and incentive fees waived	—	—	(1,642)
Expense reimbursements (support)	—	1,045	541

Net expenses	$289,671	$198,208	$51,022

For the years ended September 30, 2025 and 2024, the Adviser did not make any expense payments under the Expense Support Agreement. For the fiscal year ended September 30, 2023, the Adviser made Expense Payments in the amount of $0.9 million. For the year ended September 30, 2025, we did not make any reimbursement payments to the Adviser. For the years ended September 30, 2024 and 2023, we made reimbursement payments of $1.0 million and $1.4 million, respectively, to the Adviser. As of September 30, 2025, there were no amounts due to the Adviser from us under the Expense Support Agreement.

For the years ended September 30, 2025 and September 30, 2024, base management fees were $49.4 million and $31.2 million, respectively, none of which was waived. For the year ended September 30, 2023, base management fees were $10.5 million, of which $0.9 million was waived. For the years ended September 30, 2025 and 2024, investment income incentive fees were $48.2 million and $33.6 million, respectively, none of which was waived. For the year ended September 30, 2023, the Investment Income Incentive Fee was $10.0 million, of which $0.8 million was waived. See Note 9, Related Party Transactions, to our Consolidated Financial Statements, included in Part II, Item 8 of this annual report on Form 10-K.

Net Unrealized Appreciation (Depreciation)

Net unrealized depreciation was $16.1 million for the fiscal year ended September 30, 2025. This consisted of $31.8 million of net unrealized depreciation related to exited investments (a portion of which resulted in a reclassification to realized gains) and $5.4 million of net unrealized depreciation of foreign currency cash and forward contracts, partially offset by $16.1 million of net unrealized appreciation on debt investments and $5.0 million of net unrealized appreciation on equity investments.

Net unrealized appreciation was $28.1 million for the fiscal year ended September 30, 2024. This consisted of $42.6 million of net unrealized appreciation on debt investments and $0.3 million of net unrealized appreciation related to exited investments (a portion of which resulted in a reclassification to realized losses), partially offset by $14.0 million of net unrealized depreciation of foreign currency forward contracts and $0.9 million of net unrealized depreciation on equity investments.

Net Realized Gains (Losses)

Net realized gains were less than $0.1 million for the year ended September 30, 2025, which was primarily driven by realized gains related to the exits of certain investments, partially offset by realized losses related to foreign currency forward contracts. Net realized losses were $3.6 million for the year ended September 30, 2024, which was primarily driven by realized losses related to foreign currency forward contracts and realized losses related to the exits of certain investments.

Comparison of fiscal years ended September 30, 2024 and September 30, 2023

The comparison of the fiscal years ended September 30, 2024 and September 30, 2023 can be found within Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our annual report on Form 10-K for the fiscal year ended September 30, 2024.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash from (1) the cash proceeds from our continuous offering, (2) cash flows from operations, including earnings on investments, as well as interest earned from the temporary investment of cash in cash-equivalents, U.S. high-quality debt investments that mature in one year or less, (3) borrowings from banks, including secured borrowings, unsecured debt offerings, and any other financing arrangements we may enter into in the future and (4) any future offerings of equity or debt securities.

Our primary use of cash is for (1) investments in portfolio companies and other investments, (2) the cost of operations (including our expenses, the Management Fee and the Incentive Fee), (3) debt service, repayment and other financing costs of our borrowings, (4) funding repurchases under our share repurchase program and (5) cash distributions to the shareholders.

For the year ended September 30, 2025, we experienced a net decrease in cash and cash equivalents of $263.8 million. During that period, $2,024.7 million of cash was used in operating activities, primarily consisting of cash used to fund new investments, partially offset by proceeds from the sales and repayments of investments. During the same period, cash provided by financing activities was $1,759.8 million, due primarily from $1,631.8 million of proceeds from the issuance of common shares, $399.9 million of proceeds from issuance of unsecured notes and $254.4 million of net borrowings under the credit facilities, partially offset by $279.7 million of distributions paid to shareholders, $232.5 million of shares repurchases paid and $14.1 million of deferred financing and offering costs paid.

For the year ended September 30, 2024, we experienced a net increase in cash and cash equivalents of $373.0 million. During that period, $2,415.1 million of cash was used in operating activities, primarily consisting of cash used to fund new investments, partially offset by proceeds from the sales and repayments of investments. During the same period, cash provided by financing activities was $2,785.4 million, due primarily from $1,617.4 million of proceeds from the issuance of common shares, $650.0 million of net borrowings under the credit facilities and $745.9 million of proceeds from the issuance of unsecured notes, partially offset by $166.0 million of distributions paid to shareholders, $40.6 million of shares repurchases paid and $21.2 million of deferred financing and offering costs paid.

For the fiscal year ended September 30, 2023, we experienced a net increase in cash and cash equivalents of $92.7 million. During that period, $1,354.4 million of cash was used in operating activities, primarily consisting of cash used to fund new investments, partially offset by proceeds from the sales and repayments of investments. During the same period, cash provided by financing activities was $1,447.8 million, due primarily from $1,145.7 million of proceeds from the issuance of common shares and $370.0 million of net borrowings under the credit facilities, partially offset by $56.1 million of distributions paid to shareholders and $11.7 million of deferred costs paid.

As of September 30, 2025, we had $260.4 million of cash and cash equivalents (including restricted cash of $44.4 million), portfolio investments (at fair value) of $6,899.0 million, $57.1 million of interest receivable, $1,385.6 million of undrawn capacity on our credit facilities (subject to borrowing base and other limitations), $64.3 million of net payables from unsettled transactions, $1,349.4 million of borrowings outstanding under our credit facilities and $1,155.2 million of unsecured notes payable (net of unamortized financing costs, unaccreted discount and interest rate swap fair value adjustment).

As of September 30, 2024, we had $524.2 million of cash and cash equivalents (including restricted cash of $43.3 million), portfolio investments (at fair value) of $4,576.2 million, $34.5 million of interest receivable, $1,590.0 million of undrawn capacity on our credit facilities (subject to borrowing base and other limitations), $51.7 million of net payables from unsettled transactions, $1,095.0 million of borrowings outstanding under our credit facilities and $759.3 million of unsecured notes payable (net of unamortized financing costs, unaccreted discount and interest rate swap fair value adjustment).

We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of our portfolio companies. As of September 30, 2025 and September 30, 2024, off-balance sheet arrangements consisted of $931.5 million and $642.0 million, respectively, of unfunded commitments to provide debt financing to certain of our portfolio companies. As of September 30, 2025, of the $931.5 million of unfunded commitments, approximately $918.9 million can be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions. Such commitments are subject to the portfolio company’s satisfaction of certain financial and nonfinancial covenants and may involve, to varying degrees, elements of credit risk in excess of the amount recognized in our Consolidated Statements of Assets and Liabilities.

Contractual Obligations

	Debt Outstanding as of September 30, 2024	Debt Outstanding as of September 30, 2025	Weighted average debt outstanding for the year ended September 30, 2025	Maximum debt outstanding for the year ended September 30, 2025
ING Credit Agreement	$415,000	$370,000	$393,425	$730,000
JPM SPV Facility	230,000	566,000	396,164	566,000
SMBC SPV Facility	100,000	—	84,766	100,000
CIBC SPV Facility	225,000	—	173,685	245,000
DBNY SPV Facility	100,000	280,000	126,959	280,000
MS SPV Facility	25,000	133,400	96,647	133,400
2028 Notes	350,000	350,000	350,000	350,000
2029 Notes	400,000	400,000	400,000	400,000
2030 Notes	—	400,000	85,479	400,000

Total debt	$1,845,000	$2,499,400	$2,107,125

	Payments due by period as of September 30, 2025
	Total	< 1 year	1-3 years	3-5 years
ING Credit Agreement	$370,000	$—	$—	$370,000
Interest due on ING Credit Agreement	101,385	22,373	44,746	34,266
JPM Loan and Security Agreement	566,000	—	—	566,000
Interest due on JPM Loan and Security Agreement	161,486	33,933	67,866	59,687
DBNY Loan Financing and Servicing Agreement	280,000	—	—	280,000
Interest due on DBNY Loan Financing and Servicing Agreement	59,901	15,684	31,368	12,849
MS Loan and Servicing Agreement	133,400	—	—	133,400
Interest due on MS Loan and Servicing Agreement	30,791	8,192	16,384	6,215
2028 Notes	350,000	—	—	350,000
Interest due on 2028 Notes	90,520	28,957	57,914	3,649
2029 Notes	400,000	—	—	400,000
Interest due on 2029 Notes	105,470	27,655	55,310	22,505
2030 Notes	400,000	—	—	400,000
Interest due on 2030 Notes	130,455	27,240	54,480	48,735

Total	$3,179,408	$164,034	$328,068	$2,687,306

Equity Activity

As of September 30, 2025, we have issued and sold 147,143,217 Class I shares for an aggregate purchase price of $3,460.1 million, 55,729,694 Class S shares for an aggregate purchase price of $1,309.9 million and 170,612 Class D shares for an aggregate purchase price of $4.0 million and 52,731 Class T shares for an aggregate purchase price of $1.2 million. As of September 30, 2025, we have issued 3,565,727 Class I shares, 4,437,234 Class S and 7,128 Class D shares pursuant to our distribution reinvestment plan.

The following table summarizes transactions in Common Shares for the year ended September 30, 2025:

	Shares	Amount
Class I
Issuance of Common Shares in private and public offering	56,797,864	$1,322,919
Share transfers between classes	502,031	11,620
Issuance of Common Shares under distribution reinvestment plan	1,947,375	45,763
Share repurchases, net of early repurchase deduction	(9,421,114)	(218,190)

Net increase (decrease)	49,826,156	$1,162,112

Class S
Issuance of Common Shares in public offering	13,079,221	$305,511
Share transfers between classes	(502,031)	(11,620)
Issuance of Common Shares under distribution reinvestment plan	2,495,894	57,793
Share repurchases, net of early repurchase deduction	(2,612,461)	(60,594)

Net increase (decrease)	12,460,623	$291,090

Class D
Issuance of Common Shares in public offering	91,626	$2,146
Issuance of Common Shares under distribution reinvestment plan	4,822	111
Share repurchases, net of early repurchase deduction	(3,287)	(77)

Net increase (decrease)	93,161	$2,180

Class T
Issuance of Common Shares in public offering	52,731	$1,218
Issuance of Common Shares under distribution reinvestment plan	—	$—
Share repurchases, net of early repurchase deduction	—	$—

Net increase (decrease)	52,731	$1,218

Total net increase (decrease)	62,432,671	1,456,600

The following table summarizes transactions in Common Shares for the year ended September 30, 2024:

	Shares	Amount
Class I
Issuance of Common Shares in private and public offering	45,811,794	$1,079,267
Share transfers between classes	37,004	872
Issuance of Common Shares under distribution reinvestment plan	1,284,718	30,450
Share repurchases, net of early repurchase deduction	(1,352,519)	(31,860)

Net increase (decrease)	45,780,997	$1,078,729

Class S
Issuance of Common Shares in public offering	22,770,423	$536,446
Share transfers between classes	(37,004)	(872)
Issuance of Common Shares under distribution reinvestment plan	1,570,456	37,112
Share repurchases, net of early repurchase deduction	(767,699)	(18,050)

Net increase (decrease)	23,536,176	$554,636

Class D
Issuance of Common Shares in public offering	72,809	$1,716
Issuance of Common Shares under distribution reinvestment plan	2,289	54
Share repurchases, net of early repurchase deduction	—	—

Net increase (decrease)	75,098	$1,770

Total net increase (decrease)	69,392,271	$1,635,135

The following table summarizes transactions in Common Shares for the fiscal year ended September 30, 2023:

	Shares	Amount
Class I
Issuance of Common Shares in public offering	30,975,834	$726,878
Issuance of Common Shares under dividend reinvestment plan	312,297	7,328
Share repurchases, net of early repurchase deduction	(225,337)	(5,309)

Net increase (decrease)	31,062,794	$728,897

Class S
Issuance of Common Shares in public offering	17,839,100	$418,677
Issuance of Common Shares under dividend reinvestment plan	362,467	8,500
Share repurchases, net of early repurchase deduction	(2,830)	(67)

Net increase (decrease)	18,198,737	$427,110

Class D
Issuance of Common Shares in public offering	6,177	$145
Issuance of Common Shares under dividend reinvestment plan	17	—
Share repurchases, net of early repurchase deduction	—	—

Net increase (decrease)	6,194	$145

Total net increase (decrease)	49,267,725	$1,156,152

Net Asset Value per Share and Offering Price

We determine NAV per share for each class of shares as of the last calendar day of each month. Share issuances pursuant to accepted monthly subscriptions are effective the first calendar day of each month. Shares are issued and sold at a purchase price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table summarizes each month-end NAV per share for Class I, Class S, Class D and Class T shares for the years ended September 30, 2025, 2024 and 2023.

	Class I Shares	Class S Shares	Class D Shares	Class T Shares
October 31, 2024	$23.55	$23.55	$23.55	—
November 30, 2024	$23.56	$23.56	$23.56	—
December 31, 2024	$23.52	$23.52	$23.52	—
January 31, 2025	$23.49	$23.49	$23.49	—
February 28, 2025	$23.41	$23.41	$23.41	—
March 31, 2025	$23.28	$23.28	$23.28	—
April 30, 2025	$23.12	$23.12	$23.12	—
May 31, 2025	$23.16	$23.16	$23.16	—
June 30, 2025	$23.14	$23.14	$23.14	—
July 31, 2025	$23.13	$23.13	$23.13	—
August 31, 2025	$23.10	$23.10	$23.10	—
September 30, 2025	$23.09	$23.09	$23.09	$23.09

	Class I Shares	Class S Shares	Class D Shares
October 31, 2023	$23.39	$23.39	$23.39
November 30, 2023	$23.51	$23.51	$23.51
December 31, 2023	$23.62	$23.62	$23.62
January 31, 2024	$23.60	$23.60	$23.60
February 29, 2024	$23.58	$23.58	$23.58
March 31, 2024	$23.61	$23.61	$23.61
April 30, 2024	$23.59	$23.59	$23.59
May 31, 2024	$23.59	$23.59	$23.59
June 30, 2024	$23.53	$23.53	$23.53
July 31, 2024	$23.54	$23.54	$23.54
August 31, 2024	$23.55	$23.55	$23.55
September 30, 2024	$23.56	$23.56	$23.56

	Class I Shares	Class S Shares	Class D Shares
October 31, 2022	$23.33	$23.33	—
November 30, 2022	$23.46	$23.46	—
December 31, 2022	$23.23	$23.23	—
January 31, 2023	$23.64	$23.64	—
February 28, 2023	$23.56	$23.56	—
March 31, 2023	$23.42	$23.42	—
April 30, 2023	$23.40	$23.40	—
May 31, 2023	$23.23	$23.23	—
June 30, 2023	$23.48	$23.48	$23.48
July 31, 2023	$23.54	$23.54	$23.54
August 31, 2023	$23.60	$23.60	$23.60
September 30, 2023	$23.56	$23.56	$23.56

Distributions

The Board authorizes and declares monthly distribution amounts per outstanding Common Share. The following table presents distributions that were declared during the year ended September 30, 2025:

				Class I
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 24, 2024	October 30, 2024	November 26, 2024	$0.2000	$18,473
Monthly	November 26, 2024	November 27, 2024	December 27, 2024	0.2000	18,965
Monthly	December 26, 2024	December 27, 2024	February 3, 2025	0.2000	19,552
Monthly	January 28, 2025	January 29, 2025	February 26, 2025	0.2000	20,068
Monthly	February 24, 2025	February 26, 2025	March 27, 2025	0.2000	21,111
Monthly	March 24, 2025	March 27, 2025	April 28, 2025	0.2000	22,009
Monthly	April 23, 2025	April 28, 2025	May 28, 2025	0.2000	24,397
Monthly	May 27, 2025	May 28, 2025	June 26, 2025	0.2000	26,500
Monthly	June 25, 2025	June 26, 2025	July 29, 2025	0.2000	26,775
Monthly	July 24, 2025	July 29, 2025	August 27, 2025	0.2000	26,667
Monthly	August 25, 2025	August 28, 2025	September 26, 2025	0.2000	27,867
Monthly	September 26, 2025	September 29, 2025	October 30, 2025	0.1800	25,447

				$2.3800	$277,831

				Class S
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 24, 2024	October 30, 2024	November 26, 2024	$0.1833	$8,415
Monthly	November 26, 2024	November 27, 2024	December 27, 2024	0.1833	8,632
Monthly	December 26, 2024	December 27, 2024	February 3, 2025	0.1833	8,816
Monthly	January 28, 2025	January 29, 2025	February 26, 2025	0.1833	9,026
Monthly	February 24, 2025	February 26, 2025	March 27, 2025	0.1834	9,278
Monthly	March 24, 2025	March 27, 2025	April 28, 2025	0.1834	9,543
Monthly	April 23, 2025	April 28, 2025	May 28, 2025	0.1835	9,817
Monthly	May 27, 2025	May 28, 2025	June 26, 2025	0.1836	10,006
Monthly	June 25, 2025	June 26, 2025	July 29, 2025	0.1836	10,233
Monthly	July 24, 2025	July 29, 2025	August 27, 2025	0.1836	10,273
Monthly	August 25, 2025	August 28, 2025	September 26, 2025	0.1836	10,454
Monthly	September 26, 2025	September 29, 2025	October 30, 2025	0.1636	9,445

				$2.1815	$113,938

				Class D
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 24, 2024	October 30, 2024	November 26, 2024	$0.1951	$16
Monthly	November 26, 2024	November 27, 2024	December 27, 2024	0.1951	21
Monthly	December 26, 2024	December 27, 2024	February 3, 2025	0.1951	22
Monthly	January 28, 2025	January 29, 2025	February 26, 2025	0.1951	22
Monthly	February 24, 2025	February 26, 2025	March 27, 2025	0.1951	24
Monthly	March 24, 2025	March 27, 2025	April 28, 2025	0.1951	31
Monthly	April 23, 2025	April 28, 2025	May 28, 2025	0.1952	31
Monthly	May 27, 2025	May 28, 2025	June 26, 2025	0.1952	31
Monthly	June 25, 2025	June 26, 2025	July 29, 2025	0.1952	31
Monthly	July 24, 2025	July 29, 2025	August 27, 2025	0.1952	32
Monthly	August 25, 2025	August 28, 2025	September 26, 2025	0.1952	34
Monthly	September 26, 2025	September 29, 2025	October 30, 2025	0.1752	30

				$2.3218	$325

				Class T
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	September 26, 2025	September 29, 2025	October 30, 2025	$0.1636	$9

				$0.1636	$9

The following table presents distributions that were declared during the year ended September 30, 2024:

				Class I
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 25, 2023	October 31, 2023	November 28, 2023	$0.1900	$9,259
Monthly	November 27, 2023	November 30, 2023	December 27, 2023	0.1900	9,916
Special	December 14, 2023	December 15, 2023	December 27, 2023	0.0400	2,296
Monthly	December 20, 2023	December 31, 2023	February 1, 2024	0.1900	10,921
Monthly	January 24, 2024	January 31, 2024	February 27, 2024	0.1900	11,872
Monthly	February 27, 2024	February 29, 2024	March 27, 2024	0.2000	13,229
Monthly	March 26, 2024	March 27, 2024	April 29, 2024	0.2000	14,041
Monthly	April 18, 2024	April 29, 2024	May 30, 2024	0.2000	14,936
Monthly	May 24, 2024	May 30, 2024	June 27, 2024	0.2000	15,451
Monthly	June 27, 2024	June 27, 2024	July 29, 2024	0.2000	16,361
Monthly	July 25, 2024	July 30, 2024	August 28, 2024	0.2000	16,768
Monthly	August 26, 2024	August 29, 2024	September 26, 2024	0.2000	17,490
Monthly	September 26, 2024	September 26, 2024	October 30, 2024	0.2000	18,062

				$2.4000	$170,602

				Class S
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 25, 2023	October 31, 2023	November 28, 2023	$0.1733	$4,105
Monthly	November 27, 2023	November 30, 2023	December 27, 2023	0.1734	4,436
Special	December 14, 2023	December 15, 2023	December 27, 2023	0.0400	1,109
Monthly	December 20, 2023	December 31, 2023	February 1, 2024	0.1733	4,825
Monthly	January 24, 2024	January 31, 2024	February 27, 2024	0.1733	5,191
Monthly	February 27, 2024	February 29, 2024	March 27, 2024	0.1833	5,853
Monthly	March 26, 2024	March 27, 2024	April 29, 2024	0.1833	6,361
Monthly	April 18, 2024	April 29, 2024	May 30, 2024	0.1833	6,730
Monthly	May 24, 2024	May 30, 2024	June 27, 2024	0.1833	7,188
Monthly	June 27, 2024	June 27, 2024	July 29, 2024	0.1833	7,551
Monthly	July 25, 2024	July 30, 2024	August 28, 2024	0.1833	7,684
Monthly	August 26, 2024	August 29, 2024	September 26, 2024	0.1833	7,938
Monthly	September 26, 2024	September 26, 2024	October 30, 2024	0.1833	8,161

				$2.1997	$77,132

				Class D
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 25, 2023	October 31, 2023	November 28, 2023	$0.1851	$1
Monthly	November 27, 2023	November 30, 2023	December 27, 2023	0.1851	3
Special	December 14, 2023	December 15, 2023	December 27, 2023	0.0400	1
Monthly	December 20, 2023	December 31, 2023	February 1, 2024	0.1851	4
Monthly	January 24, 2024	January 31, 2024	February 27, 2024	0.1851	5
Monthly	February 27, 2024	February 29, 2024	March 27, 2024	0.1951	10
Monthly	March 26, 2024	March 27, 2024	April 29, 2024	0.1951	10
Monthly	April 18, 2024	April 29, 2024	May 30, 2024	0.1951	11
Monthly	May 24, 2024	May 30, 2024	June 27, 2024	0.1951	12
Monthly	June 27, 2024	June 27, 2024	July 29, 2024	0.1951	14
Monthly	July 25, 2024	July 30, 2024	August 28, 2024	0.1951	15
Monthly	August 26, 2024	August 29, 2024	September 26, 2024	0.1951	15
Monthly	September 26, 2024	September 26, 2024	October 30, 2024	0.1951	16

				$2.3412	$117

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Share Repurchase Program

At the discretion of our Board, during the quarter ended September 30, 2022 we commenced a share repurchase program pursuant to which we intend to offer to repurchase up to 5% of our Common Shares outstanding (by number of shares or aggregate NAV) as of the close of the previous calendar quarter; provided that the we reserve the right in our sole discretion to purchase additional outstanding Shares representing up to 2.0% of our outstanding Shares each quarter without amending or extending the repurchase offer as permitted by Rule 13e-4(f)(1) of the Exchange Act. Our Board of Trustees may amend or suspend the share repurchase program at any time if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. Following any such suspension, the Board of Trustees will consider on at least a quarterly basis whether the continued suspension of the share repurchase program is in the best interest of us and shareholders, and will reinstate the share repurchase program when and if appropriate and subject to its fiduciary duty to us and shareholders.

We intend to conduct repurchase offers under the share repurchase program pursuant to tender offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the Investment Company Act. All shares purchased by us pursuant to the terms of each tender offer will be retired.

Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares at the expiration of the tender offer at a purchase price equal to the NAV per share as of the Valuation Date, except that shares that have a prospective repurchase date that is within the one-year period following the original issue date of the shares will be subject to an Early Repurchase Deduction of 2% of such NAV. The one-year holding period will be deemed satisfied if the shares to be repurchased would have been outstanding for one year or longer as of the subscription closing date immediately following the applicable Valuation Date, which subscription closing date the Company deems the prospective repurchase date for the applicable offer. The Early Repurchase Deduction will be retained by us for the benefit of remaining shareholders.

During the year ended September 30, 2025, we repurchased pursuant to such tender offers an aggregate of 9,421,114 Class I shares, 2,612,461 Class S shares, 3,287 Class D shares and zero Class T shares. The following table presents the share repurchases completed during the year ended September 30, 2025:

Repurchase Pricing Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Amount Repurchased (all classes)(2)
December 31, 2024	889,569	0.66%	$23.52	$20,910
March 31, 2025	941,577	0.65%	23.28	21,923
June 30, 2025	7,563,088	4.66%	23.14	175,010
September 30, 2025	2,642,628	1.45%	23.09	61,018

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction, where applicable.

During the year ended September 30, 2024, we repurchased pursuant to such tender offers an aggregate of 1,352,519 Class I shares and 767,699 Class S shares. The following table presents the share repurchases completed during the nine months ended September 30, 2024:

Repurchase Pricing Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Amount Repurchased (all classes)(2)
December 31, 2023	446,089	0.69%	$23.62	$10,526
March 31, 2024	348,944	0.41%	23.61	8,217
June 30, 2024	702,746	0.67%	23.53	16,544
September 30, 2024	622,439	0.51%	23.56	14,623

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction, where applicable.

Leverage

To seek to enhance our returns, we use and expect to continue to use leverage as market conditions permit and at the discretion of the Adviser. However, as a BDC, subject to certain limited exceptions, we are currently only allowed to borrow amounts in accordance with the asset coverage requirements in the Investment Company Act. On December 17, 2021, our sole shareholder approved the adoption of the 150% asset coverage requirement pursuant to Section 61(a)(2) of the Investment Company Act and such election became effective the following day. We intend to use leverage in the form of borrowings, including loans from certain financial institutions, and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage is expected to be applied on a position-by-position basis, meaning little-to-no leverage may be applied to certain investments, while others may have more leverage applied. Any such leverage would also be expected to increase the total capital available for investment by us. We may also create leverage by securitizing our assets (including in CLOs) and retaining the equity portion of the securitized vehicle. As of September 30, 2025, we had $2,499.4 million in senior securities and our asset coverage ratio was 281.92% .

ING Credit Agreement

On March 25, 2022, we entered into the ING Credit Agreement. As of September 30, 2025, the size of the ING Credit Agreement facility is $1,235 million (the “Maximum Commitment”), and the ING Facility has a four year availability period (the “Availability Period”) through April 11, 2029 during which loans may be made and a stated maturity date of April 11, 2030 (the “Maturity Date”). Following the Availability Period, we will be required in certain circumstances to prepay loans prior to the Maturity Date. The ING Credit Agreement provides for the issuance of letters of credit during the Availability Period in an aggregate amount of $25 million. Borrowings under the ING Credit Agreement may be used for general corporate purposes, including making investments and permitted distributions.

All obligations under the ING Credit Agreement are secured by a first-priority security interest (subject to certain exceptions) in substantially all of the present and future property and assets of us and of the current and certain future subsidiaries of us and guaranteed by such subsidiaries.

See Note 6. Borrowings for additional information on the ING Credit Agreement.

As of September 30, 2025, we were in compliance with all financial covenants under the ING Credit Agreement.

JPM SPV Facility

On February 24, 2023, we entered into the JPM Loan and Security Agreement pursuant to which JPMorgan Chase Bank, National Association agreed to extend credit to OSCF Lending SPV, LLC in an aggregate principal amount up to $700 million.

The obligations of OSCF Lending SPV, LLC under the JPM Loan and Security Agreement are secured by all of the assets held by OSCF Lending SPV, LLC.

See Note 6. Borrowings for additional information on the JPM Loan and Security Agreement.

SMBC SPV Facility

On September 29, 2023, we entered into a loan and security agreement (as amended and/or restated from time to time, the “SMBC Loan and Security Agreement”) among OSCF Lending III SPV, LLC, a wholly owned subsidiary of us, as borrower, us, as transferor and servicer, Citibank, N.A., as the account bank, Virtus Group, LP, as collateral custodian, the lenders party thereto, and Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent. On September 29, 2025, we repaid all outstanding borrowings under the SMBC Loan and Security Agreement, following which the SMBC Loan and Security Agreement was terminated. Obligations under the SMBC Loan and Security Agreement would have otherwise matured on September 29, 2028.

In connection with the termination of the SMBC Loan and Security Agreement, we accelerated $1.2 million of deferred financing costs into interest expense during the year ended September 30, 2025.

See Note 6. Borrowings for additional information on the SMBC Loan and Security Agreement.

CIBC SPV Facility

On November 21, 2023, we entered into a loan and servicing agreement (as amended and/or restated from time to time, the “CIBC Loan and Servicing Agreement”) among OSCF Lending V SPV, LLC, a wholly owned subsidiary of us, as borrower, we, as transferor and servicer, Computershare Trust Company, N.A., as securities intermediary, collateral custodian, collateral agent and collateral administrator, the lenders party thereto, and Canadian Imperial Bank of Commerce, as administrative agent. On July 3, 2025, we repaid all outstanding borrowings under the CIBC Loan and Servicing Agreement, following which the CIBC Loan and Servicing Agreement was terminated. Obligations under the CIBC Loan and Servicing Agreement would have otherwise matured on November 21, 2025.

In connection with the termination of the CIBC Loan and Servicing Agreement, we accelerated $0.1 million of deferred financing costs into interest expense during the year ended September 30, 2025.

See Note 6. Borrowings for additional information on the CIBC Loan and Servicing Agreement.

DBNY SPV Facility

On February 15, 2024, we entered into the DBNY Loan Financing and Servicing Agreement, pursuant to which an aggregate principal amount up to $400 million may at any one time be outstanding.

The obligations of OSCF Lending IV SPV, LLC under the DBNY Loan Financing and Servicing Agreement are secured by all of the assets held by OSCF Lending IV SPV, LLC, including loans it has made or acquired, except for certain Retained Interests (as defined in the DBNY Loan Financing and Servicing Agreement).

See Note 6. Borrowings for additional information on the DBNY Loan Financing and Servicing Agreement.

MS SPV Facility

On February 23, 2024, we entered into the MS Loan and Servicing Agreement, pursuant to which an aggregate principal amount up to $400 million may at any one time be outstanding.

The obligations of OSCF Lending II SPV, LLC under the MS Loan and Servicing Agreement are secured by all of the assets held by OSCF Lending II SPV, LLC, including certain loans it has made or acquired, except for certain Retained Interests (as defined in the MS Loan and Servicing Agreement).

See Note 6. Borrowings for additional information on the MS Loan and Servicing Agreement.

2028 Notes

On November 14, 2023, we issued $350 million aggregate principal amount of our 2028 Notes pursuant to an indenture, dated as of November 14, 2023 (the “Base Indenture”), between us and Deutsche Bank Trust Company Americas, as trustee, and a first supplemental indenture (the “First Supplemental Indenture”) to the Base Indenture.

The 2028 Notes mature on November 14, 2028, unless previously redeemed or repurchased in accordance with their terms. The 2028 Notes bear interest at a rate of 8.400% per year payable semi-annually in arrears on May 14 and November 14 of each year. The 2028 Notes are our direct, unsecured obligations and rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the 2028 Notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including existing unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

The First Supplemental Indenture contains certain covenants, including a covenant requiring us to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act, or any

successor provisions, but giving effect to any exemptive relief granted to us by the SEC and to provide financial information to the holders of the 2028 Notes and the trustee if we should no longer be subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are set forth in the First Supplemental Indenture.

In connection with the 2028 Notes, we entered into an interest rate swap to more closely align the interest rate payable on the 2028 Notes with our investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, we receive a fixed interest rate of 8.400% and pay a floating interest rate of the three-month SOFR plus 4.0405% on a notional amount of $350 million.

2029 Notes

On July 23, 2024, we issued $400 million aggregate principal amount of our 2029 Notes pursuant to the Base Indenture and a second supplemental indenture (the “Second Supplemental Indenture”) to the Base Indenture.

The 2029 Notes mature on July 23, 2029, unless previously redeemed or repurchased in accordance with their terms. The 2029 Notes bear interest at a rate of 6.500% per year payable semi-annually in arrears on January 23 and July 23 of each year. The 2029 Notes are our direct, unsecured obligations and rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the 2029 Notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including existing unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

The Second Supplemental Indenture contains certain covenants, including a covenant requiring us to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act, or any successor provisions, but giving effect to any exemptive relief granted to us by the SEC and to provide financial information to the holders of the 2029 Notes and the Notes Trustee if we should no longer be subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are set forth in the Second Supplemental Indenture.

In connection with the 2029 Notes, we entered into an interest rate swap to more closely align the interest rate payable on the 2029 Notes with its investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, we receive a fixed interest rate of 6.500% and pays a floating interest rate of the three-month SOFR plus 2.5954% on a notional amount of $400 million.

2030 Notes

On July 15, 2025, we issued $400 million aggregate principal amount of the 2030 Notes pursuant to the Base Indenture and a third supplemental indenture (the “Third Supplemental Indenture”) to the Base Indenture.

The 2030 Notes mature on July 15, 2030, unless previously redeemed or repurchased in accordance with their terms. The 2030 Notes bear interest at a rate of 6.190% per year payable semi-annually in arrears on January 15 and July 15 of each year. The 2030 Notes are our direct, unsecured obligations and rank senior in right of payment to its future indebtedness that is expressly subordinated in right of payment to the 2030 Notes; equal in right of payment to its existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of its secured indebtedness (including existing unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by its subsidiaries, financing vehicles or similar facilities.

The Third Supplemental Indenture contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act, or any successor provisions, but giving effect to any exemptive relief granted to us by the SEC and to provide financial information to the holders of the 2030 Notes and the trustee if we should no longer be subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are set forth in the Third Supplemental Indenture.

In connection with the 2030 Notes, we entered into an interest rate swap to more closely align the interest rate payable on the 2030 Notes with our investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, we receive a fixed interest rate of 6.190% and pay a floating interest rate of the three-month SOFR plus 2.4926% on a notional amount of $400 million.

Below is a summary of our credit facilities as of September 30, 2025 and September 30, 2024:

	September 30, 2025
($ in millions)	Aggregate Principal Committed	Outstanding Principal	Unfunded Commitment	Unamortized Debt Financing Costs	Availability Period	Maturity Date
ING Credit Agreement	$1,235.0	$370.0	$865.0	$8.5	4/11/2029	4/11/2030
JPM SPV Facility	700.0	566.0	134.0	4.9	7/3/2029	7/3/2030
DBNY SPV Facility	400.0	280.0	120.0	3.4	7/25/2028	7/25/2029
MS SPV Facility	400.0	133.4	266.6	3.2	7/3/2028	7/3/2029

Total	$2,735.0	$1,349.4	$1,385.6	$20.0

	September 30, 2024
($ in millions)	Aggregate Principal Committed	Outstanding Principal	Unfunded Commitment	Unamortized Debt Financing Costs	Availability Period	Maturity Date
ING Credit Agreement	$1,185.0	$415.0	$770.0	$6.8	6/28/2027	6/28/2028
JPM SPV Facility	500.0	230.0	270.0	5.2	5/29/2027	5/29/2029
SMBC SPV Facility	150.0	100.0	50.0	1.6	9/29/2026	9/29/2028
CIBC SPV Facility	350.0	225.0	125.0	1.3	11/21/2025	11/21/2025
DBNY SPV Facility	300.0	100.0	200.0	3.0	2/15/2027	2/15/2029
MS SPV Facility	200.0	25.0	175.0	2.2	2/23/2027	2/23/2029

Total	$2,685.0	$1,095.0	$1,590.0	$20.1

Below is a summary of our unsecured notes as of September 30, 2025 and September 30, 2024:

	September 30, 2025
($ in millions)	Outstanding Principal	Unamortized Financing Costs	Unaccreted Discount	Swap Fair Value Adjustment	Carrying Value	Fair Value	Maturity Date
2028 Notes	$350.0	$(2.8)	$(1.1)	$9.0	$355.1	$380.1	11/14/2028
2029 Notes	400.0	(3.8)	(1.8)	6.5	400.9	415.1	7/23/2029
2030 Notes	400.0	(4.7)	(0.1)	4.0	399.2	408.9	7/15/2030

Total	$1,150.0	$(11.3)	$(3.0)	$19.5	$1,155.2	$1,204.1

	September 30, 2024
($ in millions)	Outstanding Principal	Unamortized Financing Costs	Unaccreted Discount	Swap Fair Value Adjustment	Carrying Value	Fair Value	Maturity Date
2028 Notes	$350.0	$(3.7)	$(1.5)	$12.4	$357.2	$378.6	11/14/2028
2029 Notes	400.0	(4.8)	(2.3)	9.2	402.1	412.0	7/23/2029

Total	$750.0	$(8.5)	$(3.8)	$21.6	$759.3	$790.6

The table below presents the components of interest expense for the following periods:

($ in millions, except percentage)	Year ended September 30, 2025	Year ended September 30, 2024	Year ended September 30, 2023
Stated interest expense	$146.4	$96.9	$16.4
Credit facility fees	10.2	6.6	3.9
Amortization of debt financing costs	10.3	6.1	1.5
Effect of interest rate swaps	3.9	4.6	—

Total interest expense	$170.8	$114.2	$21.8

Weighted average interest rate(1)	7.036%	8.362%	7.105%
Weighted average outstanding balance	$2,107.1	$1,221.3	$230.3

(1)	The weighted average interest rate includes the effect of the interest rate swaps and excludes the impact of credit facility fees and amortization of debt financing costs.

Regulated Investment Company Status and Distributions

We anticipate that we will make quarterly distributions of at least 90% of our realized net ordinary income and net short-term capital gains in excess of our net long-term capital losses, if any, then available for distribution, each as determined by our Board in accordance with applicable law. Any distributions will be declared out of assets legally available for distribution. We expect quarterly distributions to be paid from income primarily generated by interest earned on our investments, although distributions to shareholders may also include a return of capital.

We have elected to be treated, and intend to qualify annually to be treated, as a RIC under Subchapter M of the Code. To maintain RIC qualification, we must distribute to our shareholders, for each tax year, at least 90% of our “investment company taxable income” for that year. In order to avoid certain excise taxes imposed on RICs, we intend to distribute during each calendar year an amount at least equal to the sum of: (1) 98% of our ordinary income for the calendar year; (2) 98.2% of our capital gain net income (both long-term and short-term) for the one-year period ending on October 31 of the calendar year; and, (3) any undistributed ordinary income and capital gain net income for preceding years on which we paid no U.S. federal income tax less certain over-distributions in prior years. In addition, although we currently intend to distribute realized net capital gains (i.e., net long term capital gains in excess of short term capital losses), if any, at least annually, we may in the future decide to retain such capital gains for investment, pay U.S. federal income tax on such amounts at regular corporate tax rates, and elect to treat such gains as deemed distributions to shareholders. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, to the extent that we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the Investment Company Act or if distributions are limited by the terms of any of our borrowings.

Depending on the level of taxable income and net capital gain earned in a year, we may choose to carry forward taxable income or net capital gain for distribution in the following year and pay the applicable U.S. federal excise tax. Distributions will be appropriately adjusted for any taxes payable by us or any direct or indirect subsidiary through which it invests (including any corporate, state, local, non-U.S. and withholding taxes). Any Incentive Fee to be paid to our Adviser will not be reduced to take into account any such taxes.

We may generate qualified net interest income or qualified net short-term capital gains that may be exempt from U.S. withholding tax when distributed to foreign shareholders. A RIC is permitted to designate distributions of qualified net interest income and qualified short-term capital gains as exempt from U.S. withholding tax when paid to non-U.S. shareholders with proper documentation.

Recent Developments

Share Issuances

On October 1, 2025, we issued and sold pursuant to our continuous public offering 5,007,307 Class I shares for proceeds of $115.6 million, 845,101 Class S shares for proceeds of $19.5 million, 87 Class D shares for proceeds of less than $0.01 million and 61,656 Class T shares for proceeds of $1.4 million.

On November 1, 2025, the Company issued and sold pursuant to its continuous public offering 3,462,565 Class I shares for proceeds of $79.6 million, 673,607 Class S shares for proceeds of $15.5 million, 231,723 Class D shares for proceeds of $5.3 million and 23,776 Class T shares for proceeds of $0.5 million.

Distributions

On October 23, 2025, our Board of Trustees declared a regular distribution on our outstanding Common Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I shares	$0.1800	$—	$0.1800
Class S shares	$0.1800	$0.0164	$0.1636
Class D shares	$0.1800	$0.0048	$0.1752
Class T shares	$0.1800	$0.0164	$0.1636

The distribution was payable to shareholders of record as of October 30, 2025 and was paid on November 26, 2025. The distribution was paid in cash or reinvested in Common Shares for shareholders participating in our distribution reinvestment plan.

On November 25, 2025, the Board of Trustees of the Company declared a regular distribution on its outstanding Common Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I shares	$0.1800	$—	$0.1800
Class S shares	$0.1800	$0.0163	$0.1637
Class D shares	$0.1800	$0.0048	$0.1752
Class T shares	$0.1800	$0.0163	$0.1637

The distribution is payable to shareholders of record as of November 27, 2025 and will be paid on or about December 29, 2025. The distribution will be paid in cash or reinvested in Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

Election of Chief Operating Officer

On December 15, 2025, Brett McKeone was elected as Chief Operating Officer effective as of December 31, 2025. Mr. McKeone, 49, is a Managing Director within Oaktree’s Global Private Debt strategy. Prior to joining Oaktree in 2007, he was a senior consultant in the Strategy and Operations practice of Deloitte Consulting LLP. Prior thereto, he was an analyst with Exxon Mobil Corporation. Mr. McKeone holds both M.S. and B.S. degrees in mechanical engineering from the Massachusetts Institute of Technology and an M.B.A. from the UCLA Anderson School of Management. He is a CFA charterholder.

Mr. McKeone has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of us, and there are no transactions or proposed transactions, to which we are a party, or intended to be a party, in which Mr. McKeone has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including changes in the valuations of our investment portfolio and interest rates.

Valuation Risk

Our investments often do not have a readily available market price, and we value these investments at fair value as determined in good faith by our Adviser, as the valuation designee appointed by our Board of Trustees pursuant to Rule 2a-5 under the Investment Company Act. There is no single standard for determining fair value in good faith and valuation methodologies involve a significant degree of judgment. In addition, our valuation methodology utilizes discount rates in part in valuing our investments, and changes in those discount rates may have an impact on the valuation of our investments. Accordingly, valuations by us do not necessarily represent the amounts which may eventually be realized from sales or other dispositions of investments. Estimated fair values may differ from the values that would have been used had a ready market for the investment existed, and the differences could be material to our consolidated financial statements.

Interest Rate Risk

We are subject to financial market risks, including changes in interest rates. Changes in interest rates may affect both our cost of funding and our interest income from portfolio investments, cash and cash equivalents and idle funds investments. Our risk management procedures are designed to identify and analyze our risk, to set appropriate policies and to continually monitor these risks. Our investment income will be affected by changes in various interest rates, including SOFR, EURIBOR, SONIA, NIBOR, CORRA, TONA and prime rates, to the extent our debt investments include floating interest rates.

As of September 30, 2025, 93.4% of our debt investment portfolio at fair value bore interest at floating rates. As of September 30, 2024, 92.0% of our debt investment portfolio at fair value bore interest at floating rates. The composition of our floating rate debt investments by interest rate floor as of September 30, 2025 and September 30, 2024 was as follows:

	September 30, 2025		September 30, 2024
($ in thousands)	Fair Value	% of Floating Rate Portfolio	Fair Value	% of Floating Rate Portfolio
0%	$1,812,813	28.27%	$1,213,996	29.01%
>0% and <1%	3,061,604	47.73	1,605,162	38.36
1%	1,301,903	20.30	1,065,864	25.47
>1%	237,517	3.70	299,686	7.16

Total	$6,413,837	100.00%	$4,184,708	100.00%

Based on our Consolidated Statement of Assets and Liabilities as of September 30, 2025, the following table shows the approximate annualized net increase (decrease) in net assets resulting from operations (excluding the impact of any potential incentive fees) of hypothetical base rate changes in interest rates, assuming no changes in our investment and capital structure. However, there can be no assurances our portfolio companies will be able to meet their contractual obligations at any or all levels of increases in interest rates.

Basis point increase ($ in thousands)	Increase in Interest Income	(Increase) in Interest Expense	Net increase in net assets resulting from operations
250	$162,531	$(62,485)	$100,046
200	129,979	(49,988)	79,991
150	97,427	(37,491)	59,936
100	64,875	(24,994)	39,881
50	32,400	(12,497)	19,903

Basis point decrease ($ in thousands)	(Decrease) in Interest Income	Decrease in Interest Expense	Net (decrease) in net assets resulting from operations
50	$(32,049)	$12,497	$(19,552)
100	(63,829)	24,994	(38,835)
150	(95,058)	37,491	(57,567)
200	(125,679)	49,988	(75,691)
250	(154,791)	62,485	(92,306)

We regularly measure exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on this review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates. The interest rate on the principal balance outstanding for primarily all floating rate loans is indexed to the SOFR and/or an alternate base rate, which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan. The following table shows a comparison of the interest rate base for our outstanding debt investments, at principal, and our outstanding borrowings as of September 30, 2025 and September 30, 2024:

	September 30, 2025			September 30, 2024
($ in thousands)	Debt Investments		Borrowings	Debt Investments		Borrowings
Prime rate		$3,532	$—		$4,826	$—
CORRA
90 day	C$	21,111	—		—	—
EURIBOR
30 day		€83,548	—		€—	—
90 day		187,880	—		182,623	—
180 day		138,680	—		34,034	—
NIBOR
90 day	Nkr	253,345	—	kr	69,157	—
SOFR
30 day		$2,299,519	370,000		$1,333,464	515,000
90 day (a)		2,934,928	2,129,400		2,284,431	1,330,000
180 day		306,630	—		213,125	—
SONIA		£297,946	—		£116,493	—
TONA		¥2,257,303	—		—	—
BBSW
90 day	A$	8,490
STIBOR
90 day		kr 348,703
Fixed rate		$455,177	—		$366,758	—

(a)	Borrowings include the 2028 Notes, 2029 Notes and 2030 Notes, which effectively pay interest at a floating rate under the terms of the interest rate swap.

Item 8. Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Trustees of Oaktree Strategic Credit Fund

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of assets and liabilities of Oaktree Strategic Credit Fund (the Company), including the consolidated schedules of investments, as of September 30, 2025 and 2024, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended September 30, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2025 and 2024, and the results of its operations, changes in its net assets, and its cash flows for each of the three years in the period ended September 30, 2025, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of September 30, 2025 and 2024 by correspondence with the custodians, syndication agents, underlying investees and others; when replies were not received from syndication agents, underlying investees and others, we performed other auditing procedures. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosures to which it relates.

Valuation of investments using significant unobservable inputs

Description of the Matter	As described in Note 3 to the consolidated financial statements, the Company classified $5,316,963 thousand of its investments as Level 3 within the fair value hierarchy (Level 3 investments) as of September 30, 2025. As described in Note 2 and Note 3 to the consolidated financial statements, the Company’s valuation designee, under the oversight of the Board of Trustees, determined the fair value of the Company’s Level 3 investments by using valuation techniques such as precedent transactions, enterprise value analyses or market yield techniques. These techniques require management to make judgments about the significant unobservable inputs including, among others, comparable EBITDA, revenue or asset multiples, and market yields.

Auditing the fair value of the Company’s Level 3 investments involved a high degree of auditor judgment and extensive audit effort, as changes in the valuation techniques or significant unobservable inputs could have resulted in significant changes in fair value measurements.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design and tested the operating effectiveness of controls related to the Company’s investment valuation process, including controls related to the Company’s assessment of valuation techniques and significant unobservable inputs used in determining the fair value measurements of the Level 3 investments.

Our audit procedures included, among others, evaluating the Company’s valuation techniques and significant unobservable inputs used. Our audit procedures also included, for a sample of Level 3 investments, testing the mathematical accuracy of the fair value calculations and evaluating the accuracy of other relevant inputs used in estimating fair value measurement, such as investment terms and portfolio company financial information.

For example, we compared publicly available information in the Company’s valuation models (e.g., market yields, EBITDA, revenue, and asset multiples of comparable public companies and comparable public transactions) to information available from third-party market research providers. We also compared the significant inputs in the Company’s valuation models to source documents, such as portfolio company financial statements and covenant certificates provided by the Company. To evaluate the reasonableness of significant unobservable inputs, we assessed whether these inputs were developed in a manner consistent with the Company’s valuation policies and in some instances, we involved our valuation specialists to independently develop ranges using portfolio company and available market information to estimate the fair value of selected investments and we compared these ranges to the Company’s fair value measurements. We also evaluated subsequent events and transactions and considered whether they corroborated or contradicted the Company’s fair value measurements.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2021.

Los Angeles, California

December 17, 2025

Oaktree Strategic Credit Fund

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	September 30, 2025	September 30, 2024
ASSETS
Assets:
Investments – Non-control/Non-affiliate, at fair value (cost September 30, 2025: $6,863,940; cost September 30, 2024: $4,530,412)	$6,899,031	$4,576,233
Cash and cash equivalents	215,962	480,836
Restricted cash	44,444	43,328
Due from portfolio companies	1,997	—
Interest receivable	57,098	34,549
Receivables from unsettled transactions	16,342	45,731
Due from broker	1,970	—
Deferred financing costs	20,080	20,150
Deferred offering costs	720	554
Derivative assets at fair value	24,182	21,546
Other assets	608	439

Total assets	$7,282,434	$5,223,366

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$2,425	$2,886
Dividends payable	34,937	26,238
Base management fee and incentive fee payable	20,280	17,395
Payable for share repurchases	61,018	14,635
Due to broker	—	4,040
Due to affiliates	4,960	3,727
Interest payable	31,772	26,370
Payables from unsettled transactions	80,601	97,396
Director fees payable	—	116
Derivative liabilities at fair value	—	11,927
Deferred tax liability	57	8
Credit facilities payable	1,349,400	1,095,000
Unsecured notes payable (net of $11,306 and $8,526 of unamortized financing costs as of September 30, 2025 and September 30, 2024, respectively)	1,155,179	759,288

Total liabilities	2,740,629	2,059,026
Commitments and contingencies (Note 12)
Net assets:
Common shares, $0.01 par value per share; unlimited shares authorized, 196,721 and 134,288 shares issued and outstanding as of September 30, 2025 and September 30, 2024, respectively	1,967	1,343
Additional paid-in-capital	4,591,826	3,170,746
Accumulated distributable earnings (loss)	(51,988)	(7,749)

Total net assets (equivalent to $23.09 and $23.56 per common share as of September 30, 2025 and September 30, 2024, respectively) (Note 10)	4,541,805	3,164,340

Total liabilities and net assets	$7,282,434	$5,223,366

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

NET ASSET VALUE PER SHARE	September 30, 2025	September 30, 2024
Class I Shares:
Net assets	$3,225,643	$2,118,000
Common shares outstanding ($0.01 par value, unlimited shares authorized)	139,709	89,884
Net asset value per share	$23.09	$23.56
Class S Shares:
Net assets	$1,310,917	$1,044,424
Common shares outstanding ($0.01 par value, unlimited shares authorized)	56,785	44,323
Net asset value per share	$23.09	$23.56
Class D Shares:
Net assets	$4,028	$1,916
Common shares outstanding ($0.01 par value, unlimited shares authorized)	174	81
Net asset value per share	$23.09	$23.56
Class T Shares:
Net assets	$1,217	$—
Common shares outstanding ($0.01 par value, unlimited shares authorized)	53	—
Net asset value per share	$23.09	$—

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Fiscal year ended September 30, 2025	Fiscal year ended September 30, 2024	Fiscal year ended September 30, 2023
Interest income:
Non-control/Non-affiliate investments	$587,695	$393,302	$111,926
Interest on cash and cash equivalents	14,406	14,214	3,058

Total interest income	602,101	407,516	114,984
PIK interest income:
Non-control/Non-affiliate investments	9,788	7,496	3,178

Total PIK interest income	9,788	7,496	3,178
Fee income:
Non-control/Non-affiliate investments	7,868	7,438	1,072

Total fee income	7,868	7,438	1,072
Dividend income:
Non-control/Non-affiliate investments—PIK	223	—	—

Total dividend income	223	—	—

Total investment income	619,980	422,450	119,234

Expenses:
Base management fee	49,375	31,230	10,518
Investment income incentive fee	48,211	33,611	10,042
Capital gains incentive fee	(2,017)	2,951	278
Professional fees	5,151	2,827	2,076
Class S, Class T and Class D distribution and shareholder servicing fees	10,354	7,018	2,024
Board of trustees fees	464	439	289
Organization expenses	4	8	4
Amortization of continuous offering costs	2,096	983	2,737
Interest expense	170,800	114,239	21,814
Administrator expense	1,909	1,519	939
General and administrative expenses	3,324	2,338	1,402

Total expenses	289,671	197,163	52,123
Management and incentive fees waived (Note 9)	—	—	(1,642)
Expense reimbursements (support) (Note 9)	—	1,045	541

Net expenses	289,671	198,208	51,022

Net investment income before taxes	330,309	224,242	68,212
(Provision) benefit for taxes on net investment income	(1,198)	—	—

Net investment income	329,111	224,242	68,212
Unrealized appreciation (depreciation):
Non-control/Non-affiliate investments	(32,762)	42,074	20,657
Foreign currency forward contracts	16,638	(13,968)	2,028

Net unrealized appreciation (depreciation)	(16,124)	28,106	22,685
Realized gains (losses):
Non-control/Non-affiliate investments	39,918	(1,105)	(3,087)
Foreign currency forward contracts	(39,867)	(2,507)	(963)

Net realized gains (losses)	51	(3,612)	(4,050)

Provision for income tax (expense) benefit	(70)	(885)	(227)

Net realized and unrealized gains (losses), net of taxes	(16,143)	23,609	18,408

Net increase (decrease) in net assets resulting from operations	$312,968	$247,851	$86,620

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Statements of Changes in Net Assets

(in thousands, except per share amounts)

	Fiscal year ended September 30, 2025	Fiscal year ended September 30, 2024	Fiscal year ended September 30, 2023
Operations:
Net investment income	$329,111	$224,242	$68,212
Net unrealized appreciation (depreciation)	(16,124)	28,106	22,685
Net realized gains (losses)	51	(3,612)	(4,050)
Provision for income tax (expense) benefit	(70)	(885)	(227)

Net increase (decrease) in net assets resulting from operations	312,968	247,851	86,620

Distributions to common shareholders:
Class I	(277,831)	(170,602)	(59,032)
Class S	(113,938)	(77,132)	(21,259)
Class D	(325)	(117)	(3)
Class T	(9)	—	—

Net decrease in net assets resulting from distributions	(392,103)	(247,851)	(80,294)

Share transactions:
Class I:
Issuance of Common shares in private and public offering	1,322,919	1,079,267	726,878
Share transfers between classes	11,620	872	—
Issuance of Common shares under distribution reinvestment plan	45,763	30,450	7,328
Repurchased shares, net of early repurchase deduction	(218,190)	(31,860)	(5,309)

Net increase from share transactions	1,162,112	1,078,729	728,897

Class S:
Issuance of Common shares in public offering	305,511	536,446	418,677
Share transfers between classes	(11,620)	(872)	—
Issuance of Common shares under distribution reinvestment plan	57,793	37,112	8,500
Repurchased shares, net of early repurchase deduction	(60,594)	(18,050)	(67)

Net increase from share transactions	291,090	554,636	427,110

Class D:
Issuance of Common shares in public offering	2,146	1,716	145
Issuance of Common shares under distribution reinvestment plan	111	54	—
Repurchased shares, net of early repurchase deduction	(77)	—	—

Net increase from share transactions	2,180	1,770	145

Class T:
Issuance of Common shares in public offering	1,218	—	—

Net increase from share transactions	1,218	—	—

Total increase (decrease) in net assets	1,377,465	1,635,135	1,162,478

Net assets at beginning of period	3,164,340	1,529,205	366,727

Net assets at end of period	$4,541,805	$3,164,340	$1,529,205

Net asset value per common share	$23.09	$23.56	$23.56

Common shares outstanding at end of period	196,721	134,288	64,896

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal year ended September 30, 2025	Fiscal year ended September 30, 2024	Fiscal year ended September 30, 2023
Operating activities:
Net increase (decrease) in net assets resulting from operations	$312,968	$247,851	$86,620
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Net unrealized (appreciation) depreciation	16,124	(28,106)	(22,685)
Net realized (gains) losses	(51)	3,612	4,050
PIK interest income	(9,788)	(7,496)	(3,178)
Accretion of original issue discount on investments	(31,203)	(24,872)	(9,507)
Accretion of original issue discount on unsecured notes payable	831	399	—
Amortization of deferred financing costs	9,435	5,716	1,492
Amortization of deferred offering costs	2,096	983	2,737
Deferred taxes	49	8	(44)
Purchases of investments	(4,047,759)	(3,917,301)	(1,703,474)
Proceeds from the sales and repayments of investments	1,732,139	1,336,428	234,750
Changes in operating assets and liabilities:
(Increase) decrease in due from affiliates	(1,997)	861	541
(Increase) decrease in interest receivable	(22,506)	(22,330)	(9,173)
(Increase) decrease in receivables from unsettled transactions	29,389	(34,152)	(7,659)
(Increase) decrease in due from broker	(1,970)	—	—
(Increase) decrease in other assets	(169)	94	(95)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(470)	561	684
Increase (decrease) in base management fee and incentive fees payable	2,885	9,852	7,543
Increase (decrease) in due to broker	(4,040)	4,040	—
Increase (decrease) in due to affiliates	843	(4,554)	4,517
Increase (decrease) in interest payable	5,402	21,694	4,207
Increase (decrease) in payables from unsettled transactions	(16,795)	(8,487)	54,317
Increase (decrease) in director fees payable	(116)	116	—

Net cash used in operating activities	(2,024,703)	(2,415,083)	(1,354,357)

Financing activities:
Distributions paid in cash	(279,737)	(166,023)	(56,093)
Borrowings under credit facilities	1,789,400	855,000	625,000
Repayments of borrowings under credit facilities	(1,535,000)	(205,000)	(255,000)
Issuance of unsecured notes	399,916	745,868	—
Proceeds from issuance of common shares	1,631,794	1,617,429	1,145,700
Deferred financing costs paid	(12,219)	(20,119)	(11,586)
Deferred offering costs paid	(1,863)	(1,128)	(143)
Share repurchases paid	(232,478)	(40,610)	(40)

Net cash provided by financing activities	1,759,813	2,785,417	1,447,838

Effect of exchange rate changes on foreign currency	1,132	2,694	(788)

Net increase (decrease) in cash and cash equivalents and restricted cash	(263,758)	373,028	92,693
Cash and cash equivalents and restricted cash, beginning of period	524,164	151,136	58,443

Cash and cash equivalents and restricted cash, end of period	$260,406	$524,164	$151,136

Supplemental information:
Cash paid for interest	$155,132	$86,431	$16,115
Non-cash financing activities:
Deferred financing costs incurred	$—	$370	$497
Deferred offering costs incurred	399	139	732
Distribution payable	34,937	26,238	12,026
Reinvestment of dividends during the period	103,667	67,616	15,828
Shares repurchases accrued but not yet paid	61,018	14,635	5,336

Oaktree Strategic Credit Fund

Consolidated Statements of Cash Flows

(in thousands)

Reconciliation to the Statements of Assets and Liabilities	September 30, 2025	September 30, 2024	September 30, 2023
Cash and cash equivalents	$215,962	$480,836	$145,499
Restricted cash	44,444	43,328	5,637

Total cash and cash equivalents and restricted cash	$260,406	$524,164	$151,136

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Non-Control/Non-Affiliate Investments												(7)
107-109 Beech OAK22 LLC	Real Estate Development	First Lien Revolver			11.00%		2/27/2026		$10,185	$10,083	$10,138	(8)(9)
1261229 BC LTD	Pharmaceuticals	Fixed Rate Bond			10.00%		4/15/2032		22,200	22,200	22,774	(10)
1261229 BC LTD	Pharmaceuticals	First Lien Term Loan	SOFR+	6.25%	10.41%		10/8/2030		47,681	46,591	47,099	(5)(10)
1440 Foods Topco, LLC	Packaged Foods & Meats	First Lien Term Loan	SOFR+	5.00%	9.16%		10/31/2031		62,012	59,000	60,694	(5)
Access CIG, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	4.00%	8.03%		8/18/2030		46,235	45,897	46,431	(5)
ACESO Holding 4 S.A.R.L.	Health Care Services	First Lien Term Loan	E+	5.75%	7.87%		9/27/2031		€8,508	9,794	9,814	(5)(8)(10)
ACESO Holding 4 S.a.r.l.	Health Care Services	First Lien Term Loan	E+	5.75%	7.87%		9/30/2031		39,777	45,718	45,883	(5)(8)(10)
ACESO Holding 4 S.A.R.L.	Health Care Services	First Lien Term Loan	E+	5.75%	7.87%		9/27/2031		34,034	37,338	39,258	(5)(8)(10)
ACP Falcon Buyer Inc	Systems Software	First Lien Term Loan	SOFR+	5.50%	9.79%		8/1/2029		$34,060	33,407	34,060	(5)(8)
ACP Falcon Buyer Inc	Systems Software	First Lien Revolver	SOFR+	5.50%			8/1/2029		—	(102)	—	(5)(8)(9)
Acquia Inc.	Application Software	First Lien Term Loan	SOFR+	6.00%	10.43%		10/30/2026		11,166	11,080	11,166	(5)(8)
ADC Therapeutics SA	Biotechnology	First Lien Term Loan	SOFR+	7.50%	11.65%		8/15/2029		10,406	10,110	10,251	(5)(8)(10)
ADC Therapeutics SA	Biotechnology	Warrants						45,727		275	54	(8)(10)(14)
AIP RD Buyer Corp.	Distributors	Common Stock						4,560		428	800	(8)(14)
American Auto Auction Group, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	4.50%	8.50%		5/28/2032		22,883	22,711	23,113	(5)
Arches Buyer Inc.	Interactive Media & Services	First Lien Term Loan	SOFR+	5.50%	9.66%		12/6/2027		92,790	92,020	92,790	(5)(8)
Artera Services, LLC	Construction & Engineering	First Lien Term Loan	SOFR+	4.50%	8.50%		2/15/2031		53,533	53,103	48,062	(5)
Artera Services, LLC	Construction & Engineering	Fixed Rate Bond			8.50%		2/15/2031		25,234	23,201	22,319
ASP Integrity Acquisition Co LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%			3/6/2032		—	(55)	(251)	(5)(8)(9)
ASP Integrity Acquisition Co LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%	9.13%		3/6/2032		47,622	46,966	46,126	(5)(8)
ASP Integrity Acquisition Co LLC	Diversified Support Services	First Lien Revolver	PRIME+	4.00%	11.25%		3/6/2031		997	875	715	(5)(8)(9)
ASP-R-PAC Acquisition Co LLC	Paper & Plastic Packaging Products & Materials	First Lien Term Loan	SOFR+	6.00%	10.31%		12/29/2027		988	981	974	(5)(8)(10)
ASP-R-PAC Acquisition Co LLC	Paper & Plastic Packaging Products & Materials	First Lien Term Loan	SOFR+	6.00%	10.57%		12/29/2027		4,763	4,727	4,696	(5)(8)(10)
ASP-R-PAC Acquisition Co LLC	Paper & Plastic Packaging Products & Materials	First Lien Revolver	SOFR+	6.00%	10.28%		12/29/2027		435	430	427	(5)(8)(9)(10)
Astra Acquisition Corp.	Application Software	First Lien Term Loan	SOFR+	6.75%			2/25/2028		7,337	6,453	2,935	(5)(8)(11)
Astra Acquisition Corp.	Application Software	First Lien Term Loan	SOFR+	5.25%			10/25/2028		8,316	6,324	—	(5)(8)(11)
Asurion, LLC	Property & Casualty Insurance	First Lien Term Loan	SOFR+	4.00%	8.26%		8/19/2028		25,376	25,301	25,457	(5)
Asurion, LLC	Property & Casualty Insurance	First Lien Term Loan	SOFR+	4.25%	8.51%		8/19/2028		33,694	33,196	33,839	(5)
Asurion, LLC	Property & Casualty Insurance	First Lien Term Loan	SOFR+	4.25%	8.41%		9/19/2030		18,703	18,165	18,608	(5)
athenahealth Group Inc.	Health Care Technology	Preferred Equity						5,809		5,917	8,390	(8)(13)(14)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Atlas Borrower, LLC	Health Care Services	First Lien Term Loan	SOFR+	4.50%	8.50%		9/4/2032		58,141	57,559	57,571	(5)(8)
Atlas Borrower, LLC	Health Care Services	First Lien Revolver	SOFR+	4.50%			9/4/2032		—	(99)	(97)	(5)(8)(9)
Aurelia Netherlands B.V.	Interactive Media & Services	First Lien Term Loan	E+	4.75%	6.78%		5/29/2031		€99,155	110,787	116,216	(5)(8)(10)
Aurora Lux Finco S.A.R.L	Application Software	First Lien Term Loan	SOFR+	5.25%	9.42%		9/26/2032		$40,000	39,200	39,400	(5)(10)
AVSC Holding Corp.	Specialized Consumer Services	First Lien Term Loan	SOFR+	5.00%	9.16%		12/5/2031		121,320	119,178	119,075	(5)(8)
AVSC Holding Corp.	Specialized Consumer Services	First Lien Revolver	SOFR+	5.00%			12/5/2029		—	$(218)	$(228)	(5)(8)(9)
Ballyrock CLO 19	Multi-Sector Holdings	CLO Notes	SOFR+	7.11%	11.44%		4/20/2035		$2,220	2,223	2,230	(5)(10)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Term Loan	SOFR+	5.25%	9.58%		9/30/2030		2,998	2,975	2,965	(5)(8)(9)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Term Loan	SOFR+	5.25%			9/30/2030		—	—	(33)	(5)(8)(9)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Term Loan	SOFR+	5.25%	9.56%		9/30/2030		3,884	3,814	3,845	(5)(8)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Term Loan	SOFR+	5.25%	9.56%		9/30/2030		25,388	24,863	25,134	(5)(8)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Term Loan	E+	5.25%	7.28%		9/30/2030		€15,796	16,396	18,375	(5)(8)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Revolver	SOFR+	5.25%			10/1/2029		—	(104)	(52)	(5)(8)(9)
Barracuda Parent, LLC	Systems Software	First Lien Term Loan	SOFR+	6.50%	10.81%		8/15/2029		$48,886	47,598	46,808	(5)(8)
Bayou Intermediate II, LLC	Health Care Supplies	First Lien Term Loan	SOFR+	4.75%	8.91%		9/30/2032		38,756	38,368	38,368	(5)(8)
Bayou Intermediate II, LLC	Health Care Supplies	First Lien Term Loan	SOFR+	4.75%			9/30/2032		—	(53)	(53)	(5)(8)(9)
Bayou Intermediate II, LLC	Health Care Supplies	First Lien Revolver	SOFR+	4.75%			9/30/2032		—	(56)	(56)	(5)(8)(9)
Beach Acquisition Bidco LLC	Footwear	Fixed Rate Bond			10.00%		7/15/2033		31,650	31,650	34,219
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan			13.00%		4/19/2027		1,470	1,469	1,285	(8)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan			13.00%		4/19/2027		3,545	3,504	3,100	(8)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan			13.00%		4/19/2027		—	—	—	(8)(9)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan			13.00%		4/19/2027		—	—	—	(8)(9)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	Common Stock						12,702		—	33	(10)(14)
BioXcel Therapeutics, Inc.	Pharmaceuticals	Warrants						975		74	1	(8)(10)(14)
BioXcel Therapeutics, Inc.	Pharmaceuticals	Warrants						279		—	—	(8)(10)(14)
Biscuit Parent, LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	8.75%		2/27/2031		479	406	479	(5)(8)(9)
Biscuit Parent, LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	8.75%		2/27/2031		32,701	32,423	32,701	(5)(8)
Biscuit Parent, LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	8.75%		2/27/2031		49,375	48,803	49,375	(5)(8)
Biscuit Parent, LLC	Application Software	First Lien Revolver	SOFR+	4.75%			2/27/2031		—	(174)	—	(5)(8)(9)
Blazing Star Parent, LLC	Drug Retail	First Lien Term Loan	SOFR+	7.00%	11.20%		8/28/2030		86,408	84,288	84,282	(5)(8)
Blue Bidco Ltd	Wireless Telecommunication Services	First Lien Term Loan	SONIA+	5.00%	9.16%		6/14/2032		£3,381	3,337	3,355	(5)(8)(9)(10)
Blue Bidco Ltd	Wireless Telecommunication Services	First Lien Term Loan	E+	5.00%	7.04%		6/14/2032		€5,593	6,416	6,512	(5)(8)(10)
Blue Bidco Ltd	Wireless Telecommunication Services	First Lien Term Loan	SOFR+	5.00%	9.26%		6/14/2032		$1,644	1,629	1,629	(5)(8)(10)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Blue Bidco Ltd	Wireless Telecommunication Services	First Lien Term Loan	SONIA+	5.00%	8.97%		6/14/2032		£8,475	11,411	11,305	(5)(8)(10)
BOTA BIDCO GMBH	Diversified Chemicals	First Lien Term Loan	E+	4.00%	5.90%		10/31/2029		€9,022	8,882	10,256	(5)(8)(10)
BOTA BIDCO GMBH	Diversified Chemicals	First Lien Term Loan	E+	4.50%	6.41%		10/31/2030		36,081	35,467	40,275	(5)(8)(10)
CD&R Firefly Bidco Limited	Other Specialty Retail	First Lien Term Loan	SONIA+	4.75%	8.72%		4/29/2029		£23,022	28,828	31,141	(5)(10)
Centralsquare Technologies, LLC	Application Software	First Lien Term Loan	SOFR+	6.25%	7.03%	3.38%	4/12/2030		$30,946	30,391	30,906	(5)(8)
Centralsquare Technologies, LLC	Application Software	First Lien Revolver	SOFR+	5.75%			4/12/2030		—	(64)	(3)	(5)(8)(9)
Cielo Bidco Limited	Building Products	First Lien Term Loan	E+	4.75%			6/30/2032		—	(59)	(56)	(5)(8)(9)(10)
Cielo Bidco Limited	Building Products	First Lien Term Loan	SONIA+	4.75%	8.72%		6/30/2032		£39,461	52,954	52,630	(5)(8)(10)
Cielo Bidco Limited	Building Products	First Lien Term Loan	E+	4.75%	6.65%		6/30/2032		€9,166	$10,599	$10,670	(5)(8)(10)
Cloud Software Group, Inc.	Application Software	First Lien Term Loan	SOFR+	3.25%	7.25%		3/24/2031		$13,930	13,844	13,998	(5)
Colony Holding Corporation	Distributors	First Lien Term Loan	SOFR+	6.50%	10.80%		11/13/2026		3,861	3,836	3,796	(5)(8)
Colony Holding Corporation	Distributors	First Lien Term Loan	SOFR+	6.50%	10.91%		11/13/2026		11,874	11,768	11,672	(5)(8)
Condor Merger Sub Inc.	Systems Software	Fixed Rate Bond			7.38%		2/15/2030		22,277	20,911	20,690
Connect Holding II LLC	Alternative Carriers	Fixed Rate Bond			10.50%		4/3/2031		12,030	11,675	12,030
Connect Holding II LLC	Alternative Carriers	First Lien Term Loan	SOFR+	4.25%	8.40%		4/3/2031		40,830	33,477	33,571	(5)
CoreRx, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	7.50%	11.50%		4/6/2029		18,328	18,006	18,282	(5)(8)
Coupa Holdings, LLC	Application Software	First Lien Term Loan	SOFR+	5.25%			2/27/2030		—	(15)	—	(5)(8)(9)
Coupa Holdings, LLC	Application Software	First Lien Term Loan	SOFR+	5.25%	9.56%		2/27/2030		13,296	13,086	13,296	(5)(8)
Coupa Holdings, LLC	Application Software	First Lien Revolver	SOFR+	5.25%			2/27/2029		—	(13)	—	(5)(8)(9)
Creek Parent, Inc.	Life Sciences Tools & Services	First Lien Term Loan	SOFR+	5.00%	9.14%		12/18/2031		105,947	104,190	103,944	(5)(8)
Creek Parent, Inc.	Life Sciences Tools & Services	First Lien Revolver	SOFR+	5.00%			12/18/2031		—	(237)	(290)	(5)(8)(9)
Crewline Buyer, Inc.	Application Software	First Lien Term Loan	SOFR+	6.75%	10.91%		11/8/2030		3,080	3,015	3,049	(5)(8)
Crewline Buyer, Inc.	Application Software	First Lien Term Loan	SOFR+	6.75%	10.91%		11/8/2030		43,911	43,111	43,472	(5)(8)
Crewline Buyer, Inc.	Application Software	First Lien Revolver	SOFR+	6.75%			11/8/2030		—	(83)	(46)	(5)(8)(9)
Dealer Tire Financial, LLC	Distributors	Fixed Rate Bond			8.00%		2/1/2028		41,354	40,944	40,936
Delta Leasing SPV II LLC	Specialized Finance	Subordinated Debt Term Loan			3.00%	7.00%	8/31/2029		29,046	29,046	29,046	(8)(10)
Delta Leasing SPV II LLC	Specialized Finance	Subordinated Debt Term Loan			8.00%	3.00%	8/31/2029		39,466	39,466	39,466	(8)(10)
Delta Leasing SPV II LLC	Specialized Finance	Preferred Equity						330		330	468	(8)(10)(14)
Delta Leasing SPV II LLC	Specialized Finance	Common Stock						2		2	2	(8)(10)(14)
Delta Leasing SPV II LLC	Specialized Finance	Warrants						25		—	—	(8)(10)(14)
Digicel International Finance Ltd / Difl US LLC	Wireless Telecommunication Services	Fixed Rate Bond			8.63%		8/1/2032		4,757	4,757	4,894	(10)
DirecTV Financing, LLC	Cable & Satellite	Fixed Rate Bond			10.00%		2/15/2031		21,198	21,198	21,183
DirecTV Financing, LLC	Cable & Satellite	First Lien Term Loan	SOFR+	5.00%	9.57%		8/2/2027		200	199	201	(5)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
DirecTV Financing, LLC	Cable & Satellite	First Lien Term Loan	SOFR+	5.25%	9.82%		8/2/2029		26,912	26,545	26,992	(5)
DirecTV Financing, LLC	Cable & Satellite	First Lien Term Loan	SOFR+	5.50%	9.81%		2/17/2031		20,162	19,792	19,759
Draken International, LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	5.50%			5/19/2032		—	(210)	(202)	(5)(8)(9)(10)
Draken International, LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	5.50%	9.69%		5/19/2032		18,849	18,492	18,506	(5)(8)(10)
Draken International, LLC	Aerospace & Defense	First Lien Term Loan	SONIA+	5.50%	9.47%		5/19/2032		£59,320	77,795	78,390	(5)(8)(10)
DTI Holdco, Inc.	Research & Consulting Services	First Lien Term Loan	SOFR+	4.00%	8.16%		4/26/2029		$56,583	55,512	50,572	(5)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Term Loan	SOFR+	5.50%	9.96%		12/8/2028		1,039	1,030	1,032	(5)(8)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Term Loan	SOFR+	5.50%	9.94%		12/8/2029		1,927	1,913	1,915	(5)(8)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Term Loan	SOFR+	5.50%	9.85%		12/8/2028		17,121	16,944	17,011	(5)(8)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Revolver	SOFR+	5.50%	9.82%		12/8/2028		184	162	171	(5)(8)(9)
Empire Bidco AB	Life Sciences Tools & Services	First Lien Term Loan	SONIA+	5.25%	9.22%		9/22/2032		£27,033	35,755	35,665	(5)(8)(10)
Empire Bidco AB	Life Sciences Tools & Services	First Lien Term Loan	STIBOR+	5.25%	7.38%		9/22/2032		kr 348,703	$36,443	$36,334	(5)(8)(10)
Empire Bidco AB	Life Sciences Tools & Services	First Lien Term Loan	STIBOR+	5.25%			9/22/2032		—	(452)	(450)	(5)(8)(9)(10)
Engineering Research And Consulting LLC	Construction & Engineering	First Lien Term Loan	SOFR+	5.00%	9.29%		8/29/2031		$31,740	31,275	30,867	(5)
Enverus Holdings, Inc.	Application Software	First Lien Term Loan	SOFR+	5.50%			12/24/2029		—	(14)	—	(5)(8)(9)
Enverus Holdings, Inc.	Application Software	First Lien Term Loan	SOFR+	5.50%	9.82%		12/24/2029		55,339	54,613	55,339	(5)(8)
Enverus Holdings, Inc.	Application Software	First Lien Revolver	SOFR+	5.50%	9.64%		12/24/2029		175	132	175	(5)(8)(9)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			9.00%		4/21/2027		1,832	1,821	1,842	(8)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			10.00%		4/21/2027		1,689	1,656	1,723	(8)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			10.00%		4/21/2027		1,689	1,656	1,723	(8)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			9.00%		4/21/2027		11,437	11,389	11,501	(8)(10)
Everbridge, Inc.	Application Software	First Lien Term Loan	SOFR+	5.00%	9.29%		7/2/2031		7,681	7,621	7,681	(5)(8)(9)
Everbridge, Inc.	Application Software	First Lien Term Loan	SOFR+	5.00%	9.29%		7/2/2031		78,364	78,042	78,364	(5)(8)
Everbridge, Inc.	Application Software	First Lien Revolver	SOFR+	5.00%			7/2/2031		—	(32)	—	(5)(8)(9)
Evergreen IX Borrower 2023, LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	8.75%		9/30/2030		9,006	8,933	9,006	(5)(8)
Evergreen IX Borrower 2023, LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	8.75%		9/30/2030		35,671	35,034	35,671	(5)(8)
Evergreen IX Borrower 2023, LLC	Application Software	First Lien Revolver	SOFR+	4.75%			9/29/2029		—	(67)	—	(5)(8)(9)
Eyesouth Eye Care Holdco LLC	Health Care Services	First Lien Term Loan	SOFR+	5.50%	9.88%		10/5/2029		3,175	3,129	3,134	(5)(8)
Eyesouth Eye Care Holdco LLC	Health Care Services	First Lien Term Loan	SOFR+	5.50%	9.76%		10/5/2029		2,759	2,696	2,696	(5)(8)(9)
Eyesouth Eye Care Holdco LLC	Health Care Services	Common Stock						885		885	1,019	(8)(14)
F&M BUYER LLC	Systems Software	First Lien Term Loan	SOFR+	4.50%			3/18/2032		—	(40)	(40)	(5)(8)(9)
F&M BUYER LLC	Systems Software	First Lien Term Loan	SOFR+	4.50%	8.50%		3/18/2032		23,866	23,627	23,627	(5)(8)
F&M BUYER LLC	Systems Software	First Lien Revolver	SOFR+	4.50%			3/18/2032		—	(35)	(35)	(5)(8)(9)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Finastra USA, Inc.	Application Software	First Lien Term Loan	SOFR+	7.25%	11.29%		9/13/2029		12,067	11,908	12,067	(5)(8)(10)
Flexera Software LLC	Application Software	First Lien Revolver	SOFR+	4.75%			8/13/2032		—	(8)	(7)	(5)(8)(9)
Flexera Software LLC	Application Software	First Lien Term Loan	E+	4.75%	6.63%		8/15/2032		€12,305	14,376	14,425	(5)(8)
Flexera Software LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	9.08%		8/15/2032		$40,774	40,672	40,680	(5)(8)
Formulations Parent Corp	Specialty Chemicals	First Lien Term Loan	SOFR+	4.00%	8.33%		4/9/2032		17,500	17,325	17,400	(5)(8)
Fortress Credit BSL XV	Multi-Sector Holdings	CLO Notes	SOFR+	4.75%	9.08%		10/18/2033		5,000	5,000	4,997	(5)(10)
Fortress Credit BSL XV	Multi-Sector Holdings	CLO Notes	SOFR+	8.45%	12.78%		10/18/2033		6,000	6,035	5,933	(5)(10)
Galileo Parent, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.75%	9.75%		5/3/2030		82,981	82,590	82,566	(5)(8)
Galileo Parent, Inc.	Aerospace & Defense	First Lien Revolver	SOFR+	5.75%	9.75%		5/3/2029		8,656	8,634	8,580	(5)(8)(9)
Gallatin CLO X 2023-1	Multi-Sector Holdings	CLO Notes	SOFR+	5.41%	9.73%		10/14/2035		5,000	4,913	5,021	(5)(10)
Geo Topco Corporation	Building Products	First Lien Term Loan	SOFR+	4.50%	8.83%		10/15/2031		10,195	10,051	10,056	(5)(8)(9)
Geo Topco Corporation	Building Products	First Lien Term Loan	SOFR+	4.50%	8.60%		10/15/2031		56,177	55,692	55,801	(5)(8)
Geo Topco Corporation	Building Products	First Lien Revolver	SOFR+	4.50%	8.70%		10/15/2031		1,821	1,753	1,768	(5)(8)(9)
Grand River Aseptic Manufacturing, Inc.	Health Care Equipment	First Lien Term Loan	SOFR+	5.00%	9.07%		3/10/2031		30,022	29,750	29,713	(5)(8)
Grand River Aseptic Manufacturing, Inc.	Health Care Equipment	First Lien Revolver	SOFR+	5.00%			3/10/2031		—	(84)	(95)	(5)(8)(9)
Greenway Health, LLC	Health Care Technology	First Lien Term Loan	SOFR+	6.75%	10.75%		4/1/2029		24,625	24,136	24,625	(5)(8)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Term Loan	SOFR+	8.00%	12.26%		6/21/2027		3,537	3,512	3,443	(5)(8)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Term Loan	SOFR+	8.00%	12.26%		6/21/2027		17,153	17,035	16,699	(5)(8)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Revolver	SOFR+	8.00%			6/21/2027		—	(12)	(47)	(5)(8)(9)
HAH Group Holding Co LLC	Health Care Services	Fixed Rate Bond			9.75%		10/1/2031		6,640	6,276	6,314
HAH Group Holding Co LLC	Health Care Services	First Lien Term Loan	SOFR+	5.00%	9.16%		9/17/2031		9,401	8,532	8,496
Harbor Purchaser Inc.	Education Services	First Lien Term Loan	SOFR+	5.25%	9.51%		4/9/2029		39,798	39,191	35,765	(5)
Harrow Health, Inc.	Pharmaceuticals	Fixed Rate Bond			8.63%		9/15/2030		7,700	7,700	8,013	(10)
Hertz Vehicle Financing III	Specialized Finance	Subordinated Debt Revolver			9.28%		6/28/2028		85,710	85,710	85,710	(8)(10)
IAMGOLD Corporation	Gold	Second Lien Term Loan	SOFR+	8.25%	12.39%		5/16/2028		21,296	20,961	22,105	(5)(8)(10)
Icefall Parent, Inc.	Application Software	First Lien Term Loan	SOFR+	4.50%	8.81%		1/25/2030		52,319	52,176	52,843	(5)(8)
Icefall Parent, Inc.	Application Software	First Lien Revolver	SOFR+	4.50%			1/25/2030		—	(38)	—	(5)(8)(9)
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	6.25%	10.57%		8/18/2028		2,305	2,305	2,297	(5)(8)
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	5.75%	10.07%		8/18/2028		16,054	16,054	15,911	(5)(8)
iCIMs, Inc.	Application Software	First Lien Revolver	SOFR+	5.75%	10.08%		8/18/2028		392	392	369	(5)(8)(9)
Inmar Inc	Application Software	First Lien Term Loan	SOFR+	4.50%	8.66%		10/30/2031		60,508	60,236	60,527	(5)
Integrity Marketing Acquisition, LLC	Insurance Brokers	First Lien Term Loan	SOFR+	5.00%			8/25/2028		—	(153)	(25)	(5)(8)(9)
Integrity Marketing Acquisition, LLC	Insurance Brokers	First Lien Term Loan	SOFR+	5.00%	9.20%		8/25/2028		79,758	79,340	79,654	(5)(8)
Integrity Marketing Acquisition, LLC	Insurance Brokers	First Lien Revolver	SOFR+	5.00%			8/25/2028		—	(56)	(9)	(5)(8)(9)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)		Cost	Fair Value	Notes
Inventus Power, Inc.	Electrical Components & Equipment	First Lien Term Loan	SOFR+	7.50%	11.78%		1/15/2026			42,887	42,958	42,488	(5)(8)
Inventus Power, Inc.	Electrical Components & Equipment	First Lien Revolver	SOFR+	7.50%	11.87%		1/15/2026			1,159	1,142	1,113	(5)(8)(9)
IW Buyer LLC	Electrical Components & Equipment	First Lien Term Loan	SOFR+	5.00%	9.26%		6/28/2029			4,886	4,849	4,843	(5)(8)
IW Buyer LLC	Electrical Components & Equipment	First Lien Term Loan	SOFR+	5.00%	9.26%		6/28/2029			18,867	18,678	18,699	(5)(8)
IW Buyer LLC	Electrical Components & Equipment	First Lien Term Loan	SOFR+	5.00%	9.26%		6/28/2029			28,428	27,939	28,175	(5)(8)
IW Buyer LLC	Electrical Components & Equipment	First Lien Revolver	SOFR+	5.00%	9.25%		6/28/2029			1,072	944	1,005	(5)(8)(9)
Janus Bidco Limited	Application Software	First Lien Term Loan	SONIA+	5.50%			4/25/2031			—	(155)	—	(5)(8)(9)(10)
Janus Bidco Limited	Application Software	First Lien Term Loan	SOFR+	5.50%	9.98%		4/25/2031			51,970	50,930	51,970	(5)(8)(10)
Janus Bidco Limited	Application Software	First Lien Term Loan	SONIA+	5.50%	9.47%		4/25/2031			£1,742	2,145	2,345	(5)(8)(10)
JN Bidco LLC	Health Care Technology	Common Stock						3,595,500			3,338	7,173	(8)(14)
Kairos Intermediateco AB	Health Care Supplies	First Lien Term Loan	E+	4.75%			4/22/2032			—	(23)	—	(5)(8)(9)(10)
Kairos Intermediateco AB	Health Care Supplies	First Lien Term Loan	E+	4.75%	6.78%		4/22/2032			€20,027	23,225	23,416	(5)(8)(10)
Kairos Intermediateco AB	Health Care Supplies	First Lien Term Loan	NIBOR+	4.75%	9.05%		4/22/2032		Nkr	184,534	18,138	18,404	(5)(8)(10)
Kairos Intermediateco AB	Health Care Supplies	First Lien Term Loan	SONIA+	4.75%	8.72%		4/22/2032			£13,129	17,609	17,588	(5)(8)(10)
Kaseya Inc.	Systems Software	Second Lien Term Loan	SOFR+	5.00%	9.16%		3/20/2033			$43,764	43,691	43,901	(5)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Term Loan	SOFR+	5.25%	9.35%		10/29/2027			57,812	57,372	55,286	(5)(8)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Term Loan	SOFR+	5.25%	9.25%		10/29/2027			4,705	4,688	4,499	(5)(8)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Revolver	PRIME+	4.25%	11.50%		10/29/2027			2,535	2,452	2,164	(5)(8)(9)
Kite Midco II Inc.	Research & Consulting Services	First Lien Term Loan	SOFR+	4.50%			11/25/2031			—	(63)	(72)	(5)(8)(9)
Kite Midco II Inc.	Research & Consulting Services	First Lien Term Loan	SOFR+	4.50%	8.77%		11/25/2031			$39,033	38,518	38,490	(5)(8)
LABL, Inc.	Office Services & Supplies	First Lien Term Loan	SOFR+	5.00%	9.26%		10/30/2028			28,076	27,681	23,135	(5)
LDS Buyer, LLC	Air Freight & Logistics	First Lien Term Loan	SOFR+	5.00%	9.16%		2/9/2032			8,303	8,111	8,231	(5)(8)
LDS Buyer, LLC	Air Freight & Logistics	First Lien Term Loan	SOFR+	5.00%	9.16%		2/9/2032			1,864	1,845	1,848	(5)(8)
LDS Buyer, LLC	Air Freight & Logistics	First Lien Term Loan	SOFR+	5.00%	9.16%		2/9/2032			41,933	41,457	41,568	(5)(8)
LDS Buyer, LLC	Air Freight & Logistics	First Lien Term Loan	SOFR+	5.00%			2/9/2032			—	(93)	(91)	(5)(8)(9)
LDS Buyer, LLC	Air Freight & Logistics	First Lien Revolver	SOFR+	5.00%			2/9/2032			—	(71)	(54)	(5)(8)(9)
Learfield Communications, LLC	Movies & Entertainment	First Lien Term Loan	SOFR+	4.50%	8.66%		6/30/2028			45,449	45,345	45,965	(5)
Legends Hospitality Holding Company, LLC	Specialized Consumer Services	First Lien Term Loan	SOFR+	5.00%	9.17%		8/22/2031			2,024	1,976	1,968	(5)(8)(9)
Legends Hospitality Holding Company, LLC	Specialized Consumer Services	First Lien Term Loan	SOFR+	5.50%	6.96%	2.75%	8/22/2031			56,798	55,869	55,833	(5)(8)
Legends Hospitality Holding Company, LLC	Specialized Consumer Services	First Lien Revolver	SOFR+	5.00%	9.16%		8/22/2030			655	548	549	(5)(8)(9)
Lightbox Intermediate, L.P.	Real Estate Services	First Lien Term Loan	SOFR+	5.25%	9.25%		1/13/2030			59,293	58,531	58,695	(5)(8)
Lightbox Intermediate, L.P.	Real Estate Services	First Lien Revolver	SOFR+	5.25%			1/13/2030			—	(49)	(39)	(5)(8)(9)
LSL Holdco, LLC	Health Care Distributors	First Lien Term Loan	SOFR+	6.00%	10.26%		1/31/2028			1,026	994	988	(5)(8)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
LSL Holdco, LLC	Health Care Distributors	First Lien Term Loan	SOFR+	6.00%	10.26%		1/31/2028		8,814	8,746	8,480	(5)(8)
LSL Holdco, LLC	Health Care Distributors	First Lien Revolver	SOFR+	6.00%	10.26%		1/31/2028		690	682	651	(5)(8)(9)
M2S Group Intermediate Holdings Inc	Multi-Sector Holdings	First Lien Term Loan	SOFR+	4.75%	9.06%		8/25/2031		52,570	50,430	52,281	(5)
McAfee Corp.	Systems Software	First Lien Term Loan	SOFR+	3.00%	7.22%		3/1/2029		19,850	19,074	19,019	(5)
Mesoblast, Inc.	Biotechnology	First Lien Term Loan			9.75%		11/19/2026		1,565	1,531	1,597	(8)(10)
Mesoblast, Inc.	Biotechnology	Warrants						33,174		152	212	(8)(10)(14)
MHE Intermediate Holdings, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	6.00%	10.46%		7/21/2027		5,179	5,108	5,102	(5)(8)
MHE Intermediate Holdings, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	6.25%	10.71%		7/21/2027		1,015	1,004	1,000	(5)(8)
Microf Funding V LLC	Consumer Finance	First Lien Term Loan	SOFR+	6.00%	10.13%		6/3/2027		19,966	19,701	19,912	(5)(8)(9)(10)
Minotaur Acquisition, Inc.	Financial Exchanges & Data	First Lien Term Loan	SOFR+	5.00%			6/3/2030		—	(70)	(26)	(5)(8)(9)(10)
Minotaur Acquisition, Inc.	Financial Exchanges & Data	First Lien Term Loan	SOFR+	5.00%	9.16%		6/3/2030		6,729	6,595	6,704	(5)(8)(10)
Minotaur Acquisition, Inc.	Financial Exchanges & Data	First Lien Term Loan	SOFR+	5.00%	9.16%		6/3/2030		41,217	40,575	41,060	(5)(8)(10)
Minotaur Acquisition, Inc.	Financial Exchanges & Data	First Lien Revolver	SOFR+	5.00%			6/3/2030		—	(65)	(15)	(5)(8)(9)(10)
Mitchell International Inc	Application Software	Second Lien Term Loan	SOFR+	5.25%	9.41%		6/17/2032		42,135	41,953	41,851	(5)
Mitchell International Inc	Application Software	First Lien Term Loan	SOFR+	3.25%	7.41%		6/17/2031		16,929	16,772	16,933	(5)
Modena Buyer LLC	Application Software	First Lien Term Loan	SOFR+	4.50%	8.81%		7/1/2031		38,169	37,540	37,747	(5)
Monotype Imaging Holdings Inc.	Application Software	First Lien Term Loan	SOFR+	5.50%	9.66%		2/28/2031		1,546	1,489	1,544	(5)(8)(9)
Monotype Imaging Holdings Inc.	Application Software	First Lien Term Loan	SOFR+	5.50%	9.66%		2/28/2031		71,385	70,315	71,371	(5)(8)
Monotype Imaging Holdings Inc.	Application Software	First Lien Revolver	SOFR+	5.50%			2/28/2030		—	(100)	(11)	(5)(8)(9)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	8.75%		2/10/2028		4,797	4,748	4,769	(5)(8)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	8.75%		2/10/2028		7,053	7,050	7,011	(5)(8)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	8.75%		2/10/2028		57,647	57,161	57,307	(5)(8)
MRI Software LLC	Application Software	First Lien Revolver	SOFR+	4.75%	8.75%		2/10/2028		590	570	556	(5)(8)(9)
Nellson Nutraceutical, LLC	Packaged Foods & Meats	First Lien Term Loan	SOFR+	5.75%			4/17/2031		—	(28)	(25)	(5)(8)(9)(10)
Nellson Nutraceutical, LLC	Packaged Foods & Meats	First Lien Term Loan	SOFR+	5.75%	9.75%		4/17/2031		48,606	47,877	47,960	(5)(8)(10)
Nellson Nutraceutical, LLC	Packaged Foods & Meats	First Lien Term Loan	SOFR+	5.75%	9.75%		4/17/2031		14,429	14,229	14,237	(5)(8)(10)
Nellson Nutraceutical, LLC	Packaged Foods & Meats	First Lien Revolver	SOFR+	5.75%	9.75%		4/17/2031		1,367	1,230	1,236	(5)(8)(9)(10)
Neptune Bidco US Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	4.75%	8.75%		1/19/2031		30,740	30,359	30,740	(5)(8)
Neptune Bidco US Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.25%			1/19/2031		—	(13)	—	(5)(8)(9)
Next Holdco, LLC	Health Care Technology	First Lien Term Loan	SOFR+	5.25%			11/12/2030		—	(65)	(74)	(5)(8)(9)
Next Holdco, LLC	Health Care Technology	First Lien Revolver	SOFR+	5.25%			11/8/2029		—	(46)	(40)	(5)(8)(9)
Next Holdco, LLC	Health Care Technology	First Lien Term Loan	SOFR+	5.25%	9.48%		11/9/2030		17,650	17,493	17,486	(5)(8)
Next Holdco, LLC	Health Care Technology	First Lien Term Loan	SOFR+	5.25%	9.48%		11/12/2030		45,925	45,422	45,498	(5)(8)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Nexus Buyer LLC	Specialized Finance	Second Lien Term Loan	SOFR+	5.75%	9.91%		2/16/2032		70,644	70,013	70,653
NFM & J, L.P.	Diversified Support Services	First Lien Term Loan	SOFR+	5.75%	10.05%		11/10/2029		1,372	1,238	1,284	(5)(8)(9)
NFM & J, L.P.	Diversified Support Services	First Lien Term Loan	SOFR+	5.75%	10.08%		11/10/2029		21,884	21,504	21,728	(5)(8)
NFM & J, L.P.	Diversified Support Services	First Lien Revolver	PRIME+	4.75%	12.00%		11/10/2029		785	702	751	(5)(8)(9)
Nidda BondCo GmbH	Health Care Services	First Lien Term Loan	SONIA+	4.75%	8.72%		5/28/2032		£29,750	39,635	40,256	(5)(10)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	4.50%	8.72%		5/3/2029		$5,729	6,137	6,214	(5)(8)(9)(10)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	4.50%	8.50%		5/3/2029		3,313	3,274	3,313	(5)(8)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SONIA+	4.50%	8.47%		5/3/2029		£3,140	3,913	4,227	(5)(8)(10)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	4.50%	8.50%		5/3/2029		$36,168	35,736	36,168	(5)(8)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	NIBOR+	4.50%	8.64%		5/3/2029		Nkr 68,811	6,192	6,896	(5)(8)(10)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	4.50%	8.50%		5/3/2029		$27,846	27,746	27,846	(5)(8)(10)
North Star Acquisitionco, LLC	Education Services	First Lien Revolver	SOFR+	4.50%			5/3/2029		—	(24)	—	(5)(8)(9)(10)
North Star Acquisitionco, LLC	Education Services	First Lien Revolver	SOFR+	4.50%	8.82%		5/3/2029		1,657	1,604	1,657	(5)(8)(9)
OFSI Fund Ltd	Multi-Sector Holdings	CLO Notes	SOFR+	7.48%	11.81%		4/20/2034		1,105	1,052	1,089	(5)(10)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	5.00%	9.00%		6/10/2030		17,008	16,838	17,008	(5)(8)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	4.75%	8.75%		6/10/2030		8,475	8,263	8,475	(5)(8)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	4.75%	8.75%		6/10/2030		50,432	49,898	49,807	(5)(8)(9)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	5.00%	9.00%		6/10/2030		22,764	22,536	22,764	(5)(8)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	4.75%	8.75%		6/10/2030		22,427	22,052	22,203	(5)(8)
OneOncology, LLC	Health Care Services	First Lien Revolver	SOFR+	4.75%			6/11/2029		—	(203)	(179)	(5)(8)(9)
Optimizely North America Inc.	Application Software	First Lien Term Loan	SOFR+	5.00%	9.16%		10/30/2031		47,535	47,122	47,103	(5)(8)(10)
Optimizely North America Inc.	Application Software	First Lien Revolver	SOFR+	5.00%			10/30/2031		—	(62)	(65)	(5)(8)(9)(10)
Optimizely Sweden Holdings AB	Application Software	First Lien Term Loan	E+	5.25%	7.15%		10/30/2031		€16,974	$18,281	$19,765	(5)(8)(10)
Optimizely Sweden Holdings AB	Application Software	First Lien Term Loan	SONIA+	5.50%	9.47%		10/30/2031		£5,658	7,297	7,547	(5)(8)(10)
PAI Financing Merger Sub LLC	Pharmaceuticals	First Lien Term Loan	SOFR+	4.50%	8.50%		2/13/2032		$74,255	73,241	73,141	(5)(8)
PAI Financing Merger Sub LLC	Pharmaceuticals	First Lien Revolver	SOFR+	4.50%			2/13/2032		—	(216)	(237)	(5)(8)(9)
Paratek Pharmaceuticals Inc	Pharmaceuticals	First Lien Term Loan	SOFR+	6.50%	10.50%		11/21/2028		18,387	18,222	18,295	(5)(8)
Paulus Holdings Public Limited Company	Health Care Technology	Preferred Equity						84,181		1,622	2,625	(8)(10)(14)
Paulus Holdings Public Limited Company	Health Care Technology	Warrants						18,492		356	576	(8)(10)(14)
Peraton Corp.	Aerospace & Defense	First Lien Term Loan	SOFR+	3.75%	8.01%		2/1/2028		7,374	7,340	6,238	(5)
PetSmart LLC	Other Specialty Retail	First Lien Term Loan	SOFR+	4.00%	8.14%		8/1/2032		40,642	40,245	40,083	(5)(10)
PetVet Care Centers, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.00%	10.16%		11/15/2030		72,358	71,299	66,562	(5)(8)
PetVet Care Centers, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.00%			11/15/2030		—	(96)	(697)	(5)(8)(9)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
PetVet Care Centers, LLC	Health Care Services	First Lien Revolver	SOFR+	6.00%			11/15/2029		—	(132)	(678)	(5)(8)(9)
PetVet Care Centers, LLC	Health Care Services	Preferred Equity						6,338		6,211	7,175	(8)(14)
Pluralsight, LLC	Application Software	First Lien Term Loan	SOFR+	4.50%	7.20%	1.50%	8/22/2029		3,361	3,361	3,361	(5)(8)
Pluralsight, LLC	Application Software	First Lien Term Loan	SOFR+	4.50%	7.20%	1.50%	8/22/2029		1,940	1,940	1,940	(5)(8)
Pluralsight, LLC	Application Software	First Lien Term Loan	SOFR+	7.50%		11.70%	8/22/2029		5,623	5,623	5,623	(5)(8)
Pluralsight, LLC	Application Software	First Lien Term Loan	SOFR+	4.50%			8/22/2029		—	—	—	(5)(8)(9)
Pluralsight, LLC	Application Software	First Lien Revolver	SOFR+	4.50%			8/22/2029		—	—	—	(5)(8)(9)
Pluralsight, LLC	Application Software	Common Stock						1,658,698		5,540	3,085	(8)(14)
Poseidon Midco AB	Pharmaceuticals	First Lien Term Loan	SOFR+	5.50%	9.75%		9/17/2031		23,063	22,832	23,063	(5)(8)(9)(10)
Poseidon Midco AB	Pharmaceuticals	First Lien Term Loan	E+	5.00%			9/17/2031		—	(194)	(202)	(5)(8)(9)(10)
Poseidon Midco AB	Pharmaceuticals	First Lien Term Loan	E+	5.25%	7.31%		9/17/2031		€50,768	55,252	59,652	(5)(8)(10)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.00%			9/30/2031		—	(18)	(18)	(5)(8)(9)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Revolver	SOFR+	5.00%			9/30/2031		—	(87)	(7)	(5)(8)(9)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.00%	9.00%		9/30/2031		$18,573	18,565	18,565	(5)(8)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.00%	9.00%		9/30/2031		10,349	10,245	10,349	(5)(8)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.00%			9/30/2031		—	(11)	—	(5)(8)(9)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.00%	9.00%		9/30/2031		36,789	36,716	36,789
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.00%	9.00%		9/30/2031		26,220	25,490	26,220
Profrac Holdings II, LLC	Industrial Machinery & Supplies & Components	First Lien Floating Rate Bond	SOFR+	7.25%	11.23%		1/23/2029		58,690	58,103	58,068	(5)(8)(10)
Project Accelerate Parent, LLC	Systems Software	First Lien Term Loan	SOFR+	5.25%	9.41%		2/24/2031		43,203	42,870	43,203	(5)(8)
Project Accelerate Parent, LLC	Systems Software	First Lien Revolver	SOFR+	5.25%			2/22/2031		—	(48)	—	(5)(8)(9)
Propio LS, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	4.75%	8.75%		5/10/2030		10,189	10,087	10,097
Propio LS, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	4.75%	9.05%		5/10/2030		27,834	27,555	27,583	(5)(8)
Propio LS, LLC	Diversified Support Services	First Lien Revolver	SOFR+	4.75%			5/10/2030		—	$(10)	$(9)	(5)(8)(9)
Prosper Credit Card 2024-1	Specialized Finance	CLO Notes			7.15%		10/15/2034		$5,240	5,227	5,260	(8)(10)
Prosper Credit Card 2024-1	Specialized Finance	CLO Notes			10.05%		10/15/2034		5,471	5,391	5,450	(8)(10)
Prosper Credit Card 2024-1	Specialized Finance	CLO Notes			14.64%		10/15/2034		7,289	7,289	7,314	(8)(10)
Protein for Pets Opco, LLC	Packaged Foods & Meats	First Lien Term Loan	SOFR+	5.25%	9.41%		9/20/2030		62,936	61,973	61,633	(5)(8)
Protein for Pets Opco, LLC	Packaged Foods & Meats	First Lien Revolver	SOFR+	5.25%	9.41%		9/20/2030		1,793	1,691	1,655	(5)(8)(9)
Quantum Bidco Limited	Food Distributors	First Lien Term Loan	SONIA+	5.50%	9.74%		1/31/2028		£27,922	35,193	37,590	(5)(8)(10)
Renaissance Holding Corp.	Education Services	First Lien Term Loan	SOFR+	4.00%	8.16%		4/5/2030		$38,792	35,989	33,720	(5)
Rockford Tower CLO 2024-1	Multi-Sector Holdings	CLO Notes	SOFR+	7.48%	11.81%		4/20/2037		2,500	2,478	2,538	(5)(10)
RWK Midco AB	Life Sciences Tools & Services	First Lien Term Loan	SOFR+	4.75%			7/1/2032		—	(179)	(165)	(5)(8)(9)(10)
RWK Midco AB	Life Sciences Tools & Services	First Lien Term Loan	SOFR+	4.75%	8.91%		7/1/2032		70,109	72,380	72,445	(5)(8)(10)
Saratoga	Diversified Financial Services	Credit Linked Note	SOFR+	5.33%	9.86%		12/31/2029		91,668	91,282	93,043	(5)(8)(10)(12)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Secure Acquisition Inc.	Paper & Plastic Packaging Products & Materials	First Lien Term Loan	SOFR+	3.75%	7.75%		12/16/2028		31,622	31,565	31,760	(5)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	SOFR+	5.00%	9.18%		3/27/2028		2,456	2,423	2,419	(5)(8)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	SOFR+	5.00%	9.25%		3/27/2028		3,332	3,269	3,251	(5)(8)(9)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Revolver	SOFR+	5.00%			3/27/2028		—	(38)	(57)	(5)(8)(9)
SEI Holding I Corporation	Distributors	First Lien Term Loan	SOFR+	5.00%			3/27/2028		—	(29)	(128)	(5)(8)(9)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	SOFR+	5.00%	9.16%		3/27/2028		17,070	16,815	16,813	(5)(8)
Seres Therapeutics, Inc.	Biotechnology	Warrants						4,674		293	40	(8)(10)(14)
Sierra Enterprises, LLC	Soft Drinks & Non- alcoholic Beverages	First Lien Term Loan	SOFR+	6.00%	10.00%		5/20/2030		57,240	56,444	56,484	(5)(8)
Sierra Enterprises, LLC	Soft Drinks & Non- alcoholic Beverages	First Lien Revolver	SOFR+	6.00%			5/20/2030		—	(101)	(96)	(5)(8)(9)
Sorenson Communications, LLC	Communications Equipment	First Lien Term Loan	SOFR+	5.75%	9.91%		4/19/2029		82,936	81,759	81,609	(5)(8)
Sorenson Communications, LLC	Communications Equipment	First Lien Revolver	SOFR+	5.75%			4/19/2029		—	(144)	(159)	(5)(8)(9)
Sphynx UK Bidco Ltd	Packaged Foods & Meats	First Lien Term Loan	BBSW+	4.75%	8.35%		9/2/2032		A$8,490	5,469	5,557
Sphynx UK Bidco Ltd	Packaged Foods & Meats	First Lien Term Loan	E+	4.75%	6.82%		9/2/2032		€4,699	5,412	5,452
Sphynx UK Bidco Ltd	Packaged Foods & Meats	First Lien Term Loan	SONIA+	4.75%	8.72%		8/15/2032		£18,960	25,086	25,206
Spruce Bidco I Inc.	Health Care Equipment	First Lien Term Loan	TONA+	5.25%	6.00%		1/30/2032		¥2,257,303	14,379	15,068	(5)(8)
Spruce Bidco I Inc.	Health Care Equipment	First Lien Term Loan	CORRA+	5.00%	7.72%		1/30/2032		C$21,111	14,378	14,957	(5)(8)
Spruce Bidco I Inc.	Health Care Equipment	First Lien Term Loan	SOFR+	5.00%	9.13%		1/30/2032		$116,604	115,021	114,948	(5)(8)
Spruce Bidco I Inc.	Health Care Equipment	First Lien Revolver	SOFR+	5.00%			1/30/2032		—	(358)	(377)	(5)(8)(9)
Staples, Inc.	Office Services & Supplies	Fixed Rate Bond			10.75%		9/1/2029		26,481	25,576	26,316
Staples, Inc.	Office Services & Supplies	First Lien Term Loan	SOFR+	5.75%	10.05%		9/4/2029		23,649	22,784	22,485	(5)
Star Parent, Inc.	Life Sciences Tools & Services	First Lien Term Loan	SOFR+	4.00%	8.00%		9/27/2030		65,183	64,063	65,265	(5)
SumUp Holdings Luxembourg	Diversified Financial Services	First Lien Term Loan	E+	6.50%	8.52%		4/25/2031		€48,203	$50,670	$55,547	(5)(8)(9)(10)
TBRS, Inc.	Health Care Supplies	First Lien Term Loan	SOFR+	4.75%	8.75%		11/22/2031		$56,457	56,023	55,892	(5)(8)
TBRS, Inc.	Health Care Supplies	First Lien Term Loan	SOFR+	4.75%			11/22/2031		—	(52)	(33)	(5)(8)(9)
TBRS, Inc.	Health Care Supplies	First Lien Revolver	SOFR+	4.75%	8.95%		11/22/2030		$468	$403	$392	(5)(8)(9)
Ten-X LLC	Interactive Media & Services	First Lien Term Loan	SOFR+	6.00%	10.04%		5/26/2028		24,340	23,691	21,359	(5)
THG Acquisition, LLC	Insurance Brokers	First Lien Term Loan	SOFR+	4.75%	8.91%		10/31/2031		1,838	1,780	1,814	(5)(8)(9)(10)
THG Acquisition, LLC	Insurance Brokers	First Lien Term Loan	SOFR+	4.75%	8.91%		10/31/2031		50,579	50,140	50,469	(5)(8)(10)
THG Acquisition, LLC	Insurance Brokers	First Lien Revolver	SOFR+	4.75%	8.91%		10/31/2031		421	372	410	(5)(8)(9)(10)
Transit Buyer LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%			1/31/2029		—	(9)	(12)	(5)(8)(9)
Transit Buyer LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%	9.03%		1/31/2029		8,060	7,956	8,012	(5)(8)
Transit Buyer LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%	9.03%		1/31/2029		3,801	3,759	3,778	(5)(8)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Transit Buyer LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%	9.00%		1/31/2029		8,257	8,165	8,208	(5)(8)
Trident TPI Holdings Inc	Metal, Glass & Plastic Containers	First Lien Term Loan	SOFR+	3.75%	7.75%		9/15/2028		12,251	12,251	12,053	(5)
Trinitas CLO VI Ltd.	Multi-Sector Holdings	CLO Notes	SOFR+	7.08%	11.40%		1/25/2034		2,785	2,627	2,746	(5)(10)
Truck-Lite Co., LLC	Construction Machinery & Heavy Transportation Equipment	First Lien Term Loan	SOFR+	5.00%	8.89%		2/13/2032		2,019	2,000	1,999	(5)(8)
Truck-Lite Co., LLC	Construction Machinery & Heavy Transportation Equipment	First Lien Term Loan	SOFR+	5.00%	8.89%		2/13/2032		7,720	7,523	7,530	(5)(8)(9)
Truck-Lite Co., LLC	Construction Machinery & Heavy Transportation Equipment	First Lien Term Loan	SOFR+	5.00%	8.89%		2/13/2032		76,676	75,554	75,925	(5)(8)
Truck-Lite Co., LLC	Construction Machinery & Heavy Transportation Equipment	First Lien Term Loan	SOFR+	5.00%			2/13/2032		—	(41)	(28)	(5)(8)(9)
Truck-Lite Co., LLC	Construction Machinery & Heavy Transportation Equipment	First Lien Term Loan	SOFR+	5.00%			2/13/2032		—	(69)	(95)	(5)(8)(9)
Truck-Lite Co., LLC	Construction Machinery & Heavy Transportation Equipment	First Lien Revolver	SOFR+	5.00%			2/13/2031		—	(110)	(76)	(5)(8)(9)
US WorldMeds Ventures, LLC	Pharmaceuticals	First Lien Term Loan	SOFR+	6.25%			7/31/2030		—	—	—	(5)(8)(9)
US WorldMeds Ventures, LLC	Pharmaceuticals	First Lien Term Loan	SOFR+	6.25%			7/31/2030		—	—	—	(5)(8)(9)
US WorldMeds Ventures, LLC	Pharmaceuticals	First Lien Term Loan	SOFR+	6.25%	10.25%		7/31/2030		22,004	21,579	21,608
USIC Holdings, Inc.	Diversified Support Services	First Lien Term Loan	SOFR+	5.50%	9.70%		9/10/2031		1,240	1,240	1,241	(5)(8)(9)
USIC Holdings, Inc.	Diversified Support Services	First Lien Term Loan	SOFR+	5.75%	6.82%	3.13%	9/10/2031		16,907	16,738	16,910	(5)(8)
USIC Holdings, Inc.	Diversified Support Services	First Lien Revolver	SOFR+	5.25%	9.48%		9/10/2031		2,055	2,005	2,055	(5)(8)(9)
USIC Holdings, Inc.	Diversified Support Services	First Lien Term Loan	SOFR+	5.50%	9.70%		9/10/2031		45,964	45,573	45,973
Verde Purchaser, LLC	Trading Companies & Distributors	First Lien Term Loan	SOFR+	4.00%	8.00%		11/30/2030		16,191	16,121	16,051	(5)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan			9.70%		5/9/2029		6,308	6,182	6,529	(8)(10)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan			9.70%		5/9/2029		6,758	6,623	6,995	(8)(10)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan			9.70%		5/9/2029		4,956	4,885	5,129	(8)(10)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan			11.00%		5/9/2029		—	—	—	(8)(9)(10)
Violin Finco Guernsey Limited	Asset Management & Custody Banks	First Lien Term Loan	SONIA+	5.25%			6/24/2031		—	(16)	—	(5)(8)(9)(10)
Violin Finco Guernsey Limited	Asset Management & Custody Banks	First Lien Term Loan	SONIA+	5.25%	9.22%		6/24/2031		£40,334	50,761	54,300	(5)(8)(10)
Werner Finco LP	Building Products	First Lien Term Loan	SOFR+	5.50%	9.52%		6/16/2031		$48,905	48,208	48,245	(5)(8)
West Star Aviation Acquisition LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	4.50%			5/20/2032		—	$(52)	—	(5)(8)(9)
West Star Aviation Acquisition LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	4.50%	8.66%		5/20/2032		$66,145	65,649	$66,040	(5)(8)
West Star Aviation Acquisition LLC	Aerospace & Defense	First Lien Revolver	SOFR+	4.50%	8.67%		5/20/2032		1,850	1,781	1,835	(5)(8)(9)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Whitney Merger Sub, Inc.	Application Software	First Lien Term Loan	SOFR+	4.75%	8.75%		7/3/2032		68,401	67,717	67,765	(5)(8)
Whitney Merger Sub, Inc.	Application Software	First Lien Revolver	SOFR+	4.75%			7/3/2032		—	(98)	(91)	(5)(8)(9)
Woodmont 2022-9 Trust	Multi-Sector Holdings	CLO Notes	SOFR+	7.77%	12.09%		10/25/2036		9,385	9,298	9,282	(5)(10)
WP CPP Holdings, LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	7.00%	7.29%	3.88%	11/29/2029		2,636	2,636	2,639	(5)(8)
WP CPP Holdings, LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	7.00%	7.29%	3.88%	11/28/2029		55,625	54,718	55,653	(5)(8)
WP CPP Holdings, LLC	Aerospace & Defense	First Lien Revolver	SOFR+	7.00%			11/28/2029		—	(101)	(17)	(5)(8)(9)
X Holdings Corp.	Interactive Media & Services	First Lien Term Loan	SOFR+	6.50%	10.96%		10/26/2029		23,535	23,486	23,119	(5)
X Holdings Corp.	Interactive Media & Services	First Lien Term Loan			9.50%		10/26/2029		10,000	9,751	10,045

Total Non-Control/Non- Affiliate Investments (151.9% of net assets)										$6,863,940	$6,899,031
BNY Mellon Short Term Investment Fund										144,271	144,271
Goldman Sachs FS Treasury Obligations Fund										55,166	55,166
Dreyfus Treasury Cash Management Fund										415	415
Fidelity Investments Money Market Treasury Fund										10,735	10,735
Other cash accounts										49,819	49,819

Cash and Cash Equivalents and Restricted Cash (5.7% of net assets)										$260,406	$260,406

Derivative Instrument	Notional Amount to be Purchased	Notional Amount to be Sold		Maturity Date	Counterparty	Cumulative Unrealized Appreciation / (Depreciation)
Foreign currency forward contract	$5,807	A$	8,803	3/12/2026	ING Capital LLC	$(35)
Foreign currency forward contract	$37,756		£27,817	12/11/2025	ING Capital LLC	303
Foreign currency forward contract	$15,567		¥2,257,924	3/12/2026	ING Capital LLC	38
Foreign currency forward contract	$25,380	Nkr	253,837	3/12/2026	ING Capital LLC	(55)
Foreign currency forward contract	$38,208	kr	354,368	12/11/2025	ING Capital LLC	360
Foreign currency forward contract	$15,362	C$	21,051	3/12/2026	Wells Fargo Securities, LLC	124
Foreign currency forward contract	$514,722		€433,136	3/12/2026	Wells Fargo Securities, LLC	1,318
Foreign currency forward contract	$391,119		£288,518	12/11/2025	Wells Fargo Securities, LLC	2,658

						$4,711

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

Derivative Instrument	Company Receives	Company Pays	Counterparty	Maturity Date	Notional Amount	Fair Value
Interest rate swap	Fixed 8.4%	Floating 3-month SOFR +4.0405%	BNP Paribas	11/14/2028	$350,000	$8,940
Interest rate swap	Fixed 6.5%	Floating 3-month SOFR +2.5954%	Morgan Stanley Bank, N.A.	7/23/2029	$400,000	$6,493
Interest rate swap	Fixed 6.19%	Floating 3-month SOFR +2.4926%	Royal Bank of Canada	7/15/2030	$400,000	$4,038

						$19,471

(1)	All debt investments are income producing unless otherwise noted. All equity investments are non-income producing unless otherwise noted.
(2)	See Note 3 in the accompanying notes to the Consolidated Financial Statements for portfolio composition by geographic region.
(3)

Each of the Company’s investments is pledged as collateral under one or more of its credit facilities. A single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(4)

Interest rates may be adjusted from period to period on certain term loans and revolvers. These rate adjustments may be either temporary in nature due to tier pricing arrangements or financial or payment covenant violations in the original credit agreements or permanent in nature per loan amendment or waiver documents.

(5)

The interest rate on the principal balance outstanding for most floating rate loans is indexed to the secured overnight financing rate (“SOFR”), the euro interbank offered rate (“EURIBOR” or “E”), the sterling overnight index average (“SONIA”), the Tokyo overnight average rate (“TONA”), the Canadian overnight repo rate average (“CORRA”), the bank bill swap rate (“BBSW”), the Norwegian interbank offered rate (“NIBOR”), the Stockholm interbank offered rate (“STIBOR”), and/or an alternate base rate (e.g., prime rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the Company has provided the applicable margin over the reference rate or the alternate base rate based on each respective credit agreement and the cash interest rate as of period end. As of September 30, 2025, the reference rates for the Company’s variable rate loans were the 30-day SOFR at 4.13%, the 90-day SOFR at 3.98%, the 180-day SOFR at 3.85%, the PRIME at 7.25%, the SONIA at 4.19%, the TONA at 0.75%, the 90-day CORRA at 2.54%, the 90-day BBSW at 3.58%, the 90-day NIBOR at 4.13%, the 90-day STIBOR at 1.89%, the 30-day EURIBOR at 1.93%, the 90-day EURIBOR at 2.03% and the 180-day EURIBOR at 2.10%. Most loans include an interest floor, which generally ranges from 0% to 3.00%. SOFR and SONIA based contracts may include a credit spread adjustment that is charged in addition to the base rate and the stated spread.

(6)

Principal includes accumulated payment in kind (“PIK”) interest and is net of repayments, if any. “€” signifies the investment is denominated in Euros. “£” signifies the investment is denominated in British Pounds. “C$” signifies the investment is denominated in Canadian dollar. “¥” signifies the investment is denominated in Japanese Yen. “Nkr” signifies the investment is denominated in Norwegian Krone. “kr” signifies the investment is denominated in Swedish Krone. All other investments are denominated in U.S. dollars.

(7)

Non-Control/Non-Affiliate Investments are investments that are neither Control Investments nor Affiliate Investments. Control Investments generally are defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), as investments in companies in which the Company owns more than 25% of the voting securities and/or has the power to exercise control over the management or policies

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2025

(dollar amounts in thousands)

of the company. Affiliate Investments generally are defined by the Investment Company Act as investments in companies in which the Company owns between 5% and 25% of the voting securities.
(8)

As of September 30, 2025, these investments are categorized as Level 3 within the fair value hierarchy established by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) and were valued using significant unobservable inputs.

(9)

Investment has undrawn commitments. Unamortized fees are classified as unearned income which reduces cost basis, which may result in a negative cost basis. A negative fair value may result from the unfunded commitment being valued below par.

(10)

Investment is not a qualifying asset as defined under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. As of September 30, 2025, qualifying assets represented 72.1% of the Company’s total assets and non-qualifying assets represented 27.9% of the Company’s total assets.

(11)	This investment was on non-accrual status as of September 30, 2025.
(12)

This investment represents a credit default swap that functions, in substance, like a credit linked note and represents a credit risk transfer for a pool of reference assets owned by a bank. The Company fully funded margin up front and in return the Company receives periodic interest payments. The Company’s risk of loss is limited to the principal amount disclosed herein. The reference assets are primarily composed of investment grade corporate debt. The Company may be exposed to counterparty risk, which could make it difficult for the Company to collect on obligations, thereby resulting in potentially significant losses. In addition, the Company only has a contractual relationship with the bank, and not with the reference obligors of the reference assets. Accordingly, the Company generally may have no right to directly enforce compliance by the reference obligors with the terms of the reference assets. The Company will not directly benefit from the reference assets and will not have the benefit of the remedies that would normally be available to a holder of such reference assets. In addition, in the event of the insolvency of the counterparty, the Company may be treated as a general creditor of such counterparty, and will not have any claim with respect to the reference assets.

(13)	Income producing through payment of dividends or distributions.
(14)

Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and may be deemed to be “restricted security” under the Securities Act. As of September 30, 2025, the aggregate fair value of these securities is $31,652, or 0.7% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Portfolio Company	Type of Investment	Acquisition Date
ADC Therapeutics SA	Warrants	8/15/2022
AIP RD Buyer Corp.	Common Stock	12/23/2021
athenahealth Group Inc.	Preferred Equity	2/15/2022
BioXcel Therapeutics, Inc.	Common Stock	11/25/2024
BioXcel Therapeutics, Inc.	Warrants	4/28/2022
BioXcel Therapeutics, Inc.	Warrants	3/20/2024
Delta Leasing SPV II LLC	Preferred Equity	8/31/2022
Delta Leasing SPV II LLC	Common Stock	8/31/2022
Delta Leasing SPV II LLC	Warrants	8/31/2022
Eyesouth Eye Care Holdco LLC	Common Stock	10/7/2022
JN Bidco LLC	Common Stock	8/12/2024
Mesoblast, Inc.	Warrants	12/20/2021
Paulus Holdings Public Limited Company	Preferred Equity	10/14/2022
Paulus Holdings Public Limited Company	Warrants	10/14/2022
PetVet Care Centers, LLC	Preferred Equity	11/14/2023
Pluralsight, LLC	Common Stock	8/22/2024
Seres Therapeutics, Inc.	Warrants	4/27/2023

See notes to Consolidated Financial Statements.

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Non-Control/Non-Affiliate Investments												(7)
107 Fair Street LLC	Real Estate Development	First Lien Term Loan			13.00%		11/17/2024		$1,616	$1,613	$1,572	(8)(9)(11)
107-109 Beech OAK22 LLC	Real Estate Development	First Lien Revolver			11.00%		2/27/2026		19,667	19,472	19,531	(8)(9)
112-126 Van Houten Real22 LLC	Real Estate Development	First Lien Term Loan			13.00%		11/4/2024		4,309	4,306	4,271	(8)(9)(11)
37 Capital CLO 4	Multi-Sector Holdings	CLO Notes	SOFR+	5.50%	10.80%		1/15/2034		5,000	5,000	5,057	(5)(10)
AB BSL CLO 4	Multi-Sector Holdings	CLO Notes	SOFR+	5.50%	10.78%		4/20/2036		3,800	3,800	3,882	(5)(10)
Access CIG, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%	10.25%		8/18/2028		39,127	38,636	39,344	(5)
Accession Risk Management Group, Inc.	Insurance Brokers	First Lien Term Loan	SOFR+	4.75%			11/1/2029		—	(127)	(117)	(5)(8)(9)
Accession Risk Management Group, Inc.	Insurance Brokers	First Lien Revolver	SOFR+	4.75%			10/30/2029		—	(14)	(13)	(5)(8)(9)
ACESO Holding 4 S.A.R.L.	Health Care Services	First Lien Term Loan	E+	5.75%			9/27/2031		€—	(95)	(95)	(5)(8)(9)(10)
ACESO Holding 4 S.A.R.L.	Health Care Services	First Lien Term Loan	E+	5.75%	8.91%		9/27/2031		34,034	37,287	37,224	(5)(8)(10)
ACP Falcon Buyer Inc	Systems Software	First Lien Term Loan	SOFR+	5.50%	10.83%		8/1/2029		$34,407	33,576	34,407	(5)(8)
ACP Falcon Buyer Inc	Systems Software	First Lien Revolver	SOFR+	5.50%			8/1/2029		—	(129)	—	(5)(8)(9)
Acquia Inc.	Application Software	First Lien Term Loan	SOFR+	7.00%	12.46%		10/31/2025		11,166	11,033	11,166	(5)(8)
ADC Therapeutics SA	Biotechnology	First Lien Term Loan	SOFR+	7.50%	12.25%		8/15/2029		10,406	10,034	10,146	(5)(8)(10)
ADC Therapeutics SA	Biotechnology	Warrants						45,727		275	53	(8)(10)
AIMCO CLO 12	Multi-Sector Holdings	CLO Notes	SOFR+	6.10%	11.39%		1/17/2032		1,400	1,392	1,405	(5)(10)
AIP RD Buyer Corp.	Distributors	Common Stock						4,560		428	567	(8)
Allegro CLO XII	Multi-Sector Holdings	CLO Notes	SOFR+	7.40%	12.68%		7/21/2037		4,400	4,400	4,444	(5)(10)
Alto Pharmacy Holdings, Inc.	Health Care Technology	First Lien Term Loan	SOFR+	11.50%	8.00%	8.93%	10/14/2027		14,881	14,194	13,393	(5)(8)
Alto Pharmacy Holdings, Inc.	Health Care Technology	Warrants						878,545		943	1,177	(8)
American Auto Auction Group, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%	9.75%		12/30/2027		2,487	2,469	2,501	(5)
American Auto Auction Group, LLC	Diversified Support Services	Second Lien Term Loan	SOFR+	8.75%	13.50%		1/2/2029		6,901	6,816	6,677	(5)(8)
AmSpec Parent LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.50%			12/5/2030		—	(127)	—	(5)(8)(9)
AmSpec Parent LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.50%	10.10%		12/5/2030		70,072	68,527	70,072	(5)(8)
AmSpec Parent LLC	Diversified Support Services	First Lien Revolver	SOFR+	5.50%			12/5/2029		—	(205)	—	(5)(8)(9)
Anchorage Capital CLO 16, LTD	Multi-Sector Holdings	CLO Notes	SOFR+	7.61%	12.89%		1/19/2035		2,000	1,948	2,002	(5)(10)
Anchorage Capital CLO 20, LTD.	Multi-Sector Holdings	CLO Notes	SOFR+	7.61%	12.89%		1/20/2035		750	715	736	(5)(10)
Arches Buyer Inc.	Interactive Media & Services	First Lien Term Loan	SOFR+	5.50%	10.35%		12/6/2027		93,496	92,364	93,450	(5)(8)
Ardonagh Midco 3 PLC	Insurance Brokers	First Lien Term Loan	SOFR+	4.75%	9.90%		2/17/2031		57,299	56,439	56,496	(5)(8)(10)
Ares LXVIII CLO	Multi-Sector Holdings	CLO Notes	SOFR+	5.75%	11.03%		4/25/2035		5,000	5,000	5,079	(5)(10)
Ares XLIV CLO	Multi-Sector Holdings	CLO Notes	SOFR+	7.13%	12.43%		4/15/2034		3,500	3,399	3,509	(5)(10)
Artera Services, LLC	Construction & Engineering	First Lien Term Loan	SOFR+	4.50%	9.10%		2/15/2031		27,363	27,157	26,742	(5)
Artera Services, LLC	Construction & Engineering	Fixed Rate Bond			8.50%		2/15/2031		12,660	12,660	12,545
ASP-R-PAC Acquisition Co LLC	Paper & Plastic Packaging Products & Materials	First Lien Term Loan	SOFR+	6.00%	10.66%		12/29/2027		4,812	4,760	4,581	(5)(8)(10)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
ASP-R-PAC Acquisition Co LLC	Paper & Plastic Packaging Products & Materials	First Lien Revolver	SOFR+	6.00%	11.29%		12/29/2027		341	334	313	(5)(8)(9)(10)
Astra Acquisition Corp.	Application Software	First Lien Term Loan	SOFR+	6.75%	11.35%		2/25/2028		5,244	5,184	4,348	(5)
Astra Acquisition Corp.	Application Software	First Lien Term Loan	SOFR+	5.25%			10/25/2028		8,316	6,514	2,391	(5)(8)(12)
Asurion, LLC	Property & Casualty Insurance	First Lien Term Loan	SOFR+	4.00%	8.95%		8/19/2028		$24,599	$24,298	$24,235	(5)
Asurion, LLC	Property & Casualty Insurance	First Lien Term Loan	SOFR+	4.25%	9.20%		8/19/2028		45,014	44,154	44,419	(5)
athenahealth Group Inc.	Health Care Technology	First Lien Term Loan	SOFR+	3.25%			2/15/2029		—	—	—	(5)
athenahealth Group Inc.	Health Care Technology	Fixed Rate Bond			6.50%		2/15/2030		22,979	20,693	22,092
athenahealth Group Inc.	Health Care Technology	Preferred Equity						5,809		5,693	6,565	(8)
Aurelia Netherlands Midco 2 B.V.	Interactive Media & Services	First Lien Term Loan	E+	5.75%	9.55%		5/29/2031		€49,005	51,988	53,686	(5)(8)(10)
Avalara, Inc.	Application Software	First Lien Term Loan	SOFR+	6.25%	10.85%		10/19/2028		$19,029	18,708	19,029	(5)(8)
Avalara, Inc.	Application Software	First Lien Revolver	SOFR+	6.25%			10/19/2028		—	(32)	—	(5)(8)(9)
Bain Capital Credit CLO 2022-3	Multi-Sector Holdings	CLO Notes	SOFR+	3.70%	8.99%		7/17/2035		3,500	3,375	3,506	(5)(10)
Bain Capital Credit CLO, Limited	Multi-Sector Holdings	CLO Notes	SOFR+	7.54%	12.82%		4/20/2034		1,750	1,733	1,765	(5)(10)
Bain Capital Euro CLO 2021-2	Multi-Sector Holdings	CLO Notes	E+	3.40%	7.06%		7/17/2034		€1,210	1,250	1,343	(5)(10)
Ballyrock CLO 19	Multi-Sector Holdings	CLO Notes	SOFR+	7.11%	12.39%		4/20/2035		$2,220	2,223	2,196	(5)(10)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Term Loan	SOFR+	6.75%	8.63%	3.38%	9/30/2030		1,884	1,798	1,826	(5)(8)(9)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Term Loan	SOFR+	6.75%	8.63%	3.38%	9/30/2030		25,418	24,782	25,037	(5)(8)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Term Loan	E+	6.75%	7.01%	3.38%	9/30/2030		€15,815	16,337	17,385	(5)(8)
Bamboo US Bidco LLC	Health Care Equipment	First Lien Revolver	SOFR+	6.75%			10/1/2029		$—	(130)	(78)	(5)(8)(9)(10)
Bausch + Lomb Corporation	Health Care Supplies	First Lien Term Loan	SOFR+	3.25%	8.27%		5/10/2027		60,306	59,631	60,164	(5)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	7.50%			4/19/2027		—	—	—	(5)(8)(9)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	7.50%			4/19/2027		—	—	—	(5)(8)(9)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	7.50%			4/19/2027		—	—	—	(5)(8)(9)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	7.50%	8.00%	4.10%	4/19/2027		3,366	3,296	2,987	(5)(8)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	7.50%	8.00%	4.10%	4/19/2027		1,396	1,395	1,239	(5)(8)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	Warrants						15,566		74	5	(8)(10)
BioXcel Therapeutics, Inc.	Pharmaceuticals	Warrants						4,471		—	1	(8)(10)
Biscuit Parent, LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	9.35%		2/27/2031		49,875	49,127	49,576	(5)(8)
Biscuit Parent, LLC	Application Software	First Lien Revolver	SOFR+	4.75%			2/27/2031		—	(225)	(90)	(5)(8)(9)
Blackhawk Network Holdings, Inc.	Data Processing & Outsourced Services	First Lien Term Loan	SOFR+	5.00%	9.85%		3/12/2029		56,900	55,825	57,220	(5)
BMC Software Inc	Systems Software	First Lien Term Loan	SOFR+	3.75%	9.01%		7/30/2031		30,000	29,925	29,976	(5)
Canyon CLO 2020-3	Multi-Sector Holdings	CLO Notes	SOFR+	7.15%	12.39%		10/15/2037		5,490	5,490	5,519	(5)(10)
Carlyle Euro CLO 2021-2	Multi-Sector Holdings	CLO Notes	E+	3.30%	6.99%		10/15/2035		€1,400	1,382	1,564	(5)(10)
CBAM 2017-2, LTD.	Multi-Sector Holdings	CLO Notes	SOFR+	7.36%	12.65%		7/17/2034		$488	457	462	(5)(10)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
CD&R Firefly Bidco Limited	Other Specialty Retail	First Lien Term Loan	SONIA+	5.50%	10.45%		6/21/2028		£26,657	32,542	35,812	(5)(10)
CD&R Firefly Bidco Limited	Other Specialty Retail	First Lien Term Loan	SONIA+	5.75%	10.95%		6/21/2028		18,365	22,921	24,655	(5)(10)
Centralsquare Technologies, LLC	Application Software	First Lien Term Loan	SOFR+	6.50%	8.10%	3.50%	4/12/2030		$30,173	29,489	29,854	(5)(8)
Centralsquare Technologies, LLC	Application Software	First Lien Revolver	SOFR+	6.00%			4/12/2030		—	(78)	(36)	(5)(8)(9)
CIFC European Funding VI	Multi-Sector Holdings	CLO Notes	E+	5.96%	9.38%		10/15/2037		€2,500	2,726	2,740	(5)(10)
Clear Channel Outdoor Holdings, Inc.	Advertising	First Lien Term Loan	SOFR+	4.00%	8.96%		8/21/2028		$14,000	13,983	13,988	(5)(10)
Cloud Software Group, Inc.	Application Software	First Lien Term Loan	SOFR+	4.50%	9.10%		3/21/2031		20,000	19,850	20,078	(5)
Cloud Software Group, Inc.	Application Software	First Lien Term Loan	SOFR+	4.00%	8.60%		3/30/2029		$28,488	$27,176	$28,405	(5)
Cloud Software Group, Inc.	Application Software	Fixed Rate Bond			6.50%		3/31/2029		8,874	8,141	8,837
Colony Holding Corporation	Distributors	First Lien Term Loan	SOFR+	6.60%	11.66%		5/13/2026		3,900	3,859	3,850	(5)(8)
Colony Holding Corporation	Distributors	First Lien Term Loan	SOFR+	6.60%	11.85%		5/13/2026		11,995	11,817	11,841	(5)(8)
Condor Merger Sub Inc.	Systems Software	Fixed Rate Bond			7.38%		2/15/2030		32,277	30,055	31,513
CoreRx, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	7.50%	12.10%		4/6/2029		18,328	17,914	17,916	(5)(8)
Coupa Holdings, LLC	Application Software	First Lien Term Loan	SOFR+	5.50%	10.75%		2/27/2030		13,430	13,170	13,430	(5)(8)
Coupa Holdings, LLC	Application Software	First Lien Term Loan	SOFR+	5.50%			2/27/2030		—	(15)	—	(5)(8)(9)
Coupa Holdings, LLC	Application Software	First Lien Revolver	SOFR+	5.50%			2/27/2029		—	(17)	—	(5)(8)(9)
Covetrus, Inc.	Health Care Distributors	First Lien Term Loan	SOFR+	5.00%	9.60%		10/13/2029		22,830	21,866	21,703	(5)
Crewline Buyer, Inc.	Systems Software	First Lien Term Loan	SOFR+	6.75%	11.35%		11/8/2030		43,911	42,954	43,287	(5)(8)
Crewline Buyer, Inc.	Systems Software	First Lien Revolver	SOFR+	6.75%			11/8/2030		—	(100)	(65)	(5)(8)(9)
Curium Bidco S.à.r.l.	Pharmaceuticals	First Lien Term Loan	SOFR+	4.00%			7/31/2029		—	—	—	(5)(10)
CVAUSA Management, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.50%	11.79%		5/22/2029		21,651	21,337	21,597	(5)(8)
CVAUSA Management, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.50%			5/22/2029		—	(100)	(8)	(5)(8)(9)
CVAUSA Management, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.50%			5/22/2029		—	(154)	(20)	(5)(8)(9)
CVAUSA Management, LLC	Health Care Services	First Lien Revolver	SOFR+	6.50%			5/22/2029		—	(59)	(6)	(5)(8)(9)
CVC Cordatus Loan Fund XXXI	Multi-Sector Holdings	CLO Notes	E+	6.64%	10.25%		6/15/2037		€5,000	5,303	5,613	(5)(10)
Dealer Tire Financial, LLC	Distributors	Fixed Rate Bond			8.00%		2/1/2028		$12,920	12,719	12,873
Delta Leasing SPV II LLC	Specialized Finance	Subordinated Debt Term Loan			8.00%	3.00%	8/31/2029		26,961	26,961	26,961	(8)(9)(10)
Delta Leasing SPV II LLC	Specialized Finance	Subordinated Debt Term Loan			3.00%	7.00%	8/31/2029		27,099	27,099	27,099	(8)(10)
Delta Leasing SPV II LLC	Specialized Finance	Preferred Equity						330		330	418	(8)(10)
Delta Leasing SPV II LLC	Specialized Finance	Common Stock						2		2	2	(8)(10)
Delta Leasing SPV II LLC	Specialized Finance	Warrants						25		—	—	(8)(10)
DirecTV Financing, LLC	Cable & Satellite	First Lien Term Loan	SOFR+	5.00%	9.96%		8/2/2027		1,831	1,815	1,834	(5)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
DirecTV Financing, LLC	Cable & Satellite	First Lien Term Loan	SOFR+	5.25%	10.21%		8/2/2029		19,540	19,085	19,271	(5)
DTI Holdco, Inc.	Research & Consulting Services	First Lien Term Loan	SOFR+	4.75%	9.60%		4/26/2029		37,907	36,858	38,103	(5)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Term Loan	SOFR+	6.50%	11.93%		12/8/2028		1,049	1,036	1,038	(5)(8)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Term Loan	SOFR+	6.50%	11.71%		12/8/2028		11,685	11,502	11,561	(5)(8)
Dukes Root Control Inc.	Environmental & Facilities Services	First Lien Revolver	SOFR+	6.50%	11.93%		12/8/2028		598	575	582	(5)(8)(9)
Eagle Parent Corp.	Diversified Support Services	First Lien Term Loan	SOFR+	4.25%	9.55%		4/2/2029		5,225	5,194	4,968	(5)
Engineering Research And Consulting LLC	Construction & Engineering	First Lien Term Loan	SOFR+	5.00%	10.06%		8/29/2031		31,980	31,450	31,780	(5)(8)
Entrata, Inc.	Application Software	First Lien Term Loan	SOFR+	5.75%	10.67%		7/10/2030		45,261	44,328	45,261	(5)(8)
Entrata, Inc.	Application Software	First Lien Revolver	SOFR+	5.75%			7/10/2028		—	(98)	—	(5)(8)(9)
Enverus Holdings, Inc.	Application Software	First Lien Term Loan	SOFR+	5.50%	10.35%		12/24/2029		$53,899	$53,195	$53,899	(5)(8)
Enverus Holdings, Inc.	Application Software	First Lien Term Loan	SOFR+	5.50%			12/24/2029		—	(35)	—	(5)(8)(9)
Enverus Holdings, Inc.	Application Software	First Lien Revolver	SOFR+	5.50%	10.35%		12/24/2029		263	209	263	(5)(8)(9)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			9.00%		4/21/2027		1,832	1,815	1,832	(8)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			9.00%		4/21/2027		—	1	—	(8)(9)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			9.00%		4/21/2027		—	1	—	(8)(9)(10)
Establishment Labs Holdings Inc.	Health Care Technology	First Lien Term Loan			9.00%		4/21/2027		11,437	11,357	11,437	(8)(10)
Everbridge, Inc.	Application Software	First Lien Term Loan	SOFR+	5.00%	10.30%		7/2/2031		7,739	7,670	7,693	(5)(8)(9)
Everbridge, Inc.	Application Software	First Lien Term Loan	SOFR+	5.00%	10.33%		7/2/2031		78,956	78,561	78,593	(5)(8)
Everbridge, Inc.	Application Software	First Lien Revolver	SOFR+	5.00%			7/2/2031		—	(39)	(36)	(5)(8)(9)
Evergreen IX Borrower 2023, LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	9.35%		9/30/2030		36,034	35,262	35,727	(5)(8)
Evergreen IX Borrower 2023, LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	9.35%		9/30/2030		9,097	9,006	9,020	(5)(8)
Evergreen IX Borrower 2023, LLC	Application Software	First Lien Revolver	SOFR+	4.75%			10/1/2029		—	(83)	(34)	(5)(8)(9)
Eyesouth Eye Care Holdco LLC	Health Care Services	First Lien Term Loan	SOFR+	5.50%	10.80%		10/5/2029		3,207	3,149	3,146	(5)(8)
Eyesouth Eye Care Holdco LLC	Health Care Services	First Lien Term Loan	SOFR+	5.50%			10/5/2029		—	(48)	(92)	(5)(8)(9)
Eyesouth Eye Care Holdco LLC	Health Care Services	Common Stock						885		885	830	(8)(14)
Fiesta Purchaser, Inc.	Packaged Foods & Meats	First Lien Term Loan	SOFR+	4.00%	8.85%		2/12/2031		9,975	9,875	9,994	(5)
Fiesta Purchaser, Inc.	Packaged Foods & Meats	Fixed Rate Bond			7.88%		3/1/2031		7,940	7,940	8,431
Finastra USA, Inc.	Application Software	First Lien Term Loan	SOFR+	7.25%	12.18%		9/13/2029		43,513	42,795	42,908	(5)(8)(10)
Finastra USA, Inc.	Application Software	First Lien Revolver	SOFR+	7.25%	12.18%		9/13/2029		2,102	2,027	2,039	(5)(8)(9)(10)
Fortress Credit BSL XIV	Multi-Sector Holdings	CLO Notes	SOFR+	7.65%	12.93%		10/23/2034		2,300	2,081	2,285	(5)(10)
Fortress Credit BSL XIX	Multi-Sector Holdings	CLO Notes	SOFR+	8.37%	13.65%		7/24/2036		6,750	6,856	6,930	(5)(10)
Fortress Credit BSL XV	Multi-Sector Holdings	CLO Notes	SOFR+	4.75%	10.03%		10/18/2033		5,000	5,000	4,989	(5)(10)
Fortress Credit BSL XX	Multi-Sector Holdings	CLO Notes	SOFR+	8.51%	13.79%		1/23/2037		5,250	5,356	5,456	(5)(10)
Fortress Credit BSL XXV	Multi-Sector Holdings	CLO Notes	SOFR+	4.30%	9.62%		7/24/2037		2,250	2,250	2,283	(5)(10)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Galileo Parent, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	7.25%	11.85%		5/3/2029		20,074	19,614	20,074	(5)(8)
Galileo Parent, Inc.	Aerospace & Defense	First Lien Revolver	SOFR+	7.25%	11.85%		5/3/2029		2,195	2,090	2,163	(5)(8)(9)
Gallatin CLO X 2023-1	Multi-Sector Holdings	CLO Notes	SOFR+	5.41%	10.71%		10/14/2035		5,000	4,913	5,094	(5)(10)
Global Aircraft Leasing Co Ltd	Trading Companies & Distributors	Fixed Rate Bond			8.75%		9/1/2027		60,841	60,841	61,815	(10)
Greenway Health, LLC	Health Care Technology	First Lien Term Loan	SOFR+	6.75%	12.01%		4/1/2029		24,875	24,239	24,875	(5)(8)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Term Loan	SOFR+	8.00%	12.95%		6/21/2027		3,537	3,498	3,466	(5)(8)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Term Loan	SOFR+	8.00%	12.95%		6/21/2027		17,330	17,142	16,984	(5)(8)
Grove Hotel Parcel Owner, LLC	Hotels, Resorts & Cruise Lines	First Lien Revolver	SOFR+	8.00%			6/21/2027		—	(19)	(35)	(5)(8)(9)
Harbor Purchaser Inc.	Education Services	First Lien Term Loan	SOFR+	5.25%	10.20%		4/9/2029		6,170	5,971	6,017	(5)
Harrow, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	6.50%			1/19/2026		$—	$(50)	$65	(5)(8)(9)(10)
Harrow, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	6.50%	11.25%		1/19/2026		1,792	1,769	1,819	(5)(8)(10)
Harrow, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	6.50%	11.25%		1/19/2026		9,319	9,211	9,459	(5)(8)(10)
Henley CLO II	Multi-Sector Holdings	CLO Notes	E+	5.71%	9.40%		1/25/2034		€3,200	3,495	3,586	(5)(10)
HPS Loan Management 10-2016	Multi-Sector Holdings	CLO Notes	SOFR+	6.67%	11.95%		4/20/2034		$2,250	2,136	2,264	(5)(10)
Husky Injection Molding Systems Ltd.	Industrial Machinery & Supplies & Components	Fixed Rate Bond			9.00%		2/15/2029		6,142	6,142	6,417	(10)
Husky Injection Molding Systems Ltd.	Industrial Machinery & Supplies & Components	First Lien Term Loan	SOFR+	5.00%	10.33%		2/15/2029		33,097	32,730	32,977	(5)(10)
IAMGOLD Corporation	Gold	Second Lien Term Loan	SOFR+	8.25%	13.37%		5/16/2028		28,394	27,777	29,672	(5)(8)(10)
Icefall Parent, Inc.	Application Software	First Lien Term Loan	SOFR+	6.50%	11.35%		1/25/2030		27,948	27,453	27,750	(5)(8)
Icefall Parent, Inc.	Application Software	First Lien Revolver	SOFR+	6.50%			1/25/2030		—	(47)	(19)	(5)(8)(9)
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	6.25%			8/18/2028		—	—	—	(5)(8)(9)
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	5.75%	10.67%		8/18/2028		16,302	16,140	15,793	(5)(8)
iCIMs, Inc.	Application Software	First Lien Term Loan	SOFR+	6.25%	11.17%		8/18/2028		2,325	2,298	2,290	(5)(8)
iCIMs, Inc.	Application Software	First Lien Revolver	SOFR+	5.75%	10.67%		8/18/2028		490	417	388	(5)(8)(9)
Innocoll Pharmaceuticals Limited	Health Care Technology	Warrants						57,693		85	—	(8)(10)
Integrity Marketing Acquisition, LLC	Insurance Brokers	First Lien Term Loan	SOFR+	5.00%			8/28/2028		—	(201)	(198)	(5)(8)(9)
Integrity Marketing Acquisition, LLC	Insurance Brokers	First Lien Term Loan	SOFR+	5.00%	10.08%		8/25/2028		58,184	57,616	57,602	(5)(8)
Integrity Marketing Acquisition, LLC	Insurance Brokers	First Lien Revolver	SOFR+	5.00%			8/28/2028		—	(75)	(77)	(5)(8)(9)
Inventus Power, Inc.	Electrical Components & Equipment	First Lien Term Loan	SOFR+	7.50%	12.46%		6/30/2025		43,326	43,060	42,347	(5)(8)
Inventus Power, Inc.	Electrical Components & Equipment	First Lien Revolver	SOFR+	7.50%			6/30/2025		—	(55)	(112)	(5)(8)(9)
IW Buyer LLC	Electrical Components & Equipment	First Lien Term Loan	SOFR+	5.00%	9.70%		6/28/2029		6,118	6,057	6,061	(5)(8)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
IW Buyer LLC	Electrical Components & Equipment	First Lien Term Loan	SOFR+	5.00%	9.70%		6/28/2029		35,595	34,834	35,264	(5)(8)
IW Buyer LLC	Electrical Components & Equipment	First Lien Revolver	SOFR+	5.00%			6/28/2029		—	(160)	(70)	(5)(8)(9)
Janus Bidco Limited	Application Software	First Lien Term Loan	SONIA+	6.00%			4/25/2031		—	(197)	(25)	(5)(8)(9)(10)
Janus Bidco Limited	Application Software	First Lien Term Loan	SONIA+	6.00%	11.04%		4/25/2031		£2,439	2,998	3,226	(5)(8)(10)
Janus Bidco Limited	Application Software	First Lien Term Loan	SOFR+	6.00%	11.29%		4/25/2031		$54,214	52,936	53,450	(5)(8)(10)
JN Bidco LLC	Health Care Technology	Common Stock							—	3,596	3,596	(8)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Term Loan	SOFR+	5.00%	10.68%		10/29/2027		4,754	4,706	4,689	(5)(8)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Term Loan	SOFR+	5.00%	9.95%		10/29/2027		58,402	57,744	57,608	(5)(8)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Revolver	PRIME+	4.00%	12.00%		10/29/2027		266	259	257	(5)(8)(9)
Kings Buyer, LLC	Environmental & Facilities Services	First Lien Revolver	PRIME+	4.00%	12.50%		10/29/2027		1,954	1,899	1,887	(5)(8)(9)
LABL, Inc.	Office Services & Supplies	First Lien Term Loan	SOFR+	5.00%	9.95%		10/29/2028		42,297	41,568	41,427	(5)
Latam Airlines Group S.A.	Passenger Airlines	First Lien Term Loan	SOFR+	9.50%	14.95%		10/12/2027		11,911	11,285	12,093	(5)(10)
Learfield Communications, LLC	Movies & Entertainment	First Lien Term Loan	SOFR+	5.50%	10.35%		6/30/2028		40,002	39,844	40,011	(5)
Legends Hospitality Holding Company, LLC	Specialized Consumer Services	First Lien Term Loan	SOFR+	5.00%			8/22/2031		—	(32)	(32)	(5)(8)(9)
Legends Hospitality Holding Company, LLC	Specialized Consumer Services	First Lien Term Loan	SOFR+	5.00%	10.13%		8/22/2031		55,650	54,555	54,570	(5)(8)
Legends Hospitality Holding Company, LLC	Specialized Consumer Services	First Lien Revolver	SOFR+	5.00%			8/22/2030		—	$(128)	$(127)	(5)(8)(9)
LSL Holdco, LLC	Health Care Distributors	First Lien Term Loan	SOFR+	6.00%	10.95%		1/31/2028		$1,037	990	972	(5)(8)
LSL Holdco, LLC	Health Care Distributors	First Lien Term Loan	SOFR+	6.00%	10.95%		1/31/2028		8,906	8,807	8,349	(5)(8)
LSL Holdco, LLC	Health Care Distributors	First Lien Revolver	SOFR+	6.00%	10.95%		1/31/2028		771	760	708	(5)(8)(9)
LTI Holdings Inc	Electronic Components	First Lien Term Loan	SOFR+	4.75%	9.60%		7/29/2029		29,269	28,843	28,826	(5)(10)
M2S Group Intermediate Holdings Inc	Multi-Sector Holdings	First Lien Term Loan	SOFR+	4.75%	9.85%		8/25/2031		38,493	36,207	37,050	(5)
Madison Park Euro Funding XIV	Multi-Sector Holdings	CLO Notes	E+	3.60%	7.29%		7/15/2032		€6,450	6,780	7,209	(5)(10)
Madison Park Funding LXIII	Multi-Sector Holdings	CLO Notes	SOFR+	5.50%	10.78%		4/21/2035		$5,000	5,000	5,088	(5)(10)
Marble Point CLO XVII	Multi-Sector Holdings	CLO Notes	SOFR+	3.65%	10.53%		7/20/2037		3,000	3,000	3,003	(5)(10)
Mauser Packaging Solutions Holding Co	Metal, Glass & Plastic Containers	Fixed Rate Bond			7.88%		4/15/2027		12,500	12,360	12,930
Mesoblast, Inc.	Biotechnology	First Lien Term Loan			9.75%		11/19/2026		1,956	1,878	1,882	(8)(10)
Mesoblast, Inc.	Biotechnology	Warrants						8,529		—	39	(8)(10)
Mesoblast, Inc.	Biotechnology	Warrants						33,174		152	106	(8)(10)
MHE Intermediate Holdings, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	6.00%	11.40%		7/21/2027		5,232	5,128	5,161	(5)(8)
MHE Intermediate Holdings, LLC	Diversified Support Services	First Lien Term Loan	SOFR+	6.25%	11.65%		7/21/2027		1,015	998	1,002	(5)(8)
Microf Funding V LLC	Consumer Finance	First Lien Term Loan	SOFR+	6.58%	11.43%		6/3/2027		14,239	14,086	13,952	(5)(8)(9)(10)
Minotaur Acquisition, Inc.	Financial Exchanges & Data	First Lien Term Loan	SOFR+	5.00%			6/3/2030		—	(70)	(64)	(5)(8)(9)(10)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)		Cost	Fair Value	Notes
Minotaur Acquisition, Inc.	Financial Exchanges & Data	First Lien Term Loan	SOFR+	5.00%	9.85%		6/3/2030			6,958	6,819	6,841	(5)(8)(10)
Minotaur Acquisition, Inc.	Financial Exchanges & Data	First Lien Term Loan	SOFR+	5.00%	9.85%		6/3/2030			41,754	40,965	41,019	(5)(8)(10)
Minotaur Acquisition, Inc.	Financial Exchanges & Data	First Lien Revolver	SOFR+	5.00%			6/3/2030			—	(79)	(70)	(5)(8)(9)(10)
Mitchell International Inc	Application Software	Second Lien Term Loan	SOFR+	5.25%	10.10%		6/17/2032			27,135	27,065	26,717	(5)
Mitchell International Inc	Application Software	First Lien Term Loan	SOFR+	3.25%	8.10%		6/17/2031			17,100	17,015	16,870	(5)
Modena Buyer LLC	Application Software	First Lien Term Loan	SOFR+	4.50%	9.10%		7/1/2031			44,741	43,875	42,938	(5)
Monotype Imaging Holdings Inc.	Application Software	First Lien Term Loan	SOFR+	5.50%			2/28/2031			—	(45)	—	(5)(8)(9)
Monotype Imaging Holdings Inc.	Application Software	First Lien Term Loan	SOFR+	5.50%	10.56%		2/28/2031			72,108	71,027	72,108	(5)(8)
Monotype Imaging Holdings Inc.	Application Software	First Lien Revolver	SOFR+	5.50%			2/28/2030			—	(122)	—	(5)(8)(9)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	9.35%		2/10/2027			26,902	26,610	26,641	(5)(8)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	9.35%		2/10/2027			1,570	1,530	1,508	(5)(8)(9)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	9.35%		2/10/2027			7,127	7,122	7,058	(5)(8)
MRI Software LLC	Application Software	First Lien Term Loan	SOFR+	4.75%	9.35%		2/10/2027			29,785	29,441	29,496	(5)(8)
MRI Software LLC	Application Software	First Lien Revolver	SOFR+	4.75%			2/10/2027			—	(35)	(57)	(5)(8)(9)
Neptune Platform Buyer, LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	5.25%			1/19/2031			—	(13)	(137)	(5)(8)(9)
Neptune Platform Buyer, LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	5.25%	10.58%		1/19/2031			30,823	30,360	30,206	(5)(8)
Next Holdco, LLC	Health Care Technology	First Lien Term Loan	SOFR+	6.00%			11/12/2030			—	(90)	—	(5)(8)(9)
Next Holdco, LLC	Health Care Technology	First Lien Term Loan	SOFR+	6.00%	11.06%		11/12/2030			46,391	45,695	46,391	(5)(8)
Next Holdco, LLC	Health Care Technology	First Lien Revolver	SOFR+	6.00%			11/9/2029			—	(67)	—	(5)(8)(9)
NFM & J, L.P.	Diversified Support Services	First Lien Term Loan	SOFR+	5.75%	10.59%		11/10/2029			$410	$286	$187	(5)(8)(9)
NFM & J, L.P.	Diversified Support Services	First Lien Term Loan	SOFR+	5.75%	10.96%		11/10/2029			22,133	21,691	21,735	(5)(8)
NFM & J, L.P.	Diversified Support Services	First Lien Revolver	SOFR+	5.75%			11/10/2029			—	(99)	(89)	(5)(8)(9)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	5.00%			5/3/2029			—	(16)	(15)	(5)(8)(9)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	5.00%	9.60%		5/3/2029			3,330	3,279	3,314	(5)(8)(9)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	5.00%	9.60%		5/3/2029			36,350	35,795	36,187	(5)(8)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SONIA+	5.00%	9.95%		5/3/2029			£3,156	3,931	4,214	(5)(8)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	NIBOR+	5.00%	9.75%		5/3/2029		kr	69,157	6,214	6,536	(5)(8)
North Star Acquisitionco, LLC	Education Services	First Lien Term Loan	SOFR+	5.00%	9.60%		5/3/2029			$27,986	27,847	27,861	(5)(8)
North Star Acquisitionco, LLC	Education Services	First Lien Revolver	SOFR+	5.00%	9.83%		5/3/2029			738	905	963	(5)(8)(9)
North Star Acquisitionco, LLC	Education Services	First Lien Revolver	SOFR+	5.00%	9.67%		5/3/2029			2,386	2,319	2,366	(5)(8)(9)
Northwoods Capital 25 Ltd	Multi-Sector Holdings	CLO Notes	SOFR+	7.40%	12.68%		7/20/2034			700	682	681	(5)(10)
Northwoods Capital XV	Multi-Sector Holdings	CLO Notes	SOFR+	4.01%	8.83%		6/20/2034			4,000	3,920	4,011	(5)(10)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Ocean Trails CLO XIV	Multi-Sector Holdings	CLO Notes	SOFR+	5.82%	11.10%		1/20/2035		1,000	1,000	1,015	(5)(10)
Octagon 66	Multi-Sector Holdings	CLO Notes	SOFR+	5.09%	10.19%		11/16/2036		3,000	2,970	3,096	(5)(10)
OFSI BSL XIII CLO	Multi-Sector Holdings	CLO Notes	SOFR+	4.50%	9.82%		4/20/2037		5,000	5,000	5,013	(5)(10)
OFSI Fund Ltd	Multi-Sector Holdings	CLO Notes	SOFR+	7.48%	12.76%		4/20/2034		1,105	1,048	1,079	(5)(10)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	5.00%	10.08%		6/10/2030		11,272	11,130	11,100	(5)(8)(9)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.25%	10.85%		6/10/2030		8,561	8,347	8,561	(5)(8)
OneOncology, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.25%	10.85%		6/10/2030		22,656	22,196	22,656	(5)(8)
OneOncology, LLC	Health Care Services	First Lien Revolver	SOFR+	6.25%			6/11/2029		—	(89)	—	(5)(8)(9)
Oranje Holdco, Inc.	Systems Software	First Lien Term Loan	SOFR+	7.25%	12.50%		2/1/2029		16,868	16,562	16,614	(5)(8)
Oranje Holdco, Inc.	Systems Software	First Lien Term Loan	SOFR+	7.50%	12.75%		2/1/2029		15,746	15,462	15,746	(5)(8)
Oranje Holdco, Inc.	Systems Software	First Lien Revolver	SOFR+	7.50%			2/1/2029		—	(36)	—	(5)(8)(9)
OZLM XXIII Ltd	Multi-Sector Holdings	CLO Notes	SOFR+	7.54%	12.84%		4/15/2034		1,000	967	1,000	(5)(10)
Peraton Corp.	Aerospace & Defense	First Lien Term Loan	SOFR+	3.75%	8.70%		2/1/2028		18,666	18,572	18,003	(5)
PetSmart LLC	Other Specialty Retail	First Lien Term Loan	SOFR+	3.75%	8.70%		2/11/2028		27,690	27,362	27,495	(5)
PetVet Care Centers, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.00%	10.85%		11/15/2030		73,095	71,816	71,231	(5)(8)
PetVet Care Centers, LLC	Health Care Services	First Lien Term Loan	SOFR+	6.00%			11/15/2030		—	(96)	(149)	(5)(8)(9)
PetVet Care Centers, LLC	Health Care Services	First Lien Revolver	SOFR+	6.00%			11/15/2029		—	(164)	(245)	(5)(8)(9)
PetVet Care Centers, LLC	Health Care Services	Preferred Equity						6,338		6,211	7,025	(8)
Pluralsight, LLC	Application Software	First Lien Term Loan	SOFR+	7.50%		12.62%	8/22/2029		4,976	4,976	4,976	(5)(8)
Pluralsight, LLC	Application Software	First Lien Term Loan	SOFR+	4.50%			8/22/2029		—	—	—	(5)(8)(9)
Pluralsight, LLC	Application Software	First Lien Term Loan	SOFR+	4.50%	8.12%	1.50%	8/22/2029		1,915	1,915	1,915	(5)(8)
Pluralsight, LLC	Application Software	First Lien Term Loan	SOFR+	4.50%	8.12%	1.50%	8/22/2029		3,317	3,317	3,317	(5)(8)
Pluralsight, LLC	Application Software	First Lien Revolver	SOFR+	4.50%			8/22/2029		—	—	—	(5)(8)(9)
Pluralsight, LLC	Application Software	Common Stock						1,658,698		5,540	5,540	(8)
Poseidon Midco AB	Pharmaceuticals	First Lien Term Loan	E+	5.50%			5/16/2031		€—	—	—	(5)(8)(9)(10)
Poseidon Midco AB	Pharmaceuticals	First Lien Term Loan	E+	5.50%	8.97%		5/16/2031		$50,768	$55,033	$55,211	(5)(8)(10)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.50%			2/15/2029		—	(188)	(336)	(5)(8)(9)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	5.50%	10.10%		2/15/2029		13,382	13,301	13,202	(5)(8)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Term Loan	SOFR+	6.50%	11.35%		2/15/2029		26,489	25,716	26,489	(5)(8)
PPW Aero Buyer, Inc.	Aerospace & Defense	First Lien Revolver	SOFR+	5.50%	11.35%		2/15/2029		2,001	1,744	1,849	(5)(8)(9)
Profrac Holdings II, LLC	Industrial Machinery & Supplies & Components	First Lien Floating Rate Bond	SOFR+	7.25%	11.84%		1/23/2029		65,934	65,275	65,360	(5)(8)(10)
Project Accelerate Parent, LLC	Systems Software	First Lien Term Loan	SOFR+	5.25%	10.54%		2/24/2031		43,641	43,204	43,641	(5)(8)
Project Accelerate Parent, LLC	Systems Software	First Lien Revolver	SOFR+	5.25%			2/24/2031		—	(63)	—	(5)(8)(9)
Protein for Pets Opco, LLC	Packaged Foods & Meats	First Lien Term Loan	SOFR+	5.25%	10.10%		9/20/2030		63,573	62,405	62,359	(5)(8)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Protein for Pets Opco, LLC	Packaged Foods & Meats	First Lien Revolver	SOFR+	5.25%			9/20/2030		—	(122)	(127)	(5)(8)(9)
Quantum Bidco Limited	Food Distributors	First Lien Term Loan	SONIA+	5.50%	10.73%		1/31/2028		£9,861	11,591	12,929	(5)(8)(10)
Quantum Bidco Limited	Food Distributors	First Lien Term Loan	SONIA+	5.50%	10.70%		1/31/2028		8,377	10,047	10,712	(5)(8)(9)(10)
Renaissance Holding Corp.	Education Services	First Lien Term Loan	SOFR+	4.25%	9.10%		4/5/2030		$37,631	37,154	37,658	(5)
Resistance Acquisition, Inc.	Pharmaceuticals	First Lien Term Loan	SOFR+	7.75%	12.35%		9/21/2028		18,387	18,022	18,203	(5)(8)
Rockford Tower CLO 2024-1	Multi-Sector Holdings	CLO Notes	SOFR+	7.48%	12.81%		4/20/2037		2,500	2,476	2,564	(5)(10)
RR 24	Multi-Sector Holdings	CLO Notes	SOFR+	8.30%	13.60%		1/15/2036		2,750	2,750	2,776	(5)(10)
Salus Workers’ Compensation, LLC	Diversified Financial Services	First Lien Term Loan	SOFR+	10.00%	14.85%		10/7/2026		13,527	13,250	12,918	(5)(8)
Salus Workers’ Compensation, LLC	Diversified Financial Services	First Lien Revolver	SOFR+	10.00%			10/7/2026		—	(39)	(85)	(5)(8)(9)
Salus Workers’ Compensation, LLC	Diversified Financial Services	Warrants						606,357		200	55	(8)
Saratoga	Diversified Financial Services	Credit Linked Note	SOFR+	5.33%	10.18%		12/31/2029		98,000	97,914	97,914	(5)(8)(10)(15)
SCIH Salt Holdings Inc.	Diversified Chemicals	First Lien Term Loan	SOFR+	4.00%			3/16/2027		—	—	—	(5)
SCIH Salt Holdings Inc.	Diversified Chemicals	Fixed Rate Bond			4.88%		5/1/2028		16,450	15,085	15,875
scPharmaceuticals Inc.	Pharmaceuticals	Warrants						79,075		258	178	(8)
Secure Acquisition Inc.	Paper & Plastic Packaging Products & Materials	First Lien Term Loan	SOFR+	4.25%	8.85%		12/16/2028		34,658	34,573	34,766	(5)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	SOFR+	5.00%	10.20%		3/27/2028		2,481	2,435	2,458	(5)(8)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	SOFR+	5.00%	10.20%		3/27/2028		2,550	2,431	2,498	(5)(8)(9)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	SOFR+	5.00%	9.85%		3/27/2028		17,245	16,884	17,083	(5)(8)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	SOFR+	5.00%			3/27/2028		—	(41)	(80)	(5)(8)(9)
SEI Holding I Corporation	Trading Companies & Distributors	First Lien Term Loan	PRIME+	4.00%	12.00%		3/27/2028		605	551	569	(5)(8)(9)
Seres Therapeutics, Inc.	Biotechnology	Warrants						93,470		293	47	(8)(10)
SM Wellness Holdings, Inc.	Health Care Services	First Lien Term Loan	SOFR+	4.50%	10.01%		4/17/2028		17,847	17,032	17,490	(5)(8)
Sorenson Communications, LLC	Communications Equipment	First Lien Term Loan	SOFR+	5.75%	10.60%		4/19/2029		89,800	88,166	88,327	(5)(8)
Sorenson Communications, LLC	Communications Equipment	First Lien Revolver	SOFR+	5.75%			4/19/2029		—	(185)	(167)	(5)(8)(9)
Southern Veterinary Partners, LLC	Health Care Facilities	First Lien Term Loan	SOFR+	3.75%	8.00%		10/5/2027		25,444	25,320	25,524	(5)
Staples, Inc.	Office Services & Supplies	Fixed Rate Bond			10.75%		9/1/2029		$13,481	$13,354	$13,097
Staples, Inc.	Office Services & Supplies	First Lien Term Loan	SOFR+	5.75%	10.69%		9/4/2029		32,181	30,770	29,319	(5)
Star Parent, Inc.	Life Sciences Tools & Services	First Lien Term Loan	SOFR+	3.75%	8.35%		9/27/2030		45,795	45,002	44,624	(5)
SumUp Holdings Luxembourg	Diversified Financial Services	First Lien Term Loan	E+	6.50%	10.04%		4/25/2031		€47,274	50,670	52,141	(5)(8)(9)(10)
SupplyOne Inc.	Paper & Plastic Packaging Products & Materials	First Lien Term Loan	SOFR+	4.25%	9.10%		4/19/2031		$16,915	16,776	16,986	(5)
Supreme Fitness Group NY Holdings, LLC	Leisure Facilities	First Lien Term Loan	SOFR+	7.00%	12.58%		12/31/2026		695	689	667	(5)(8)
Supreme Fitness Group NY Holdings, LLC	Leisure Facilities	First Lien Term Loan	SOFR+	7.00%	12.58%		12/31/2026		836	807	802	(5)(8)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Supreme Fitness Group NY Holdings, LLC	Leisure Facilities	First Lien Term Loan	SOFR+	7.00%	12.58%		12/31/2026		8,113	8,040	7,788	(5)(8)
Supreme Fitness Group NY Holdings, LLC	Leisure Facilities	First Lien Revolver	SOFR+	7.00%			12/31/2026		—	(4)	(16)	(5)(8)(9)
Telephone and Data Systems, Inc.	Wireless Telecommunication Services	Subordinated Debt Term Loan	SOFR+	7.00%			5/1/2029		—	(255)	(279)	(5)(8)(9)(10)
Telephone and Data Systems, Inc.	Wireless Telecommunication Services	Subordinated Debt Term Loan	SOFR+	7.00%	12.25%		5/1/2029		74,099	72,063	72,247	(5)(8)(10)
Ten-X LLC	Interactive Media & Services	First Lien Term Loan	SOFR+	6.00%	10.74%		5/26/2028		24,604	23,700	23,546	(5)(8)
THL Zinc Ventures Ltd	Diversified Metals & Mining	First Lien Term Loan			13.00%		5/23/2026		39,751	39,469	39,751	(8)(10)
Touchstone Acquisition, Inc.	Health Care Supplies	First Lien Term Loan	SOFR+	6.00%	10.95%		12/29/2028		8,399	8,296	8,231	(5)(8)
Transit Buyer LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%	10.31%		1/31/2029		8,142	8,020	8,044	(5)(8)
Transit Buyer LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%	10.31%		1/31/2029		3,317	3,262	3,271	(5)(8)(9)
Transit Buyer LLC	Diversified Support Services	First Lien Term Loan	SOFR+	5.00%	9.85%		1/31/2029		8,342	8,221	8,242	(5)(8)
Trident TPI Holdings Inc	Metal, Glass & Plastic Containers	First Lien Term Loan	SOFR+	4.00%	8.60%		9/15/2028		12,343	12,343	12,377	(5)
Trinitas CLO VI Ltd.	Multi-Sector Holdings	CLO Notes	SOFR+	7.08%	12.36%		1/25/2034		2,785	2,618	2,634	(5)(10)
Trinitas CLO XII	Multi-Sector Holdings	CLO Notes	SOFR+	4.26%	9.55%		4/25/2033		4,500	4,401	4,514	(5)(10)
Trinitas CLO XIX	Multi-Sector Holdings	CLO Notes	SOFR+	8.06%	13.34%		10/23/2033		2,000	1,993	2,007	(5)(10)
Trinitas CLO XV DAC	Multi-Sector Holdings	CLO Notes	SOFR+	7.71%	12.99%		4/22/2034		6,500	5,831	6,359	(5)(10)
Truck-Lite Co., LLC	Construction Machinery & Heavy Transportation Equipment	First Lien Term Loan	SOFR+	5.75%			2/13/2031		—	(123)	—	(5)(8)(9)
Truck-Lite Co., LLC	Construction Machinery & Heavy Transportation Equipment	First Lien Term Loan	SOFR+	5.75%	10.86%		2/13/2031		62,223	61,091	62,223	(5)(8)
Truck-Lite Co., LLC	Construction Machinery & Heavy Transportation Equipment	First Lien Revolver	SOFR+	5.75%	10.85%		2/13/2030		143	(53)	68	(5)(8)(9)
Usalco LLC	Commodity Chemicals	First Lien Term Loan	SOFR+	4.00%			9/30/2031		—	(16)	17	(5)(9)
Usalco LLC	Commodity Chemicals	First Lien Term Loan	SOFR+	4.00%	9.20%		9/30/2031		31,731	31,572	31,899	(5)
USIC Holdings, Inc.	Diversified Support Services	First Lien Term Loan	SOFR+	5.50%	10.35%		9/10/2031		71	71	44	(5)(8)(9)
USIC Holdings, Inc.	Diversified Support Services	First Lien Term Loan	SOFR+	5.50%	10.35%		9/10/2031		46,311	45,852	45,857	(5)(8)
USIC Holdings, Inc.	Diversified Support Services	First Lien Revolver	SOFR+	5.25%	10.10%		9/10/2031		2,864	2,805	2,806	(5)(8)(9)
Venture 41 CLO	Multi-Sector Holdings	CLO Notes	SOFR+	4.13%	9.41%		1/20/2034		1,500	1,479	1,505	(5)(10)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan			11.00%		5/9/2029		4,956	4,865	4,869	(8)(10)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan			11.00%		5/9/2029		6,308	6,182	6,198	(8)(10)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan					9/30/2025		—	—	—	(8)(9)(10)(13)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan					5/9/2029		—	—	—	(8)(9)(10)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan					5/9/2029		—	—	—	(8)(9)(10)
Verona Pharma, Inc.	Pharmaceuticals	First Lien Term Loan					5/9/2029		$9,177	$9,177	$9,269	(8)(10)(13)

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

Portfolio Company	Industry	Type of Investment (1)(2)(3)	Index	Spread	Cash Interest Rate (4)(5)	PIK	Maturity Date	Shares	Principal (6)	Cost	Fair Value	Notes
Violin Finco Guernsey Limited	Asset Management & Custody Banks	First Lien Term Loan	SONIA+	5.50%			6/6/2031		£—	(20)	(21)	(5)(8)(9)(10)
Violin Finco Guernsey Limited	Asset Management & Custody Banks	First Lien Term Loan	SONIA+	5.50%	10.45%		6/6/2031		46,900	58,909	62,280	(5)(8)(10)
WAVE 2019-1	Specialized Finance	CLO Notes			3.60%		9/15/2044		$4,625	3,843	4,224	(10)
Wellfleet CLO 2022-2, Ltd.	Multi-Sector Holdings	CLO Notes	SOFR+	8.56%	13.84%		10/18/2035		1,500	1,446	1,513	(5)(10)
Wind River 2020-1 CLO	Multi-Sector Holdings	CLO Notes	SOFR+	7.42%	12.70%		7/20/2037		2,000	1,960	2,008	(5)(10)
Wind River 2024-1 CLO	Multi-Sector Holdings	CLO Notes	SOFR+	4.25%	9.55%		4/20/2037		3,250	3,250	3,288	(5)(10)
Woodmont 2022-9 Trust	Multi-Sector Holdings	CLO Notes	SOFR+	7.77%	12.89%		10/25/2036		9,385	9,292	9,432	(5)(10)
WP CPP Holdings, LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	7.50%	8.39%	4.13%	11/29/2029		2,582	2,582	2,580	(5)(8)
WP CPP Holdings, LLC	Aerospace & Defense	First Lien Term Loan	SOFR+	7.50%	8.39%	4.13%	11/28/2029		54,466	53,382	54,145	(5)(8)
WP CPP Holdings, LLC	Aerospace & Defense	First Lien Revolver	SOFR+	6.75%			11/28/2029		—	(125)	(38)	(5)(8)(9)

Total Non-Control/Non- Affiliate Investments (144.6% of net assets)										$4,530,412	$4,576,233
Restricted Cash										43,328	43,328
Cash and Cash Equivalents										480,836	480,836

Cash and Cash Equivalents and Restricted Cash (16.6% of net assets)										$524,164	$524,164

Derivative Instrument	Notional Amount to be Purchased	Notional Amount to be Sold		Maturity Date	Counterparty	Cumulative Unrealized Appreciation / (Depreciation)
Foreign currency forward contract	$235,495		€213,997	11/7/2024	Bank of New York Mellon	$(3,725)
Foreign currency forward contract	$158,386		£123,967	11/7/2024	Bank of New York Mellon	(7,890)
Foreign currency forward contract	$6,602	kr	72,797	11/7/2024	Bank of New York Mellon	(312)

						$(11,927)

Derivative Instrument	Company Receives	Company Pays	Counterparty	Maturity Date	Notional Amount	Fair Value
Interest rate swap	Fixed 8.4%	Floating 3-month SOFR +4.0405%	BNP Paribas	11/14/2028	$350,000	$12,357
Interest rate swap	Fixed 6.5%	Floating 3-month SOFR +2.5954%	BNP Paribas	7/23/2029	$400,000	$9,189

						$21,546

(1)	All debt investments are income producing unless otherwise noted. All equity investments are non-income producing unless otherwise noted.
(2)	See Note 3 in the accompanying notes to the Consolidated Financial Statements for portfolio composition by geographic region.

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

(3)

Each of the Company’s investments is pledged as collateral under one or more of its credit facilities. A single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(4)

Interest rates may be adjusted from period to period on certain term loans and revolvers. These rate adjustments may be either temporary in nature due to tier pricing arrangements or financial or payment covenant violations in the original credit agreements or permanent in nature per loan amendment or waiver documents.

(5)

The interest rate on the principal balance outstanding for most floating rate loans is indexed to SOFR, EURIBOR, SONIA, NIBOR and/or an alternate base rate (e.g., prime rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the Company has provided the applicable margin over the reference rate or the alternate base rate based on each respective credit agreement and the cash interest rate as of period end. All SOFR shown above is in U.S. dollars unless otherwise noted. As of September 30, 2024, the reference rates for the Company’s variable rate loans were the 30-day SOFR at 4.85%, the 90-day SOFR at 4.59%, the 180-day SOFR at 4.25%, the PRIME at 8.00%, the SONIA at 5.50%, the 90-day NIBOR at 4.75%, and the 90-day EURIBOR at 3.54%. Most loans include an interest floor, which generally ranges from 0% to 3.00%. SOFR and SONIA based contracts may include a credit spread adjustment that is charged in addition to the base rate and the stated spread.

(6)

Principal includes accumulated PIK interest and is net of repayments, if any. “€” signifies the investment is denominated in Euros. “£” signifies the investment is denominated in British Pounds. “kr” signifies the investment is denominated in Krone. All other investments are denominated in U.S. dollars.

(7)

Non-Control/Non-Affiliate Investments are investments that are neither Control Investments nor Affiliate Investments. Control Investments generally are defined by the Investment Company Act, as investments in companies in which the Company owns more than 25% of the voting securities and/or has the power to exercise control over the management or policies of the company. Affiliate Investments generally are defined by the Investment Company Act as investments in companies in which the Company owns between 5% and 25% of the voting securities.

(8)	As of September 30, 2024, these investments are categorized as Level 3 within the fair value hierarchy established by ASC 820 and were valued using significant unobservable inputs.
(9)

Investment has undrawn commitments. Unamortized fees are classified as unearned income which reduces cost basis, which may result in a negative cost basis. A negative fair value may result from the unfunded commitment being valued below par.

(10)

Investment is not a qualifying asset as defined under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. As of September 30, 2024, qualifying assets represented 73.8% of the Company’s total assets and non-qualifying assets represented 26.2% of the Company’s total assets.

(11)	This investment represents a participation interest in the underlying securities shown.
(12)	This investment was on non-accrual status as of September 30, 2024.
(13)

This investment represents a revenue interest financing term loan in which the Company receives periodic interest payments based on a percentage of revenues earned at the respective portfolio company over the life of the loan.

(14)	This investment was renamed during the three months ended June 30, 2024. For the periods prior to June 30, 2024, this investment was referenced as SCP Eye Care Services, LLC.

Oaktree Strategic Credit Fund

Consolidated Schedule of Investments

September 30, 2024

(dollar amounts in thousands)

(15)

This investment represents a credit default swap that functions, in substance, like a credit linked note and represents a credit risk transfer for a pool of reference assets owned by a bank. The Company fully funded margin up front and in return the Company receives periodic interest payments. The Company’s risk of loss is limited to the principal amount disclosed herein. The reference assets are primarily composed of investment grade corporate debt. The Company may be exposed to counterparty risk, which could make it difficult for the Company to collect on obligations, thereby resulting in potentially significant losses. In addition, the Company only has a contractual relationship with the bank, and not with the reference obligors of the reference assets. Accordingly, the Company generally may have no right to directly enforce compliance by the reference obligors with the terms of the reference assets. The Company will not directly benefit from the reference assets and will not have the benefit of the remedies that would normally be available to a holder of such reference assets. In addition, in the event of the insolvency of the counterparty, the Company may be treated as a general creditor of such counterparty, and will not have any claim with respect to the reference assets.

See notes to Consolidated Financial Statements.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 1. Organization

Oaktree Strategic Credit Fund (the “Company”) is a Delaware statutory trust formed on November 24, 2021 and is structured as a non-diversified, closed-end management investment company. On February 3, 2022, the Company elected to be regulated as a business development company (a “BDC”) under the Investment Company Act. The Company has elected to be treated, and intends to qualify annually to be treated, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Effective as of February 3, 2022, the Company is externally managed by Oaktree Fund Advisors, LLC (the “Adviser”) pursuant to an investment advisory agreement (as amended and restated, the “Investment Advisory Agreement”), between the Company and the Adviser.

The Company’s investment objective is to generate stable current income and long-term capital appreciation. The Company seeks to meet its investment objective by primarily investing in private debt opportunities, including first lien loans (which may include “unitranche” loans and “last out” first lien loans, which are loans that are second priority behind “first out” first lien loans), second lien loans, unsecured and mezzanine loans, bonds and preferred equity, as well as certain equity co-investments.

In connection with its formation, the Company has the authority to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share (“Common Shares”). The Company offers on a continuous basis up to $5.0 billion aggregate offering price of Common Shares (the “Maximum Offering Amount”) pursuant to an offering registered with the Securities and Exchange Commission. The Company offers to sell any combination of four classes of Common Shares: Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the Maximum Offering Amount. The share classes have different ongoing distribution and/or shareholder servicing fees.

As of September 30, 2025, the Company has issued and sold 147,143,217 Class I shares for an aggregate purchase price of $3,460.1 million of which $100.0 million was purchased by an affiliate of the Adviser, 55,729,694 Class S shares for an aggregate purchase price of $1,309.9 million, 170,612 Class D shares for an aggregate purchase price of $4.0 million and 52,731 Class T shares for an aggregate purchase price of $1.2 million.

Note 2. Significant Accounting Policies

Basis of Presentation:

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X. In the opinion of management, all adjustments of a normal recurring nature considered necessary for the fair presentation of the consolidated financial statements have been made. The Company is an investment company following the accounting and reporting guidance in FASB ASC Topic 946, Financial Services — Investment Companies (“ASC 946”).

Use of Estimates:

The preparation of the consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions affecting amounts reported in the consolidated financial statements and accompanying notes. These estimates are based on the information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Changes in the economic and political environments, financial markets and any other parameters used in determining these estimates could cause actual results to differ and such differences could be material. Significant estimates include the valuation of investments and revenue recognition.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Consolidation:

The accompanying consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. The consolidated subsidiaries are wholly-owned and, as such, consolidated into the consolidated financial statements. The assets of the consolidated subsidiaries are not directly available to satisfy the claims of the creditors of the Company. As an investment company, portfolio investments held by the Company are not consolidated into the consolidated financial statements but rather are included on the Consolidated Statements of Assets and Liabilities as investments at fair value.

Fair Value Measurements:

The Adviser, as the valuation designee of the Board pursuant to Rule 2a-5 under the Investment Company Act, determines the fair value of the Company’s assets, including unfunded commitments, on at least a quarterly basis in accordance with ASC 820. ASC 820 defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. ASC 820 prioritizes the use of observable market prices over entity-specific inputs. Where observable prices or inputs are not available or reliable, valuation techniques are applied. These valuation techniques involve some level of estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity.

Hierarchical levels, defined by ASC 820 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

•	Level 1 — Unadjusted, quoted prices in active markets for identical assets or liabilities as of the measurement date.

•

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

•

Level 3 — Unobservable inputs that reflect the Adviser’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

If inputs used to measure fair value fall into different levels of the fair value hierarchy, an investment’s level is based on the lowest level of input that is significant to the fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. This includes investment securities that are valued using “bid” and “ask” prices obtained from independent third party pricing services or directly from brokers. These investments may be classified as Level 3 because the quoted prices may be indicative in nature for securities that are in an inactive market, may be for similar securities or may require adjustments for investment-specific factors or restrictions.

Financial instruments with readily available quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment inherent in measuring fair value. As such, the Adviser obtains and analyzes readily available market quotations provided by pricing vendors and brokers for all of the Company’s investments for which quotations are available. In determining the fair value of a particular

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

investment, pricing vendors and brokers use observable market information, including both binding and non-binding indicative quotations.

The Adviser seeks to obtain at least two quotations for the subject or similar securities, typically from pricing vendors. If the Adviser is unable to obtain two quotes from pricing vendors, or if the prices obtained from pricing vendors are not within the Adviser’s set threshold, the Adviser seeks to obtain a quote directly from a broker making a market for the asset. The Adviser evaluates the quotations provided by pricing vendors and brokers based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated. Generally, the Adviser does not adjust any of the prices received from these sources. The Adviser also performs back-testing of valuation information obtained from pricing vendors and brokers against actual prices received in transactions. In addition to ongoing monitoring and back-testing, the Adviser performs due diligence procedures over pricing vendors to understand their methodology and controls to support their use in the valuation process.

If the quotations obtained from pricing vendors or brokers are determined not to be reliable or are not readily available, the Adviser values such investments using any of three different valuation techniques. The first valuation technique is the transaction precedent technique, which utilizes recent or expected future transactions of the investment to determine fair value, to the extent applicable. The second valuation technique is an analysis of the enterprise value (“EV”) of the portfolio company. EV means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The EV analysis is typically performed to determine (i) the value of equity investments, (ii) whether there is credit impairment for debt investments and (iii) the value for debt investments that the Company is deemed to control under the Investment Company Act. To estimate the EV of a portfolio company, the Adviser analyzes various factors, including the portfolio company’s historical and projected financial results, macroeconomic impacts on the company and competitive dynamics in the company’s industry. The Adviser also utilizes some or all of the following information based on the individual circumstances of the portfolio company: (i) valuations of comparable public companies, (ii) recent sales of private and public comparable companies in similar industries or having similar business or earnings characteristics, (iii) purchase prices as a multiple of their earnings or cash flow, (iv) the portfolio company’s ability to meet its forecasts and its business prospects, (v) a discounted cash flow analysis, (vi) estimated liquidation or collateral value of the portfolio company’s assets and (vii) offers from third parties to buy the portfolio company. The Adviser may probability weight potential sale outcomes with respect to a portfolio company when uncertainty exists as of the valuation date. The third valuation technique is a market yield technique, which is typically performed for non-credit impaired debt investments. In the market yield technique, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk, and the Adviser considers the current contractual interest rate, the capital structure and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the EV of the portfolio company. As debt investments held by the Company are substantially illiquid with no active transaction market, the Adviser depends on primary market data, including newly funded transactions and industry specific market movements, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable.

The Adviser estimates the fair value of certain privately held warrants using a Black Scholes pricing model, which includes an analysis of various factors and subjective assumptions, including the current stock price (by using an EV analysis as described above), the expected period until exercise, expected volatility of the underlying stock price, expected dividends and the risk free rate. Changes in the subjective input assumptions can materially affect the fair value estimates.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The Board of Trustees has designated the Adviser to serve as its valuation designee. The Adviser undertakes a multi-step valuation process each quarter in connection with determining the fair value of the Company’s investments:

•	The quarterly valuation process begins with each portfolio company or investment being initially valued by the Adviser’s valuation team;

•	Preliminary valuations are then reviewed and discussed with management of the Adviser;

•

Separately, independent valuation firms prepare valuations of the Company’s investments, on a selected basis, for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment, and submit the reports to the Company and provide such reports to the Adviser;

•	The Adviser compares and contrasts its preliminary valuations to the valuations of the independent valuation firms and prepares a valuation report for the Audit Committee;

•

The Audit Committee reviews the valuation report with the Adviser, and the Adviser responds and supplements the valuation report to reflect any discussions between the Adviser and the Audit Committee; and

•	The Adviser, as valuation designee, determines the fair value of each investment in the Company’s portfolio.

The fair value of the Company’s investments as of September 30, 2025 and September 30, 2024 was determined by the Adviser, as the Board’s valuation designee. The Company has and will continue to engage independent valuation firms each quarter to provide assistance regarding the determination of the fair value of a portion of its portfolio securities for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been reported had a ready market for the investments existed, and it is reasonably possible that the difference could be material.

When the Company determines its net asset value as of the last day of a month that is not also the last day of a calendar quarter, the Company updates the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, pursuant to the Company’s valuation policy, the Adviser’s valuation team will generally value such assets at the most recent quarterly valuation or, in the case of securities acquired after such date, cost, unless, in either case, the Adviser determines that since the most recent quarter end or the date of acquisition for securities acquired after quarter end, as the case may be, a significant observable change has occurred with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment using a range of values from an independent valuation firm, where applicable, in accordance with the Company’s valuation policy. Additionally, the Adviser may otherwise determine to update the most recent quarter end valuation of an investment without reliable market quotations that the Adviser considers to be material to the Company using a range of values from an independent valuation firm.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

With the exception of the line items entitled “deferred financing costs,” “deferred offering costs,” “other assets,” “unsecured notes payable,” and “credit facilities payable,” which are reported at amortized cost, all assets and liabilities on the Consolidated Statements of Assets and Liabilities approximate fair value. The carrying value of the line items titled “interest receivable,” “receivables from unsettled transactions,” “accounts payable, accrued expenses and other liabilities,” “dividends payable,” “base management fee and incentive fee payable,” “payable for share repurchases,” “due to broker,” “due to affiliates,” “interest payable,” “payables from unsettled transactions” and “director fees payable” approximate fair value due to their short maturities.

Foreign Currency Translation:

The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the prevailing foreign exchange rate on the reporting date. The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. The Company’s investments in foreign securities may involve certain risks, including foreign exchange restrictions, expropriation, taxation or other political, social or economic risks, all of which could affect the market and/or credit risk of the investment. In addition, changes in the relationship of foreign currencies to the U.S. dollar can significantly affect the value of these investments and therefore the earnings of the Company.

Derivative Instruments:

Foreign Currency Forward Contracts

The Company uses foreign currency forward contracts to reduce the Company’s exposure to fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another at a pre-determined price at a future date. Foreign currency forward contracts are marked-to-market at the applicable forward rate. Unrealized appreciation (depreciation) on foreign currency forward contracts is recorded within derivative assets or derivative liabilities on the Consolidated Statements of Assets and Liabilities by counterparty on a net basis, not taking into account collateral posted which is recorded separately, if applicable. Purchases and settlements of foreign currency forward contracts having the same settlement date and counterparty are generally settled net and any realized gains or losses are recognized on the settlement date. The Company does not utilize hedge accounting with respect to foreign currency forward contracts and as such, the Company recognizes its foreign currency forward contracts at fair value with changes included in the net unrealized appreciation (depreciation) on the Consolidated Statements of Operations.

Interest Rate Swaps

The Company uses interest rate swaps to hedge some of the Company’s fixed rate debt. The Company designated the interest rate swaps as the hedging instruments in an effective hedge accounting relationship, and therefore the periodic payments are recognized as components of interest expense in the Consolidated Statements of Operations. Depending on the nature of the balance at period end, the fair value of each interest rate swap is either included as a derivative asset or derivative liability on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swaps is offset by a change in the carrying value of the fixed rate debt. Any amounts paid to the counterparty to cover collateral obligations under the terms of the interest rate swap agreements are included in due from broker on the Company’s Consolidated Statements of Assets and Liabilities.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Restricted Securities:

The Company may invest in securities that may be deemed “restricted securities” for purposes of Regulation S-X. Disposal of these restricted securities, which are valued in accordance with the Company’s valuation policy as described under “—Fair Value Measurements”, may involve time-consuming negotiations and additional expense, and prompt sale at an acceptable price may be difficult due to legal and/or contractual restrictions. Information regarding restricted securities is included in the Schedules of Investments.

Investment Income:

Interest Income

Interest income, adjusted for accretion of original issue discount (“OID”), is recorded on an accrual basis to the extent that such amounts are expected to be collected. The Company stops accruing interest on investments when it is determined that interest is no longer collectible. Investments that are expected to pay regularly scheduled interest in cash are generally placed on non-accrual status when there is reasonable doubt that principal or interest cash payments will be collected. Cash interest payments received on investments may be recognized as income or a return of capital depending upon management’s judgment. A non-accrual investment is restored to accrual status if past due principal and interest are paid in cash, and the portfolio company, in management’s judgment, is likely to continue timely payment of its remaining obligations. As of September 30, 2025, there was one investment on non-accrual status that represented 0.2% and less than 0.1% of total debt investments at cost and fair value, respectively. As of September 30, 2024, there was one investment on non-accrual status that represented 0.1% and 0.1% of total debt investments at cost and fair value, respectively.

In connection with its investment in a portfolio company, the Company sometimes receives nominal cost equity that is valued as part of the negotiation process with the portfolio company. When the Company receives nominal cost equity, the Company allocates its cost basis in the investment between debt securities and the nominal cost equity at the time of origination. Any resulting discount from recording the loan, or otherwise purchasing a security at a discount, is accreted into interest income over the life of the loan.

PIK Interest Income

The Company’s investments in debt securities may contain PIK interest provisions. PIK interest, which generally represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is generally recorded on the accrual basis to the extent such amounts are expected to be collected. The Company generally ceases accruing PIK interest if there is insufficient value to support the accrual or if the Company does not expect the portfolio company to be able to pay all principal and interest due. The Company’s decision to cease accruing PIK interest on a loan or debt security involves subjective judgments and determinations based on available information about a particular portfolio company, including whether the portfolio company is current with respect to its payment of principal and interest on its loans and debt securities; financial statements and financial projections for the portfolio company; the Company’s assessment of the portfolio company’s business development success; information obtained by the Company in connection with periodic formal update interviews with the portfolio company’s management and, if appropriate, the private equity sponsor; and information about the general economic and market conditions in which the portfolio company operates. The Company’s determination to cease accruing PIK interest is generally made well before the Company’s full write-down of a loan or debt security. In addition, if it is subsequently determined that the Company will not be able to collect any previously accrued PIK interest, the fair value of the loans or debt securities would be reduced by the amount of such previously accrued, but uncollectible, PIK interest. The accrual of PIK interest on the Company’s debt investments increases the recorded cost bases of these investments

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

in the consolidated financial statements including for purposes of computing the capital gains incentive fee payable by the Company to the Adviser. To maintain its status as a RIC, certain income from PIK interest may be required to be distributed to the Company’s shareholders, even though the Company has not yet collected the cash and may never do so.

Fee Income

The Adviser or its affiliates may provide financial advisory services to portfolio companies in connection with structuring a transaction and in return the Company may receive fees for capital structuring services. These fees are generally non-recurring and are recognized by the Company upon the investment closing date. The Company may also receive additional fees in the ordinary course of business, including servicing, amendment, exit and prepayment fees, which are classified as fee income and recognized as they are earned or the services are rendered.

Dividend Income

The Company generally recognizes dividend income on the ex-dividend date for public securities and the record date for private equity investments. Distributions received from private equity investments are evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, the Company will not record distributions from private equity investments as dividend income unless there are sufficient earnings at the portfolio company prior to the distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment.

Cash and Cash Equivalents and Restricted Cash:

Cash and cash equivalents consist of demand deposits and highly liquid investments with maturities of three months or less, when acquired. The Company places its cash and cash equivalents and restricted cash with financial institutions and, at times, cash held in bank accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. Cash and cash equivalents are included on the Company’s Consolidated Schedule of Investments and cash equivalents are classified as Level 1 assets.

As of September 30, 2025, included in restricted cash was $44.4 million that was held at various collateral custodians in connection with the Company’s SPV credit facilities (See Note 6. Borrowings). Pursuant to the terms of the SPV credit facilities, the Company was restricted in terms of access to the $44.4 million until the occurrence of the periodic distribution dates and, in connection therewith, the Company’s submission of its required periodic reporting schedules and verifications of the Company’s compliance with the terms of the SPV credit facilities. As of September 30, 2024, included in restricted cash was $43.3 million that was held at various collateral custodians in connection with the Company’s SPV credit facilities.

Receivables/Payables from Unsettled Transactions:

Receivables/payables from unsettled transactions consist of amounts receivable to or payable by the Company for transactions that have not settled at the reporting date.

Deferred Financing Costs:

Deferred financing costs consist of fees and expenses paid in connection with the closing or amending of credit facilities and debt offerings. Deferred financing costs incurred in connection with credit facilities are

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

capitalized as an asset when incurred. Deferred financing costs incurred in connection with all other debt arrangements are a direct deduction from the related debt liability when incurred. Deferred financing costs are amortized using the effective interest method over the term of the respective debt arrangement. This amortization expense is included in interest expense in the Company’s Consolidated Statements of Operations. Upon early termination or modification of a credit facility, all or a portion of unamortized fees related to such facility may be accelerated into interest expense.

Segment Reporting:

The Company operates as a single reportable segment and derives revenues from investing primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies and manages the business on a consolidated basis.

The chief operating decision maker (“CODM”) is composed of the Company’s chief executive officer and chief financial officer. The primary performance metric provided to the CODM to assess performance and make operating decisions is “Net increase (decrease) in net assets resulting from operations” which is reported on the Consolidated Statement of Operations.

Performance metrics are provided to the CODM on a quarterly basis and are utilized to evaluate performance generated from segment net assets. These key metrics, in addition to other factors, are utilized by the CODM to determine allocation of profits, such as for investment or the amount recommended to the Board for distribution to the Company’s shareholders. As the Company operates as a single reporting segment, the segment net assets are reported on the Consolidated Statements of Assets and Liabilities and the significant segment expenses are listed on the Consolidated Statement of Operations.

Organization and Offering Costs:

Costs associated with the organization of the Company are expensed as incurred. Costs associated with the offering of Common Shares of the Company are capitalized as “deferred offering costs” on the Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence.

For each of the fiscal years ended September 30, 2025, 2024 and 2023, the Company expensed organization costs of less than $0.1 million. As of September 30, 2025 and September 30, 2024, $0.7 million and $0.6 million, respectively, of offering costs were capitalized on the Consolidated Statements of Assets and Liabilities. For the fiscal years ended September 30, 2025, 2024 and 2023, the Company amortized offering costs of $2.1 million, $1.0 million and $2.7 million, respectively.

Allocation of Income, Expenses, Gains and Losses:

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions:

To the extent that the Company has taxable income available, the Company intends to make monthly distributions to its shareholders. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition,

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

maintenance of the Company’s tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Income Taxes:

The Company has elected to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. Management has analyzed the Company’s tax positions and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for open tax years 2024, 2023 and 2022.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed. The Company did not incur a U.S. federal excise tax for calendar years 2024 and 2023. The Company does not expect to incur a U.S. federal excise tax for calendar year 2025.

The Company holds certain portfolio investments through a taxable subsidiary. The purpose of the Company’s taxable subsidiary is to permit the Company to hold equity investments in portfolio companies which are “pass through” entities for U.S. federal income tax purposes in order to comply with the RIC tax requirements. The taxable subsidiary is consolidated for financial reporting purposes, and portfolio investments held by it are included in the Company’s consolidated financial statements as portfolio investments and recorded at fair value. The taxable subsidiary is not consolidated with the Company for U.S. federal income tax purposes and may generate income tax expense, or benefit, and the related tax assets and liabilities, as a result of their ownership of certain portfolio investments. This income tax expense, if any, would be reflected in the Consolidated Statements of Operations. The Company uses the liability method to account for its taxable subsidiary’s income taxes. Using this method, the Company recognizes deferred tax assets and liabilities for the

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

estimated future tax effects attributable to temporary differences between financial reporting and tax bases of assets and liabilities. In addition, the Company recognizes deferred tax benefits associated with net operating loss carry forwards that it may use to offset future tax obligations. The Company measures deferred tax assets and liabilities using the enacted tax rates expected to apply to taxable income in the years in which it expects to recover or settle those temporary differences.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments are effective for fiscal years beginning after December 15, 2023 and interim period within fiscal years beginning after December 15, 2024. The Company adopted ASU No. 2023-07 effective September 30, 2025 and concluded that the application of this guidance did not materially impact its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires additional disaggregated disclosures on the entity’s effective tax rate reconciliation and additional details on income taxes paid. The guidance is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2024 and early adoption is permitted. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its consolidated financial statements.

Note 3. Portfolio Investments

Portfolio Composition

As of September 30, 2025, the fair value of the Company’s investment portfolio was $6,899.0 million and was composed of investments in 158 portfolio companies. As of September 30, 2024, the fair value of the Company’s investment portfolio was $4,576.2 million and was composed of investments in 180 portfolio companies.

As of September 30, 2025 and September 30, 2024, the Company’s investment portfolio consisted of the following:

	September 30, 2025		September 30, 2024
Cost:		% of Total Investments		% of Total Investments
Senior Secured Debt	$6,414,699	93.45%	$4,037,376	89.12%
Subordinated Debt	423,818	6.17%	468,071	10.33%
Preferred Equity	14,080	0.21%	12,234	0.27%
Common Equity and Warrants	11,343	0.17%	12,731	0.28%

Total	$6,863,940	100.00%	$4,530,412	100.00%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	September 30, 2025			September 30, 2024
Fair Value:		% of Total Investments	% of Net Assets		% of Total Investments	% of Net Assets
Senior Secured Debt	$6,438,079	93.32%	141.75%	$4,073,936	89.02%	128.74%
Subordinated Debt	429,299	6.22%	9.45%	476,093	10.40%	15.05%
Preferred Equity	18,658	0.27%	0.41%	14,008	0.31%	0.44%
Common Equity and Warrants	12,995	0.19%	0.29%	12,196	0.27%	0.39%

Total	$6,899,031	100.00%	151.90%	$4,576,233	100.00%	144.62%

The composition of the Company’s debt investments as of September 30, 2025 and September 30, 2024 by floating rates and fixed rates was as follows:

	September 30, 2025		September 30, 2024
	Fair Value	% of Debt Investments	Fair Value	% of Debt Investments
Floating rate	$6,413,837	93.40%	$4,184,708	91.97%
Fixed rate	453,541	6.60%	365,321	8.03%

Total	$6,867,378	100.00%	$4,550,029	100.00%

The geographic composition of the Company’s portfolio is determined by the location of the corporate headquarters of the portfolio company, which may not be indicative of the primary source of the portfolio company’s business. The following tables show the portfolio composition by geographic region at cost as a percentage of total investments and at fair value as a percentage of total investments and net assets:

	September 30, 2025		September 30, 2024
Cost:		% of Total Investments		% of Total Investments
United States	$5,722,070	83.37%	$3,845,172	84.89%
United Kingdom	403,707	5.88%	273,693	6.04%
Sweden	306,364	4.46%	55,033	1.21%
Germany	176,834	2.58%	—	—%
Netherlands	110,787	1.61%	51,988	1.15%
Luxembourg	89,870	1.31%	87,862	1.94%
Canada	20,961	0.31%	66,649	1.47%
Costa Rica	16,522	0.24%	13,174	0.29%
Switzerland	10,385	0.15%	10,309	0.23%
Jamaica	4,757	0.07%	—	—%
Australia	1,683	0.02%	2,030	0.04%
Cayman Islands	—	—%	60,841	1.34%
India	—	—%	39,469	0.87%
France	—	—%	12,907	0.28%
Chile	—	—%	11,285	0.25%

Total	$6,863,940	100.00%	$4,530,412	100.00%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	September 30, 2025			September 30, 2024
Fair Value:		% of Total Investments	% of Net Assets		% of Total Investments	% of Net Assets
United States	$5,718,209	82.89%	125.89%	$3,870,681	84.59%	122.34%
United Kingdom	414,953	6.01%	9.14%	285,463	6.24%	9.02%
Sweden	313,062	4.54%	6.89%	55,211	1.21%	1.74%
Germany	185,742	2.69%	4.09%	—	—%	—%
Netherlands	116,216	1.68%	2.56%	53,686	1.17%	1.70%
Luxembourg	94,947	1.38%	2.09%	89,270	1.95%	2.82%
Canada	22,105	0.32%	0.49%	69,066	1.51%	2.18%
Costa Rica	16,789	0.24%	0.37%	13,269	0.29%	0.42%
Switzerland	10,305	0.15%	0.23%	10,199	0.22%	0.32%
Jamaica	4,894	0.07%	0.11%	—	—%	—%
Australia	1,809	0.03%	0.04%	2,027	0.04%	0.06%
Cayman Islands	—	—%	—%	61,815	1.35%	1.95%
India	—	—%	—%	39,751	0.87%	1.26%
France	—	—%	—%	13,702	0.30%	0.43%
Chile	—	—%	—%	12,093	0.26%	0.38%

Total	$6,899,031	100.00%	151.90%	$4,576,233	100.00%	144.62%

The composition of the Company’s portfolio by industry at cost as a percentage of total investments and at fair value as a percentage of total investments and net assets as of September 30, 2025 and September 30, 2024 was as follows:

	September 30, 2025		September 30, 2024
Cost:		% of Total Investments		% of Total Investments
Application Software	$1,077,261	15.67%	$802,052	17.68%
Aerospace & Defense	440,518	6.42%	167,035	3.69%
Health Care Services	408,129	5.95%	198,585	4.38%
Life Sciences Tools & Services	311,963	4.54%	45,002	0.99%
Pharmaceuticals	307,950	4.49%	127,146	2.81%
Diversified Support Services	269,009	3.92%	217,545	4.80%
Interactive Media & Services	259,735	3.78%	168,052	3.71%
Specialized Finance	242,474	3.53%	58,235	1.29%
Systems Software	230,953	3.36%	211,410	4.67%
Packaged Foods & Meats	221,939	3.23%	80,098	1.77%
Health Care Equipment	221,030	3.22%	42,787	0.94%
Building Products	179,198	2.61%	—	—%
Specialized Consumer Services	177,353	2.58%	54,395	1.20%
Education Services	159,758	2.33%	123,399	2.72%
Health Care Supplies	153,582	2.24%	67,927	1.50%
Diversified Financial Services	141,952	2.07%	161,995	3.58%
Insurance Brokers	131,423	1.91%	113,638	2.51%
Health Care Technology	114,695	1.67%	128,155	2.83%
Construction & Engineering	107,579	1.57%	71,267	1.57%
Electrical Components & Equipment	96,510	1.41%	83,736	1.85%
Research & Consulting Services	93,967	1.37%	36,858	0.81%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	September 30, 2025		September 30, 2024
Cost:		% of Total Investments		% of Total Investments
Construction Machinery & Heavy Transportation Equipment	84,857	1.24%	60,915	1.34%
Environmental & Facilities Services	84,561	1.23%	77,721	1.72%
Drug Retail	84,288	1.23%	—	—%
Multi-Sector Holdings	84,056	1.22%	185,750	4.10%
Communications Equipment	81,615	1.19%	87,981	1.94%
Property & Casualty Insurance	76,662	1.12%	68,452	1.51%
Office Services & Supplies	76,041	1.11%	85,692	1.89%
Other Specialty Retail	69,073	1.01%	82,825	1.83%
Cable & Satellite	67,734	0.99%	20,900	0.46%
Real Estate Services	58,482	0.85%	—	—%
Industrial Machinery & Supplies & Components	58,103	0.85%	104,147	2.30%
Distributors	56,976	0.83%	28,823	0.64%
Soft Drinks & Non-alcoholic Beverages	56,343	0.82%	—	—%
Air Freight & Logistics	51,249	0.75%	—	—%
Asset Management & Custody Banks	50,745	0.74%	58,889	1.30%
Financial Exchanges & Data	47,035	0.69%	47,635	1.05%
Movies & Entertainment	45,345	0.66%	39,844	0.88%
Alternative Carriers	45,152	0.66%	—	—%
Diversified Chemicals	44,349	0.65%	15,085	0.33%
Trading Companies & Distributors	38,561	0.56%	83,101	1.83%
Paper & Plastic Packaging Products & Materials	37,703	0.55%	56,443	1.25%
Food Distributors	35,193	0.51%	21,638	0.48%
Footwear	31,650	0.46%	—	—%
Wireless Telecommunication Services	27,550	0.40%	71,808	1.59%
Gold	20,961	0.31%	27,777	0.61%
Hotels, Resorts & Cruise Lines	20,535	0.30%	20,621	0.46%
Consumer Finance	19,701	0.29%	14,086	0.31%
Specialty Chemicals	17,325	0.25%	—	—%
Biotechnology	12,361	0.18%	12,632	0.28%
Metal, Glass & Plastic Containers	12,251	0.18%	24,703	0.55%
Health Care Distributors	10,422	0.15%	32,423	0.72%
Real Estate Development	10,083	0.15%	25,391	0.56%
Data Processing & Outsourced Services	—	—%	55,825	1.23%
Diversified Metals & Mining	—	—%	39,469	0.87%
Commodity Chemicals	—	—%	31,556	0.70%
Electronic Components	—	—%	28,843	0.64%
Health Care Facilities	—	—%	25,320	0.56%
Advertising	—	—%	13,983	0.31%
Passenger Airlines	—	—%	11,285	0.25%
Leisure Facilities	—	—%	9,532	0.21%

Total	$6,863,940	100.00%	$4,530,412	100.00%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	September 30, 2025			September 30, 2024
Fair Value:		% of Total Investments	% of Net Assets		% of Total Investments	% of Net Assets
Application Software	$1,075,502	15.57%	23.69%	$804,201	17.60%	25.39%
Aerospace & Defense	442,866	6.42%	9.75%	168,200	3.68%	5.32%
Health Care Services	406,784	5.90%	8.96%	200,245	4.38%	6.33%
Pharmaceuticals	314,560	4.56%	6.93%	127,419	2.78%	4.03%
Life Sciences Tools & Services	312,748	4.53%	6.89%	44,624	0.98%	1.41%
Diversified Support Services	269,835	3.91%	5.94%	219,822	4.80%	6.95%
Interactive Media & Services	263,529	3.82%	5.80%	170,682	3.73%	5.39%
Specialized Finance	243,369	3.53%	5.36%	58,704	1.28%	1.86%
Systems Software	231,233	3.35%	5.09%	215,119	4.70%	6.80%
Health Care Equipment	224,448	3.25%	4.94%	44,170	0.97%	1.40%
Packaged Foods & Meats	223,605	3.24%	4.92%	80,657	1.76%	2.55%
Building Products	179,114	2.60%	3.94%	—	—%	—%
Specialized Consumer Services	177,197	2.57%	3.90%	54,411	1.19%	1.72%
Education Services	155,806	2.26%	3.43%	125,101	2.73%	3.95%
Health Care Supplies	153,918	2.23%	3.39%	68,395	1.49%	2.16%
Diversified Financial Services	148,590	2.15%	3.27%	162,943	3.56%	5.15%
Insurance Brokers	132,313	1.92%	2.91%	113,693	2.48%	3.59%
Health Care Technology	123,048	1.78%	2.71%	131,358	2.87%	4.15%
Construction & Engineering	101,248	1.47%	2.23%	71,067	1.55%	2.25%
Electrical Components & Equipment	96,323	1.40%	2.12%	83,490	1.82%	2.64%
Research & Consulting Services	88,990	1.29%	1.96%	38,103	0.83%	1.20%
Multi-Sector Holdings	86,117	1.25%	1.90%	190,554	4.16%	6.02%
Construction Machinery & Heavy Transportation	85,255	1.24%	1.88%	62,291	1.36%	1.97%
Drug Retail	84,282	1.22%	1.86%	—	—%	—%
Environmental & Facilities Services	82,078	1.19%	1.81%	77,622	1.70%	2.45%
Communications Equipment	81,450	1.18%	1.79%	88,160	1.93%	2.79%
Property & Casualty Insurance	77,904	1.13%	1.72%	68,654	1.50%	2.17%
Office Services & Supplies	71,936	1.04%	1.58%	83,843	1.83%	2.65%
Other Specialty Retail	71,224	1.03%	1.57%	87,962	1.92%	2.78%
Cable & Satellite	68,135	0.99%	1.50%	21,105	0.46%	0.67%
Real Estate Services	58,656	0.85%	1.29%	—	—%	—%
Industrial Machinery & Supplies & Components	58,068	0.84%	1.28%	104,754	2.29%	3.31%
Distributors	57,204	0.83%	1.26%	29,131	0.64%	0.92%
Soft Drinks & Non-alcoholic Beverages	56,388	0.82%	1.24%	—	—%	—%
Asset Management & Custody Banks	54,300	0.79%	1.20%	62,259	1.36%	1.97%
Air Freight & Logistics	51,502	0.75%	1.13%	—	—%	—%
Diversified Chemicals	50,531	0.73%	1.11%	15,875	0.35%	0.50%
Financial Exchanges & Data	47,723	0.69%	1.05%	47,726	1.04%	1.51%
Movies & Entertainment	45,965	0.67%	1.01%	40,011	0.87%	1.26%
Alternative Carriers	45,601	0.66%	1.00%	—	—%	—%
Trading Companies & Distributors	38,349	0.56%	0.84%	84,343	1.84%	2.67%

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	September 30, 2025			September 30, 2024
Fair Value:		% of Total Investments	% of Net Assets		% of Total Investments	% of Net Assets
Paper & Plastic Packaging Products & Materials	37,857	0.55%	0.83%	56,646	1.24%	1.79%
Food Distributors	37,590	0.54%	0.83%	23,641	0.52%	0.75%
Footwear	34,219	0.50%	0.75%	—	—%	—%
Wireless Telecommunication Services	27,695	0.40%	0.61%	71,968	1.57%	2.27%
Gold	22,105	0.32%	0.49%	29,672	0.65%	0.94%
Hotels, Resorts & Cruise Lines	20,095	0.29%	0.44%	20,415	0.45%	0.65%
Consumer Finance	19,912	0.29%	0.44%	13,952	0.30%	0.44%
Specialty Chemicals	17,400	0.25%	0.38%	—	—%	—%
Biotechnology	12,154	0.18%	0.27%	12,273	0.27%	0.39%
Metal, Glass & Plastic Containers	12,053	0.17%	0.27%	25,307	0.55%	0.80%
Real Estate Development	10,138	0.15%	0.22%	25,374	0.55%	0.80%
Health Care Distributors	10,119	0.15%	0.22%	31,732	0.69%	1.00%
Data Processing & Outsourced Services	—	—%	—%	57,220	1.25%	1.81%
Diversified Metals & Mining	—	—%	—%	39,751	0.87%	1.26%
Commodity Chemicals	—	—%	—%	31,916	0.70%	1.01%
Electronic Components	—	—%	—%	28,826	0.63%	0.91%
Health Care Facilities	—	—%	—%	25,524	0.56%	0.81%
Advertising	—	—%	—%	13,988	0.31%	0.44%
Passenger Airlines	—	—%	—%	12,093	0.26%	0.38%
Leisure Facilities	—	—%	—%	9,241	0.20%	0.29%

Total	$6,899,031	100.00%	151.90%	$4,576,233	100.00%	144.62%

Fair Value Measurements

The following table presents the financial instruments carried at fair value as of September 30, 2025 on the Company’s Consolidated Statements of Assets and Liabilities for each of the three levels of hierarchy established by ASC 820:

	Level 1	Level 2	Level 3	Total
Senior secured debt	$—	$1,418,025	$5,020,054	$6,438,079
Subordinated debt (including CLO notes and credit linked notes)	—	164,010	265,289	429,299
Common equity and warrants	33	—	12,962	12,995
Preferred equity	—	—	18,658	18,658

Total investments at fair value	33	1,582,035	5,316,963	6,899,031

Cash equivalents	210,587	—	—	210,587
Derivative assets	—	24,182	—	24,182

Total assets at fair value	$210,620	$1,606,217	$5,316,963	$7,133,800

Derivative liabilities	—	—	—	—

Total liabilities at fair value	$—	$—	$—	$—

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The following table presents the financial instruments carried at fair value as of September 30, 2024 on the Company’s Consolidated Statements of Assets and Liabilities for each of the three levels of hierarchy established by ASC 820:

	Level 1	Level 2	Level 3	Total
Senior secured debt	$—	$1,183,356	$2,890,580	$4,073,936
Subordinated debt (including CLO notes and credit linked notes)	—	252,151	223,942	476,093
Preferred equity	—	—	14,008	14,008
Common equity and warrants	—	—	12,196	12,196

Total investments at fair value	—	1,435,507	3,140,726	4,576,233

Derivative assets	—	21,546	—	21,546

Total assets at fair value	$—	$1,457,053	$3,140,726	$4,597,779

Derivative liabilities	—	11,927	—	11,927

Total liabilities at fair value	$—	$11,927	$—	$11,927

When a determination is made to classify a financial instrument within Level 3 of the valuation hierarchy, the determination is based upon the fact that the unobservable factors are significant to the overall fair value measurement. However, Level 3 financial instruments typically have both unobservable or Level 3 components and observable components (i.e. components that are actively quoted and can be validated by external sources). Accordingly, the appreciation (depreciation) in the tables below includes changes in fair value due in part to observable factors that are part of the valuation methodology. Transfers between levels are recognized at the beginning of the reporting period.

The principal values of the credit facilities payable approximate fair value due to their variable interest rates and are included in Level 3 of the hierarchy. The Adviser used market quotes as of the valuation date to estimate the fair value of the Company’s 8.400% notes due 2028, 6.500% notes due 2029 and 6.190% notes due 2030, which are included in Level 2 of the hierarchy.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The following table provides a roll-forward of the changes in fair value from September 30, 2024 to September 30, 2025 for all investments for which the Adviser determined fair value using unobservable (Level 3) factors:

	Senior Secured Debt	Subordinated Debt (including CLO Notes and Credit- Linked Notes)	Preferred Equity	Common Equity and Warrants	Total
Fair value as of September 30, 2024	$2,890,580	$223,942	$14,008	$12,196	$3,140,726
Purchases	2,819,000	114,708	160	35	2,933,903
Sales and repayments	(699,373)	(80,431)	—	(257)	(780,061)
Transfers in (a)(b)	36,264	—	1,552	—	37,816
Transfers out (a)(b)	(68,256)	—	—	(860)	(69,116)
Capitalized PIK interest income	6,711	3,034	223	—	9,968
Accretion of OID	21,298	2,298	—	—	23,596
Net unrealized appreciation (depreciation)	12,222	1,717	2,804	2,155	18,898
Net realized gains (losses)	1,608	21	(89)	(307)	1,233

Fair value as of September 30, 2025	$5,020,054	$265,289	$18,658	$12,962	$5,316,963

Net unrealized appreciation (depreciation) relating to Level 3 assets still held at September 30, 2025 and reported within net unrealized appreciation (depreciation) in the Consolidated Statement of Operations for the year ended September 30, 2025	$21,004	$1,878	$2,804	$2,118	$27,804

(a)

There were transfers into/out of Level 3 from/to Level 2 for certain investments during the year ended September 30, 2025 as a result of a change in the number of market quotes available and/or a change in market liquidity.

(b)	There were investment restructurings during the year ended September 30, 2025 in which Level 3 senior secured debt was exchanged for Level 3 preferred equity.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The following table provides a roll-forward of the changes in fair value from September 30, 2023 to September 30, 2024 for all investments for which the Adviser determined fair value using unobservable (Level 3) factors:

	Senior Secured Debt	Subordinated Debt (including CLO Notes and Credit- Linked Notes)	Preferred Equity	Common Equity and Warrants	Total
Fair value as of September 30, 2023	$1,063,761	$13,792	$5,748	$5,839	$1,089,140
Purchases	2,095,764	207,895	6,211	124	2,309,994
Sales and repayments	(299,171)	(186)	—	—	(299,357)
Transfers in (a)(b)	10,757	—	—	9,136	19,893
Transfers out (b)	(9,136)	—	—	—	(9,136)
Capitalized PIK interest income	5,432	2,065	—	—	7,497
Accretion of OID	12,772	215	—	—	12,987
Net unrealized appreciation (depreciation)	25,533	161	2,049	(2,903)	24,840
Net realized gains (losses)	(15,132)	—	—	—	(15,132)

Fair value as of September 30, 2024	$2,890,580	$223,942	$14,008	$12,196	$3,140,726

Net unrealized appreciation (depreciation) relating to Level 3 assets still held at September 30, 2024 and reported within net unrealized appreciation (depreciation) in the Consolidated Statement of Operations for the year ended September 30, 2024	$27,158	$161	$2,049	$(2,903)	$26,465

(a)

There were transfers into Level 3 from Level 2 for certain investments during the year ended September 30, 2024 as a result of a change in the number of market quotes available and/or a change in market liquidity.

(b)	There were investment restructurings during the year ended September 30, 2024 in which Level 3 senior secured debt was exchanged for Level 3 common equity.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Significant Unobservable Inputs for Level 3 Investments

The following table provides quantitative information related to the significant unobservable inputs for Level 3 investments, which were carried at fair value as of September 30, 2025:

Asset	Fair Value	Valuation Technique	Unobservable Input	Range					Weighted Average (a)
Senior secured debt	$4,896,387	Market Yield	Market Yield	(b	)	6.0%	—	26.0%	9.3%
	10,924	Enterprise Value	Revenue Multiple	(d	)	2.1x	—	2.3x	2.2x
	2,935	Enterprise Value	EBITDA Multiple	(d	)	6.3x	—	8.3x	7.3x
	109,808	Transaction Precedent	Transaction Price	(c	)	N/A	—	N/A	N/A
Subordinated debt	265,289	Market Yield	Market Yield	(b	)	3.0%	—	12.0%	7.1%
Common equity and warrants & preferred equity	14,236	Enterprise Value	Revenue Multiple	(d	)	2.2x	—	5.0x	2.6x
	17,384	Enterprise Value	EBITDA Multiple	(d	)	6.5x	—	14.3x	12.8x

Total	$5,316,963

(a)	Weighted averages are calculated based on fair value of investments.
(b)	Used when a market participant would take into account market yield when pricing the investment.
(c)	Used when there is an observable transaction or pending event for the investment.
(d)	Used when a market participant would use such multiple when pricing the investment.

The following table provides quantitative information related to the significant unobservable inputs for Level 3 investments, which were carried at fair value as of September 30, 2024:

Asset	Fair Value	Valuation Technique	Unobservable Input	Range					Weighted Average (a)
Senior secured debt	$2,693,219	Market Yield	Market Yield	(b	)	5.7%	—	22.0%	10.1%
	10,208	Enterprise Value	Revenue Multiple	(e	)	1.9x	—	2.1x	2.0x
	2,391	Enterprise Value	EBITDA Multiple	(e	)	6.5x	—	8.5x	7.5x
	92,340	Transaction Precedent	Transaction Price	(c	)	N/A	—	N/A	N/A
	92,422	Broker Quotations	Broker Quoted Price	(d	)	N/A	—	N/A	N/A
Subordinated debt	223,942	Market Yield	Market Yield	(b	)	5.0%	—	12.0%	8.6%
Common equity and warrants & preferred equity	18,187	Enterprise Value	Revenue Multiple	(e	)	0.5x	—	7.2x	2.0x
	8,017	Enterprise Value	EBITDA Multiple	(e	)	7.3x	—	15.0x	13.5x

Total	$3,140,726

(a)	Weighted averages are calculated based on fair value of investments.
(b)	Used when a market participant would take into account market yield when pricing the investment.
(c)	Used when there is an observable transaction or pending event for the investment.
(d)

The Adviser generally uses prices provided by an independent pricing service which are non-binding indicative prices on or near the valuation date as the primary basis for the fair value determinations for quoted senior secured debt investments. Since these prices are non-binding, they may not be indicative of

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

fair value. The Adviser evaluates the quotations provided by pricing vendors and brokers based on available market information, including trading activity of the subject or similar securities, or by performing a comparable security analysis to ensure that fair values are reasonably estimated.
(e)	Used when a market participant would use such multiple when pricing the investment.

Under the market yield technique, the significant unobservable input used in the fair value measurement of the Company’s investments in debt securities is the market yield. Increases or decreases in the market yield may result in a lower or higher fair value measurement, respectively.

Under the EV technique, the significant unobservable input used in the fair value measurement of the Company’s investments in debt or equity securities is the earnings before interest, taxes, depreciation and amortization (“EBITDA”), revenue or asset multiple, as applicable. Increases or decreases in the valuation multiples in isolation may result in a higher or lower fair value measurement, respectively.

Note 4. Fee Income

For the years ended September 30, 2025, 2024 and 2023, the Company recorded total fee income of $7.9 million, $7.4 million and $1.1 million, respectively, of which $0.3 million, $0.1 million and $0.2 million, respectively, was recurring in nature. Recurring fee income consisted of servicing fees.

Note 5. Share Data and Distributions

Changes in Net Assets

The following table presents the changes in net assets for the years ended September 30, 2025, 2024 and 2023:

	Common Shares
(Share amounts in thousands)	Shares	Par Value	Additional Paid-in- Capital	Accumulated Distributable Earnings (Loss)	Total Net Assets
Balance at September 30, 2022	15,628	$156	$380,646	$(14,075)	$366,727
Issuance of Common Shares in private and public offering	48,821	488	1,145,212	—	1,145,700
Issuance of Common Shares under distribution reinvestment plan	675	7	15,821	—	15,828
Shares repurchased, net of early repurchase deduction	(228)	(2)	(5,374)	—	(5,376)
Net investment income	—	—	—	68,212	68,212
Net unrealized appreciation (depreciation)	—	—	—	22,685	22,685
Net realized gains (losses)	—	—	—	(4,050)	(4,050)
Provision for income tax (expense) benefit	—	—	—	(227)	(227)
Distributions to shareholders	—	—	—	(80,294)	(80,294)

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	Common Shares
(Share amounts in thousands)	Shares	Par Value	Additional Paid-in- Capital	Accumulated Distributable Earnings (Loss)	Total Net Assets
Balance at September 30, 2023	64,896	$649	$1,536,305	$(7,749)	$1,529,205
Issuance of Common Shares in private and public offering	68,655	686	1,616,743	—	1,617,429
Issuance of Common Shares under distribution reinvestment plan	2,857	29	67,587	—	67,616
Shares repurchased, net of early repurchase deduction	(2,120)	(21)	(49,889)	—	(49,910)
Net investment income	—	—	—	224,242	224,242
Net unrealized appreciation (depreciation)	—	—	—	28,106	28,106
Net realized gains (losses)	—	—	—	(3,612)	(3,612)
Provision for income tax (expense) benefit	—	—	—	(885)	(885)
Distributions to shareholders	—	—	—	(247,851)	(247,851)

Balance at September 30, 2024	134,288	$1,343	$3,170,746	$(7,749)	$3,164,340
Issuance of Common Shares in private and public offering	70,022	700	1,631,094	—	1,631,794
Issuance of Common Shares under distribution reinvestment plan	4,448	44	103,623	—	103,667
Shares repurchased, net of early repurchase deduction	(12,037)	(120)	(278,741)	—	(278,861)
Net investment income	—	—	—	329,111	329,111
Net unrealized appreciation (depreciation)	—	—	—	(16,124)	(16,124)
Net realized gains (losses)	—	—	—	51	51
Provision for income tax (expense) benefit	—	—	—	(70)	(70)
Reclassification of additional paid-in capital	—	—	(34,896)	34,896	—
Distributions to shareholders	—	—	—	(392,103)	(392,103)

Balance at September 30, 2025	196,721	$1,967	$4,591,826	$(51,988)	$4,541,805

Capital Activity

The Company has the authority to issue an unlimited number of Class I, Class S, Class T and Class D Common Shares. As of September 30, 2025, the Company has issued and sold 147,143,217 Class I shares for an aggregate purchase price of $3,460.1 million, 55,729,694 Class S shares for an aggregate purchase price of $1,309.9 million, 170,612 Class D shares for an aggregate purchase price of $4.0 million and 52,731 Class T shares for an aggregate purchase price of $1.2 million. As of September 30, 2025, the Company has issued 3,565,727 Class I shares, 4,437,234 Class S shares, 7,128 Class D shares and zero Class T shares pursuant to its distribution reinvestment plan.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The following table summarizes transactions in Common Shares for the year ended September 30, 2025:

	Shares	Amount
Class I
Issuance of Common Shares in private and public offering	56,797,864	$1,322,919
Share transfers between classes	502,031	11,620
Issuance of Common Shares under distribution reinvestment plan	1,947,375	45,763
Share repurchases, net of early repurchase deduction	(9,421,114)	(218,190)

Net increase (decrease)	49,826,156	$1,162,112

Class S
Issuance of Common Shares in public offering	13,079,221	$305,511
Share transfers between classes	(502,031)	(11,620)
Issuance of Common Shares under distribution reinvestment plan	2,495,894	57,793
Share repurchases, net of early repurchase deduction	(2,612,461)	(60,594)

Net increase (decrease)	12,460,623	$291,090

Class D
Issuance of Common Shares in public offering	91,626	$2,146
Issuance of Common Shares under distribution reinvestment plan	4,822	111
Share repurchases, net of early repurchase deduction	(3,287)	(77)

Net increase (decrease)	93,161	$2,180

Class T
Issuance of Common Shares in public offering	52,731	$1,218
Issuance of Common Shares under distribution reinvestment plan	—	—
Share repurchases, net of early repurchase deduction	—	—

Net increase (decrease)	52,731	$1,218

Total net increase (decrease)	62,432,671	$1,456,600

The following table summarizes transactions in Common Shares for the year ended September 30, 2024:

	Shares	Amount
Class I
Issuance of Common Shares in private and public offering	45,811,794	$1,079,267
Share transfers between classes	37,004	872
Issuance of Common Shares under distribution reinvestment plan	1,284,718	30,450
Share repurchases, net of early repurchase deduction	(1,352,519)	(31,860)

Net increase (decrease)	45,780,997	$1,078,729

Class S
Issuance of Common Shares in public offering	22,770,423	$536,446
Share transfers between classes	(37,004)	(872)
Issuance of Common Shares under distribution reinvestment plan	1,570,456	37,112
Share repurchases, net of early repurchase deduction	(767,699)	(18,050)

Net increase (decrease)	23,536,176	$554,636

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	Shares	Amount
Class D
Issuance of Common Shares in public offering	72,809	$1,716
Issuance of Common Shares under distribution reinvestment plan	2,289	54
Share repurchases, net of early repurchase deduction	—	—

Net increase (decrease)	75,098	$1,770

Total net increase (decrease)	69,392,271	$1,635,135

The following table summarizes transactions in Common Shares for the fiscal year ended September 30, 2023:

	Shares	Amount
Class I
Issuance of Common Shares in public offering	30,975,834	$726,878
Issuance of Common Shares under dividend reinvestment plan	312,297	7,328
Share repurchases, net of early repurchase deduction	(225,337)	(5,309)

Net increase (decrease)	31,062,794	$728,897

Class S
Issuance of Common Shares in public offering	17,839,100	$418,677
Issuance of Common Shares under dividend reinvestment plan	362,467	8,500
Share repurchases, net of early repurchase deduction	(2,830)	(67)

Net increase (decrease)	18,198,737	$427,110

Class D
Issuance of Common Shares in public offering	6,177	$145
Issuance of Common Shares under dividend reinvestment plan	17	—
Share repurchases, net of early repurchase deduction	—	—

Net increase (decrease)	6,194	$145

Total net increase (decrease)	49,267,725	$1,156,152

Net Asset Value per Share and Offering Price

The Company determines NAV per share for each class of shares as of the last calendar day of each month. Share issuances pursuant to accepted monthly subscriptions are effective the first calendar day of each month. Shares are issued and sold at a purchase price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

tables summarize each month-end NAV per share for Class I, Class S, Class D and Class T shares for the years ended September 30, 2025, 2024 and 2023.

	Class I Shares	Class S Shares	Class D Shares	Class T Shares
October 31, 2024	$23.55	$23.55	$23.55	—
November 30, 2024	$23.56	$23.56	$23.56	—
December 31, 2024	$23.52	$23.52	$23.52	—
January 31, 2025	$23.49	$23.49	$23.49	—
February 28, 2025	$23.41	$23.41	$23.41	—
March 31, 2025	$23.28	$23.28	$23.28	—
April 30, 2025	$23.12	$23.12	$23.12	—
May 31, 2025	$23.16	$23.16	$23.16	—
June 30, 2025	$23.14	$23.14	$23.14	—
July 31, 2025	$23.13	$23.13	$23.13	—
August 31, 2025	$23.10	$23.10	$23.10	—
September 30, 2025	$23.09	$23.09	$23.09	$23.09

	Class I Shares	Class S Shares	Class D Shares
October 31, 2023	$23.39	$23.39	$23.39
November 30, 2023	$23.51	$23.51	$23.51
December 31, 2023	$23.62	$23.62	$23.62
January 31, 2024	$23.60	$23.60	$23.60
February 29, 2024	$23.58	$23.58	$23.58
March 31, 2024	$23.61	$23.61	$23.61
April 30, 2024	$23.59	$23.59	$23.59
May 31, 2024	$23.59	$23.59	$23.59
June 30, 2024	$23.53	$23.53	$23.53
July 31, 2024	$23.54	$23.54	$23.54
August 31, 2024	$23.55	$23.55	$23.55
September 30, 2024	$23.56	$23.56	$23.56

	Class I Shares	Class S Shares	Class D Shares
October 31, 2022	$23.33	$23.33	—
November 30, 2022	$23.46	$23.46	—
December 31, 2022	$23.23	$23.23	—
January 31, 2023	$23.64	$23.64	—
February 28, 2023	$23.56	$23.56	—
March 31, 2023	$23.42	$23.42	—
April 30, 2023	$23.40	$23.40	—
May 31, 2023	$23.23	$23.23	—
June 30, 2023	$23.48	$23.48	$23.48
July 31, 2023	$23.54	$23.54	$23.54
August 31, 2023	$23.60	$23.60	$23.60
September 30, 2023	$23.56	$23.56	$23.56

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Distributions

The Board authorizes and declares monthly distributions per outstanding Common Share. The following table presents distributions that were declared during the year ended September 30, 2025:

				Class I
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 24, 2024	October 30, 2024	November 26, 2024	$0.2000	$18,473
Monthly	November 26, 2024	November 27, 2024	December 27, 2024	0.2000	18,965
Monthly	December 26, 2024	December 27, 2024	February 3, 2025	0.2000	19,552
Monthly	January 28, 2025	January 29, 2025	February 26, 2025	0.2000	20,068
Monthly	February 24, 2025	February 26, 2025	March 27, 2025	0.2000	21,111
Monthly	March 24, 2025	March 27, 2025	April 28, 2025	0.2000	22,009
Monthly	April 23, 2025	April 28, 2025	May 28, 2025	0.2000	24,397
Monthly	May 27, 2025	May 28, 2025	June 26, 2025	0.2000	26,500
Monthly	June 25, 2025	June 26, 2025	July 29, 2025	0.2000	26,775
Monthly	July 24, 2025	July 29, 2025	August 27, 2025	0.2000	26,667
Monthly	August 25, 2025	August 28, 2025	September 26, 2025	0.2000	27,867
Monthly	September 26, 2025	September 29, 2025	October 30, 2025	0.1800	25,447

				$2.3800	$277,831

				Class S
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 24, 2024	October 30, 2024	November 26, 2024	$0.1833	$8,415
Monthly	November 26, 2024	November 27, 2024	December 27, 2024	0.1833	8,632
Monthly	December 26, 2024	December 27, 2024	February 3, 2025	0.1833	8,816
Monthly	January 28, 2025	January 29, 2025	February 26, 2025	0.1833	9,026
Monthly	February 24, 2025	February 26, 2025	March 27, 2025	0.1834	9,278
Monthly	March 24, 2025	March 27, 2025	April 28, 2025	0.1834	9,543
Monthly	April 23, 2025	April 28, 2025	May 28, 2025	0.1835	9,817
Monthly	May 27, 2025	May 28, 2025	June 26, 2025	0.1836	10,006
Monthly	June 25, 2025	June 26, 2025	July 29, 2025	0.1836	10,233
Monthly	July 24, 2025	July 29, 2025	August 27, 2025	0.1836	10,273
Monthly	August 25, 2025	August 28, 2025	September 26, 2025	0.1836	10,454
Monthly	September 26, 2025	September 29, 2025	October 30, 2025	0.1636	9,445

				$2.1815	$113,938

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

				Class D
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 24, 2024	October 30, 2024	November 26, 2024	$0.1951	$16
Monthly	November 26, 2024	November 27, 2024	December 27, 2024	0.1951	21
Monthly	December 26, 2024	December 27, 2024	February 3, 2025	0.1951	22
Monthly	January 28, 2025	January 29, 2025	February 26, 2025	0.1951	22
Monthly	February 24, 2025	February 26, 2025	March 27, 2025	0.1951	24
Monthly	March 24, 2025	March 27, 2025	April 28, 2025	0.1951	31
Monthly	April 23, 2025	April 28, 2025	May 28, 2025	0.1952	31
Monthly	May 27, 2025	May 28, 2025	June 26, 2025	0.1952	31
Monthly	June 25, 2025	June 26, 2025	July 29, 2025	0.1952	31
Monthly	July 24, 2025	July 29, 2025	August 27, 2025	0.1952	32
Monthly	August 25, 2025	August 28, 2025	September 26, 2025	0.1952	34
Monthly	September 26, 2025	September 29, 2025	October 30, 2025	0.1752	30

				$2.3218	$325

				Class T
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	September 26, 2025	September 29, 2025	October 30, 2025	$0.1636	$9

				$0.1636	$9

The following table presents distributions that were declared during the year ended September 30, 2024:

				Class I
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 25, 2023	October 31, 2023	November 28, 2023	$0.1900	$9,259
Monthly	November 27, 2023	November 30, 2023	December 27, 2023	0.1900	9,916
Special	December 14, 2023	December 15, 2023	December 27, 2023	0.0400	2,296
Monthly	December 20, 2023	December 31, 2023	February 1, 2024	0.1900	10,921
Monthly	January 24, 2024	January 31, 2024	February 27, 2024	0.1900	11,872
Monthly	February 27, 2024	February 29, 2024	March 27, 2024	0.2000	13,229
Monthly	March 26, 2024	March 27, 2024	April 29, 2024	0.2000	14,041
Monthly	April 18, 2024	April 29, 2024	May 30, 2024	0.2000	14,936
Monthly	May 24, 2024	May 30, 2024	June 27, 2024	0.2000	15,451
Monthly	June 27, 2024	June 27, 2024	July 29, 2024	0.2000	16,361
Monthly	July 25, 2024	July 30, 2024	August 28, 2024	0.2000	16,768
Monthly	August 26, 2024	August 29, 2024	September 26, 2024	0.2000	17,490
Monthly	September 26, 2024	September 26, 2024	October 30, 2024	0.2000	18,062

				$2.4000	$170,602

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

				Class S
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 25, 2023	October 31, 2023	November 28, 2023	$0.1733	$4,105
Monthly	November 27, 2023	November 30, 2023	December 27, 2023	0.1734	4,436
Special	December 14, 2023	December 15, 2023	December 27, 2023	0.0400	1,109
Monthly	December 20, 2023	December 31, 2023	February 1, 2024	0.1733	4,825
Monthly	January 24, 2024	January 31, 2024	February 27, 2024	0.1733	5,191
Monthly	February 27, 2024	February 29, 2024	March 27, 2024	0.1833	5,853
Monthly	March 26, 2024	March 27, 2024	April 29, 2024	0.1833	6,361
Monthly	April 18, 2024	April 29, 2024	May 30, 2024	0.1833	6,730
Monthly	May 24, 2024	May 30, 2024	June 27, 2024	0.1833	7,188
Monthly	June 27, 2024	June 27, 2024	July 29, 2024	0.1833	7,551
Monthly	July 25, 2024	July 30, 2024	August 28, 2024	0.1833	7,684
Monthly	August 26, 2024	August 29, 2024	September 26, 2024	0.1833	7,938
Monthly	September 26, 2024	September 26, 2024	October 30, 2024	0.1833	8,161

				$2.1997	$77,132

				Class D
Distribution	Date Declared	Record Date	Payment Date	Distribution Per Share	Distribution Amount
Monthly	October 25, 2023	October 31, 2023	November 28, 2023	$0.1851	$1
Monthly	November 27, 2023	November 30, 2023	December 27, 2023	0.1851	3
Special	December 14, 2023	December 15, 2023	December 27, 2023	0.0400	1
Monthly	December 20, 2023	December 31, 2023	February 1, 2024	0.1851	4
Monthly	January 24, 2024	January 31, 2024	February 27, 2024	0.1851	5
Monthly	February 27, 2024	February 29, 2024	March 27, 2024	0.1951	10
Monthly	March 26, 2024	March 27, 2024	April 29, 2024	0.1951	10
Monthly	April 18, 2024	April 29, 2024	May 30, 2024	0.1951	11
Monthly	May 24, 2024	May 30, 2024	June 27, 2024	0.1951	12
Monthly	June 27, 2024	June 27, 2024	July 29, 2024	0.1951	14
Monthly	July 25, 2024	July 30, 2024	August 28, 2024	0.1951	15
Monthly	August 26, 2024	August 29, 2024	September 26, 2024	0.1951	15
Monthly	September 26, 2024	September 26, 2024	October 30, 2024	0.1951	16

				$2.3412	$117

For income tax purposes, the Company has reported its distributions for the 2024 calendar year as ordinary income. The character of such distributions was appropriately reported to the Internal Revenue Service and shareholders for the 2024 calendar year. To the extent the Company’s taxable earnings for a fiscal and taxable year fall below the amount of distributions paid for the fiscal and taxable year, a portion of the total amount of the Company’s distributions for the fiscal and taxable year is deemed a return of capital for U.S. federal income tax purposes to the Company’s shareholders. For the year ended September 30, 2025, $34.9 million of the Company’s distributions were deemed a return of capital for tax purposes.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which the Company will reinvest all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and the Company declares, a cash dividend or other

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

distribution, then shareholders who have not opted out of the Company’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

Since inception through September 30, 2025, a portion of the Company’s distributions resulted from expense support from the Adviser, and future distributions may result from expense support from the Adviser, each of which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement is to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its Common Shares for the year ended September 30, 2025:

	Class I		Class S		Class D		Class T
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$2.0061	$234,009	$1.8144	$94,817	$1.9560	$274	$0.1561	$9
Distributions in excess of net investment income	0.3739	43,822	0.3671	19,121	0.3658	51	0.0075	—

Total	$2.3800	$277,831	$2.1815	$113,938	$2.3218	$325	$0.1636	$9

The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its Common Shares for the year ended September 30, 2024:

	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$2.1555	$154,722	$1.9560	$69,409	$2.0967	$106
Distributions in excess of net investment income	0.2445	15,880	0.2437	7,723	0.2445	11

Total	$2.4000	$170,602	$2.1997	$77,132	$2.3412	$117

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its Common Shares for the fiscal year ended September 30, 2023:

	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$2.1005	$52,482	$1.7872	$17,826	$0.6325	$2
Distributions in excess of net investment income	0.2095	6,550	0.3235	3,433	0.1080	1

Total	$2.3100	$59,032	$2.1107	$21,259	$0.7405	$3

Share Repurchase Program

At the discretion of the Board, during the quarter ended September 30, 2022 the Company commenced a share repurchase program pursuant to which the Company intends to offer to repurchase, in each quarter, up to 5% of Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter; provided that the Company reserves the right in its sole discretion to purchase additional outstanding Shares representing up to 2.0% of the Company’s outstanding Shares each quarter without amending or extending the repurchase offer as permitted by Rule 13e-4(f)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board may amend or suspend the share repurchase program at any time if it deems such action to be in the best interest of shareholders. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers pursuant to tender offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the Investment Company Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares at the expiration of the tender offer at a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter (the “Valuation Date”), except that shares that have a prospective repurchase date that is within the one-year period following the original issue date of the shares will be subject to an early repurchase deduction of 2% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be deemed satisfied if the shares to be repurchased would have been outstanding for one year or longer as of the subscription closing date immediately following the applicable Valuation Date, which subscription closing date the Company deems the prospective repurchase date for the applicable offer. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

During the year ended September 30, 2025, the Company repurchased pursuant to such tender offers an aggregate of 9,421,114 Class I shares, 2,612,461 Class S shares, 3,287 Class D shares and zero Class T shares. The following table presents the share repurchases completed during the year ended September 30, 2025:

Repurchase Pricing Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Amount Repurchased (all classes)(2)
December 31, 2024	889,569	0.66%	$23.52	$20,910
March 31, 2025	941,577	0.65%	23.28	21,923
June 30, 2025	7,563,088	4.66%	23.14	175,010
September 30, 2025	2,642,628	1.45%	23.09	61,018

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction, where applicable.

During the year ended September 30, 2024, the Company repurchased pursuant to such tender offers an aggregate of 1,352,519 Class I and 767,699 Class S shares. The following table presents the share repurchases completed during the year ended September 30, 2024:

Repurchase Pricing Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Amount Repurchased (all classes)(2)
December 31, 2023	446,089	0.69%	$23.62	$10,526
March 31, 2024	348,944	0.41%	23.61	8,217
June 30, 2024	702,746	0.67%	23.53	16,544
September 30, 2024	622,439	0.51%	23.56	14,623

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction, where applicable.

Note 6. Borrowings

Below is a summary of the Company’s credit facilities as of September 30, 2025 and September 30, 2024:

	September 30, 2025
($ in millions)	Aggregate Principal Committed	Outstanding Principal	Unfunded Commitment	Unamortized Debt Financing Costs	Availability Period	Maturity Date
ING Credit Agreement	$1,235.0	$370.0	$865.0	$8.5	4/11/2029	4/11/2030
JPM SPV Facility	700.0	566.0	134.0	4.9	7/3/2029	7/3/2030
DBNY SPV Facility	400.0	280.0	120.0	3.4	7/25/2028	7/25/2029
MS SPV Facility	400.0	133.4	266.6	3.2	7/3/2028	7/3/2029

Total	$2,735.0	$1,349.4	$1,385.6	$20.0

	September 30, 2024
($ in millions)	Aggregate Principal Committed	Outstanding Principal	Unfunded Commitment	Unamortized Debt Financing Costs	Availability Period	Maturity Date
ING Credit Agreement	$1,185.0	$415.0	$770.0	$6.8	6/28/2027	6/28/2028
JPM SPV Facility	500.0	230.0	270.0	5.2	5/29/2027	5/29/2029
SMBC SPV Facility	150.0	100.0	50.0	1.6	9/29/2026	9/29/2028
CIBC SPV Facility	350.0	225.0	125.0	1.3	11/21/2025	11/21/2025
DBNY SPV Facility	300.0	100.0	200.0	3.0	2/15/2027	2/15/2029
MS SPV Facility	200.0	25.0	175.0	2.2	2/23/2027	2/23/2029

Total	$2,685.0	$1,095.0	$1,590.0	$20.1

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Below is a summary of the Company’s unsecured notes as of September 30, 2025 and September 30, 2024:

	September 30, 2025
($ in millions)	Outstanding Principal	Unamortized Financing Costs	Unaccreted Discount	Swap Fair Value Adjustment	Carrying Value	Fair Value	Maturity Date
2028 Notes	$350.0	$(2.8)	$(1.1)	$9.0	$355.1	$380.1	11/14/2028
2029 Notes	400.0	(3.8)	(1.8)	6.5	400.9	415.1	7/23/2029
2030 Notes	400.0	(4.7)	(0.1)	4.0	399.2	408.9	7/15/2030

Total	$1,150.0	$(11.3)	$(3.0)	$19.5	$1,155.2	$1,204.1

	September 30, 2024
($ in millions)	Outstanding Principal	Unamortized Financing Costs	Unaccreted Discount	Swap Fair Value Adjustment	Carrying Value	Fair Value	Maturity Date
2028 Notes	$350.0	$(3.7)	$(1.5)	$12.4	$357.2	$378.6	11/14/2028
2029 Notes	400.0	(4.8)	(2.3)	9.2	402.1	412.0	7/23/2029

Total	$750.0	$(8.5)	$(3.8)	$21.6	$759.3	$790.6

The table below presents the components of interest expense for the following periods:

($ in millions, except percentage)	Year ended September 30, 2025	Year ended September 30, 2024	Year ended September 30, 2023
Stated interest expense	$146.4	$96.9	$16.4
Credit facility fees	10.2	6.6	3.9
Amortization of debt financing costs	10.3	6.1	1.5
Effect of interest rate swaps	3.9	4.6	—

Total interest expense	$170.8	$114.2	$21.8

Weighted average interest rate(1)	7.036%	8.362%	7.105%
Weighted average outstanding balance	$2,107.1	$1,221.3	$230.3

(1)	The weighted average interest rate includes the effect of the interest rate swaps and excludes the impact of credit facility fees and amortization of debt financing costs.

Credit Facilities

In connection with each of the credit facilities described below, the Company and, where applicable, the borrower subsidiary have made customary representations and warranties and are required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowings under each of the credit facilities are subject to the leverage restrictions contained in the Investment Company Act.

In addition, each of these credit facilities contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the lenders may terminate the commitments and declare the outstanding loans and all other obligations under the applicable credit facility immediately due and payable.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

ING Credit Agreement

On March 25, 2022, the Company entered into a senior secured revolving credit agreement (as amended, the “ING Credit Agreement”) among the Company, as borrower, the lenders party thereto, and ING Capital LLC (“ING”), as administrative agent. As of September 30, 2025, the size of the ING Credit Agreement facility is $1,235 million (the “Maximum Commitment”). Following the availability period, the Company will be required in certain circumstances to prepay loans. The ING Credit Agreement provides for the issuance of letters of credit during the availability period in an aggregate amount of $25 million. Borrowings under the ING Credit Agreement may be used for general corporate purposes, including making investments and permitted distributions.

All obligations under the ING Credit Agreement are secured by a first-priority security interest (subject to certain exceptions) in substantially all of the present and future property and assets of the Company and of the current and certain future subsidiaries of the Company and guaranteed by such subsidiaries.

As of September 30, 2025, borrowings under the ING Credit Agreement are denominated in U.S. dollars and bear interest at a rate per annum equal to either (1) the SOFR, as adjusted, plus 1.875% per annum or (2) the alternative base rate (which is the greatest of the (a) prime rate, (b) the federal funds effective rate plus 1⁄2 of 1%, (c) the overnight bank funding rate plus 1⁄2 of 1%, (d) certain rates based on SOFR and (e) alternate base rate (“ABR”)) plus 0.875%, in each case, plus a SOFR adjustment of 0.10%; provided that, if at any time the Borrowing Base (as defined in the ING Credit Agreement) is greater than 1.60 times the Combined Debt Amount (as defined in the ING Credit Agreement), the interest rate margin with respect to (a) SOFR loans will be 1.75% plus a SOFR adjustment equal to 0.10% and (b) alternative base rate loans will be 0.75% plus a SOFR adjustment equal to 0.10%. The Company may elect either an ABR or SOFR borrowing at each drawdown request, and loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. The Company also pays a commitment fee of 0.375% per annum on the daily unused portion of the aggregate commitments under the ING Credit Agreement.

At any time during the availability period, the Company, as the borrower, may propose an increase in the Maximum Commitment to an amount not to exceed the greater of (a) $1,750.0 million and (b) 150% of shareholders’ equity as of the date on which such increased amount is to be effective, subject to certain conditions, including the consent of the lenders to increase their commitments and of ING.

JPM SPV Facility

On February 24, 2023, the Company entered into a loan and security agreement (as amended and/or restated, from time to time, the “JPM Loan and Security Agreement”) among OSCF Lending SPV, LLC (“OSCF Lending SPV”), a wholly owned subsidiary of the Company, as borrower, the Company, as parent and servicer, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association (“JPM”), as administrative agent, pursuant to which JPM agreed to extend credit to OSCF Lending SPV in an aggregate principal amount up to $700 million.

Subject to certain conditions, including consent of the lenders and JPM, as administrative agent, at any time during the availability period, OSCF Lending SPV may propose one or more increases in the maximum commitment up to an amount not to exceed $1.0 billion. Borrowings under the JPM Loan and Security Agreement bear interest at a rate per annum equal to the forward-looking term rate with a three-month tenor, based on SOFR plus (i) 1.50% if the borrowings are used to purchase broadly syndicated loans and other liquid debt securities (as defined in the JPM Loan and Security Agreement) or (ii) 1.90% on all other borrowings.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The obligations of OSCF Lending SPV under the JPM Loan and Security Agreement are secured by all of the assets held by OSCF Lending SPV.

SMBC SPV Facility

On September 29, 2023, the Company entered into a loan and security agreement (as amended and/or restated, from time to time, the “SMBC Loan and Security Agreement”) among OSCF Lending III SPV, LLC, a wholly owned subsidiary of the Company, as borrower, the Company, as transferor and servicer, Citibank, N.A., as the account bank, Virtus Group, LP, as collateral custodian, the lenders party thereto, and Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent. On September 29, 2025, the Company repaid all outstanding borrowings under the SMBC Loan and Security Agreement, following which the SMBC Loan and Security Agreement was terminated. Obligations under the SMBC Loan and Security Agreement would have otherwise matured on September 29, 2028.

In connection with the termination of the SMBC Loan and Security Agreement, the Company accelerated $1.2 million of deferred financing costs into interest expense during the year ended September 30, 2025.

CIBC SPV Facility

On November 21, 2023, the Company entered into a loan and servicing agreement (as amended and/or restated, from time to time, the “CIBC Loan and Servicing Agreement”) among OSCF Lending V SPV, LLC, a wholly owned subsidiary of the Company, as borrower, the Company, as transferor and servicer, Computershare Trust Company, N.A., as securities intermediary, collateral custodian, collateral agent and collateral administrator, the lenders party thereto, and Canadian Imperial Bank of Commerce, as administrative agent. On July 3, 2025, the Company repaid all outstanding borrowings under the CIBC Loan and Servicing Agreement, following which the CIBC Loan and Servicing Agreement was terminated. Obligations under the CIBC Loan and Servicing Agreement would have otherwise matured on November 21, 2025.

In connection with the termination of the CIBC Loan and Servicing Agreement, the Company accelerated $0.1 million of deferred financing costs into interest expense during the year ended September 30, 2025.

DBNY SPV Facility

On February 15, 2024, the Company entered into a loan financing and servicing agreement (as amended and/or restated, from time to time, the “DBNY Loan Financing and Servicing Agreement”), among OSCF Lending IV SPV, LLC (“OSCF Lending IV SPV”), a wholly owned subsidiary of the Company, as borrower, the Company, as servicer and equityholder, the lenders party thereto, Deutsche Bank AG, New York Branch (“DBNY”), as facility agent, the other agents parties thereto and Computershare Trust Company, N.A. as collateral agent and collateral custodian, pursuant to which DBNY has agreed to extend credit to OSCF Lending IV SPV in an aggregate principal amount up to $400 million (the “DBNY Facility Amount”) at any one time outstanding.

Borrowings under the DBNY Loan Financing and Servicing Agreement may be denominated in EUR, AUD, CAD, GBP or USD and bear interest at a rate per annum equal to the sum of, for any accrual period and any lender, (i) the applicable margin and (ii) the cost of funds rate for such accrual period and such lender. The applicable margin will be 1.60% per annum prior to the end of the availability period and 2.25% per annum thereafter; provided that, on and after the occurrence of any Event of Default (as defined in the DBNY Loan Financing and Servicing Agreement), the applicable margin shall be increased by 2.00% per annum. The cost of

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

funds rate will be, (a) for each conduit lender, the lower of (x) such conduit lender’s Commercial Paper Rate (as defined in the DBNY Loan Financing and Servicing Agreement) and (y) the SOFR for a three-month tenor as quoted by CME Group Benchmark Administration Limited (which shall in no event be lower than 0.25%), and (b) for each committed lender, the base rate determined by reference to the applicable benchmark index depending on the currency denomination of the advances.

The obligations of OSCF Lending IV SPV under the DBNY Loan Financing and Servicing Agreement are secured by all of the assets held by OSCF Lending IV SPV, including loans it has made or acquired, except for certain Retained Interests (as defined in the DBNY Loan Financing and Servicing Agreement).

Subject to certain conditions, including consent of DBNY, as facility agent, OSCF Lending IV SPV may (i) propose increases in the DBNY Facility Amount up to an amount not to exceed $1.0 billion in the aggregate, (ii) add additional lender groups and/or (iii) increase the commitment of any lender group with the consent of such lender group.

MS SPV Facility

On February 23, 2024, the Company entered into a loan and servicing agreement (as amended and/or restated from time to time, the “MS Loan and Servicing Agreement”), among OSCF Lending II SPV, LLC (“OSCF Lending II SPV”), a wholly owned subsidiary of the Company, as borrower, the Company, as transferor and servicer, Citibank, N.A., as the collateral agent, account bank and collateral custodian, Virtus Group, LP, as collateral administrator, each of the lenders from time to time party thereto, and Morgan Stanley Asset Funding, Inc. (“MS”), as the administrative agent, pursuant to which MS has agreed to extend credit to OSCF Lending II SPV in an aggregate principal amount up to $400 million at any one time outstanding. The MS Loan and Servicing Agreement has an “accordion” feature that allows the borrower, subject to certain conditions, to propose one or more increases in the maximum commitment up to an amount not to exceed $600 million.

Advances under the MS Loan and Servicing Agreement bear interest during the availability period at a rate per annum equal to (i) 1.60% if the borrowings are used to purchase broadly syndicated loans or (ii) 1.85% on all other borrowings; provided that the aggregate applicable margin shall not be less than 1.80% and that the applicable margin will increase by 0.50% per annum after the end of the availability period; and further provided that the applicable margin shall be increased by 2.00% per annum (i) during the existence of a Specified Event of Default (as defined in the MS Loan and Servicing Agreement), (ii) upon written notice from MS, as administrative agent (at the direction of required lenders) to OSCF Lending II SPV and the Company during the existence of any other Event of Default (as defined in the MS Loan and Servicing Agreement) or (iii) after a Facility Maturity Date (as defined in the MS Loan and Servicing Agreement).

The obligations of OSCF Lending II SPV under the MS Loan and Servicing Agreement are secured by all of the assets held by OSCF Lending II SPV, including certain loans it has made or acquired except for certain Retained Interests (as defined in the MS Loan and Servicing Agreement).

Unsecured Notes

2028 Unsecured Notes

On November 14, 2023, the Company issued $350 million aggregate principal amount of its 8.400% Notes due 2028 (the “2028 Unsecured Notes”) pursuant to an indenture, dated as of November 14, 2023 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee, and a first supplemental indenture (the “First Supplemental Indenture”) to the Base Indenture.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

The 2028 Unsecured Notes bear interest at a rate of 8.400% per year payable semi-annually in arrears on May 14 and November 14 of each year. The 2028 Unsecured Notes are the Company’s direct, unsecured obligations and rank senior in right of payment to its future indebtedness that is expressly subordinated in right of payment to the 2028 Unsecured Notes; equal in right of payment to its existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of its secured indebtedness (including existing unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by its subsidiaries, financing vehicles or similar facilities.

The First Supplemental Indenture contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act, or any successor provisions, but giving effect to any exemptive relief granted to the Company by the SEC and to provide financial information to the holders of the 2028 Unsecured Notes and the trustee if the Company should no longer be subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are set forth in the First Supplemental Indenture.

In connection with the 2028 Unsecured Notes, the Company entered into an interest rate swap to more closely align the interest rate payable on the 2028 Unsecured Notes with its investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 8.400% and pays a floating interest rate of the three-month SOFR plus 4.0405% on a notional amount of $350 million.

2029 Unsecured Notes

On July 23, 2024, the Company issued $400 million aggregate principal amount of its 6.500% Notes due 2029 (the “2029 Unsecured Notes”) pursuant to the Base Indenture and a second supplemental indenture (the “Second Supplemental Indenture”) to the Base Indenture.

The 2029 Unsecured Notes bear interest at a rate of 6.500% per year payable semi-annually in arrears on January 23 and July 23 of each year. The 2029 Unsecured Notes are the Company’s direct, unsecured obligations and rank senior in right of payment to its future indebtedness that is expressly subordinated in right of payment to the 2029 Unsecured Notes; equal in right of payment to its existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of its secured indebtedness (including existing unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by its subsidiaries, financing vehicles or similar facilities.

The Second Supplemental Indenture contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act, or any successor provisions, but giving effect to any exemptive relief granted to the Company by the SEC and to provide financial information to the holders of the 2029 Unsecured Notes and the trustee if the Company should no longer be subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are set forth in the Second Supplemental Indenture.

In connection with the 2029 Unsecured Notes, the Company entered into an interest rate swap to more closely align the interest rate payable on the 2029 Unsecured Notes with its investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 6.500% and pays a floating interest rate of the three-month SOFR plus 2.5954% on a notional amount of $400 million.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

2030 Unsecured Notes

On July 15, 2025, the Company issued $400 million aggregate principal amount of its 6.190% Notes due 2030 (the “2030 Unsecured Notes”) pursuant to the Base Indenture and a third supplemental indenture (the “Third Supplemental Indenture”) to the Base Indenture.

The 2030 Unsecured Notes bear interest at a rate of 6.190% per year payable semi-annually in arrears on January 15 and July 15 of each year. The 2030 Unsecured Notes are our direct, unsecured obligations and rank senior in right of payment to its future indebtedness that is expressly subordinated in right of payment to the 2030 Unsecured Notes; equal in right of payment to its existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of its secured indebtedness (including existing unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by its subsidiaries, financing vehicles or similar facilities.

The Third Supplemental Indenture contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act, or any successor provisions, but giving effect to any exemptive relief granted to us by the SEC and to provide financial information to the holders of the 2030 Unsecured Notes and the trustee if we should no longer be subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are set forth in the Third Supplemental Indenture.

In connection with the 2030 Unsecured Notes, the Company entered into an interest rate swap to more closely align the interest rate payable on the 2030 Unsecured Notes with its investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 6.190% and pays a floating interest rate of the three-month SOFR plus 2.4926% on a notional amount of $400 million.

Note 7. Taxable/Distributable Income

Taxable income differs from net increase (decrease) in net assets resulting from operations primarily due to: (1) unrealized appreciation (depreciation) on investments and foreign currency, as gains and losses are not included in taxable income until they are realized, (2) organizational and deferred offering costs and (3) the capital gains incentive fee accrual.

Presented below is a reconciliation of net increase (decrease) in net assets resulting from operations to taxable income for the years ended September 30, 2025, 2024 and 2023:

	Year ended September 30, 2025	Year ended September 30, 2024	Year ended September 30, 2023
Net increase (decrease) in net assets resulting from operations	$312,968	$247,851	$86,620
Net unrealized (appreciation) depreciation	16,124	(28,106)	(22,685)
Book/tax difference due to capital gains incentive fees	—	3,166	278
Other book/tax differences(1)	28,111	(18,687)	7,115

Taxable income(2)	$357,203	$204,224	$71,328

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

(1)	For the year ended September 30, 2025, the other book/tax difference was primarily due to changes in unrealized value of foreign currency forwards.
(2)

The Company’s taxable income for the year ended September 30, 2025 is an estimate and will not be finally determined until the Company files its tax return for the fiscal year ended September 30, 2025. The final taxable income may be different than the estimate.

For the year ended September 30, 2025, the Company recognized (i) a provision for incomes taxes on net investment income of $1.2 million, which was all current tax expense, and (ii) a provision for income taxes on realized and unrealized gains (losses) of $0.07 million, of which $0.05 million was deferred tax expense and $0.02 million was current tax expense.

For the year ended September 30, 2024, the Company recognized a total provision for income tax expense of $0.9 million, which was comprised of a current tax expense of $0.9 million and a deferred tax expense of less than $0.01 million.

For the year ended September 30, 2023, the Company recognized a total provision for income tax expense of $0.2 million, which was comprised of a current tax expense of $0.3 million and a deferred income tax benefit of $0.04 million that resulted from unrealized depreciation on investments held by the Company’s wholly-owned taxable subsidiaries.

As of September 30, 2025, the Company’s last tax year end, the components of accumulated overdistributed earnings on a tax basis were as follows:

Overdistributed ordinary income, net	$(60,972)
Net realized capital gains	10,135
Unrealized gains, net	(1,151)

Accumulated overdistributed earnings	$(51,988)

The aggregate cost of investments for U.S. federal income tax purposes was $6,736.2 million as of September 30, 2025. As of September 30, 2025, the aggregate gross unrealized appreciation for all investments in which there was an excess of value over cost for U.S. federal income tax purposes was $169.4 million. As of September 30, 2025, the aggregate gross unrealized depreciation for all investments in which there was an excess of cost for U.S. federal income tax purposes over value was $170.6 million. Net unrealized depreciation based on the aggregate cost of investments for U.S. federal income tax purposes was $1.2 million.

Note 8. Concentration of Credit Risks

The Company deposits its cash with financial institutions and at times such balances may be in excess of the FDIC insurance limit. The Company limits its exposure to credit loss by depositing its cash with high credit quality financial institutions and monitoring their financial stability.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 9. Related Party Transactions

Investment Advisory Agreement

Effective as of February 3, 2022, the Company has entered into the Investment Advisory Agreement with the Adviser. The Company pays the Adviser a fee for its services consisting of two components: a management fee and an incentive fee.

Management Fee

Under the Investment Advisory Agreement, the management fee is payable monthly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of calculating the management fee, net assets means the Company’s total net assets determined on a consolidated basis in accordance with GAAP. In addition, the Adviser waived its management fee through November 2022. For the years ended September 30, 2025 and September 30, 2024, base management fees were $49.4 million and $31.2 million, respectively, none of which was waived. For the year ended September 30, 2023, base management fees were $10.5 million, of which $0.9 million was waived.

Incentive Fee

The Incentive Fee consists of two parts: the Investment Income Incentive Fee and the Capital Gains Incentive Fee (each defined below) (collectively referred to as the “Incentive Fee”).

Investment Income Incentive Fee

The Investment Income Incentive Fee is calculated based on the Company’s Pre-Incentive Fee Net Investment Income, which means consolidated interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement entered into between the Company and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution and/or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that has not yet been received in cash. For the avoidance of doubt, Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of any expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter, is compared to a hurdle of 1.25% per quarter (5.0% annualized) (the “Hurdle Rate”). The Company will pay the Adviser an incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

•

Hurdle Rate Return: No incentive fee based on Pre-Incentive Fee Net Investment Income in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

•

Catch-Up: 100% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than a 1.4286% (5.714% annualized) rate of return in any such calendar quarter (the “Catch-Up”), which is intended to provide the Adviser with approximately 12.5% of the Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply, if the Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate in any calendar quarter; and

•

87.5/12.5 Split: 12.5% of the Pre-Incentive Fee Net Investment Income, if any, that exceeds a 1.4286% (5.714% annualized) rate of return in such calendar quarter so that once the Hurdle Rate is reached and the Catch-Up is achieved, 12.5% of the Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser.

The Adviser waived the Investment Income Incentive Fee through November 2022.

For the years ended September 30, 2025 and September 30, 2024, the Investment Income Incentive Fee was $48.2 million and $33.6 million, respectively, none of which was waived. For the year ended September 30, 2023, the Investment Income Incentive Fee was $10.0 million, of which $0.8 million was waived.

Capital Gains Incentive Fee

In addition to the Investment Income Incentive Fee described above, commencing on September 30, 2022, the Adviser is entitled to receive a Capital Gains Incentive Fee (as defined below) under the Investment Advisory Agreement. The Capital Gains Incentive Fee is determined and payable in arrears as of the end of each fiscal year. The Capital Gains Incentive Fee is equal to 12.5% of the realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee, provided, that the Capital Gains Incentive Fee determined as of September 30, 2022 is calculated for a period of shorter than 12 calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from the date of inception through the end of the fiscal year 2022 (the “Capital Gains Incentive Fee”). The payment obligation with respect to the Capital Gains Incentive Fee is allocated in the same manner across the Class T shares, Class S shares, Class D shares and Class I shares. As of September 30, 2025, the Company did not incur any Capital Gains Incentive Fees under the Investment Advisory Agreement.

Although the Capital Gains Incentive Fee due to the Adviser is not payable until it is contractually due based on the Investment Advisory Agreement, the Company accrues this component at the end of each reporting period based on the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of each reporting period, computed net of all realized capital losses on a cumulative basis and unrealized capital depreciation, less the aggregate amount of any previously paid Capital Gains Incentive Fee, as contractually included in the calculation of the Capital Gains Incentive Fee, plus the cumulative amount of unrealized capital appreciation. If such amount is positive at the end of a period, then the Company will accrue an incentive fee equal to 12.5% of such amount. If such amount is negative, then there will be no accrual for such period or an appropriate reduction in any amount previously accrued. U.S. GAAP requires that the Capital Gains Incentive Fee accrual consider cumulative unrealized capital appreciation in the calculation, as a Capital Gains Incentive Fee would be payable if such unrealized capital appreciation were realized. There can be no assurance that such unrealized capital appreciation will be realized in the future. For the year ended September 30, 2025, there were $2.0 million of reversal of accrued Capital Gains Incentive Fees. For the years ended September 30, 2024 and 2023, there were $3.0 million and $0.3 million of accrued Capital Gains Incentive Fees, respectively. As of September 30, 2025, there were $1.2 million of Capital Gains Incentive Fees accrued since inception.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Administration Agreement

Effective as of February 3, 2022, the Company has entered into an Administration Agreement (as amended and restated, the “Administration Agreement”) with Oaktree Fund Administration, LLC (the “Administrator”), an affiliate of the Adviser. Pursuant to the Administration Agreement, the Administrator furnishes the Company with office facilities (certain of which are located in buildings owned by a Brookfield affiliate), equipment and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, the Administrator performs, or oversees the performance of, the Company’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, and being responsible for the financial records that the Company is required to maintain and preparing reports to shareholders and reports filed with the SEC. In addition, the Administrator assists the Company in determining and publishing the NAV, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to shareholders, and generally overseeing the payment of expenses and the performance of administrative and professional services rendered to the Company by others.

Payments under the Administration Agreement are equal to an amount that reimburses the Administrator for its costs and expenses incurred in performing its obligations under the Administration Agreement and providing personnel and facilities. The Company bears all of the costs and expenses of any sub-administration agreements that the Administrator enters into.

For the avoidance of doubt, the Company bears its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. The Company reimburses the Administrator (or its affiliates) for an allocable portion of the compensation paid by the Administrator (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the Company’s business and affairs and to acting on the Company’s behalf). The Board reviews the fees payable under the Administration Agreement to determine that these fees are reasonable and comparable to administrative services charged by unaffiliated third parties.

For the fiscal year ended September 30, 2025, the Company incurred $2,696 of expenses under the Administration Agreement, of which $1.9 million was included in administrator expense, $0.4 million was included in general and administrative expenses and $0.4 million was included in organization expenses and amortization of continuous offering costs on the Consolidated Statements of Operations. For the fiscal year ended September 30, 2024, the Company incurred $2.0 million of expenses under the Administration Agreement, of which $1.5 million was included in administrator expense, $0.4 million was included in general and administrative expenses and $0.1 was included in organization expenses and amortization of continuous offering costs on the Consolidated Statements of Operations. For the fiscal year ended September 30, 2023, the Company incurred $1.2 million of expenses under the Administration Agreement, of which $0.9 million was included in administrator expense, $0.2 million was included in general and administrative expenses and $0.1 million was included in organization expenses and amortization of continuous offering costs on the Consolidated Statements of Operations.

Certain Terms of the Investment Advisory Agreement and Administration Agreement

Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect from year-to-year if approved annually by a majority of the

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent Trustees. The Company may terminate the Investment Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. In addition, without payment of any penalty, the Adviser may terminate the Investment Advisory Agreement upon 120 days’ written notice and the Administrator may terminate the Administration Agreement upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the Investment Company Act and related SEC guidance and interpretations.

Distribution Manager Agreement

Effective as of February 3, 2022, the Company has entered into a Distribution Manager Agreement (as amended and restated, the “Distribution Manager Agreement”) with Brookfield Oaktree Wealth Solutions LLC (the “Distribution Manager”), an affiliate of the Adviser. Under the terms of the Distribution Manager Agreement, the Distribution Manager serves as the distribution manager for the Company’s initial offering of Common Shares. The Distribution Manager is entitled to receive distribution and/or shareholder servicing fees monthly in arrears at an annual rate of 0.85% of the value of the Company’s net assets attributable to Class S and Class T shares as of the beginning of the first calendar day of the month. The Distribution Manager is entitled to receive distribution and/or shareholder servicing fees monthly in arrears at an annual rate of 0.25% of the value of the Company’s net assets attributable to Class D shares as of the beginning of the first calendar day of the month. No distribution and/or shareholding servicing fees are paid with respect to Class I shares. The distribution and/or shareholder servicing fees are payable to the Distribution Manager, but the Distribution Manager anticipates that all or a portion of the shareholder servicing fees will be retained by, or reallowed (paid) to, participating broker-dealers.

The Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares, Class D shares and Class T shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the initial offering on which, in the aggregate, underwriting compensation from all sources in connection with the initial offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from the initial offering. In addition, consistent with the exemptive relief allowing the Company to offer multiple classes of shares, at the end of the month in which the Distribution Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Distribution Manager or the applicable selling agent), the Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares, Class D shares and Class T shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. The Company may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the applicable Class S shares, Class D shares or Class T shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S, Class D shares or Class T shares.

The Distribution Manager is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”).

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Either party may terminate the Distribution Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Distribution Manager Agreement. The Company’s obligations under the Distribution Manager Agreement to pay the shareholder servicing and/or distribution fees with respect to the Class S, Class D shares and Class T shares will survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above).

Distribution and Servicing Plan

Effective as of February 3, 2022, the Company established a distribution and servicing plan (as amended and restated, the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays the Distribution Manager with respect to the Class S, Class D and Class T on an annualized basis as a percentage of the Company’s NAV for such class.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class T shares	0.85%

The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation. Class I shares are not subject to a shareholder servicing and/or distribution fee.

The Distribution Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares, Class D shares and Class T shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Broker eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S, Class D or Class T shares: assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. The shareholder servicing and/ or distribution fees are ongoing fees that are not paid at the time of purchase.

For the fiscal years ended September 30, 2025, 2024 and 2023, the Company recorded distribution and shareholder servicing fees of $10.4 million, $7.0 million and $2.0 million, respectively, primarily all of which were attributable to Class S shares.

Expense Support and Conditional Reimbursement Agreement

Effective as of February 3, 2022, the Company has entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain expenses (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

interest or distribution and/or shareholder servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

For the years ended September 30, 2025 and 2024, the Adviser did not make any Expense Payments. For the fiscal year ended September 30, 2023, the Adviser made Expense Payments in the amount of $0.9 million. For the year ended September 30, 2025, the Company did not make any reimbursement payments to the Adviser. For the years ended September 30, 2024 and 2023, the Company made reimbursement payments of $1.0 million and $1.4 million, respectively, to the Adviser. As of September 30, 2025, there were no amounts due to the Adviser from the Company under the Expense Support Agreement.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 10. Financial Highlights

(Share amounts in thousands)	Fiscal year ended September 30, 2025				Fiscal year ended September 30, 2024			Fiscal year ended September 30, 2023			Period from December 10, 2021 (commencement of operations) to September 30, 2022
	Class I	Class S	Class D	Class T	Class I	Class S	Class D	Class I	Class S	Class D	Class I	Class S
Net asset value at beginning of period	$23.56	$23.56	$23.56	$—	$23.56	$23.56	$23.56	$23.47	$23.47	$—	$—	$—
Capital Contribution	—	—	—	23.10	—	—	—	—	—	23.23	25.00	23.71
Net investment income (1)	2.01	1.81	1.96	0.16	2.16	1.96	2.10	1.98	1.78	0.64	1.37	0.46
Net unrealized appreciation (depreciation) (1)(2)	(0.11)	(0.11)	(0.11)	(0.03)	0.26	0.26	0.26	0.55	0.55	0.43	(2.07)	(0.25)
Net realized gains (losses) (1)	0.01	0.01	0.01	0.03	(0.02)	(0.02)	(0.02)	(0.13)	(0.13)	—	0.01	0.01
(Provision) benefit for taxes on realized and unrealized gains (losses) (1)	—	—	—	—	—	—	—	—	—	—	(0.02)	(0.01)

Net increase (decrease) in net assets resulting from operations	1.91	1.71	1.86	0.16	2.40	2.20	2.34	2.40	2.20	1.07	(0.71)	0.21
Distributions of net investment income to shareholders	(2.01)	(1.81)	(1.96)	(0.16)	(2.16)	(1.96)	(2.10)	(2.10)	(1.79)	(0.63)	(0.82)	(0.45)
Distributions in excess of net investment income	(0.37)	(0.37)	(0.37)	(0.01)	(0.24)	(0.24)	(0.24)	(0.21)	(0.32)	(0.11)	—	—

Net asset value at end of period	$23.09	$23.09	$23.09	$23.09	$23.56	$23.56	$23.56	$23.56	$23.56	$23.56	$23.47	$23.47

Total return (3)	8.49%	7.58%	8.22%	0.66%	10.68%	9.75%	10.41%	10.73%	9.80%	4.65%	(2.91)%	0.87%
Common shares outstanding at beginning of the period	89,884	44,323	81	—	44,103	20,787	6	13,040	2,588	—	1,000	—
Common shares outstanding at end of period	139,709	56,785	174	53	89,884	44,323	81	44,103	20,787	6	13,040	2,588
Net assets at the beginning of the period	$2,118,000	$1,044,424	$1,916	$—	$1,039,238	$489,821	$146	$305,989	$60,738	$—	$25,000	$—
Net assets at end of period	$3,225,643	$1,310,917	$4,028	$1,217	$2,118,000	$1,044,424	$1,916	$1,039,238	$489,821	$146	$305,989	$60,738
Average net assets (4)	$2,735,403	$1,223,801	$3,275	$100	$1,677,502	$828,182	$1,184	$606,222	$239,563	$101	$160,162	$42,587
Ratio of net investment income to average net assets (5)	8.62%	7.76%	8.39%	0.67%	9.13%	8.29%	8.85%	8.31%	7.45%	2.63%	5.72%	1.93%
Ratio of total expenses to average net assets (5)(7)	7.14%	7.96%	7.37%	0.57%	7.49%	8.33%	7.81%	5.93%	6.74%	2.06%	4.47%	1.61%
Ratio of net expenses to average net assets (5)	7.14%	7.96%	7.37%	0.57%	7.55%	8.39%	7.87%	5.77%	6.71%	2.16%	2.37%	0.80%
Ratio of portfolio turnover to average investments at fair value (5)	30.38%	30.38%	30.38%	30.38%	38.81%	38.81%	38.81%	23.61%	23.61%	23.61%	20.48%	20.48%
Weighted average outstanding debt	$2,107,125	$2,107,125	$2,107,125	$2,107,125	$1,221,339	$1,221,339	$1,221,339	$230,288	$230,288	$230,288	$53,565	$53,565
Average debt per share (1)	$12.44	$12.44	$12.44	$12.44	$11.52	$11.52	$11.52	$6.42	$6.42	$6.42	$7.39	$7.39
Asset coverage ratio (6)	281.92%	281.92%	281.92%	281.92%	270.91%	270.91%	270.91%	443.64%	443.64%	443.64%	588.97%	588.97%

(1)	Calculated based upon weighted average shares outstanding for the period.
(2)

The amount shown may not correspond with the net unrealized appreciation (depreciation) on investments for the fiscal years ended September 30, 2025, 2024 and 2023 and the period from December 10, 2021 (commencement of operations) to September 30, 2022 as it includes the effect of the timing of equity issuances.

(3)

Total return is calculated as the change in NAV per share during the period, plus distributions per share or capital activity, if any, divided by the beginning NAV per share, assuming a distribution reinvestment price equal to the NAV per share at the beginning of the period.

(4)	Calculated based upon the weighted average net assets for the period.
(5)

Financial results for the fiscal years ended September 30, 2025, 2024 and 2023 and the period from December 10, 2021 (commencement of operations) to September 30, 2022 have not been annualized for purposes of this ratio.

(6)	Based on outstanding senior securities of $2,499.4 million, $1,856.9 million, $445.0 million and $75.0 million as of September 30, 2025, 2024, 2023 and 2022, respectively.
(7)	Total expenses to average net assets is prior to expense support/reimbursements provided by the Adviser.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Senior Securities

Information about our senior securities (including debt securities and other indebtedness) is shown in the following table as of the fiscal years ended September 30 for the periods indicated below.

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
ING Credit Agreement
For the period from December 10, 2021 (commencement of operations) to September 30, 2022	$75,000	5,890	—	N/A
Fiscal 2023	320,000	4,436	—	N/A
Fiscal 2024	415,000	2,709	—	N/A
Fiscal 2025	370,000	2,819	—	N/A
JPM SPV Facility
Fiscal 2023	$125,000	4,436	—	N/A
Fiscal 2024	230,000	2,709	—	N/A
Fiscal 2025	566,000	2,819	—	N/A
SMBC SPV Facility
Fiscal 2023	$—	4,436	—	N/A
Fiscal 2024	100,000	2,709	—	N/A
CIBC SPV Facility
Fiscal 2024	$225,000	2,709	—	N/A
DBNY SPV Facility
Fiscal 2024	$100,000	2,709	—	N/A
Fiscal 2025	280,000	2,819	—	N/A
MS SPV Facility
Fiscal 2024	$25,000	2,709	—	N/A
Fiscal 2025	133,400	2,819	—	N/A
2028 Unsecured Notes
Fiscal 2024	$350,000	2,709	—	N/A
Fiscal 2025	350,000	2,819	—	N/A
2029 Unsecured Notes
Fiscal 2024	$400,000	2,709	—	N/A
Fiscal 2025	400,000	2,819	—	N/A
2030 Unsecured Notes
Fiscal 2025	$400,000	2,819	—	N/A
Total Senior Securities
For the period from December 10, 2021 (commencement of operations) to September 30, 2022	$75,000	5,890	—
Fiscal 2023	445,000	4,436	—
Fiscal 2024	1,845,000	2,709	—
Fiscal 2025	2,499,400	2,819	—

(1)	Total amount of each class of senior securities outstanding at the end of the period, presented in thousands.
(2)

The asset coverage ratio for a class of senior securities representing indebtedness is calculated as the Company’s consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the “Asset Coverage Per Unit.”

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

(3)

The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “-” indicates information that the Securities and Exchange Commission expressly does not require to be disclosed for certain types of senior securities.

(4)	Calculated on a daily average basis.

Note 11. Derivative Instruments

The Company enters into foreign currency forward contracts from time to time to help mitigate the impact that an adverse change in foreign exchange rates would have on the value of the Company’s investments denominated in foreign currencies. In order to better define its contractual rights and to secure rights that will help the Company mitigate its counterparty risk, the Company entered into an International Swaps and Derivatives Association, Inc. Master Agreements (the “ISDA Master Agreements”) with its derivative counterparties, Bank of New York Mellon, Wells Fargo Securities, LLC and ING Capital LLC. The ISDA Master Agreements permit a single net payment, with each counterparty, in the event of a default or similar event. As of September 30, 2025, no cash collateral has been pledged to cover obligations and no cash collateral has been received from the counterparties with respect to the Company’s forward currency contracts.

Certain information related to the Company’s foreign currency forward contracts is presented below as of September 30, 2025.

Description	Notional Amount to be Purchased	Notional Amount to be Sold		Maturity Date	Gross Amount of Recognized Assets	Gross Amount of Recognized Liabilities	Balance Sheet Location of Net Amounts
Foreign currency forward contract	$5,807	A$	8,803	3/12/2026	$—	$35	Derivative asset
Foreign currency forward contract	$37,756	C$	27,817	12/11/2025	303	—	Derivative asset
Foreign currency forward contract	$15,567		€2,257,924	3/12/2026	38	—	Derivative asset
Foreign currency forward contract	$25,380		£253,837	3/12/2026	—	55	Derivative asset
Foreign currency forward contract	$38,208		¥354,368	12/11/2025	360
Foreign currency forward contract	$15,362		¥21,051	3/12/2026	124	—	Derivative asset
Foreign currency forward contract	$514,722	Nkr	433,136	3/12/2026	1,318	—	Derivative asset
Foreign currency forward contract	$391,119	kr	288,518	12/11/2025	2,658	—	Derivative asset

					$4,801	$90

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Certain information related to the Company’s foreign currency forward contracts is presented below as of September 30, 2024.

Description	Notional Amount to be Purchased	Notional Amount to be Sold		Maturity Date	Gross Amount of Recognized Assets	Gross Amount of Recognized Liabilities	Balance Sheet Location of Net Amounts
Foreign currency forward contract	$235,495		€213,997	11/7/2024	$—	$3,725	Derivative liability
Foreign currency forward contract	$158,386		£123,967	11/7/2024	—	7,890	Derivative liability
Foreign currency forward contract	$6,602	kr	72,797	11/7/2024	—	312	Derivative liability

					$—	$11,927

In connection with the issuance of the 2028 Notes, the 2029 Notes and the 2030 Notes, the Company entered into interest rate swap agreements with the BNP Paribas, Morgan Stanley Bank, N.A. and Royal Bank of Canada pursuant to ISDA Master Agreements.

As of September 30, 2025, the Company paid $2.0 million to cover collateral obligations under the terms of the interest swap agreements, which is included in due from broker on the Consolidated Statement of Assets and Liabilities.

Certain information related to the Company’s interest rate swaps is presented below as of September 30, 2025.

Description	Notional Amount	Maturity Date	Gross Amount of Recognized Assets	Gross Amount of Recognized Liabilities	Balance Sheet Location of Net Amounts
Interest rate swap	$350,000	11/14/2028	$8,940	$—	Derivative asset
Interest rate swap	$400,000	7/23/2029	6,493	—	Derivative asset
Interest rate swap	$400,000	7/15/2030	4,038	—	Derivative asset

			$19,471	$—

Certain information related to the Company’s interest rate swaps is presented below as of September 30, 2024.

Description	Notional Amount	Maturity Date	Gross Amount of Recognized Assets	Gross Amount of Recognized Liabilities	Balance Sheet Location of Net Amounts
Interest rate swap	$350,000	11/14/2028	$12,357	$—	Derivative asset
Interest rate swap	$400,000	7/23/2029	9,189	—	Derivative asset

			$21,546	$—

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Note 12. Commitments and Contingencies

Off-Balance Sheet Arrangements

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its portfolio companies. As indicated in the table below, as of September 30, 2025, off-balance sheet arrangements consisted of $931.5 million of unfunded commitments to provide debt financing to certain of the Company’s portfolio companies. Of the $931.5 million, approximately $918.9 million can be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions. As of September 30, 2024, off-balance sheet arrangements consisted of $642.0 million of unfunded commitments to provide debt financing to certain of the Company’s portfolio companies. Of the $642.0 million, approximately $600.6 million could be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions. Such commitments are subject to the portfolio company’s satisfaction of certain financial and nonfinancial covenants and may involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Consolidated Statements of Assets and Liabilities.

A list of unfunded commitments by investment as of September 30, 2025 and September 30, 2024 is shown in the table below:

	September 30, 2025	September 30, 2024
107-109 Beech OAK22 LLC	$8,544	$7,501
ACP Falcon Buyer Inc	5,333	5,333
ASP Integrity Acquisition Co LLC	15,956	—
ASP-R-PAC Acquisition Co LLC	153	247
Atlas Borrower, LLC	9,883	—
AVSC Holding Corp.	12,016	—
Bamboo US Bidco LLC	8,701	7,220
Bayou Intermediate II, LLC	16,209	—
BioXcel Therapeutics, Inc.	3,577	4,471
Biscuit Parent, LLC	31,037	15,000
Blue Bidco Ltd	2,229	—
Centralsquare Technologies, LLC	3,302	3,378
Cielo Bidco Limited	5,947	—
Coupa Holdings, LLC	2,122	2,122
Creek Parent, Inc.	15,207	—
Crewline Buyer, Inc.	4,573	4,573
Draken International, LLC	22,175	—
Dukes Root Control Inc.	1,906	853
Empire Bidco AB	45,163	—
Enverus Holdings, Inc.	4,664	6,567
Everbridge, Inc.	19,899	19,899
Evergreen IX Borrower 2023, LLC	4,006	4,006
Eyesouth Eye Care Holdco LLC	2,069	4,835
F&M BUYER LLC	11,435	—
Flexera Software LLC	3,129	—
Galileo Parent, Inc.	3,463	991
Geo Topco Corporation	16,500	—

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	September 30, 2025	September 30, 2024
Grand River Aseptic Manufacturing, Inc.	9,237	—
Grove Hotel Parcel Owner, LLC	1,768	1,768
Icefall Parent, Inc.	5,144	2,662
iCIMs, Inc.	988	3,710
Integrity Marketing Acquisition, LLC	26,386	48,889
Inventus Power, Inc.	3,808	4,967
IW Buyer LLC	6,252	7,504
Janus Bidco Limited	15,760	15,793
Kairos Intermediateco AB	9,092	—
Kings Buyer, LLC	5,914	3,329
Kite Midco II Inc.	9,609	—
LDS Buyer, LLC	24,418	—
Legends Hospitality Holding Company, LLC	6,142	9,820
Lightbox Intermediate, L.P.	3,845	—
LSL Holdco, LLC	325	244
Microf Funding V LLC	9,992	8,670
Minotaur Acquisition, Inc.	11,132	11,132
Monotype Imaging Holdings Inc.	13,501	15,061
MRI Software LLC	5,313	10,716
Nellson Nutraceutical, LLC	11,283	—
Neptune Bidco US Inc.	6,863	—
Next Holdco, LLC	16,443	16,443
NFM & J, L.P.	14,982	16,947
North Star Acquisitionco, LLC	9,282	14,066
OneOncology, LLC	29,986	10,470
Optimizely North America Inc.	7,109	—
PAI Financing Merger Sub LLC	15,790	—
PetVet Care Centers, LLC	19,210	19,210
Pluralsight, LLC	3,351	3,351
Poseidon Midco AB	32,131	32,272
PPW Aero Buyer, Inc.	64,950	26,797
Project Accelerate Parent, LLC	6,250	6,250
Propio LS, LLC	1,029	—
Protein for Pets Opco, LLC	4,847	6,639
RWK Midco AB	35,762	—
SEI Holding I Corporation	14,400	14,608
Sierra Enterprises, LLC	7,264	—
Sorenson Communications, LLC	10,177	10,177
Spruce Bidco I Inc.	26,341	—
SumUp Holdings Luxembourg	12,795	12,795
TBRS, Inc.	13,697	—
THG Acquisition, LLC	14,729	—
Transit Buyer LLC	1,950	520
Truck-Lite Co., LLC	32,010	13,454
US WorldMeds Ventures, LLC	15,892	—

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

	September 30, 2025	September 30, 2024
USIC Holdings, Inc.	5,324	5,692
Verona Pharma, Inc.	9,011	29,285
Violin Finco Guernsey Limited	3,933	3,933
West Star Aviation Acquisition LLC	21,278	—
Whitney Merger Sub, Inc.	9,772	—
WP CPP Holdings, LLC	5,831	5,831
Accession Risk Management Group, Inc.	—	28,981
Quantum Bidco Limited	—	24,898
AmSpec Parent LLC	—	19,666
Telephone and Data Systems, Inc.	—	18,569
CVAUSA Management, LLC	—	13,657
Delta Leasing SPV II LLC	—	11,419
ACESO Holding 4 S.A.R.L.	—	9,511
Neptune Platform Buyer, LLC	—	6,863
Entrata, Inc.	—	5,211
Harrow, Inc.	—	4,301
Establishment Labs Holdings Inc.	—	3,378
Usalco LLC	—	3,269
107 Fair Street LLC	—	2,849
Finastra USA, Inc.	—	2,436
Oranje Holdco, Inc.	—	1,968
Avalara, Inc.	—	1,903
Salus Workers’ Compensation, LLC	—	1,898
112-126 Van Houten Real22 LLC	—	870
Supreme Fitness Group NY Holdings, LLC	—	396

	$931,496	$642,044

Note 13. Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the consolidated financial statements as of and for the year ended September 30, 2025, except as discussed below.

Share Issuances

On October 1, 2025, the Company issued and sold pursuant to its continuous public offering 5,007,307 Class I shares for proceeds of $115.6 million, 845,101 Class S shares for proceeds of $19.5 million, 87 Class D shares for proceeds of less than $0.01 million and 61,656 Class T shares for proceeds of $1.4 million.

On November 1, 2025, the Company issued and sold pursuant to its continuous public offering 3,462,565 Class I shares for proceeds of $79.6 million, 673,607 Class S shares for proceeds of $15.5 million and 231,723 Class D shares for proceeds of $5.3 million and 23,776 Class T shares for proceeds of $0.5 million.

OAKTREE STRATEGIC CREDIT FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts, percentages and as otherwise indicated)

Distributions

On October 23, 2025, the Board of Trustees of the Company declared a regular distribution on its outstanding Common Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I shares	$0.1800	$—	$0.1800
Class S shares	$0.1800	$0.0164	$0.1636
Class D shares	$0.1800	$0.0048	$0.1752
Class T shares	$0.1800	$0.0164	$0.1636

The distribution is payable to shareholders of record as of October 30, 2025 and will be paid on or about November 26, 2025. The distribution will be paid in cash or reinvested in Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

On November 25, 2025, the Board of Trustees of the Company declared a regular distribution on its outstanding Common Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I shares	$0.1800	$—	$0.1800
Class S shares	$0.1800	$0.0163	$0.1637
Class D shares	$0.1800	$0.0048	$0.1752
Class T shares	$0.1800	$0.0163	$0.1637

The distribution is payable to shareholders of record as of November 27, 2025 and will be paid on or about December 29, 2025. The distribution will be paid in cash or reinvested in Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 9A.	Controls and Procedures

(a) Evolution of Disclosure Controls and Procedures

As of the end of the period covered by this report, management, with the participation of the Company’s Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer), evaluated the effectiveness of our disclosure controls and procedures as of September 30, 2025. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives, and management necessarily applies its judgment in evaluating the benefits of possible controls and procedures relative to their costs. Based on the evaluation of our disclosure controls and procedures as of September 30, 2025, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective, at the reasonable assurance level, in timely identifying, recording, processing, summarizing and reporting any material information relating to us that is required to be disclosed in the reports we file or submit under the Exchange Act.

(b) Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act). Under the supervision and with the participation of management, including the Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of September 30, 2025 based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 COSO Framework). Based on this evaluation under the framework in Internal Control — Integrated Framework, management concluded that our internal control over financial reporting was effective as of September 30, 2025.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

(c) Changes in Internal Controls Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during the three months ended September 30, 2025 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information

During the fiscal quarter ended September 30, 2025, none of our directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of our securities to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement”.

Item 9C.	Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

Board of Trustees

Our business and affairs are managed under the direction of our Board of Trustees. The responsibilities of the Board of Trustees include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board of Trustees consists of 5 members, 4 of whom are not “interested persons” of the Company or of the Adviser as defined in Section 2(a)(19) of the Investment Company Act and are “independent,” as determined by our Board of Trustees. We refer to these individuals as our “Independent Trustees”. “Interested persons” are generally persons that, under the Investment Company Act, are deemed to have an interest in the Company, the Adviser or the Distribution Manager that could give rise to a conflict of interest in making certain determinations required by the Investment Company Act. For example, if a trustee owned any securities issued by the Adviser, the trustee would be an “interested person.” Similarly, if a trustee was an employee of the Adviser, the trustee would be an “interested person.” Our Board of Trustees elects our executive officers, who serve at the discretion of the Board of Trustees.

Trustees

Information regarding the Board of Trustees is as follows:

Name	Year of Birth	Position	Length of Time Served	Principal Occupation During Past 5 years	Number of Portfolio Companies in Fund Complex Overseen by Director (1)	Other Directorships Held by Director (2)
Independent Trustees
Jay Ferguson	1966	Trustee	Since 2021	Co-Founder and Managing Partner at Vicente Capital Partners since 2009.	2	Director, Motorcar Parts of America, Inc. (2016-present); Director, OLPG (2023-present)
Deborah Gero	1960	Trustee	Since 2021	Until 2018, various positions with American International Group, Inc. and its affiliates (collectively, “AIG”), including as a Senior Managing Director and Deputy Chief Investment Officer of AIG Asset Management from 2012 to 2018 and Chief Risk Officer for the Life and Retirement division from 2009 to 2012.	2	Director, OCSL (2019-present)
Allison Keller	1964	Trustee	Since 2021	From 2007 to December 2024, Executive Director and Chief Financial Officer of W.M. Keck Foundation and since December 2024, President and Chief Financial Officer of W.M. Keck Foundation; from 2007 through 2016, Ms. Keller was also the President of Oakmont Corporation, a private investment firm and family office assisting multi-generational, high net worth extended families and related private foundations.	2	Director, OLPG (2023-present)
Stephen Mosko	1956	Trustee	Since 2021	Chief Executive Officer of Triarc Entertainment and Media Company since April 2025; Chief Executive Officer of Village Roadshow Entertainment Group from October 2018 to January 2025; from 2015 to 2016, Mr. Mosko served as Chair of Sony Pictures Television for which he remains a consultant. Mr. Mosko also served as the President of Sony Pictures’ U.S. Television operation, Executive Vice President of Sales for Sony Pictures Television and Vice President of the Western Region for Columbia TriStar Television Distribution.	2	Director, OLPG (2023-present)

Name	Year of Birth	Position	Length of Time Served	Principal Occupation During Past 5 years	Number of Portfolio Companies in Fund Complex Overseen by Director (1)	Other Directorships Held by Director (2)
Interested Trustees
Armen Panossian	1976	Chief Executive Officer and Co- Chief Investment Officer	Since 2021	Chairman, Chief Executive Officer and Co-Chief Investment Officer of the Company; Chief Executive Officer of OCSL since 2019; Chief Investment Officer from 2019 to November 2024 and Co-Chief Investment Officer since November 2024; Chairman and Chief Executive Officer of OLPG since 2023; Chief Investment Officer from 2023 to November 2024 and Co-Chief Investment Officer of OLPG since November 2024; Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income Corporation (“OCSI”) from September 2019 to March 2021, and of Oaktree Strategic Income II (“OSI II”) from September 2019 until January 2023; Managing Director and Head of Liquid Credit of OCM; as well as portfolio manager for OCM’s U.S. Senior Loan strategy. Mr. Panossian also oversees OCM’s Structured Credit, U.S., European and Global High Yield Bond, European Senior Loan, and U.S., Non-U.S. and High Income Convertibles strategies.	2	Director, OLPG (2023-present)

(1)	The “Fund Complex” consists of the Company, OCSL and OLPG.
(2)

Except as set forth in this table, none of the Company’s trustees otherwise serves, or has served during the past five years, as a director of an investment company registered under the Investment Company Act or of a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

The address for each of our trustees is Oaktree Strategic Credit Fund, c/o Oaktree Capital Management, L.P., 333 South Grand Avenue 28th Floor, Los Angeles, CA 90071.

Executive Officers Who Are Not Trustees

Information regarding our executive officers who are not Trustees is as follows:

Name	Age	Position
Mathew Pendo	62	President
Raghav Khanna	42	Co-Chief Investment Officer
Christopher McKown	44	Chief Financial Officer and Treasurer
Ashley Pak	47	Chief Compliance Officer

The address for each of our executive officers is Oaktree Strategic Credit Fund, c/o Oaktree Capital Management, L.P., 333 South Grand Avenue 28th Floor, Los Angeles, CA 90071.

Biographical Information

The following is information concerning the business experience of our Board of Trustees and executive officers. Our Trustees have been divided into two groups — interested Trustees and Independent Trustees. Interested Trustees are “interested persons” of the Company as defined in the Investment Company Act.

Independent Trustees

Jay Ferguson. Mr. Ferguson is a Trustee of the Company and a member of our Audit Committee. Mr. Ferguson has served as a Director of OLPG since February 2023. Mr. Ferguson is a Co-Founder and Managing Partner at Vicente Capital Partners, a Los Angeles-based investment firm providing capital to privately held growth companies across North America. Prior to co-founding Vicente in 2009, Mr. Ferguson was a partner at Kline Hawkes & Company, which he joined at the firm’s inception in 1995. Mr. Ferguson began his career as an investment banker for Merrill Lynch & Co where he was a member of the Energy and Natural Resources Group and the General Corporate Finance Group. From 1989 to 1994, he worked on over 30 public and private transactions for numerous emerging growth and middle market companies. Mr. Ferguson has been a member of the board of directors of Motorcar Parts of America, Inc. (“MPAA”) since June 2016 and has served as MPAA’s lead independent director since March 2020. In addition to serving on the board of MPAA, Mr. Ferguson currently serves on the board of directors of Global LT, Inc., SportsMEDIA Technology, SupplyPike, 180 Health Services, LLC and Intellectual Technology, Inc. Mr. Ferguson is a member of the board of trustees of The Wildwood School, the Treasurer of the Robert Toigo Foundation and a member of the Board of Advisors at the UCLA Anderson School of Management. Mr. Ferguson received a B.B.A in Finance from Southern Methodist University and an M.B.A from the UCLA Anderson School of Management.

Deborah Gero. Ms. Gero is a Trustee of the Company and serves as Chair of our Audit Committee. Ms. Gero has served as a Director and Chair of the Audit Committee of OCSL since March 2019. Ms. Gero also served as a Director of OCSI from March 2019 until OCSI merged with and into OCSL on March 19, 2021. Ms. Gero has also been a Director of Resolution Re, LTD since November 2023, Newport Re Ltd. since May 2019 and The Friends of the Brentwood Art Center since September 2016. Ms. Gero has also served as a member of the Investment Committee of United Way of Greater Los Angeles since November 2020 and as a member of the Subscribers Advisory Board for United Educators Insurance since 2020. Ms. Gero has held various positions with AIG, including as a Senior Managing Director and Deputy Chief Investment Officer of AIG Asset Management, where she was responsible for developing the firm’s investment strategy for approximately $300 billion of insurance company portfolios from 2012 to 2018. She joined AIG in 2009 and served as Chief Risk Officer for the Life and Retirement division until 2012. Before joining AIG, Ms. Gero was a consultant from 2003 to 2009, focusing on collateralized debt obligation investment management and investments in insurance companies. Prior to her work as a consultant, Ms. Gero spent eight years at AIG and its predecessor entities in a variety of capacities including Portfolio Manager of a $3 billion collateralized debt obligation portfolio and Corporate Actuary. Previous experiences include numerous actuarial and asset/ liability management roles at Conseco, Inc., Tillinghast/Towers-Perrin and Pacific Mutual Life Insurance Company. Ms. Gero has previously served as a director of Aurora National Life Insurance Company and New California Life Holdings, as well as several insurance and asset management subsidiaries of AIG. Ms. Gero received a B.A. degree in mathematics from the University of Notre Dame. She is a CFA charterholder, a fellow in the Society of Actuaries and a member of the American Academy of Actuaries.

Allison Keller. Ms. Keller is a Trustee of the Company and a member of our Audit Committee. Ms. Keller has served as a Director of OLPG since February 2023. From 2007 to December 2024, Ms. Keller was the Executive Director and Chief Financial Officer of the W.M. Keck Foundation and in December 2024 was named President and Chief Financial Officer. The W.M. Keck Foundation is focused primarily on promoting pioneering scientific discoveries as well as undergraduate education and, in Southern California, community programs. Ms. Keller manages the program, investment, staff and administrative activities while working closely with the foundation’s board of directors to develop the foundation’s vision and strategies. From 2007 through 2016,

Ms. Keller was also the President of Oakmont Corporation, a private investment firm and family office assisting multi-generational, high net worth extended families and related private foundations. Previously, Ms. Keller was a corporate partner with O’Melveny & Myers LLP. Ms. Keller’s practice focused on raising public and private capital, counseling private and public company boards of directors on strategic transactions and corporate governance policies, negotiating business combinations and reviewing complex regulatory filings. Ms. Keller’s philanthropic work includes board service in both public and private higher education and K-12 education and medical research and education. Ms. Keller has also performed pro bono legal work for multiple community organizations in Los Angeles. Ms. Keller earned her A.B. from Princeton University and J.D. from UCLA School of Law.

Stephen Mosko. Mr. Mosko is a Trustee of the Company and a member of our Audit Committee. Mr. Mosko has served as a Director of OLPG since February 2023. Since April 2025, Mr. Mosko has served as Chief Executive Officer of Triarc Entertainment and Media Company. From October 2018 to January 2025, Mr. Mosko served as Chief Executive Officer of Village Roadshow Entertainment Group. Mr. Mosko formerly served as Chair of Sony Pictures Television for which he remains a consultant. Mr. Mosko also served as the President of Sony Pictures’ U.S. Television operation, Executive Vice President of Sales for Sony Pictures Television and Vice President of the Western Region for Columbia TriStar Television Distribution. Before joining Sony Pictures, Mr. Mosko held earlier career positions as Local Sales Manager of NBC affiliate WMAR-TV in Baltimore, and in Philadelphia as General Sales Manager of WTAF-TV and Vice President and Station Manager of WPHL-TV. Mr. Mosko has served as Chairman of the National Association of Television Program Executives; Chairman of the Academy of Television Arts & Sciences Foundation; Director of Game Show Network, LLC and Game Show Network; Director of The Advertising Council, Inc.; member of the Board of Directors for the Celine Cousteau Film Fellowship; Member of the Executive Committee of the Los Angeles Board of Governors of The Paley Museum; Member of the National Board of Junior Achievement; Member of the Executive Board of the UCLA School of Theater, Film and Television; Director at Loyola Marymount University, Los Angeles; Member of the Philadelphia Police Department’s Drug Advisory Council; and President of the Philadelphia Ad Club. Mr. Mosko received his Bachelor of Arts in Communications from the University of Delaware. Mr. Mosko also received honorary degrees from Loyola Marymount University, Chapman University and the University of Delaware.

Interested Trustees

Armen Panossian. Mr. Panossian has served as Chairman of the Board of Trustees and our Chief Executive Officer since inception, Chief Investment Officer from inception to November 2024 and Co-Chief Investment Officer since November 2024. Mr. Panossian is Co-Chief Executive Officer of Oaktree, where he is primarily focused on overseeing the organization and performance of Oaktree’s investment teams, and Head of Performing Credit at OCM, where his responsibilities include oversight of the firm’s performing credit activities including the senior loan, high yield bond, private credit, convertibles, structured credit and emerging markets debt strategies. He also serves as a portfolio manager within the Global Private Debt and Global Credit strategies. Mr. Panossian has served as Chief Executive Officer for OCSL and OLPG since September 2019 and December 2022, respectively, Chief Investment Officer from September 2029 and December 2022, respectively, to November 2024 and Co-Chief Investment Officer since November 2024. Additionally, Mr. Panossian served as Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income Corporation, a publicly traded BDC (“OCSI”), from September 2019 to March 2021, and of Oaktree Strategic Income II, Inc., a private BDC (“OSI II”), from September 2019 until January 2023. Mr. Panossian joined OCM in 2007 as a senior member of its Global Opportunities group. In January 2014, he joined the U.S. Senior Loan team to assume co-portfolio management responsibilities and lead the development of OCM’s CLO business. Mr. Panossian joined OCM from Pequot Capital Management, where he worked on their distressed debt strategy. Mr. Panossian received a B.A. degree in economics with honors and distinction from Stanford University, where he was elected to Phi Beta Kappa. Mr. Panossian then went on to receive an M.S. degree in health services research from Stanford Medical School and J.D. and M.B.A. degrees from Harvard Law School and Harvard Business School.

Mr. Panossian serves on the Advisory Board of the Stanford Institute for Economic Policy Research. He is a member of the State Bar of California.

Executive Officers Who Are Not Trustees

Mathew Pendo. Mr. Pendo is our President. Mr. Pendo has also served as President of OCSL and OLPG since August 2019 and February 2023, respectively. Mr. Pendo also currently serves as Managing Director, Head of Corporate Development and Capital Markets for OCM, which he joined in 2015, and as Chief Operating Officer of Oaktree Acquisition Corp. III Life Science since July 2024. Mr. Pendo previously served as Chief Operating Officer of OCSL from October 2017 to January 2022, as Chief Operating Officer and President of OCSI from October 2017 and August 2019, respectively, until March 2021, as Chief Operating Officer of OSI II from July 2018 until December 2021 as Chief Operating Officer of Oaktree Acquisition Corp. II. from August 2020 until June 2022 and as President of OSI II from August 2019 until January 2023.

Prior to joining OCM in 2015, Mr. Pendo was at the investment banking boutique of Sandler O’Neill Partners, where he was a managing director focused on the financial services industry. Prior thereto, Mr. Pendo was the Chief Investment Officer of the Troubled Asset Relief Program (“TARP”) of the U.S. Department of the Treasury, where he was honored with the Distinguished Service Award. There, he built and managed a team of 20 professionals overseeing the Treasury’s $200 billion TARP investment activities across multiple industries including AIG, GM and the banks, and all levels of the capital structure. Mr. Pendo began his career at Merrill Lynch, where he spent 18 years, starting in their investment banking division before becoming managing director of the technology industry group. Subsequently, Mr. Pendo was a managing director at Barclays Capital, first serving as co-head of U.S. Investment Banking and then co-head of Global Industrials group. Mr. Pendo previously served as a member of the board of directors of Keypath Education, Inc., New IPT Holdings, LLC and SuperValue Inc. He received a bachelor’s degree in economics from Princeton University, cum laude.

Raghav Khanna. Mr. Khanna has served as our Co-Chief Investment Officer since November 2024. Mr. Khanna is a Managing Director within Oaktree’s Global Private Debt strategy where he is a co-portfolio manager for its Strategic Credit platform and an investment committee member for its Direct Lending platform. He first joined Oaktree in 2012 as a member of the Global Opportunities group before becoming a founding member of the Strategic Credit strategy in 2014. Prior to joining Oaktree, Mr. Khanna was an investment professional at the Carlyle Group focusing on buyout opportunities in the financial services space and an analyst at Goldman Sachs. Mr. Khanna received a B.S. degree in electrical engineering and economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Christopher McKown. Mr. McKown is our Chief Financial Officer and Treasurer. Mr. McKown has also served as Chief Financial Officer and Treasurer of OCSL and OLPG since November 2021 and February 2023, respectively. Mr. McKown also served as Chief Financial Officer of OSI II from January 2022 until January 2023. Mr. McKown joined OCM in 2011 and currently serves as a Managing Director responsible for fund accounting and reporting for Oaktree’s Strategic Credit strategy. Mr. McKown previously served as the Assistant Treasurer of OSI II and OCSL and also served as Assistant Treasurer of OCSI until March 2021. Prior to joining Oaktree, Mr. McKown worked in the audit practice at KPMG LLP. Mr. McKown received a B.A. degree in business economics with a minor in accounting cum laude from the University of California, Los Angeles and is a Certified Public Accountant (inactive).

Ashley Pak. Ms. Pak is our Chief Compliance Officer. Ms. Pak has also served as the Chief Compliance Officer of OCSL and OLPG since November 2021 and February 2023, respectively. Ms. Pak also served as the Chief Compliance Officer of OSI II from November 2021 until January 2023. Ms. Pak joined OCM in 2007 and currently serves as a Managing Director in the Compliance Department. Prior to joining Oaktree, she was a Compliance/Legal Specialist at Associated Securities Corp. Prior thereto, she was a Financial Operations Principal and Compliance Manager at Asia Pacific Investors Services. Ms. Pak received a B.A. in Business Administration from Seattle University, summa cum laude and an MBA from the University of Massachusetts,

Amherst – Isenberg School of Management. Ms. Pak holds the Investment Adviser Certified Compliance Professional (IACCP®) designation.

Communications with Trustees

Shareholders and other interested parties may contact any member (or all members) of the Board of Trustees by mail. To communicate with the Board of Trustees, any individual Trustees or any group or committee of Trustees, correspondence should be addressed to the Board of Trustees or any such individual Trustees or group or committee of Trustees by either name or title. All such correspondence should be sent Oaktree Strategic Credit Fund, c/o Oaktree Capital Management, L.P., 333 South Grand Avenue 28th Floor, Los Angeles, CA 90071.

Committees of the Board of Trustees

Our Board of Trustees has established an audit committee (the “Audit Committee”) and may establish additional committees in the future. We do not have a compensation committee because our executive officers do not receive any direct compensation from us.

Audit Committee

The Audit Committee operates pursuant to a charter approved by our Board of Trustees. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to our Board of Trustees regarding the valuation of our loans and investments, selecting our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements, overseeing internal audit staff and periodic filings and receiving our audit reports and financial statements. The Audit Committee is presently composed of four persons, Jay Ferguson, Deborah Gero, Allison Keller and Stephen Mosko, each of whom is an independent Trustee. Deborah Gero serves as the chair of the Audit Committee. Our Board of Trustees has determined that Ms. Gero qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K, as promulgated under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Company or of the Adviser as defined in Section 2(a)(19) of the Investment Company Act. During the fiscal year ended September 30, 2025, the Audit Committee met eight times.

A copy of the charter of the Audit Committee is available on the Company’s website at https://osc.brookfieldoaktree.com.

Board Leadership Structure

Our business and affairs are managed under the direction of our Board of Trustees. Among other things, our Board of Trustees sets broad policies for us and approves the appointment of our investment adviser, administrator and officers. The role of our Board of Trustees, and of any individual Trustee, is one of oversight and not of management of our day-to-day affairs.

Under our bylaws, our Board of Trustees may designate one of our Trustees as chair to preside over meetings of our Board of Trustees and meetings of shareholders, and to perform such other duties as may be assigned to him or her by our Board of Trustees. The Board of Trustees has appointed Armen Panossian to serve in the role of chairperson of the Board of Trustees. The chairperson’s role is to preside at all meetings of the Board of Trustees and to act as a liaison with the Adviser, counsel and other Trustees generally between meetings. The chairperson serves as a key point person for dealings between management and the Trustees. The chairperson also may perform such other functions as may be delegated by the Board of Trustees from time to time. The Board of Trustees reviews matters related to its leadership structure annually. The Board of Trustees has determined that its leadership structure is appropriate because it allows the Board of Trustees to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of Trustees and the full board in a manner that enhances effective oversight.

Our Board of Trustees believes that its leadership structure is the optimal structure for us at this time. Our Board of Trustees, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of us.

During the fiscal year ended September 30, 2025, the Board met eight times.

Board Role in Risk Oversight

Our Board of Trustees performs its risk oversight function primarily through (i) its standing committees, which report to the entire Board of Trustees and are comprised solely of Independent Trustees, and (ii) active monitoring of our chief compliance officer and our compliance policies and procedures. Oversight of other risks is delegated to the committees.

Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board of Trustees anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board of Trustee’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board of Trustees’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

We believe that the role of our Board of Trustees in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we are limited in our ability to enter into transactions with our affiliates.

Code of Business Conduct

We have adopted a Code of Business Conduct which applies to, among others, our Chief Executive Officer and Chief Financial Officer. We intend to disclose any material amendment to or waivers of required provisions of the Code of Business Conduct on a current report on Form 8-K or on our website https://osc.brookfieldoaktree.com. A copy of the Code of Business Conduct has been filed as an exhibit to this Annual Report on Form 10-K.

Securities Trading Policy

We have adopted a Securities Trading Policy applicable to us, our officers and our trustees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations. A copy of the Securities Trading Policy has been filed as an exhibit to this Annual Report on Form 10-K.

Item 11.	Executive Compensation

Compensation of Executive Officers

None of our officers receives direct compensation from us. We have agreed to reimburse the Administrator for our allocable portion of the compensation paid to or compensatory distributions received by our officers. In addition, to the extent that the Administrator outsources any of its functions, we will pay the fees associated with such functions at cost. As discussed in Part I, “Item 1. Business — Investment Advisory Agreement,” “Business — Administration Agreement,” and “Item 1. Business — Expenses” of this Annual Report on Form 10-K, we will reimburse the Administrator for the allocable portion of the compensation of any personnel that it provides for our use.

Compensation of Trustees

Our Trustees who do not also serve in an executive officer capacity for us or the Adviser are entitled to receive annual cash retainer fees, fees for participating in the in-person board and committee meetings and annual fees for serving as a committee chairperson. These Trustees are Jay Ferguson, Deborah Gero, Allison Keller and Stephen Mosko. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Annual Cash Retainer	Board Meeting Fee	Annual Audit Committee Chair Cash Retainer	Committee Meeting Fee
$100,000	$2,500	$7,500	$1,000

Compensation earned by our trustees from the Company and the Fund Complex (as defined below) during the fiscal year ended September 30, 2025 was as follows:

	Total Compensation earned from the Company for the fiscal year ended September 30, 2025	Total Compensation earned from Fund Complex(1) for the fiscal year ended September 30, 2025
Interested Trustees
Armen Panossian	$—	$—
Independent Trustees
Jay Ferguson	$114,000	$264,000
Deborah Gero	$121,500	$296,500
Allison Keller	$114,000	$289,000
Steven Mosko	$114,000	$264,000

(1)	The “Fund Complex” consists of the Company, OCSL and OLPG.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of December 17, 2025, information with respect to the beneficial ownership of our Common Shares at the time of the satisfaction of the minimum offering requirement by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding Common Shares;

•	each of our Trustees and each of our executive officers; and

•	all of our Trustees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Common Shares subject to options that are currently exercisable or exercisable within 60 days of December 17, 2025.

Shares Beneficially Owned
Name and Address (1)	Number	Percentage
Interested Trustees
Armen Panossian	—	—
Independent Trustees
Jay Ferguson	—	—
Deborah Gero	—	—
Allison Keller	—	—
Steven Mosko	—	—
Executive Officers who are not Trustees
Mathew Pendo	—	—
Raghav Khanna	117,228		*
Christopher McKown	—	—
Ashley Pak	—	—
Other
Oaktree Fund GP I, L.P.	4,000,000	1.9%
All officers and Trustees as a group (9 persons)	117,228		*

*	Less than 0.1%.
(1)

The address of Oaktree Fund GP I, L.P. and each of our Trustees and executive officers listed in the table above is Oaktree Strategic Credit Fund, c/o Oaktree Capital Management, L.P., 333 South Grand Avenue 28th Floor, Los Angeles, CA 90071.

The following table sets forth the dollar range of our equity securities as of December 17, 2025.

Name and Address (1)	Dollar Range of Equity Securities in the Company (2)(3)(4)	Aggregate Dollar Range of Equity Securities in the Fund Complex (2)(3)(4)
Interested Trustees
Armen Panossian	None	over $	100,000
Independent Trustees
Jay Ferguson	None		None
Deborah Gero	None	over $	100,000
Allison Keller	None		None
Steven Mosko	None		None

(1)	The address of each of our Trustees listed in the table above is Oaktree Strategic Credit Fund, c/o Oaktree Capital Management, L.P., 333 South Grand Avenue 28th Floor, Los Angeles, CA 90071.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar range of equities securities beneficially owned by our Trustees is based on our NAV as of September 30, 2025.
(4)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

Investment Advisory Agreement; Administration Agreement

We have entered into the Investment Advisory Agreement with the Adviser pursuant to which we pay the Adviser a management fee at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the month. For purposes of the Investment Advisory Agreement, net assets means the Company’s total assets less liabilities determined on a consolidated basis in accordance with U.S. GAAP. We also pay the Adviser a two-part incentive fee based on (i) the amount by which our pre-incentive fee net investment income returns exceed a certain “hurdle rate” and (ii) our capital gains. In addition, pursuant to the Investment Advisory Agreement and the Administration Agreement, we will reimburse the Adviser and Administrator for certain expenses as they occur. See Part I, “Item 1. Business — Investment Advisory Agreement,” “Item 1. Business — Administration Agreement,” and “Item 1. Business — Expenses” of this Annual Report on Form 10-K.

Each of the Investment Advisory Agreement and the Administration Agreement has been approved by the Board. Unless earlier terminated, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board, including a majority of Independent trustees, or by the holders of a majority of our outstanding voting securities.

Expense Support and Conditional Reimbursement Agreement

Effective as of February 3, 2022, we have entered into the Expense Support Agreement with the Adviser. The Adviser may elect to make an Expense Payment, provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month, we will pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to us within three years prior to the last business day of such calendar month have been reimbursed.

Our obligation to make a Reimbursement Payment will automatically become a liability of us on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

For the fiscal year ended September 30, 2025, the Adviser did not make any Expense Payments. For the fiscal year ended September 30, 2025, we did not make any reimbursement payments to the Adviser, which includes reimbursement of Expense Payments made by the Adviser for prior periods.

Co-Investment Relief

The Adviser has received exemptive relief from the SEC to allow certain managed funds and accounts, each of whose investment adviser is the Adviser or an investment adviser controlling, controlled by or under common control with the Adviser, as well as certain Oaktree proprietary accounts, to participate in negotiated co-investment transactions.

Review, Approval or Ratification of Transactions with Related Persons

The Independent Trustees are required to review, approve or ratify any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Trustee Independence

For information regarding the independence of our trustees, see “Directors, Executive Officers and Corporate Governance” in Part III, Item 10 of this Form 10-K.

Item 14.	Principal Accountant Fees and Services

Independent Auditor’s Fees

The following table presents fees for professional services rendered by Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, for the fiscal years ended September 30, 2025 and 2024:

	2025	2024
Audit Fees	$715,000	$610,000
Audit-Related Fees	—	—
Aggregate Non-Audit Fees:
Tax Fees	$63,100	$63,100
All Other Fees	—	—

Total Aggregate Non-Audit Fees	$63,100	$63,100

Total Fees	$778,100	$673,100

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Aggregate Non-Audit Fees. Aggregate non-audit fees billed by EY to Oaktree and its affiliates who provide on-going services to the Company during the fiscal year ended September 30, 2025 were $11,683,918. The Audit Committee does not consider the provision of such services to be incompatible with maintaining EY’s independence.

PART IV

Item 15.	Exhibits and Financial Statement Schedule

(a) Documents filed as part of this annual report

The following reports and financial statements are set forth in Part II, Item 8 of this Form 10-K:

(b) Exhibits

The following exhibits are filed as part of this report or hereby incorporated by reference to exhibits previously filed with the SEC:

Exhibit	Description

3.1	Third Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Exhibit (a)(1) to Post-Effective Amendment No. 4 to the Company’s Post-Effective Registration Statement on Form N-2 (File No. 333-261775), filed on January 31, 2024)

3.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 4 to the Company’s Post-Effective Registration Statement on Form N-2 (File No. 333-261775), filed on January 31, 2024)

4.1	Form of Subscription Agreement (incorporated by reference to Exhibit (d) to Post-Effective Amendment No. 6 to the Company’s Post-Effective Registration Statement on Form N-2 (File No. 333-261775), filed on May 9, 2024)

4.2*	Description of Securities

4.3	Indenture, dated as of November 14, 2023, between Oaktree Strategic Credit Fund and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed November 14, 2023)

4.4	First Supplemental Indenture, dated as of November 14, 2023, relating to the 8.400% Notes due 2028, between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed November 14, 2023)

4.5	Form of 8.400% Notes due 2028 sold in reliance upon Rule 144A under the Securities Act (contained in the First Supplemental Indenture filed as Exhibit 4.4 hereto)

4.6	Form of 8.400% Notes due 2028 sold in reliance upon Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act (contained in the First Supplemental Indenture filed as Exhibit 4.4 hereto)

4.7	Second Supplemental Indenture, dated as of July 23, 2024, relating to the 6.500% Notes due 2029, between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed July 23, 2024)

4.8	Form of 6.500% Notes due 2029 sold in reliance upon Rule 144A under the Securities Act (contained in the Second Supplemental Indenture filed as Exhibit 4.7 hereto)

Exhibit	Description

4.9	Form of 6.500% Notes due 2029 sold in reliance upon Regulation S under the Securities Act (contained in the Second Supplemental Indenture filed as Exhibit 4.7 hereto)

4.10	Third Supplemental Indenture, dated as of July 15, 2025, relating to the 6.190% Notes due 2030, between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 814-01471), filed on July 15, 2025).

4.11	Form of 6.190% Notes due 2030 sold in reliance upon Rule 144A under the Securities Act (contained in the Third Supplemental Indenture filed as Exhibit 4.10 hereto)

4.12	Form of 6.190% Notes due 2030 sold in reliance upon Regulation S under the Securities Act (contained in the Third Supplemental Indenture filed as Exhibit 4.10 hereto)

10.1	Amended and Restated Investment Advisory Agreement between the Company and the Adviser, dated as of April 20, 2022 (incorporated by reference to Exhibit (g) to Amendment No. 1 to the Company’s Post-Effective Registration Statement on Form N-2 (File No. 333-261775), filed on April 22, 2022)

10.2	Amended and Restated Administration Agreement between the Company and the Administrator, dated as of April 20, 2022 (incorporated by reference to Exhibit (k)(1) to Amendment No. 1 to the Company’s Post-Effective Registration Statement on Form N-2 (File No. 333-261775), filed on April 22, 2022)

10.3	Third Amended and Restated Distribution Manager Agreement between the Company and the Distribution Manager, dated as of May 9, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K (File No. 814-01471), filed on December 19, 2024)

10.4*	Amended and Restated Form of Selected Intermediary Agreement

10.5	Expense Support and Conditional Reimbursement Agreement by and among the Company and Adviser, dated as of February 3, 2022 (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K (File No. 814-01471), filed on December 14, 2022)

10.6	Services Agreement between the Company and DST Systems, Inc., as Transfer Agent, dated as of December 21, 2021 (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K (File No. 814-01471), filed on December 14, 2022)

10.7	Amended and Restated Distribution Reinvestment Plan, dated as of May 9, 2024 (incorporated by reference to Exhibit (e)(2) to Post-Effective Amendment No. 6 to the Company’s Post-Effective Registration Statement on Form N-2 (File No. 333-261775), filed on May 9, 2024)

10.8	Amended and Restated Distribution and Servicing Plan, dated as of May 9, 2024 (incorporated by reference to Exhibit (h)(6) to Post-Effective Amendment No. 6 to the Company’s Post-Effective Registration Statement on Form N-2 (File No. 333-261775), filed on May 9, 2024)

10.9*	Amended and Restated Multi-Class Plan, dated as of May 8, 2025

10.10	Custody Agreement between the Company and The Bank of New York Mellon, as Custodian, dated as of February 3, 2022 (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K (File No. 814-01471), filed on December 14, 2022)

10.11	Senior Secured Revolving Credit Agreement, dated as of March 25, 2022, among the Company, as Borrower, the lenders party thereto and ING Capital LLC, as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed March 31, 2022)

10.12	Incremental Commitment and Assumption Agreement, dated as of May 25, 2022, among the Company, the subsidiary guarantor party thereto, ING Capital LLC, as administrative agent and issuing bank, Sumitomo Mitsui Banking Corporation and MUFG Bank, LTD (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed May 27, 2022)

Exhibit	Description

10.13	Incremental Commitment and Assumption Agreement, dated as of October 6, 2022, among the Company, the subsidiary guarantor party thereto, ING Capital LLC, as administrative agent and issuing bank, Apple Bank For Savings (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K (File No. 814-01471), filed on December 14, 2022)

10.14	Amendment No. 1, dated as of June 28, 2023, to that certain Senior Secured Credit Agreement, dated as of March 25, 2022, as amended prior to June 28, 2023, among the Company, the subsidiary guarantor party thereto, the lenders named therein and ING Capital LLC, as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed July 5, 2023)

10.15	Amendment No. 2 to Senior Secured Revolving Credit Agreement, dated as of April 11, 2025, by and among the Registrant, as borrower, OSCF Blocker Holdings, Inc., as subsidiary guarantor, the lenders party thereto and ING Capital LLC, as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 814-01471), filed on April 16, 2025)

10.16	Loan and Security Agreement, dated as of February 24, 2023, among OSCF Lending SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as parent and servicer, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed March 1, 2023)

10.17	Amendment No. 1, dated as of July 5, 2023, to the Loan and Security Agreement, dated as of February 24, 2023, among OSCF Lending SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as parent and servicer, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed August 9, 2023)

10.18	Amendment No. 2, dated as of May 29, 2024, to the Loan and Security Agreement, dated as of February 24, 2023, among OSCF Lending SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as parent and servicer, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent (incorporated by reference to Exhibit (13)(l) to the Registrant’s Registration Statement on Form N-14, filed July 26, 2024)

10.19	Amendment No. 3, dated as of July 3, 2025, to the Loan and Security Agreement, dated as of February 24, 2023, among OSCF Lending SPV, LLC, as borrower, the Company, as parent and servicer, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 814-01471), filed on July 7, 2025)

10.20	Loan Financing and Servicing Agreement, dated as of February 15, 2024, among OSCF Lending IV SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as servicer and equityholder, the lenders party thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto and Deutsche Bank National Trust Company, as collateral agent and collateral custodian (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed February 22, 2024)

10.21	First Amendment to Loan and Servicing Agreement, dated as of May 14, 2024, to the Loan Financing and Servicing Agreement, dated as of February 15, 2024, among OSCF Lending IV SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as servicer and equityholder, the lenders party thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto and Deutsche Bank National Trust Company, as collateral agent and collateral custodian (incorporated by reference to Exhibit (13)(s) to the Registrant’s Registration Statement on Form N-14, filed July 26, 2024)

Exhibit	Description

10.22	Second Amendment to Loan Financing and Servicing Agreement, dated as of August 14, 2024, to the Loan Financing and Servicing Agreement, dated as of February 15, 2024, among OSCF Lending IV SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as servicer and equityholder, the lenders party thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto and Deutsche Bank National Trust Company, as collateral agent and collateral custodian (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K (File No. 814-01471), filed on December 19, 2024)

10.23	Third Amendment to Loan Financing and Servicing Agreement, dated as of November 14, 2024, to the Loan Financing and Servicing Agreement, dated as of February 15, 2024, among OSCF Lending IV SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as servicer and equityholder, the lenders party thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto and Deutsche Bank National Trust Company, as collateral agent and collateral custodian (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8- K (File No. 814-01471), filed on July 28, 2025)

10.24	Omnibus Amendment to Transaction Documents and Fourth Amendment to Loan Financing and Servicing Agreement, dated as of July 25, 2025, among OSCF Lending IV SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as servicer, Deutsche Bank National Trust Company, as the resigning collateral agent, as the resigning collateral custodian and resigning securities intermediary, Computershare Trust Company, N.A., as the successor collateral agent and the successor collateral custodian, each lender party thereto, the other agents parties thereto and Deutsche Bank AG, New York Branch, as facility agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 814-01471), filed on July 28, 2025)

10.25	Loan and Servicing Agreement, dated as of February 23, 2024, among OSCF Lending II SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as transferor and servicer, Citibank, N.A., as the collateral agent, account bank and collateral custodian, Virtus Group, LP, as collateral administrator, each of the lenders from time to time party thereto, and Morgan Stanley Asset Funding, Inc., as the administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed February 28, 2024)

10.26	First Amendment to Loan and Servicing Agreement, dated as of July 3, 2025, to Loan and Servicing Agreement, dated as of February 23, 2024, among OSCF Lending II SPV, LLC, as borrower, the Company, as transferor and servicer, Citibank, N.A., as the collateral agent, account bank and collateral custodian, Virtus Group, LP, as collateral administrator, each of the lenders from time to time party thereto, and Morgan Stanley Asset Funding, Inc., as the administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 814-01471), filed on July 7, 2025)

10.27	Registration Rights Agreement, dated as of July 15, 2025, by and among the Company and BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc., as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 814-01471), filed on July 15, 2025)

14.1	Code of Business Conduct (incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K (File No. 814-01471), filed on December 14, 2022)
19.1*	Securities Trading Policy
21	OSCF Blocker Holdings, Inc. (Delaware)
OSCF Lending SPV, LLC (Delaware)
OSCF Lending II SPV, LLC (Delaware)
OSCF Lending III SPV, LLC (Delaware)
OSCF Lending IV SPV, LLC (Delaware)
OSCF Lending V SPV, LLC (Delaware)

Exhibit	Description

24	Power of Attorney (included on the signature page hereto).

31.1*	Certification of Chief Executive Officer (Principal Executive Officer) Pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.

31.2*	Certification of Chief Financial Officer (Principal Financial Officer) Pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended.

32.1*	Certification of Chief Executive Officer (Principal Executive Officer) Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Chief Financial Officer (Principal Financial Officer) Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS*	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Filed herewith.

Item 16.	Form 10-K Summary

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND

By:	/s/ Armen Panossian
Armen Panossian
Chairman, Chief Executive Officer and Co-Chief Investment Officer

By:	/s/ Christopher McKown
Christopher McKown
Chief Financial Officer and Treasurer

Date: December 17, 2025

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Armen Panossian and Christopher McKown, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and any or all amendments to this Report, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Armen Panossian Armen Panossian	Chairman, Chief Executive Officer and Co-Chief Investment Officer (principal executive officer)	December 17, 2025

/s/ Christopher McKown Christopher McKown	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	December 17, 2025

/s/ Jay Ferguson Jay Ferguson	Trustee	December 17, 2025

/s/ Deborah A. Gero Deborah A. Gero	Trustee	December 17, 2025

/s/ Allison Keller Allison Keller	Trustee	December 17, 2025

/s/ Steve Mosko Steve Mosko	Trustee	December 17, 2025